As filed with the Securities and Exchange Commission on July 27, 2011
Registration Statement No. 333-170907

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4/A

Pre-Effective Amendment No. 2

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

__________

MAINLAND RESOURCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada (Jurisdiction of Incorporation)	1000 (Primary Standard Industrial Classification Code Number)	90-0335743 (IRS Employer Identification No.)

__________

21 Waterway Avenue, Suite 300
The Woodlands, Texas 77380
(281) 469-5990
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Michael J. Newport
President/Chief Executive Officer
Mainland Resources, Inc.
21 Waterway Avenue, Suite 300
The Woodlands, Texas 77380
(281) 469-5990
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Herbert I. Ono, Esq. McMillan LLP 1055 West Georgia Street, Suite 1500 Vancouver, British Columbia Canada V6E 4N7 (604) 691-7493	Diane D. Dalmy, Esq. 1775 Sherman Street Suite 2015 Denver, CO 80203 (303) 839-1680	Shawn Pearson, Esq. Woodburn and Wedge 6100 Neil Road, Suite 500, P.O. Box 2311 Reno, Nevada 89505 (775) 688-3017

__________

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the requisite votes are obtained pursuant to the solicitation by Mainland Resources, Inc. ("Mainland" or "Mainland Resources") and American Exploration Corporation ("American Exploration" or "AEC") referred to in this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☒
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
         Exchange Act Rule 13e-4(i) (Cross-BORDER=0 Issuer Tender Offer)                  ☐
         Exchange Act Rule 14d-1(d) (Cross-BORDER=0 Third-Party Tender Offer)        ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Shares	16,043,333 shares	$0.55	$8,823,833.15	$1,024.45

(1) Based upon the maximum number of common shares of Mainland Resources, Inc. ("Mainland") issuable upon completion of the Merger described in this joint proxy statement/prospectus which is the product of 0.25 Mainland shares multiplied by 64,174,332 shares of American Exploration Corporation ("American Exploration"), assuming the exercise of all outstanding options and warrants to purchase shares of American Exploration common stock, each as at the date of this registration statement. Under the Merger with American Exploration, Mainland expects to issue 15,068,333 shares to the current stockholders of American Exploration, plus 912,500 options to replace American Exploration options and 62,500 warrants to replace American Exploration warrants.

(2) Estimated solely for the purpose of calculating the registration fee and computed pursuant to Rule 457(f) under the Securities Act of 1933, as amended, the proposed maximum aggregate offering price is equal to the maximum number of Mainland common shares to be offered in the Merger multiplied by $0.55, the closing price of Mainland's common stock on November 24, 2010, as reported on the OTC Bulletin Board website.

(3) Computed in accordance with Rule 457(f) under the Securities Act. This fee has been adjusted: $590.90 was previously paid at the time of filing of the initial registration statement on Form S-4; $415.99 has been paid in connection with the filing of Pre-Effective Amendment No. 1 to this registration statement on Form S-4; and $17.56 has been paid in connection with the filing of Pre-Effective Amendment No. 2 to this registration statement on Form S-4.

_______________________________________________________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED. MAINLAND MAY NOT SELL THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS UNTIL A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BECOMES EFFECTIVE. THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The information in this joint proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The preliminary joint proxy statement/prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED ◆ , 2011

MAINLAND RESOURCES, INC.	AMERICAN EXPLORATION CORPORATION

The respective Boards of Directors of Mainland and American Exploration have each scheduled a special stockholders' meeting for the purpose of approving a merger transaction and voting on other matters that may properly come before the meetings. If approved, the Merger will result in American Exploration being merged with and into Mainland, with Mainland as the surviving corporation vested with all of American Exploration's assets and property.

Stockholders of Mainland are cordially invited to attend the special meeting of Mainland stockholders which will be held at ◆ , on the ◆ day of ◆ , 2011, at ◆ p.m. Stockholders of American Exploration are cordially invited to attend the special meeting of American Exploration stockholders which will be held ◆ , on the ◆ day of ◆ , 2011, at ◆ p.m. This joint proxy statement/prospectus provides you with detailed information about the Merger, Mainland and American Exploration.

Mainland and American Exploration entered into an agreement and plan of Merger on March 22, 2010. At the completion of the Merger, stockholders of American Exploration will receive 0.25 common shares of Mainland in exchange for each share of common stock of American Exploration. As of ◆ , 2011, the value of the Merger consideration was $◆ per share of American Exploration, based upon the average closing price of Mainland's common stock for the fifteen trading days ending on ◆ , 2011. You should read the section entitled "The Merger - Calculation of Consideration to be Paid to American Exploration Stockholders" for additional information.

Mainland stockholders will continue to own their existing Mainland shares following the Merger. We anticipate that, after the Merger closes, Mainland stockholders will own between 83.65% and 83.7% of the combined company and American Exploration stockholders will own between 16.35% and 16.3% of the combined company.

Mainland's common stock is quoted in the United States on the Financial Industry Regulatory Authority, Inc.'s OTC Bulletin Board under the symbol "MNLU.BB", and in Germany on the Frankfurt Stock Exchange under the symbol "5MN".

American Exploration's stock is quoted in the United States on the OTC Bulletin Board under the symbol "AEXP", and in Germany on the Frankfurt Stock Exchange under the symbol "EQO".

Your vote is very important. At Mainland's special meeting, Mainland's stockholders will be asked to adopt the Merger Agreement. At American Exploration's special meeting, American Exploration stockholders will also be asked to adopt the Merger Agreement. The Merger Agreement provides for, among other things, the Merger of American Exploration with and into Mainland, and the issuance of Mainland common stock to American Exploration stockholders as the Merger consideration.

This document is a prospectus relating to the shares of Mainland common stock to be issued pursuant to the Merger and a joint proxy statement for Mainland and American Exploration to solicit proxies for their respective special meetings of stockholders. It contains answers to frequently asked questions and a summary of the important terms of the terms, the Merger Agreement and related matters, followed by a more detailed discussion.

Please read the section entitled "Risk Factors" beginning on page 32 for a discussion of certain factors that you should consider when deciding on how to vote on the Merger.

This joint proxy statement/prospectus is dated ◆ , 2011 and is first being mailed to stockholders on or about ◆ , 2011.

Neither the Securities and Exchange Commission nor any state or provincial securities regulators have approved either the acquisition described in this joint proxy statement/prospectus or the common stock of Mainland Resources, Inc. to be issued in the acquisition, nor have they determined if this joint proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The information contained in this joint proxy statement/prospectus speaks only as of its date unless the information specifically indicates that another date is applicable. The information contained in this joint proxy statement/prospectus regarding Mainland has been furnished by Mainland, and the information contained in this proxy statement regarding American Exploration has been furnished by American Exploration.

Subject to completion, dated ◆ , 2011

Notice of Special Meeting of Mainland Resources, Inc.

◆ , 2011

Dear Stockholders of Mainland Resources, Inc.:

You are cordially invited to attend a special meeting of stockholders of Mainland Resources, Inc. ("Mainland"), to be held at [place] at [time], Pacific time, on ◆ , 2011.

At the special meeting, you will be asked to:

  approve an amendment to Mainland's Articles of Incorporation to provide that Mainland has been incorporated for all lawful purposes;

  approve and adopt our Merger Agreement and Plan of Merger with American Exploration Corporation ("American Exploration") dated as of March 22, 2010, as amended (the "Merger Agreement"), pursuant to which American Exploration will be merged with and into Mainland (the "Merger"), with Mainland as the surviving company of the Merger;

  approve the related transactions in the Merger Agreement described herein; and

  approve the transaction of any other business that may properly come before the special meeting, or any adjournment or postponement of the special meeting.

Pursuant to Section 92A.410(1) of the Nevada Revised Statutes, you are further notified that you are entitled to assert dissenters rights under Nevada law pursuant to Sections 92A.300 - 92A.500 of the Nevada Revised Statutes. A copy of NRS 92A.300 - 92A.500 is attached to the accompanying joint proxy statement/prospectus as Annex C.

We have entered into a joint area development agreement with American Exploration to jointly develop contiguous acreage comprising the Buena Vista Prospect, an oil and gas exploration project located in Jefferson County, Mississippi, U.S.A. In early April 2010, as operator on the Buena Vista Prospect, we issued an Authority for Expenditure (AFE) for the Burkley-Phillips No. 1 Well that has now been drilled on the Prospect for the purpose of evaluating the Haynesville Formation (Shale). American Exploration was unable to fund its 20% share of the then estimated total well costs of the Burkley-Phillips No. 1 Well. As a result, American Exploration has forfeited its right to a 29% working interest in the well and in the Buena Vista Prospect in favor of our Company. American Exploration will continue to be entitled to receive a 20% working interest in the well and the Prospect after completion (subject to compliance by American Exploration with all other terms and conditions of the Letter Agreement and the related Joint Operating Agreement). If the merger is approved and proceeds as proposed, American Exploration's 20% working interest in the well and the Prospect after completion will be owned by Mainland Resources, the resultant merged entity.

We were previously required to pay 72% of the total cost to drill and complete the Burkley-Phillips No. 1 Well, for a 45.9% working interest. Due to American Exploration's inability to make its contribution in response to the cash call, we will now pay 90% of the total cost of the well to earn a 72% working interest, and Guggenheim Energy Opportunities, LLC ("Guggenheim") will pay 10% of the total cost to earn an 8% working interest. Accordingly, the respective working interests of the parties after completion are anticipated to be as follows: Mainland - 72%, American Exploration - 20%, and Guggenheim - 8%. This working interest breakdown will apply to the remainder of the leasehold and project area (subject to compliance by American Exploration with all other terms and conditions of the Letter Agreement and the related Joint Operating Agreement). We currently hold interests in approximately 18,000 acres in the Buena Vista Prospect.

The Merger Agreement represents our agreement with American Exploration to combine our businesses and ownership of the Buena Vista Prospect.

Mainland and American entered into the Merger Agreement effective March 22, 2010, and the Merger Agreement was announced in a press release issued on March 23, 2010. The open, high, low and closing prices of Mainland's and American Exploration's shares of common stock on the OTC Bulletin Board immediately prior to and after entering into and announcing the Merger Agreement were as follows:
	Closing Price of Shares of Common Stock on the OTC Bulletin Board
Date	Mainland				American Exploration
	Open	High	Low	Close	Open	High	Low	Close
March 19, 2010	1.24	1.27	1.24	1.25	0.25	0.27	0.25	0.25
March 22, 2010	1.26	1.28	1.23	1.23	0.25	0.27	0.24	0.26
March 23, 2010	1.21	1.30	1.21	1.30	0.26	0.27	0.25	0.26
March 24, 2010	1.25	1.40	1.25	1.39	0.27	0.27	0.25	0.27

If the Merger is completed, each share of American Exploration's common stock at the effective time of the Merger will be exchanged for 0.25 common shares of Mainland. Based on the estimated number of shares of Mainland issued and outstanding on the record date, Mainland expects to issue approximately 15,068,333 common shares to American Exploration stockholders in the Merger. The common shares of American Exploration quoted in the United States on the Financial Industry Regulatory Authority, Inc.'s OTC Bulletin Board under the symbol "AEXP". On ◆ , 2011 the closing price of American Exploration common shares on the OTC Bulletin Board was US$◆ per share. We estimate that immediately after the effective time of the Merger, former stockholders of American Exploration will hold common shares of Mainland representing approximately 15.6% of the then-outstanding common shares of Mainland.

In addition: (a) all outstanding common stock options of American Exploration will be disposed of by the holders thereof in consideration for the issue by Mainland of non-transferable stock options, 25,000 of which will be exercisable at $0.52 per share and 612,500 of which will be exercisable at $1.50 per share; and (b) all of the outstanding common stock purchase warrants of American Exploration will be disposed of by the holders thereof in consideration for the issue by Mainland of non-transferable common stock purchase warrants. The number of Mainland options and warrants issuable will be determined with reference to the exchange ratio which determines the number of shares of Mainland common stock that are to be issued on completion of the Merger for all of the shares of American Exploration common stock. Mainland expects to issue 912,500 options to replace American Exploration options and 62,500 warrants to replace American Exploration warrants.

The board of directors of Mainland has, for the reasons described herein including professional advice received, unanimously determined that the Merger is fair to and in the best interests of the Mainland stockholders, and accordingly has approved the Merger Agreement. Therefore, the Mainland board unanimously recommends that you vote or give instructions to vote "FOR" the proposal to adopt the Merger Agreement and complete the Merger.

We believe that the Merger is a compelling transaction and is in the best interests of the Mainland stockholders. In approving the Merger, the Mainland board concluded that it would provide benefits to Mainland stockholders by facilitating the consolidation in a single publicly-traded company of a 92% interest in the Buena Vista Prospect, upon completion of the Burkley-Phillips No. 1 Well, as well as our existing interests in the East Holly Field Prospect in De Soto Parish, Louisiana.

The accompanying joint proxy statement/prospectus contains detailed information about the Merger and the special meeting. This document is also a prospectus for the Mainland common shares that will be issued as a result of the Merger. Please read this joint proxy statement/prospectus carefully before voting. This document, including the section entitled "Risk Factors" beginning on page 32 contains important information that you should consider prior to voting.

If you were a holder of Mainland common stock of record on ◆ , 2011, the record date determined for the special meeting, you have the right to vote or direct your vote at the special meeting.

You are cordially invited to attend the special meeting in person if that is reasonably possible for you. It is important that your shares of Mainland common stock are represented at the special meeting regardless of the number of shares that you hold. To ensure that you are represented at the special meeting, please fill in, sign and return the enclosed proxy card. Your early attention to the proxy card or, as the case may be, the voting instruction form will be greatly appreciated because it will reduce the cost Mainland incurs in obtaining voting instructions from its stockholders.

Under Nevada law, holders of Mainland common stock who dissent from the Merger and comply with certain statutory provisions will be entitled to receive a cash payment for their shares. A summary of the applicable requirements of such law is contained in the attached proxy statement/prospectus under the heading "Notice of Right to Dissent from Merger Transaction between American Exploration Corporation and Mainland Resources, Inc." Additionally, the text of the applicable provisions is attached as Annex "C" to the attached joint proxy statement/prospectus.

Your vote is important. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card or voting instruction form in the envelope provided. If your shares are held in "street name", you must instruct your broker in order to vote.

I look forward to seeing you at the special meeting and hope that you will support the proposals.

By order of the Board of Directors of Mainland Resources, Inc., a Nevada corporation, this notice is issued as of the date first written above.

Sincerely,

MAINLAND RESOURCES, INC.

Per:      Michael J. Newport,
            Chief Executive Officer

None of the Securities and Exchange Commission, any securities commission or similar authority in Canada, or any state or foreign securities commission or similar authority has approved or disapproved the Mainland common shares to be issued in connection with the Merger described in this joint proxy statement/prospectus, nor have they determined if this joint proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offence.

This joint proxy statement/prospectus is dated ◆ , 2011, and is first being mailed to Mainland stockholders on or about ◆ , 2011.

NOTICE OF RIGHT TO DISSENT FROM MERGER TRANSACTION BETWEEN AMERICAN EXPLORATION CORPORATION AND MAINLAND RESOURCES, INC.

Pursuant to applicable provisions of Nevada Revised Statutes Chapters 78 and 92A, this notice is being sent to inform the stockholders of Mainland Resources, Inc., a Nevada corporation (the "Company"), that they have the right to assert dissenters rights in connection with, a Merger Agreement whereby American Exploration Corporation, a Nevada corporation, will be merged with and into (the "Merger") the Company (in such capacity, the "Surviving Entity").

Nevada Dissenters' Rights

Under Nevada law, you have dissenters' rights in connection with the Merger. Under Nevada law the holders of Company's Common Stock who do not consent to the Merger have a right to obtain, in cash, the fair value of their pro rata interest in the Company. However, if you do not strictly follow the procedures described under Nevada law, which are summarized herein, you may lose your right to a cash payment upon dissent.

Rights of Dissenting Stockholders; Common Stockholders

Holders of shares of the Company's Common Stock who do not vote their shares in favor of the Merger are entitled to assert their dissenters rights and be paid the fair value of their shares in accordance with Nevada Revised Statutes Sections 92A.300 to 92A.500 ("Nevada Dissenters Rights Statutes"). A brief summary of the provisions of Sections 92A.300 to 92A.500 is set forth below and the complete text of the sections is set forth in Annex C attached to the accompanying joint proxy statement/prospectus. This description is not intended to be complete. If you are considering exercising your dissenters' rights with respect to the Merger, you should review the Nevada Dissenters Rights Statutes carefully, particularly the steps required to perfect dissenters rights. Failure to take any one of the required steps may result in termination of your right to dissent from the Merger under Nevada law. If you are considering dissenting, you should consult with your own legal counsel.

Each holder of the Company's Common Stock who asserts dissenters' rights and who follows the procedures set forth in the Nevada Dissenters Rights Statutes will be entitled to have his, her or its shares of Common Stock purchased by the Company for cash at the fair value of the shares, pursuant to the provisions of Nevada Revised Statutes Sections 92A.300 to 92A.500. Pursuant to Section 92A.430, a dissenter's notice must be sent by the Company within 10 days following effectuation of the Merger. This communication is the dissenter's notice described in Nevada Revised Statutes Section 92A.430(1).

In order to exercise your right of dissent, you must:

(1)       give written notice of your intent to demand payment by delivering to the Company the Notice of Intent to Demand Payment, in the form attached hereto as Exhibit A, on or before [MEETING TIME] p.m. (Reno, Nevada time), on [MEETING DATE], at the following address:

Mainland Resources, Inc.
21 Waterway Avenue, Suite 300
The Woodlands, Texas 77380
Attention: Mr. Michael J. Newport, CEO

and;

(2)       NOT vote your shares in favor of the Merger or cause or permit any of your shares to be voted in favor of the Merger.

Thus, any of the Company's shareholders who wish to dissent from the Merger must not vote 'FOR' the Merger either by return of a proxy in the accompanying form or by voting in person or by proxy at the special meeting, and must provide a written notice of intent to demand payment for their shares. If a shareholder either does not provide the written notice of intent to dissent, returns a proxy without voting instructions or with instructions to vote 'FOR' the Merger, or votes in person or by proxy at the special shareholders' meeting 'FOR' the Merger, his or her shares will be counted as votes in favor of the Merger and the shareholder will lose any dissent rights.

If you do not follow the foregoing instructions, you will not be entitled to payment for your shares of stock under the Nevada Dissenters Rights Statutes. The Company is not responsible for the non-delivery or any delays in delivery of the Notice of Intent to Demand Payment. It is the responsibility of the holder to ensure timely receipt by the Company of the Notice of Intent to Demand Payment. Each holder should take such precautions deemed necessary to ensure that the Notice of Intent to Demand Payment is timely delivered to the Company at the address set forth above.

Strict compliance with dissent provisions required.

This summary does not purport to provide comprehensive statements of the procedures to be followed by a dissenting stockholder who seeks payment of the fair value of his, her or its shares of the Company's Common Stock. The Nevada Dissenters Rights Statutes establish the procedures to be followed and failure to do so may result in your loss of all dissenters' rights. Accordingly, if you desire to exercise dissenters' rights, you should carefully consider and comply with the provisions of those sections, the full text of which is set out in Annex C attached to the accompanying joint proxy statement/prospectus, and consult your legal advisor.

Exhibit A
To Notice of Special Meeting of Mainland Resources, Inc.

NOTICE OF INTENT TO DEMAND PAYMENT

The undersigned hereby notifies Mainland Resources, Inc. of his/her/its intent to dissent from the merger of American Exploration Corporation with and into Mainland Resources, Inc.

Name:	______________________________________________________________
Address:	______________________________________________________________
Number of Shares:	______________________________________________________________
Certificate No.:	______________________________________________________________
Date:	______________________________________________________________

Signed:   __________________________________________

FAILURE TO RETURN THIS NOTICE OF INTENT TO DEMAND PAYMENT TO MAINLAND RESOURCES, INC., 21 WATERWAY AVENUE, SUITE 300, THE WOODLANDS, TEXAS 77380, ATTENTION: MR. MICHAEL J. NEWPORT, CEO, BEFORE [DAY], [DATE OF MEETING] AT [TIME] PACIFIC DAYLIGHT TIME WILL CAUSE ALL DISSENTERS' RIGHTS TO BE LOST.

Notice of Special Meeting of American Exploration Corporation

◆ , 2011

Dear Stockholders of American Exploration Corporation:

You are cordially invited to attend a special meeting of stockholders of American Exploration Corporation ("American Exploration"), to be held at [place] at [time], Pacific time, on ◆ , 2011.

At the special meeting, you will be asked to:

  ratify the election of the directors of American Exploration Corporation;

  approve the actions of Officers and Directors of American Exploration Corporation;

  approve and adopt our Merger Agreement and Plan of Merger with Mainland Resources, Inc. ("Mainland") dated as of March 22, 2010, as amended (the "Merger Agreement"), pursuant to which American Exploration will be merged with and into Mainland (the "Merger"), with Mainland as the surviving company of the Merger;

  approve the related transactions in the Merger Agreement described herein; and

  approve the transaction of any other business that may properly come before the special meeting, or any adjournment or postponement of the special meeting.

Pursuant to Section 92A.410(1) of the Nevada Revised Statutes, you are further notified that you are entitled to assert dissenters rights under Nevada law pursuant to Sections 92A.300 - 92A.500 of the Nevada Revised Statutes. A copy of NRS 92A.300 - 92A.500 is attached to the accompanying joint proxy statement/prospectus as Annex C.

We have entered into a joint area development agreement with Mainland to jointly develop contiguous acreage comprising the Buena Vista Prospect, an oil and gas exploration project located in Jefferson County, Mississippi, U.S.A. In early April 2010, as operator on the Buena Vista Prospect, we issued an Authority for Expenditure (AFE) for the Burkley-Phillips No. 1 Well that has now been drilled on the Prospect for the purpose of evaluating the Haynesville Formation (Shale). American Exploration was unable to fund its 20% share of the then estimated total well costs of the Burkley-Phillips No. 1 Well. As a result, American Exploration has forfeited its right to a 29% working interest in the well and in the Buena Vista Prospect in favor of Mainland. American Exploration will continue to be entitled to receive a 20% working interest in the well and the Prospect after completion (subject to compliance by American Exploration with all other terms and conditions of the Letter Agreement and the related Joint Operating Agreement). If the merger is approved and proceeds as proposed, American Exploration's 20% working interest in the well and the Prospect after completion will be owned by Mainland Resources, the resultant merged entity.

Mainland was previously required to pay 72% of the total cost to drill and complete the Burkley-Phillips No. 1 Well, for a 45.9% working interest. Due to our Company's inability to make its contribution in response to the cash call, Mainland will now pay 90% of the total cost of the well to earn a 72% working interest, and Guggenheim will pay 10% of the total cost to earn an 8% working interest. Accordingly, the respective working interests of the parties after completion are anticipated to be as follows: Mainland - 72%, American Exploration - 20%, and Guggenheim - 8%. This working interest breakdown will apply to the remainder of the leasehold and project area (subject to compliance by American Exploration with all other terms and conditions of the Letter Agreement and the related Joint Operating Agreement). Mainland currently holds interests in approximately 18,000 acres in the Buena Vista Prospect.

The Merger Agreement represents our agreement with Mainland to combine our businesses and ownership of the Buena Vista Prospect.

Mainland and American entered into the Merger Agreement effective March 22, 2010, and the Merger Agreement was announced in a press release issued on March 23, 2010. The open, high, low and closing prices of Mainland's and American Exploration's shares of common stock on the OTC Bulletin Board immediately prior to and after entering into and announcing the Merger Agreement were as follows:
	Closing Price of Shares of Common Stock on the OTC Bulletin Board
Date	Mainland				American Exploration
	Open	High	Low	Close	Open	High	Low	Close
March 19, 2010	1.24	1.27	1.24	1.25	0.25	0.27	0.25	0.25
March 22, 2010	1.26	1.28	1.23	1.23	0.25	0.27	0.24	0.26
March 23, 2010	1.21	1.30	1.21	1.30	0.26	0.27	0.25	0.26
March 24, 2010	1.25	1.40	1.25	1.39	0.27	0.27	0.25	0.27

If the Merger is completed, each share of American Exploration's common stock at the effective time of the Merger will be exchanged for 0.25 common shares of Mainland. Based on the estimated number of shares of Mainland issued and outstanding on the record date, Mainland expects to issue approximately 15,068,333 common shares to American Exploration stockholders in the Merger. We estimate that immediately after the effective time of the Merger, former stockholders of American Exploration will hold common shares of Mainland representing approximately 16.3% of the then-outstanding common shares of Mainland.

In addition: (a) all outstanding common stock options of American Exploration will be disposed of by the holders thereof in consideration for the issue by Mainland of non-transferable stock options, 25,000 of which will be exercisable at $0.52 per share and 612,500 of which will be exercisable at $1.50 per share; and (b) all of the outstanding common stock purchase warrants of American Exploration will be disposed of by the holders thereof in consideration for the issue by Mainland of non-transferable common stock purchase warrants. The number of Mainland options and warrants issuable will be determined with reference to the exchange ratio which determines the number of shares of Mainland common stock that are to be issued on completion of the Merger for all of the shares of American Exploration common stock. Mainland expects to issue 912,500 options to replace American Exploration options and 62,500 warrants to replace American Exploration warrants.

Mainland's common shares are quoted in the United States on the Financial Industry Regulatory Authority, Inc.'s OTC Bulletin Board under the stock symbol "MNLU", and on the Frankfurt Stock Exchange under securities code number "A0ND6N". On ◆ , 2011 the closing price of Mainland's common shares on the OTC Bulletin Board was US$◆ per share.

The Board of Directors has fixed the close of business on ◆ , 2011 as the record date for determination of stockholders entitled to notice of, and the right to vote at, the special meeting of stockholders.

The accompanying joint proxy statement/prospectus contains detailed information about the Merger and the special meeting. This document is also a prospectus for the common shares of Mainland that will be issued in conjunction with the Merger. We encourage American Exploration stockholders to read this joint proxy statement/prospectus carefully before voting, including the section entitled "Risk Factors" beginning on page 32.

We believe that the Merger is a compelling transaction and is in the best interests of the American Exploration stockholders. In approving the Merger, the Special Committee of American Exploration's Board of Directors concluded that it would provide benefits to American Exploration stockholders by facilitating the consolidation in a single publicly-traded company of a 92% interest in the Buena Vista Prospect, upon completion of the Burkley-Phillips No. 1 Well, as well as Mainland's existing interests in its East Holly Field Prospect in De Soto Parish, Louisiana. The Special Committee also took into account: i) the value of Mainland's Hosston/Cotton Valley natural gas reserves in the East Holley Pool and; ii) Mainland's recent success in completing the sale of its East Holly Field Haynesville Shale assets to EXCO Operating Company, LP, a wholly owned subsidiary of Exco Resources (NYSE - XCO), for US$28,159,604. To date, Mainland has applied the net proceeds to: (a) fund the drilling of the Burkley-Phillips No. 1 Well on the Buena Vista prospect in Mississippi (which was commenced on July 21, 2010); and (b) to retire our debt to Guggenheim. Mainland anticipates that it will incur additional expenses of approximately $5,000,000 for the post-drilling completion work on the Burkley-Phillips No. 1 Well, and also plans to drill wells in the Hosston/Cotton Valley formations of the East Holly Prospect, possibly with a joint venture partner, in 2011. However, Mainland has indicated that additional funding will be required to complete its 2011 operations program.

For the reasons described herein, the Board of Directors of American Exploration has approved the Merger Agreement and has unanimously determined that the Merger is fair to and in the best interests of American Exploration stockholders. Accordingly, the Board of Directors of American Exploration unanimously recommends that you vote or give instructions to vote "FOR" the proposal to adopt the Merger Agreement and complete the Merger.

An affirmative vote of a majority of the outstanding shares of American Exploration common stock is required to approve the Merger Agreement and the transactions contemplated by the Merger Agreement.

Your vote is important. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card or voting instruction form in the envelope provided. If your shares are held in "street name", you must instruct your broker in order to vote.

Do not send your American Exploration common stock certificates to American Exploration with your proxy card or voting instruction form. If the Merger Agreement is approved and the other conditions to completion of the Merger are met, then American Exploration stockholders whose shares are directly registered will be asked to send in those shares, and American Exploration stockholders whose shares are held in brokerage accounts will not have to do anything further and their shares will be automatically converted.

I look forward to seeing you at the special meeting and hope that you will support the proposed transaction.

By order of the Board of Directors of American Exploration Corporation, a Nevada corporation, this notice is issued as of the date first written above.

Sincerely,

AMERICAN EXPLORATION CORPORATION

Per:      Steven Harding,
             President and Chief Executive Officer

Please do not send in your stock certificates or account statements with your proxy card or voting instruction form.

None of the Securities and Exchange Commission, any securities commission or similar authority in Canada, or any state or foreign securities commission or similar authority has approved or disapproved the Mainland common shares to be issued in connection with the Merger described in this joint proxy statement/prospectus, nor have they determined if this joint proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offence.

This joint proxy statement/prospectus is dated ◆ , 2011, and is first being mailed to American Exploration stockholders on or about ◆ , 2011.

NOTICE OF RIGHT TO DISSENT FROM MERGER TRANSACTION BETWEEN AMERICAN EXPLORATION CORPORATION AND MAINLAND RESOURCES, INC.

Pursuant to applicable provisions of Nevada Revised Statutes Chapters 78 and 92A, this notice is being sent to inform the stockholders of American Exploration Corporation, a Nevada corporation (the "Company"), that they have the right to assert dissenters rights in connection with, a Merger Agreement whereby the Company will be merged with and into (the "Merger") Mainland Resources Inc., a Nevada corporation (the "Surviving Entity").

Nevada Dissenters' Rights

Under Nevada law, you have dissenters' rights in connection with the Merger. Under Nevada law the holders of Company's Common Stock who do not consent to the Merger have a right to obtain, in cash, the fair value of their pro rata interest in the Company. However, if you do not strictly follow the procedures described under Nevada law, which are summarized herein, you may lose your right to a cash payment upon dissent.

Rights of Dissenting Stockholders; Common Stockholders

Holders of shares of the Company's Common Stock who do not vote their shares in favor of the Merger are entitled to assert their dissenters rights and be paid the fair value of their shares in accordance with Nevada Revised Statutes Sections 92A.300 to 92A.500 ("Nevada Dissenters Rights Statutes"). A brief summary of the provisions of Sections 92A.300 to 92A.500 is set forth below and the complete text of the sections is set forth in Annex C attached to the accompanying joint proxy statement/prospectus. This description is not intended to be complete. If you are considering exercising your dissenters' rights with respect to the Merger, you should review the Nevada Dissenters Rights Statutes carefully, particularly the steps required to perfect dissenters rights. Failure to take any one of the required steps may result in termination of your right to dissent from the Merger under Nevada law. If you are considering dissenting, you should consult with your own legal counsel.

Each holder of the Company's Common Stock who asserts dissenters' rights and who follows the procedures set forth in the Nevada Dissenters Rights Statutes will be entitled to have his, her or its shares of Common Stock purchased by the Company for cash at the fair value of the shares, pursuant to the provisions of Nevada Revised Statutes Sections 92A.300 to 92A.500. Pursuant to Section 92A.430, a dissenter's notice must be sent by the Company within 10 days following effectuation of the Merger. This communication is the dissenter's notice described in Nevada Revised Statutes Section 92A.430(1).

In order to exercise your right of dissent, you must:

(1)       give written notice of your intent to demand payment by delivering to the Company the Notice of Intent to Demand Payment, in the form attached hereto as Exhibit A, on or before [MEETING TIME] p.m. (Reno, Nevada time), on [MEETING DATE], at the following address:

American Exploration Corporation
Suite 2600, 520 5th Avenue S.W.
Calgary, Alberta T2P 3R7
Attention: Mr. Steven Harding, President and CEO

and;

(2)       NOT vote your shares in favor of the Merger or cause or permit any of your shares to be voted in favor of the Merger.

Thus, any of the Company's shareholders who wish to dissent from the Merger must not vote 'FOR' the Merger either by return of a proxy in the accompanying form or by voting in person or by proxy at the special meeting, and must provide a written notice of intent to demand payment for their shares. If a shareholder either does not provide the written notice of intent to dissent, returns a proxy without voting instructions or with instructions to vote 'FOR' the Merger, or votes in person or by proxy at the special shareholders' meeting 'FOR' the Merger, his or her shares will be counted as votes in favor of the Merger and the shareholder will lose any dissent rights.

If you do not follow the foregoing instructions, you will not be entitled to payment for your shares of stock under the Nevada Dissenters Rights Statutes. The Company is not responsible for the non-delivery or any delays in delivery of the Notice of Intent to Demand Payment. It is the responsibility of the holder to ensure timely receipt by the Company of the Notice of Intent to Demand Payment. Each holder should take such precautions deemed necessary to ensure that the Notice of Intent to Demand Payment is timely delivered to the Company at the address set forth above.

Strict compliance with dissent provisions required.

This summary does not purport to provide comprehensive statements of the procedures to be followed by a dissenting stockholder who seeks payment of the fair value of his, her or its shares of the Company's Common Stock. The Nevada Dissenters Rights Statutes establish the procedures to be followed and failure to do so may result in your loss of all dissenters' rights. Accordingly, if you desire to exercise dissenters' rights, you should carefully consider and comply with the provisions of those sections, the full text of which is set out in Annex C attached to the accompanying joint proxy statement/prospectus, and consult your legal advisor.

Exhibit A
To Notice of Special Meeting of American Exploration Corporation

NOTICE OF INTENT TO DEMAND PAYMENT

The undersigned hereby notifies American Exploration Corporation of his/her/its intent to dissent from the merger of American Exploration Corporation with and into Mainland Resources, Inc.

Name:	______________________________________________________________
Address:	______________________________________________________________
Number of Shares:	______________________________________________________________
Certificate No.:	______________________________________________________________
Date:	______________________________________________________________

Signed:    ________________________________________

FAILURE TO RETURN THIS NOTICE OF INTENT TO DEMAND PAYMENT TO AMERICAN EXPLORATION CORPORATION, Suite 2600, 520 5TH AVENUE, CALGARY, ALBERTA T2P 3R7, ATTENTION: MR. STEVEN HARDING, PRESIDENT AND CEO, BEFORE [DAY], [DATE OF MEETING] AT [TIME] PACIFIC DAYLIGHT TIME WILL CAUSE ALL DISSENTERS' RIGHTS TO BE LOST.

ADDITIONAL INFORMATION

This joint proxy statement/prospectus refers to certain documents containing important business and financial information about Mainland and American Exploration from documents that are not included in or delivered with this joint proxy statement/prospectus. You can review documents incorporated by reference in this joint proxy statement/prospectus free of charge through the Securities and Exchange Commission, or the SEC, website (http://www.sec.gov) or by requesting them in writing or by telephone from Mainland and American Exploration at the following addresses and telephone numbers:

Mainland Resources, Inc. 21 Waterway Avenue, Suite 300 The Woodlands, Texas 77380 USA (281) 469-5990 Attention: Michael J. Newport, CEO	American Exploration Corporation Suite 2600, 520 5th Avenue S.W. Calgary, Alberta T2P 3R7 Canada (403) 233-8484 Attention: Steven Harding, President, & CEO

For a more detailed description of the documents incorporated by reference into this joint proxy statement/prospectus and how you may obtain them, see "Where You Can Find More Information" beginning on page 17.

In order for you to receive timely delivery of the documents in advance of the Meeting, Mainland or American Exploration as appropriate should receive your request no later than ◆ , 2011, which is five business days before the date of the special meeting.

In connection with this offering, no person is authorized to give any information or to make any representations not contained in this joint proxy statement/prospectus. If information is given or representations are made, you may not rely on that information or those representations as having been authorized by Mainland or American Exploration. This joint proxy statement/prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this joint proxy statement/prospectus, nor is it an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful. You may not assume from the delivery of this joint proxy statement/prospectus, nor from any sale made under this joint proxy statement/prospectus, that Mainland or American Exploration's affairs are unchanged since the date of this joint proxy statement/prospectus or that the information contained in this joint proxy statement/prospectus is correct as of any time after the date of this joint proxy statement/prospectus.

ABOUT THIS DOCUMENT

This document, which forms part of a registration statement on Form S-4 filed with the United States Securities and Exchange Commission (the "SEC") by Mainland (File No. 333-170907), constitutes a prospectus of Mainland under Section 5 of the U.S. Securities Act of 1933, as amended, which is referred to as the Securities Act, with respect to the Mainland common shares to be issued to American Exploration stockholders as required by the Merger Agreement. This document also constitutes a notice of meeting and a joint proxy statement under Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended, which is referred to as the Exchange Act, with respect to the special meetings of Mainland and American Exploration stockholders at which the stockholders will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement and certain transactions contemplated by the Merger Agreement.

- i -

- ii -

QUORUM AND VOTE NECESSARY TO APPROVE PROPOSALS	46
TABULATION OF THE VOTES	46
PROXIES	46
OTHER BUSINESS	47
REVOCATION OF PROXIES	47
SOLICITATION OF PROXIES	47
MAINLAND - PROPOSAL NUMBER ONE:	48
APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO PROVIDE THAT MAINLAND HAS BEEN INCORPORATED FOR ALL LAWFUL PURPOSES	48
MAINLAND - PROPOSAL NUMBER TWO:	48
ADOPTION OF MERGER AGREEMENT BETWEEN MAINLAND AND AMERICAN EXPLORATION	48
AMERICAN EXPLORATION - PROPOSAL NUMBER ONE:	50
AMERICAN EXPLORATION - PROPOSAL NUMBER TWO:	50
AMERICAN EXPLORATION - PROPOSAL NUMBER THREE:	51
MAINLAND - THE COMBINED COMPANY	52
EXISTING JOINT AREA DEVELOPMENT AGREEMENT BETWEEN THE PARTIES	52
RECENT EVENTS	53
THE MERGER	53
OVERVIEW	53
BACKGROUND OF THE MERGER	54
REASONS FOR THE MERGER - AMERICAN EXPLORATION	58
RECOMMENDATION OF THE AMERICAN EXPLORATION BOARD	60
REASONS FOR THE MERGER - MAINLAND	60
RECOMMENDATION OF THE MAINLAND BOARD	61
AMERICAN EXPLORATION STOCKHOLDER OWNERSHIP OF MAINLAND, POST-MERGER	61
FAIRNESS OPINION OF AMERICAN EXPLORATION'S FINANCIAL ADVISOR	61
FAIRNESS OPINION OF MAINLAND'S FINANCIAL ADVISOR	64
OTHER CONSIDERATIONS	74
ANTICIPATED ACCOUNTING TREATMENT	75
DEREGISTRATION OF AMERICAN EXPLORATION COMMON STOCK	76
RESTRICTIONS ON SALES OF SHARES OF MAINLAND COMMON STOCK RECEIVED IN THE MERGER	76
BOARD OF DIRECTORS AND MANAGEMENT OF MAINLAND FOLLOWING THE MERGER	76
INTERESTS OF CERTAIN PERSONS IN THE MERGER THAT MAY BE DIFFERENT FROM YOUR INTERESTS	76
THE MERGER AGREEMENT	77
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES RELATED TO THE MERGER	81
CERTAIN CANADIAN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER	85
RESALE OF MAINLAND COMMON SHARES	88
RELATED TRANSACTIONS AND INTERESTS OF MAINLAND INSIDERS IN THE MERGER	89
DISSENT RIGHTS	91
EXPERTS	91
MAINLAND	91
AMERICAN EXPLORATION	91

- iii -

INTERESTS OF NAMED EXPERTS AND COUNSEL	91
DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	92
WHERE YOU CAN FIND MORE INFORMATION	92
GLOSSARY OF OIL AND GAS TERMS	93
INFORMATION REGARDING MAINLAND	94
CORPORATE HISTORY	94
CURRENT BUSINESS OPERATIONS OF MAINLAND RESOURCES	95
OIL AND GAS PROPERTIES	96
RESERVES	102
DRILLING ACTIVITY	106
PRODUCTION INFORMATION	107
SUMMARY OF DEVELOPED AND UNDEVELOPED ACREAGE INTERESTS	108
CAPITALIZED COSTS RELATING TO OIL AND NATURAL GAS PRODUCING ACTIVITIES	109
COMPETITION	110
GOVERNMENT REGULATION	110
REGULATION OF OIL AND NATURAL GAS PRODUCTION	110
FEDERAL REGULATION OF NATURAL GAS	110
ENVIRONMENTAL MATTERS	111
RESEARCH AND DEVELOPMENT ACTIVITIES	112
EMPLOYEES	112
RESULTS OF OPERATION	113
LIQUIDITY AND CAPITAL RESOURCES	116
PLAN OF OPERATION AND FUNDING	119
MATERIAL COMMITMENTS	119
TABULAR DISCLOSURE OF CONTRACTUAL OBLIGATIONS	120
OFF-BALANCE SHEET ARRANGEMENTS	120
GOING CONCERN	120
RECENT ACCOUNTING PRONOUNCEMENTS	120
DESCRIPTION OF MAINLAND SHARE CAPITAL	121
TRANSFER AGENT AND REGISTRAR	121
MARKET FOR MAILAND'S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND MAINLAND PURCHASES OF EQUITY SECURITIES	121
MARKET FOR COMMON EQUITY	121
DIVIDEND POLICY	122
FORWARD STOCK SPLITS	122
SECURITIES AUTHORIZED FOR ISSUANCE UNDER COMPENSATION PLANS	123
COMPARATIVE STOCK PERFORMANCE	124
RECENT SALES OF UNREGISTERED SECURITIES	125
MANAGEMENT OF MAINLAND	125
BUSINESS EXPERIENCE	126
FAMILY RELATIONSHIPS	129
INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS	129
COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT	31
CODE OF ETHICS	131
COMMITTEES OF THE BOARD OF DIRECTORS	131
COMPENSATION DISCUSSION AND ANALYSIS	131
SUMMARY COMPENSATION TABLE	132
GRANTS OF PLAN-BASED AWARDS TABLE	133
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END	133
OPTION EXERCISES AND STOCK VESTED	134

- iv -

PENSION BENEFITS	134
NONQUALIFIED DEFINED CONTRIBUTION AND OTHER NONQUALIFIED DEFERRED COMPENSATION PLANS	135
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL	135
COMPENSATION OF DIRECTORS	135
EMPLOYMENT AND CONSULTING AGREEMENTS	135
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	137
CHANGES IN CONTROL	138
INTEREST OF MAINLAND MANAGEMENT IN CERTAIN TRANSACTIONS	138
LEGAL PROCEEDINGS OF MAINLAND	139
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK	139
INFORMATION REGARDING AMERICAN EXPLORATION	140
CORPORATE HISTORY	140
DESCRIPTION OF BUSINESS OF AMERICAN EXPLORATION	140
MERGER AGREEMENT	141
AVERE ENERGY LETTER OF INTENT	142
OIL AND GAS PROPERTIES	143
DRILLING ACTIVITY	145
PRODUCTION INFORMATION	145
GROSS AND NET PRODUCTIVE GAS WELLS, DEVELOPED ACREAGE PRODUCTIVE WELLS AND DEVELOPED ACRES	145
DEVELOPED ACREAGE TABLE	146
COMPETITION	146
GOVERNMENT REGULATION	146
REGULATION OF OIL AND NATURAL GAS PRODUCTION	146
FEDERAL REGULATION OF NATURAL GAS	147
ENVIRONMENTAL MATTERS	147
RESEARCH AND DEVELOPMENT ACTIVITIES	148
EMPLOYEES	148
LEGAL PROCEEDINGS OF AMERICAN EXPLORATION	149
RESULTS OF OPERATIONS FOR AMERICAN EXPLORATION	149
CURRENT DIRECTORS OF AMERICAN EXPLORATION	162
SECURITY OWNERSHIP OF BENEFICIAL OWNERS OF AMERICAN EXPLORATION SHARES	163
INTEREST OF AMERICAN EXPLORATION IN CERTAIN TRANSACTIONS	164
FINANCIAL STATEMENTS	165

ANNEXES
A	Certificate of Amendment
B	Fairness Opinions
C	Sections 92A.300 and following of Chapter 92A of the Nevada Revised Statutes governing Dissent Rights
------------------------

QUESTIONS AND ANSWERS
ABOUT THE MAINLAND / AMERICAN EXPLORATION MERGER

The following are some questions that you may have regarding the proposed Merger and the other matters being considered at the special meetings of Mainland and American Exploration stockholders, and brief answers to those questions. Mainland and American Exploration urge you to read carefully the remainder of this joint proxy statement/ prospectus because the information in this section does not provide all the information that might be important to you with respect to the proposed Merger and the other matters being considered at the Mainland and American Exploration special meetings. Additional important information is also contained in the exhibits to, and the documents incorporated by reference in, this joint proxy statement/prospectus. Unless stated otherwise, all references in this joint proxy statement/prospectus to Mainland are to Mainland Resources, Inc., a Nevada corporation, all references American Exploration are to American Exploration Corporation, a Nevada corporation; all references to the combined company or to the Company are to Mainland, with Mainland as the surviving company following completion of the Merger; and all references to the Merger Agreement are to the Agreement and Plan of Merger dated as of March 22, 2010, as amended, by and between Mainland and American Exploration described herein and which is an exhibit to the Registration Statement.

Q:        What is the proposed transaction?

A:        Mainland and American Exploration have entered into a Merger Agreement, pursuant to which, amongst other things, American Exploration will merge with and into Mainland with Mainland surviving the Merger. For a more complete description of the Merger, see "The Merger."

Q:        Why am I receiving this document?

A:        Mainland and American Exploration are delivering this document to you because it is a joint proxy statement being used by the respective boards of directors of Mainland and American Exploration to solicit proxies of Mainland and American Exploration stockholders in connection with the special meetings to adopt the Merger Agreement. In addition, this document is a prospectus being delivered to American Exploration stockholders because Mainland is offering shares of its common stock to American Exploration stockholders in exchange for shares of American Exploration common stock in connection with the Merger. The Merger Agreement also contemplates that: (a) all outstanding common stock options of American Exploration will be disposed of by the holders thereof in consideration for the issue by Mainland of non-transferable stock options, 25,000 of which will be exercisable at $0.52 per share and 612,500 of which will be exercisable at $1.50 per share; and (b) all of the outstanding common stock purchase warrants of American Exploration will be disposed of by the holders thereof in consideration for the issue by Mainland of non-transferable common stock purchase warrants. The number of Mainland options and warrants issuable will be determined with reference to the exchange ratio which determines the number of shares of Mainland common stock that are to be issued on completion of the Merger for all of the shares of American Exploration common stock.

Q:        What are holders of Mainland common stock being asked to vote on?

A:        Holders of Mainland common stock are being asked to:

  Approve an amendment to Mainland's Articles of Incorporation to provide that Mainland has been incorporated for all lawful purposes, as Article 5 of its Articles of Incorporation currently reflect the original purpose for which it was incorporated - namely, the acquisition of mining property in British Columbia, Canada;

  Adopt the Merger Agreement, which provides for, among other things, the Merger of American Exploration with and into Mainland and the issuance of Mainland securities to American Exploration security holders as the Merger consideration;

  Approve the adjournment of the special meeting, if necessary or appropriate to permit the solicitation of additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement; and

  Act upon other business that may properly come before the special meeting or any adjournment or postponement of the special meeting.

Q:        What are holders of American Exploration common stock being asked to vote on?

A:        Holders of American Exploration common stock are being asked to:

  Adopt the Merger Agreement;

  Approve the adjournment of the special meeting, if necessary or appropriate to permit the solicitation of additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement; and

  Act upon other business that may properly come before the special meeting or any adjournment or postponement of the special meeting.

Q:        Why have Mainland and American Exploration decided to merge?

A:        Mainland and American Exploration believe that the Merger will provide strategic and potential financial benefits to the respective security holders of the companies, as it will facilitate consolidation in a single publicly-traded company of a 92% interest in the Buena Vista Prospect, upon completion of the Burkley-Phillips No. 1 Well, as well as Mainland's existing interests in its East Holly Field Prospect in De Soto Parish, Louisiana.

Q:        Why is my vote important?

A:        If you do not return your proxy card by mail or submit your proxy by telephone or over the Internet or vote in person at your special meeting, it may be difficult for Mainland and American Exploration to obtain the necessary quorums to hold their respective special meetings.

In addition, if you are a Mainland stockholder, your failure to vote will have the same effect as a vote "against" adoption of the Merger Agreement. With respect to the proposal to adjourn the special meeting, if necessary or appropriate in order to solicit additional proxies, an abstention will have the same effect as a vote "against" the proposal. Mainland's board of directors recommends unanimously that Mainland stockholders vote "FOR" the adoption of the Merger Agreement and "FOR" the adjournment of the Mainland special meeting, if necessary or appropriate to permit further solicitation of proxies.

If you are an American Exploration stockholder, your failure to vote will also have the same effect as a vote "against" adoption of the Merger Agreement. With respect to the proposal to adjourn the special meeting, if necessary or appropriate in order to solicit additional proxies, an abstention will have the same effect as a vote "against" the proposal. American Exploration's board of directors recommends unanimously that American Exploration stockholders vote "FOR" the adoption of the Merger Agreement and "FOR" the adjournment of the American Exploration special meeting, if necessary or appropriate to permit further solicitation of proxies.

Q:        When and where are the special meetings?

A:        The Mainland special meeting will take place on ◆ , 2011 at ◆ local time, at ◆ ..

            The American Exploration special meeting will take place on ◆ , 2011 at ◆ local time, at ◆ ..

            For additional information relating to the Mainland and American Exploration special meetings, see "The Stockholder Meetings" beginning on page 44.

Q:        What will I receive in the Merger in exchange for my shares of American Exploration common stock?

A:        Each share of American Exploration common stock that you own will be exchanged for 0.25 shares of Mainland common stock, subject to certain possible adjustments described herein. This is referred to as the "Exchange Ratio" in the Merger Agreement. Mainland will not issue fractional shares to you. Instead, any fractions of 0.5 and more in respect of your aggregate American Exploration Shares will be rounded up to the nearest whole share. We will adjust the Exchange Ratio to provide an equitable result in the event there is a stock split, combination or reclassification of Mainland common shares occurs prior to completion of the Merger.

Q:        What was the price of Mainland's and American's stock immediately prior to and after entering and announcing the Merger Agreement?

A:        Mainland and American entered into the Merger Agreement effective March 22, 2010, and the Merger Agreement was announced in a press release issued on March 23, 2010. The open, high, low and closing prices of Mainland's and American Exploration's shares of common stock on the OTC Bulletin Board immediately prior to and after entering into and announcing the Merger Agreement were as follows:
	Closing Price of Shares of Common Stock on the OTC Bulletin Board
Date	Mainland				American Exploration
	Open	High	Low	Close	Open	High	Low	Close
March 19, 2010	1.24	1.27	1.24	1.25	0.25	0.27	0.25	0.25
March 22, 2010	1.26	1.28	1.23	1.23	0.25	0.27	0.24	0.26
March 23, 2010	1.21	1.30	1.21	1.30	0.26	0.27	0.25	0.26
March 24, 2010	1.25	1.40	1.25	1.39	0.27	0.27	0.25	0.27

Q:        What vote is required to approve the Merger and related matters?

A:        For Mainland, the affirmative vote of a majority of its shares of common stock outstanding and entitled to vote as of the record date is required to adopt the Merger Agreement, which provides for, among other things, the Merger of American Exploration with and into Mainland and the issuance of Mainland securities to American Exploration security holders as the Merger consideration.

            For American Exploration, the affirmative vote of a majority of its shares of common stock outstanding and entitled to vote as of the record date is required to adopt the Merger Agreement.

            For additional information on the vote required to approve the Merger and related matters, see "The Stockholder Meetings" beginning on page 44.

Q:         Is the consummation of the Merger subject to any conditions other than the approval of the stockholders of Mainland and American Exploration?

A:        Yes. In addition to stockholder approval, the consummation of the Merger is subject to various conditions, including: the number of holders of American Exploration common stock exercising dissent rights available to them under Nevada law shall not exceed 5% of the total issued and outstanding shares of American Exploration common stock; the number of holders of Mainland common stock exercising dissent rights available to them under Nevada law shall not exceed 5% of the total issued and outstanding shares of Mainland common stock; and other customary conditions. In addition, each party's obligation to consummate the Merger remains subject to the accuracy of the representations and warranties of the other party and material compliance of the other party with its covenants under the Merger Agreement.

Q:        Am I entitled to dissent rights?

A:        Mainland and American Exploration stockholders who do not support the Merger are entitled to dissent from the Merger and be paid the fair market value of their Mainland or American Exploration shares in accordance with the relevant provisions of Nevada law. See the section entitled, "Dissent Rights" and Annex C for a more detailed discussion of your rights of dissent. However, as noted above, if a sufficient number of Mainland stockholders exercise these rights (holders of 5% or more of Mainland shares), American Exploration will have the right not to proceed with the Merger. Further, if a sufficient number of American Exploration stockholders exercise these rights (holders of 5% or more of American Exploration shares), Mainland will have the right not to proceed with the Merger.

Q:        What do I do now?

A:        After reading and considering carefully the information contained in this joint proxy statement/prospectus, please vote promptly by calling the toll-free number listed on your proxy card, accessing the Internet website listed on your proxy card or completing, signing, dating and returning your proxy card in the enclosed postage-paid envelope. If you hold your stock in "street name" through a bank or broker, you must direct your bank or broker to vote in accordance with the instructions you have received from your bank or broker. Submitting your proxy by telephone, Internet or mail or directing your bank or broker to vote your shares will ensure that your shares are represented and voted at your special meeting. For additional information on voting procedures, see "The Stockholder Meetings" beginning on page 44.

Q:        How will my proxy be voted?

A:        If you vote by telephone, over the Internet or by completing, signing, dating and returning your signed proxy card, your proxy will be voted in accordance with your instructions. The proxy confers discretionary authority to the named proxies. Accordingly, if you complete, sign, date and return your proxy card and do not indicate how you want to vote, your shares will be voted as follows:

  in the case of Mainland, "FOR" adoption of the Merger Agreement and "FOR" the adjournment of the Mainland special meeting, if necessary or appropriate to permit further solicitation of proxies; and

  in the case of American Exploration, "FOR" the adoption of the Merger Agreement, and "FOR" the adjournment of the American Exploration special meeting, if necessary or appropriate to permit further solicitation of proxies.

Q:        If my broker holds my shares in "street name," will my broker automatically vote my shares for me?

A:        No. If you do not provide your broker with instructions on how to vote your "street name" shares, your broker will not be permitted to vote them on your behalf. Therefore, you should be sure to provide your broker with instructions on how to vote your shares, following the directions your broker provides to you. Please check the voting form used by your broker to see if the broker offers telephone or Internet voting.

Q:        What if I fail to instruct my broker?

A:        If you fail to instruct your broker to vote your shares and the broker submits an unvoted proxy, referred to as a broker non-vote, the broker non-vote will be counted toward a quorum at your special meeting, but effectively will be treated as a vote "against" the proposal to adopt the Merger Agreement, unless you appear and vote in person at your special meeting.

For information on changing your vote if your shares are held in "street name," see "The Stockholder Meetings" beginning on page 44.

Q:        Is the Merger expected to be taxable to American Exploration stockholders?

A:        It is expected that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code and, therefore, it is expected that holders of American Exploration common stock will not recognize any gain or loss for United States federal income tax purposes to the extent they exchange their shares of American Exploration common stock for shares of Mainland common stock pursuant to the Merger. See "Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 81.

A Canadian shareholder who receives Mainland common shares in exchange for American Exploration common shares on the Merger will, based on Mainland's tax counsel's understanding of the administrative practices of the Canada Revenue Agency, do so on a tax-deferred basis, unless the shareholder elects to do so on a taxable basis. See "Certain Canadian Federal Income Tax Consequences of the Merger" beginning on page 82.

Tax matters can be complicated and the tax consequences of the Merger to you will depend on your particular situation. Please consult your tax advisors for a full understanding of the tax consequences of the Merger to you.

Q:        What does it mean if I receive more than one set of materials?

A:        This means you own shares of both Mainland and American Exploration or you own shares of Mainland or American Exploration that are registered under different names. For example, you may own some shares directly as a stockholder of record and other shares through a broker, or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must complete, sign, date and return all of the proxy cards or follow the instructions for any alternative voting procedures on each of the proxy cards you receive in order to vote all of the shares you own. Each proxy card you receive will come with its own postage-paid return envelope; if you vote by mail, make sure you return each proxy card in the return envelope that accompanied that proxy card.

Q:        What can I do if I want to change or revoke my vote?

A:        Regardless of the method you used to cast your vote, if you are a holder of record, you may change your vote:

  by completing, signing, dating and returning a new proxy card with a later date;

  by calling the toll-free number listed on the proxy card or by accessing the Internet website listed on the proxy card by ◆ Vancouver time on ◆ , 2011; or

  by attending your special meeting and voting by ballot at your special meeting.

You may also revoke your proxy card by sending a notice of revocation, which must be received prior to your special meeting, to the designated representative of the applicable company at the address provided under "Where You Can Find More Information" on page 17.

If you hold your shares in "street name" and wish to change or revoke your vote, please refer to the information on the voting instruction form included with these materials and forwarded to you by your bank, broker, custodian or other record holder to see your voting options.

For additional information on changing your vote, see "The Stockholder Meetings" beginning on page 44.

Q:        If I am a holder of American Exploration common stock with shares represented by stock certificates, should I send in my American Exploration stock certificates now?

A:        No. Please do not send in your American Exploration stock certificates with your proxy card. Rather, prior to the election deadline, send your completed, signed election form, together with your American Exploration common stock certificates (or a properly completed notice of guaranteed delivery) to the exchange agent. The election form for your American Exploration shares and your instructions will be delivered to you together with this joint proxy statement/prospectus or in a separate mailing. If your shares of American Exploration common stock are held in "street name" by your broker or other nominee, you should follow your broker's or nominee's instructions for making an election.

Q:        Are there any risks in the Merger that I should consider?

A:        Yes. There are risks associated with all business combinations, including the proposed Merger. We have described certain of these risks and other risks in more detail under "Risk Factors" beginning on page 32.

Q:        Will Mainland stockholders receive any shares as a result of the Merger?

A:        No. Mainland stockholders will continue to hold the Mainland shares they currently own.

Q:        When do you expect to complete the Merger?

A:        Mainland and American Exploration expect to complete the Merger by August 31, 2011, although completion by any particular date cannot be assured.

Q:        Where can I find more information about the companies?

A:        Both Mainland and American Exploration file periodic reports and other information with the SEC. You may read and copy this information at the SEC's public reference facility. Please call the SEC at 1-800-SEC-0330 for information about this facility. This information is also available through the SEC's website at http://www.sec.gov. Both companies also maintain websites. You can obtain Mainland's SEC filings at http://www.mainlandresources.com and you can obtain American Exploration's SEC filings at http://www.americanexplorationcorp.com. Both Mainland and American Exploration also file periodic reports and other information with the Securities Commissions of Alberta and British Columbia, which are accessible via the System for Electronic Document Analysis and Retrieval (commonly known as "SEDAR") of the Canadian Securities Administrators, at http://www.sedar.com. We do not intend for information contained on or accessible through our respective websites or through SEDAR to be part of this joint proxy statement/prospectus, other than the documents that we file with the SEC that are expressly incorporated by reference into this joint proxy statement/prospectus.

In addition, you may obtain some of this information directly from the companies. For a more detailed description of the information available, see "Where You Can Find More Information" on page 17.

Q:        Whom should I call if I have questions about the special meeting relating to my Company or the Merger?

A:        Mainland stockholders should call Mainland's Chief Financial Officer, William Thomas, at (281) 469-5990, or its counsel, Herbert I. Ono, at (604) 691-7493.

            American Exploration stockholders should call American's President and Chief Executive Officer, Steven Harding, at (403) 233-8484.

            If you have more questions about the Merger, please call the Investor Relations Department of Mainland at (281) 362-2860 or American Exploration at (403) 233-8484.

GLOSSARY OF CERTAIN MERGER TERMS
Companies	means a reference to American Exploration and Mainland, together with their affiliates;
American Exploration	means American Exploration Corporation, a Canadian-based Nevada incorporated publicly traded oil and gas company;
American Exploration Meeting	means the special stockholders meeting of American Exploration to be held for the purpose of considering and if thought fit, passing a resolution approving the Merger;
Dissent

means the right of a Mainland or American Exploration stockholder to opt out of the Merger and to be paid the fair value of his/her Mainland or American Exploration shares subject to the NRS (see "Dissent Rights");

Exchange Ratio

means the ratio of exchange of American Exploration Shares for Mainland Shares and is proposed at four (4) American Exploration Shares for each Mainland Share (or 0.25 Mainland Shares for each American Exploration Share). The Exchange Rate is subject to adjustment for certain stated events (see "The Merger Agreement");

Insider	means generally an officer or director or a greater than 10% stockholder of a public company;
Mainland	means Mainland Resources, Inc., a Nevada incorporated publicly traded oil and gas company;
Merger

means the economic combination of American Exploration and Mainland through an NRS procedure pursuant to which American Exploration will merge with and into American Exploration and Mainland will issue its common shares in exchange for American Exploration common shares in the Exchange Ratio;

Merger Agreement	means the Merger Agreement and Plan of Merger dated March 22, 2010, as amended, between American Exploration and Mainland pursuant to which the Merger will be implemented;
NRS

means Chapter 92A of the Nevada Revised Statutes, the corporate law applicable to Mainland and American Exploration and law under which the Merger will be effected and dissent rights are applicable; and

Share(s)	means common shares ($0.001 par value in the case of an American Exploration Share, and $0.0001 par value per Mainland Share).

SUMMARY OF THE MERGER

The following summary highlights selected information from this joint proxy statement/prospectus and may not contain all of the information that is important to you. We have included page references parenthetically to direct you to a more complete description of certain of the topics presented in this summary. You should carefully read this joint proxy statement/prospectus, including the annexes, and the other documents we refer to or incorporate by reference for a more complete understanding of the Merger described in this summary. You may obtain the information incorporated by reference into this joint proxy statement/prospectus without charge by following the instructions in the section entitled "Additional Information."

Companies in the Merger

American Exploration Corporation

American Exploration is a natural resource exploration company formed in 2006 under the laws of the State of Nevada. American Exploration common shares are quoted on the OTC Bulletin Board under the symbol "AEXP.OB"

American Exploration's principal executive offices are located at Suite 2600, 5th Avenue SW, Calgary, Alberta, Canada T2P 3R7. American Exploration's telephone number is (403) 233-8484. See also American Exploration's website at www.americanexplorationcorp.com.

Mainland Resources, Inc.

Mainland was incorporated in 2006 under Nevada law and has been a natural resource exploration company since its inception. Mainland common stock is quoted on the OTC Bulletin Board under the symbol "MNLU.OB" and under the Frankfurt Stock Exchange under the symbol "5MN".

Mainland's principal executive offices are located at 21 Waterway Avenue, Suite 300, The Woodlands, Texas 77380. Mainland's telephone number is (281) 469-5990.

The Merger

American Exploration and Mainland have agreed to combine their businesses pursuant to the Merger Agreement described in this joint proxy statement/prospectus. Under the terms of the Merger Agreement, American Exploration will merge with and into Mainland under Nevada law. Following completion of the Merger, Mainland will continue as the surviving corporation.

Merger Consideration

In the Merger, each outstanding share of American Exploration common stock will be exchanged for 0.25 Mainland common shares in accordance with the Exchange Ratio, subject to possible adjustments described in the Merger Agreement.

No fraction of American Exploration common shares will be issued in the Merger. Instead, any fractions of 0.5 and more in respect of each American Exploration stockholder's aggregate American Exploration Shares will be rounded up to the nearest whole share.

Former American Exploration stockholders are currently expected to own approximately ◆ % of the outstanding shares of Mainland after the Merger, based on approximately ◆ Mainland common shares then outstanding (◆ % of Mainland's ◆ fully diluted share capital) and based on their being approximately ◆ shares of American Exploration common stock outstanding as of the date of the Merger.

The Merger Agreement also contemplates that: (a) all outstanding common stock options of American Exploration will be disposed of by the holders thereof in consideration for the issue by Mainland of non-transferable stock options, 25,000 of which will be exercisable at $0.52 per share and 612,500 of which will be exercisable at $1.50 per share; and (b) all of the outstanding common stock purchase warrants of American Exploration will be disposed of by the holders thereof in consideration for the issue by Mainland of non-transferable common stock purchase warrants. The number of Mainland options and warrants issuable will be determined with reference to the Exchange Ratio.

Mainland and American entered into the Merger Agreement effective March 22, 2010, and the Merger Agreement was announced in a press release issued on March 23, 2010. The open, high, low and closing prices of Mainland's and American Exploration's shares of common stock on the OTC Bulletin Board immediately prior to and after entering into and announcing the Merger Agreement were as follows:
	Closing Price of Shares of Common Stock on the OTC Bulletin Board
Date	Mainland				American Exploration
	Open	High	Low	Close	Open	High	Low	Close
March 19, 2010	1.24	1.27	1.24	1.25	0.25	0.27	0.25	0.25
March 22, 2010	1.26	1.28	1.23	1.23	0.25	0.27	0.24	0.26
March 23, 2010	1.21	1.30	1.21	1.30	0.26	0.27	0.25	0.26
March 24, 2010	1.25	1.40	1.25	1.39	0.27	0.27	0.25	0.27

Reasons for the Merger

Mainland. The Buena Vista Prospect is located along the Gulf Coast Salt Basin in the Buena Vista area of Jefferson County, Mississippi. Based on proprietary information gained from previous drilling, Mainland's management believes that an extension of the Haynesville Shale similar to the discovery region in Louisiana may exist there. Accordingly, the board of directors of Mainland believes that the Merger will provide strategic and potential financial benefits to Mainland's security holders, as it will facilitate consolidation in a single publicly-traded company of a 92% working interest in the Buena Vista Prospect, upon completion of the Burkley-Phillips No. 1 Well.

American Exploration. The board of directors of American Exploration believes that the Merger will provide strategic and potential financial benefits to American Exploration's security holders, as it will facilitate consolidation in a single publicly-traded company of a 92% working interest in the Buena Vista Prospect, upon completion of the Burkley-Phillips No. 1 Well. The board of directors of American Exploration further believe that the Merger will assist in diversifying the company's oil and gas portfolio, with the gas development potential observed in the East Holly Field.

Mainland sold its remaining 40% interest in the Haynesville Shale portion of the East Holly Field leases, located in DeSoto Parish Louisiana, for $28,159,604 on April 22, 2010, with an effective date of January 1, 2010. However, Mainland has retained all of the rights in all formations above the base of the Cotton Valley formation (which has been defined to be 100 feet below the stratigraphic equivalent of the Cotton Valley formation) in the East Holly Field, encompassing 2,745.65 net acres with an estimated 65 net potential drilling locations. Accordingly, the board of directors of American Exploration believes that the Merger will also provide American Exploration's security holders with the potential financial benefits that might be realized from the exploration of Mainland's East Holly Prospect in DeSoto Parish, Louisiana. In addition, the sale by Mainland of its Haynesville Shale assets in Louisiana provided significant working capital to enable Mainland, as operator, to commence immediate exploration drilling on the Buena Vista and East Holly Prospects.

Board Recommendations

American Exploration.  Based on the recommendation of a special committee of independent directors, American Exploration's board of directors has unanimously adopted a resolution approving the Merger Agreement, declared the Merger Agreement advisable, and determined that the Merger Agreement and the transactions contemplated by it are fair to and in the best interests of American Exploration and its stockholders. Accordingly, American Exploration's board of directors unanimously recommends that American Exploration stockholders vote at the special meeting to adopt the Merger Agreement and approve any adjournment of the special meeting, if necessary or appropriate to solicit additional proxies. See "The Merger -- Background of the Merger" beginning on page 54. As described under the heading "The Merger -- Interests of Certain Persons in the Merger that May be Different from Your Interests" beginning on page 76 of this joint proxy statement/prospectus, it is possible that Steven Harding, the President, Chief Executive Officer and a director of American Exploration, will become a director of Mainland following the Merger, and that he will therefore have an interest in the Merger that may be different from, or in addition to, those of American Exploration stockholders.

Mainland.  Mainland's board of directors has unanimously adopted a resolution approving the Merger Agreement and the transactions contemplated by it, declared the Merger Agreement advisable, and determined that the Merger Agreement and the transactions contemplated by it are fair to and in the best interests of Mainland and its stockholders. Accordingly, Mainland's board of directors unanimously recommends that Mainland stockholders vote at the special meeting to adopt the Merger Agreement, which provides for, among other things, the Merger of American Exploration with and into Mainland and the issuance of Mainland securities to American Exploration security holders as the Merger consideration. See "The Merger -- Background of the Merger" beginning on page 54. In addition, Mainland's board of directors recommends unanimously that Mainland stockholders vote to approve any adjournment of the special meeting, if necessary or appropriate to solicit additional proxies.

Opinions of Financial Advisors

In deciding to recommend the Merger, each of Mainland and American Exploration considered an opinion from its financial advisor.

Opinion of Mainland's Financial Advisor

The board of directors of Mainland retained Evans & Evans, Inc., an independent professional valuation expert, to prepare a fairness opinion to assist the board in its consideration of the Merger and related transactions. As of the date of their review, it was the opinion of Evans & Evans that the Merger is fair, from a financial point of view, to the stockholders of Mainland (see Fairness Opinion of Evans & Evans, Inc. in Annex B). You are encouraged to read this opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken.

Opinion of American Exploration's Financial Advisor

The board of directors of American Exploration retained Working Capital Corporation, an independent professional valuation expert, to prepare a fairness opinion to assist the board in its consideration of the Merger and related transactions. It is the opinion of Working Capital Corporation that the Merger is fair, from a financial point of view, to the stockholders of American Exploration (see Fairness Opinion of Working Capital Corporation in Annex B). You are encouraged to read this opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken.

Board of Directors and Management of Mainland Following the Merger

Mainland's board of directors and executive officers will be as follows after the Merger becomes effective:

Name and Municipality of Residence	Age	Current Office with Mainland
Michael J. Newport The Woodlands, Texas, USA	56	President, Chief Executive Officer and a director
William D. Thomas Vancouver, BC, Canada	59	Chief Financial Officer and a director
Simeon King Horton Shreveport, LA, USA	58	Vice President Geology and a director
Angelo Viard Raleigh, NC, USA	37	Director
Peter G. Wilson Vancouver, BC, Canada	42	Vice President of Corporate Development and a director
Gerry Jardine Vancouver, BC, Canada	59	Director

The Stockholder Meetings

Mainland.  The Mainland special meeting will be held for the following purposes:

  to consider and vote upon a proposal to adopt the Merger Agreement, which provides for, among other things, the Merger of American Exploration with and into Mainland, and the issuance of Mainland securities to American Exploration security holders as the Merger consideration;

  to consider and vote upon any adjournment of the special meeting, if necessary or appropriate to solicit additional proxies in favor of the foregoing proposal; and

  to transact any other business that may properly come before the special meeting or any adjournment or postponement of the special meeting.

American Exploration.  The American Exploration special meeting will be held for the following purposes:

  to ratify the election of the directors of American Exploration;

  to approve the actions of Officers and Directors of American Exploration;

  to consider and vote upon a proposal to adopt the Merger Agreement;

  to consider and vote upon any adjournment of the special meeting, if necessary or appropriate to solicit additional proxies in favor of the foregoing proposal; and

  to transact any other business that may properly come before the special meeting or any adjournment or postponement of the special meeting.

Record Dates

Mainland.  You may vote at the special meeting of Mainland stockholders if you owned Mainland common stock at the close of business on ◆ , 2011.

American Exploration.  You may vote at the special meeting of American Exploration stockholders if you owned American Exploration common stock at the close of business on ◆ , 2011.

Votes Required

Mainland.  Each share of Mainland common stock outstanding as of the record date will be entitled to one vote at the Mainland special meeting. Adoption of the Merger Agreement, which provides for, among other things, the Merger of American Exploration with and into Mainland and the issuance of Mainland securities to American Exploration security holders as the Merger consideration, requires the affirmative vote of a majority of the then outstanding shares of Mainland common stock that are entitled to vote as of the record date. Any adjournment of the special meeting, if necessary or appropriate to solicit additional proxies requires the affirmative vote of the holders of Mainland common stock representing a majority of the votes present in person or by proxy at the special meeting entitled to vote.

If a Mainland stockholder abstains from voting, that action will be the equivalent of a vote "against" all of the matters to be voted upon. A broker non-vote will be the equivalent of a vote "against" the adoption of the Merger Agreement. A broker non-vote will have no effect on any adjournment of the special meeting, if necessary or appropriate to solicit additional proxies.

American Exploration.  Each share of American Exploration common stock outstanding as of the record date is entitled to one vote at the American Exploration special meeting. Adoption of the Merger Agreement by American Exploration stockholders requires the affirmative vote of a majority of the then outstanding shares of American Exploration common stock that are entitled to vote as of the record date. Any adjournment of the special meeting, if necessary or appropriate to solicit additional proxies requires the affirmative vote of the holders of American Exploration common stock representing a majority of the votes present in person or by proxy at the special meeting entitled to vote.

If an American Exploration stockholder abstains from voting, that action will be the equivalent of a vote "against" all of the matters to be voted upon. A broker non-vote will be the equivalent of a vote "against" adopting the Merger Agreement, but will have no effect on any adjournment of the special meeting, if necessary or appropriate to solicit additional proxies.

An abstention occurs when a stockholder abstains from voting (either in person or by proxy) on one or more of the proposals. Broker non-votes occur when a bank, broker or other nominee returns a proxy but does not have authority to vote on a particular proposal.

Outstanding Shares and Share Ownership of Management

Mainland.  As of the record date for the Mainland special meeting, there were ◆ shares of Mainland common stock outstanding. Directors and executive officers of Mainland beneficially owned approximately ◆ % of the outstanding shares of Mainland common stock on the record date.

American Exploration.  As of the record date for the American Exploration special meeting, there were 60,273,333 shares of American Exploration common stock outstanding. Directors and executive officers of American Exploration beneficially owned approximately 7.79% of the outstanding shares of American Exploration common stock on the record date.

Risks Relating to the Merger

You should be aware of and consider carefully the risks relating to the Merger described under "Risk Factors." These risks include possible difficulties in combining two companies that have previously operated independently.

Tax Consequences of the Merger

Mainland and American Exploration each expect the Merger to be a tax-free reorganization pursuant to Section 368(a) of the Code to the extent American Exploration stockholders receive Mainland common stock pursuant to the Merger. See "Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 81.

A Canadian shareholder who receives Mainland common shares in exchange for American Exploration common shares on the Merger will, based on Mainland's tax counsel's understanding of the administrative practices of the Canada Revenue Agency, do so on a tax-deferred basis, unless the shareholder elects to do so on a taxable basis. See "Certain Canadian Federal Income Tax Consequences of the Merger" beginning on page 82.

Tax matters can be complicated and the tax consequences of the Merger to you will depend on your particular situation. Please consult your tax advisors for a full understanding of the tax consequences of the Merger to you.

Accounting Treatment

The Merger will be accounted for as an acquisition of American Exploration by Mainland using the "acquisition" method of accounting. American Exploration uses the full cost method of accounting for its oil and natural gas properties. Mainland uses, and will continue to use, post-Merger, the full cost method of accounting for its oil and gas properties.

Stockholders Statutory Dissent Rights under Nevada Law

Under applicable Nevada law, holders of Mainland and American Exploration common stock are entitled to certain rights of dissent with respect to the Merger. Any holders of shares of Mainland or American Exploration common stock that properly exercise and perfect their dissent rights will be entitled to receive the payment provided by Section 92A.460 of Chapter 92A of the Nevada Revised Statutes, which is attached hereto as Annex C, in respect of their shares instead of the Merger consideration.

If a dissenting American Exploration stockholder fails to perfect or effectively withdraws or loses such right to dissent from the Merger, the stockholder's American Exploration shares will be converted into the right to receive the Merger consideration.

If a dissenting Mainland stockholder fails to perfect or effectively withdraws or loses such right to dissent from the Merger, the stockholder's Mainland shares will remain issued and outstanding.

The Merger Agreement provides that if holders of more than 5% of either Mainland or American Exploration's shares elect to exercise dissent rights, the Merger will not proceed unless Mainland or American Exploration agrees to waive this termination right.

Conditions to Completion of the Merger

A number of conditions must be satisfied before the Merger will be completed. These include principally:

(a)        the Merger shall have been approved at the special meeting of American Exploration's stockholders by the affirmative vote of a majority of the then outstanding shares of American Exploration common stock that are entitled to vote as of the record date;

(b)        the Merger shall have been approved at the special meeting of Mainland's stockholders by the affirmative vote of a majority of the then outstanding shares of Mainland common stock that are entitled to vote as of the record date;

(c)        there shall be no order or decree of a governmental or regulatory body (including, without limitation, the Securities and Exchange Commission) restraining or enjoining the consummation of the Merger;

(d)        there shall be no proceeding of a judicial or administrative nature or otherwise, brought by a governmental or regulatory body (including, without limitation, the Securities and Exchange Commission) in progress or threatened that relates to or results from proposed Merger that would, if successful, result in an order or ruling that would preclude completion of the Merger in accordance with the Merger Agreement;

(e)        all required regulatory consents, waivers, permits, orders and approvals shall have been obtained, where the failure to do so would constitute a criminal offence, or would have a material adverse effect on Mainland or American Exploration, as the case may be; and

(f)        there shall be no pending or threatened suit, action or proceeding by a governmental or regulatory body (including, without limitation, the Securities and Exchange Commission), in each case that has a reasonable likelihood of success:

(i)        seeking to restrain or prohibit the consummation of the Merger or seeking to obtain from Mainland or American Exploration any damages that are material in relation to American Exploration taken as a whole;

(ii)       seeking to prohibit or materially limit the ownership or operation by Mainland of any material portion of the American Exploration's business or assets, or to compel Mainland to dispose of or separately hold any material portion of American Exploration's business or assets, as a result of the Merger;

(iii)      seeking to prohibit Mainland from effectively controlling in any material respect the American Exploration's business or operations; or

(iv)        there is in effect any other circumstance which is reasonably likely to have a material adverse effect on Mainland or American Exploration, or on Mainland as the surviving corporation of the Merger.

Mainland's obligation to complete the Merger is subject to the fulfilment of certain conditions precedent, including the following:

(a)        American Exploration shall have performed, in all material respects, all of its covenants under the Merger Agreement;

(b)        the number of holders of American Exploration common shares exercising dissent rights shall not exceed 5% of the total issued and outstanding shares of American Exploration common stock;

(c)        the number of holders of Mainland common shares exercising dissent rights shall not exceed 5% of the total issued and outstanding shares of Mainland common stock;

(d)        the representations and warranties of American Exploration under the Merger Agreement shall be true and correct in all material respects as of the effective date of the Merger as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, or except as affected by transactions contemplated or permitted by the Merger Agreement);

(e)        American Exploration shall not have been subject to a material adverse change prior to the effective date of the Merger;

(f)        the parties shall have agreed upon a definitive Exchange Ratio;

(g)        all necessary corporate action shall have been taken by American Exploration to permit the consummation of the Merger; and

(h)        Mainland shall have received a satisfactory legal opinion from legal counsel to American Exploration.

American Exploration's obligation to complete the Merger is subject to the fulfilment of certain conditions precedent, including the following:

(a)        Mainland shall have performed, in all material respects, all of its covenants under the Merger Agreement;

(b)        the amount of Mainland's unencumbered cash in its bank accounts at the effective time of the Merger, less all payables and accrued payables estimated (on a consolidated basis) as of closing, shall be at least $7,500,000 (less $50,000 per month allowable operating expenses incurred for each month, pro rated, from March 1, 2010 to the effective time of the Merger) (American Exploration has agreed to waive this condition);

(c)        the number of holders of American Exploration common shares exercising dissent rights shall not exceed 5% of the total issued and outstanding shares of American Exploration common stock;

(d)        the number of holders of Mainland common shares exercising dissent rights shall not exceed 5% of the total issued and outstanding shares of Mainland common stock;

(e)        the representations and warranties of Mainland under the Merger Agreement shall be true and correct in all material respects as of the effective date of the Merger as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, or except as affected by transactions contemplated or permitted by the Merger Agreement);

(f)        Mainland shall not have been subject to a material adverse change prior to the effective date of the Merger;

(g)        the parties shall have agreed upon a definitive Exchange Ratio;

(h)        all necessary corporate action shall have been taken by Mainland to permit the consummation of the Merger; and

(i)        American shall have received a satisfactory legal opinion from legal counsel to Mainland.

To the extent provided in the Merger Agreement, either American Exploration or Mainland may waive conditions for the benefit of itself and its stockholders and complete the Merger even though one or more of these conditions have not been met. At this time, we cannot assure you that all of the conditions will be satisfied or waived or that the Merger will occur. (See "The Merger Agreement" page 77.)

WHERE YOU CAN FIND MORE INFORMATION

If you would like additional copies without charge, of this joint proxy statement/prospectus or if you have questions about the Merger, including the procedures for voting your shares, you should contact:

Mainland Resources, Inc. 21 Waterway Avenue, Suite 300 The Woodlands, Texas 77380 (281) 362-2860 Attention: Michael J. Newport, CEO	American Exploration Corporation Suite 2600, 520 5th Avenue S.W. Calgary, Alberta T2P 3R7 (403) 233-8484 Attention: Steven Harding, President & CEO

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

Mainland

The following tables set forth Mainland's selected consolidated historical financial information that has been derived from: (a) Mainland's unaudited financial statements as of May 31, 2011 and the three month period then ended; and (b) Mainland's audited financial statements as of February 28, 2011, February 28, 2010, February 28, 2009, February 29, 2008 and February 28, 2007 and the years then ended, and from inception (May 12, 2006) to February 28, 2011. This disclosure does not include the effects of the Merger. You should read this financial information in conjunction with "Information Regarding Mainland - Results of Operations," "Information Regarding Mainland - Liquidity and Capital Resources," our audited financial statements and notes thereto for the year ended February 28, 2011, and our unaudited financial statements and notes thereto for the three-month period ended May 31, 2011, included in this document.

Statement of Operations (Unaudited)
	Three months Ended May 31, 2011	Three months Ended May 31, 2010	Inception (May 12, 2006) to May 31, 2011

General and Administrative Expenses
Consulting Fees	$ 126,380	$ 91,418	$ 1,372,646
Management- related party	161,306	169,959	1,184,890
Marketing expenses	-	596,492	2,094,124
Office and general	62,678	84,494	624,996
Professional fees	147,090	318,506	1,769,594
Salary expense	-	2,592,530	18,270,580
	489,497	3,853,399	25,316,830
Net Operating Loss	(489,497)	(3,853,399)	(25,316,830)
Other Items
Interest income	2,979	4,254	27,517
Interest expense	(28,959)	-	(28,959)
Gain on settlement of debt	-	-	33,239
Loss on abandonment on option deposit	-	-	(1,300,000)
Net Loss Before Income Tax	(523,434)	(3,849,145)	(26,585,033)
Federal income tax benefit from continuing operations	-	-	2,600,000
(Loss) from Continuing Operations	(523,434)	(3,849,145)	(23,985,033)
Discontinued Operations
Income/(loss) from discontinued operations	-	(192,875)	101,899
Gain on disposal of discontinued operations, net of tax expense of $2,600,000	-	10,753,726	10,753,726
Income from Discontinued Operations	-	10,560,851	10,855,625
Net Income (Loss) for the Period	$ (523,434)	$ 6,711,706	$ (13,129,408)

Basic and Diluted Loss Per Common Share
From continuing operations	$ (0.01)	$ (0.05)
From discontinued operations	0.00	0.13
	$ (0.01)	$ 0.08
Weighted Average Number of Common Shares Outstanding - Basic	80,969,502	80,969,502

Weighted Average Number of Common Shares Outstanding - Diluted	80,969,502	81,248,379

	Statement of Operations Data
	Year Ended February 28, 2011	Year Ended February 28, 2010	Year Ended February 28, 2009	Year Ended February 29, 2008	May 12, 2006 (inception) to February 28, 2007	May 12, 2006 (inception) to February 28, 2011
General and Administrative Expenses
Consulting fees	$ 339,558	$ 311,334	$ 595,374	$ -	$ -	$ 1,246,266
Management fees - related party	632,600	250,164	126,400	8,627	5,793	1,023,584
Marketing expenses	612,992	560,025	921,107	-	-	2,094,124
Office and general	297,170	123,101	82,376	58,657	592	562,318
Mineral property costs	-	-	-	10,070	4,440	-
Professional fees	820,335	490,858	243,710	67,169	431	1,622,504
Stock based compensation	5,119,895	1,148,000	12,002,685	-	-	18,270,580
	7,822,551	2,883,482	13,971,652	144,453	11,256	24,819,376
Net Operating Loss	(7,822,551)	(2,883,482)	(13,971,652)	(144,523)	(11,256)	(24,819,376)
Other Items
Interest income	16,069	1,070	7,399	-	-	24,538
Gain on settlement of debt	-	-	33,239	-	-	33,239
Loss on abandonment of option deposit	-	(1,300,000)	-	-	-	(1,300,000)
Net Loss Before Income Tax	(7,806,482)	(4,182,412)	(13,931,014)	(144,523)	(11,256)	(26,061,599)
Federal income tax benefit from continuing operations	2,600,000	-	-	-	-	2,600,000
(Loss) from Continuing Operations	(5,206,482)	(4,182,412)	(13,931,014)	(144,523)	(11,256)	(23,461,599)
Discontinued Operations
Income (Loss) From Discontinued Operations	(204,272)	(34,575)	355,256	-	-	101,899
Gain on disposal of discontinued operations, net of tax expense of $2,600,000	10,753,726	-	-	-	-
Income (Loss) from Discontinued Operations	10,549,454	(34,575)	355,256	-	-	10,753,726
Net Income (Loss) for the Period	5,342,972	(4,216,987)	(13,576,180)	(144,523)	(11,256)	(12,605,974)

Basic and Diluted Loss Per Common Share
From continuing operations	$ (0.06)	$ (0.05)	$ (0.18)	$ (0.01)	$ (0.00)
From discontinued operations	0.13	0.00	0.00	-	-
	$ 0.07	$ (0.05)	$ (0.18)	$ (0.01)	$ (0.00)
Weighted Average Number of Common Shares Outstanding - Basic	80,969,502	80,569,066	77,055,822
Weighted Average Number of Common Shares Outstanding - Diluted	81,542,712	-	-

Balance Sheet Data

	May 31, 2011	February 28, 2011
	(Unaudited)	(Audited)
Current Assets
Cash	$ 7,204	$ 62,978
Promissory Note Receivable	62,979	60,000
Prepaid expenses	19,817	38,216
Total current assets	90,000	161,194
Oil and Gas Properties
Unproved	14,773,801	14,685,943
Total Oil and Gas Properties	14,773,801	14,685,943
Total Assets	$ 14,863,801	$ 14,847,137

Current Liabilities
Accounts payable and accrued liabilities	$ 3,411,355	$ 3,254,785
Drilling advances	124,773	48,745
Promissory note payable -related party	960,000	652,500
Total Current Liabilities	4,496,128	3,956,030
Stockholders' Equity
Common stock, 600,000,000 shares authorized with $0.0001 par value
Issued and outstanding - 80,969,502 common shares
(February 28, 2011 - 80,969,502)	8,097	8,097
Additional paid-in-capital	23,488,984	23,488,984
Deficit accumulated during exploration stage	(13,129,408)	(12,605,974)
Total Stockholders' Equity	10,367,673	10,891,107
Total Liabilities & Stockholders' Equity	$ 14,863,801	$ 14,847,137

	Balance Sheet Data
	February 28,	February 28,	February 29,	February 28,	February 28,
	2011	2010	2009	2008	2007
	(Audited)	(Audited)	(Audited)	(Audited)	(Audited)
Current Assets
Cash	$ 62,978	$ 610,124	$ 150,276	$ 19,495	$ 14,236
Accounts receivable	-	-	373,045	-	-
Promissory note receivable	60,000	-	-	-	-
Prepaid expenses	38,216	31,918	-	-	-
Deposit on properties	-	-	1,100,000	-	-
Total Oil and Gas Properties	14,685,943	3,534,436	775,011	9,176	-
Assets Held for Sale	-	8,172,462	-	-	-
Total Assets	$ 14,847,137	$ 12,348,940	$2,398,332	$ 28,671	$ 17,236

Total Current Liabilities	$ 3,956,030	$ 711,044	$ 70,230	$ 127,496	-
Liabilities Held for Sale	-	11,209,656	-	-	-
Total Stockholders' Equity (Deficit)	10,891,107	428,240	2,328,102	(98,825)	17,236

American Exploration

The following tables set forth selected consolidated historical financial information that has been derived from: (a) American Exploration's unaudited financial statements as of March 31, 2011 and the three-month period then ended; and (b) American Exploration's audited financial statements as of December 31, 2010, 2009, 2008, 2007 and 2006, and the years then ended. This selected historical consolidated financial data does not include the effect of the Merger. You should read this financial information in conjunction with "Information Regarding American Exploration - Results of Operations for American Exploration," American Exploration's audited financial statements and notes thereto for the year ended December 31, 2011, and American Exploration's unaudited financial statements and notes thereto for the three-month period ended March 31, 2011, included in this document.

	Three Months	Three Months	Inception
	Ended	Ended	(May 11, 2006)
	March 31, 2011	March 31, 2010	to March 31, 2011
	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$ -	$ -	$ -

Operating Expenses
General and administrative	158,379	206,476	2,853,393
Depreciation and Amortization	842	842	9,095
Total Operating Expenses	159,221	207,318	2,862,488

Loss from Operations	(159,221)	(207,318)	(2,862,488)

Other income (expense)
Loss on sale of assets	-	-	(1,161)
Other income	-	75,000	75,000
Interest expense	(6,102)	(3,445)	(83,260)
Total other income (expense)	(6,102)	71,555	89,019

Net loss	$(165,323)	$ (135,763)	$ (2,773,469)

Net loss per common share - basic and diluted	$ (0.00)	$(0.00)

Weighted average shares - basic and diluted	60,273,333	59,900,000

		Statement of Operations Data
	Year Ended December 31,	Year Ended December 31,	Year Ended December 31,	Year Ended December 31,	Inception (May 11, 2006) to December 31	Inception (May 11, 2006) to December 31
	2010	2009	2008	2007	2006	2010
	(Audited)	(Audited)	(Audited)	(Audited)	(Audited)	(Audited)
Operating Expenses
General and administrative	$ 691,251	$ 1,831,173	$ 104,328	$ 59,271(1)	$ 8,991(1)	$2,695,014
Depreciation and amortization	3,368	3,333	681	807	64	8,253
Total Operating Expenses	694,619	1,834,506	105,009	60,078	9,055	2,703,267
Loss From Operations	(694,619)	(1,834,506)	(105,009)	(60,078)	(9,055)	(2,703,267)
Other Income (Expense)
Interest expense	(15,866)	(61,652)	-	-	-	(77,518)
Loss on sale of assets	-	-	(1,161)	-	-	(1,161)
Other income	173,800	-	-	-	-	173,800
Total Other Income (Expense)	157,934	(61,652)	(1,161)	-	-	95,121
Net Loss	$ (536,685)	$ (1,896,158)	$ (106,170)	$ (60,078)	$ (9,055)	$(2,608,146)

Net Loss Per Common Share - Basic and Diluted	$ (0.01)	$ (0.02)	Note 2	Note 2	Note 2
Weighted Average Common Shares - Basic and Diluted	60,177,991	76,873,982	136,149,658	6,475,000	5,284,936

Notes: 1. Certain amounts have been reclassified to conform to the presentation for the years ended December 31, 2009 and 2008. 2. Less than $0.01.

Balance Sheet Data
	March 31, 2011	December 31, 2010
	(Unaudited)	(Audited)

Current Assets
Cash and cash equivalents	$ 11,807	$ 10,733
Oil and gas properties	3,771,001	3,771,001
Website, net of amortization	2,182	3,024
Total Assets	$ 3,784,990	$ 3,784,758

Total current liabilities	$ 435,110	$ 353,676
Total stockholders' equity	$ 3,349,880	$ 3,431,082

	Balance Sheet Data
	December 31,
	2010	2009	2008	2007	2006
	(Audited)	(Audited)	(Audited)	(Audited)	(Audited)

Current Assets
Cash and cash equivalents	$10,733	$ 9,560	$ 159,525	$ 35,550	$ 91,959
Oil and gas properties	3,771,001	3,771,001	781,250	-	-
Website, net of amortization	3,024	6,392	9,725	1,567	2,236
Total Assets	$ 3,784,758	$ 3,786,953	$ 950,500	$ 37,117	$ 94,195

Total current liabilities	$ 353,676	$ 220,958	$ 22,553	$ 3,000	$ -
Total stockholders' equity	3,431,082	3,565,995	950,500	34,117	94,195

SUMMARY HISTORICAL OIL AND NATURAL GAS RESERVES, PRODUCTION INFORMATION AND OTHER DATA

The following information should be read in conjunction with the information contained in the financial statements and notes thereto included in this joint proxy statement/prospectus.

Mainland

On March 12, 2010, Mainland entered into a purchase and sale agreement for the sale to EXCO Operating Company, LP, a wholly owned subsidiary of Exco Resources, of its interest in the Haynesville Shale portion of the East Holly Field leases, for approximately $28,159,000. This agreement, which closed on April 22, 2010 with an effective date of January 1, 2010, provided for the sale of all of Mainland's right, title and interest below the base of the Cotton Valley formation in the East Holly Field, Desoto Parish, Louisiana, and included the interests that Mainland then held in the Griffith 11-1 well and the Dehan et al, both of which are located in the East Holly Field.

As a result of the sale of our interest in the Haynesville Shale portion of the East Holly Field leases, we had no proved oil and natural gas reserves at February 28, 2011, based on the definitions and disclosure guidelines of the SEC contained in Title 17, Code of Federal Regulations, Modernization of Oil and Gas Reporting, Final Rule, released January 14, 2009 in the Federal Register.

We continue to retain all rights to all formations above the base of the Cotton Valley formation, encompassing the 2,255 net acres (including the Hosston, Cotton Valley and Upper Bossier zones) with an estimated 65 net potential drilling locations. Detailed analysis of the Cotton Valley/Hosston and Upper Bossier formations on the East Holly Field has been facilitated by review of the drill logs obtained from our previous Haynesville Shale joint venture partner, Petrohawk Energy Corporation ("Petrohawk").

Although five recent wells drilled by Petrohawk through the Hosston and Cotton Valley zones to the Haynesville Formation on the East Holly Prospect calculate as productive, the wells that we are planning to drill in the Hosston and Cotton Valley formations will be exploratory in nature and intended to evaluate the gas production value of these formations. We currently do not have the funds to commence drilling in the Hosston/Cotton Valley formations of the East Holly Prospect, but may be able to commence drilling in 2011 if we are able to engage a joint venture partner or secure funding from investors (neither of which can be assured). The total completed well cost of the first well is estimated at between $2 million and $2.25 million dollars.

On November 10, 2010, the Company engaged Ryder Scott Company to quantify its resources in the Hosston and Cotton Valley intervals encountered while drilling five wells to develop the Haynesville formation. On January 6, 2011, the final results from the Ryder Scott Company analysis of Hosston and Cotton Valley reserves at its East Holly Field in De Soto Parish, Louisiana, based on SEC guidelines and pricing as of December 31, 2010, were Net Possible Undeveloped Reserves of 60 Bcf of gas and 226,000 barrels of condensate.

Mainland's Buena Vista Prospect is located along the Gulf Coast Salt Basin in the Buena Vista area of Jefferson County, Mississippi. Based on proprietary information gained from previous drilling, Mainland believes an extension of the Haynesville Formation (Shale) similar to the discovery region in Louisiana may exist there.

In early April 2010, as operator on the Buena Vista Prospect, we issued an Authority for Expenditure (AFE) for the Burkley-Phillips No. 1 Well that has now been drilled on the Prospect for the purpose of evaluating the Haynesville Formation (Shale). Drilling commenced in July 2010 and the well reached the projected total depth of 22,000 feet on December 27, 2010. Production casing was set on the well shortly afterwards, in early January 2011. The AFE estimated the drilling cost to be approximately $8,650,000 and completion cost to be approximately $4,900,000 for a total completed well cost of approximately $13,550,000. The actual total drilling cost is approximately $10,200,000.

We captured a 21-foot full core of the Haynesville Shale from the Burkley-Phillips No. 1 Well (taken from 20,415 feet to 20,436 feet measured depth) in early December, 2010, when the well was at a depth of 20,471 feet. The core was transported to the Houston, Texas facilities of Core Laboratories NV's Core Lab Petroleum Services Division for comprehensive core analysis, with the view to determining potential volumes of gas in place within the matrix, porosity, permeability, gas quality, mineralogy and total organic content.

In late January 2011, we received the results from the first series of core analyses which we believe supports excellent gas potential within the Burkley-Phillips No. 1 Well. The reservoir characteristics observed in the cored interval were found to be consistent with other gas producing shales when compared to an existing dataset of gas producing shales. In addition, an extreme over-pressure was observed in the Burkley-Phillips No. 1 Well, which we expect will lend itself to larger gas recoveries within smaller pore spaces.

The initial core analysis results also confirmed that mineralogy and total organic carbon percentage measured are within prospective ranges for the shale-dominated reservoir encountered. Porosity, permeability and water saturation values were also calculated. These values were plotted against other known gas producing shale reservoirs, and were used to "fingerprint" the reservoir, allowing our Company to draw direct comparisons with regards to shale gas potential.

We believe that the laboratory measurement of gas filled porosity supports the multiple mud log gas shows we saw while drilling the well through the captured core interval.

The information received from first series of core analyses is being incorporated into a broader assessment coordinated by our Company's land, geology and management teams. We plan to provide continual reports on further interpretation as additional analyses are completed as part of our Company's anticipated updates.

American Exploration

As of the date of this joint proxy statement/prospectus, American Exploration has not commenced drilling on any of its properties.

During fiscal year ended December 31, 2010 and previous fiscal years, American Exploration had no oil and gas reserves or production.

SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following summary unaudited pro forma combined financial information is compressed for illustrative purposes, does not include the corresponding notes contained in the full unaudited pro forma combined financial information included in this joint proxy statement/prospectus, and the amounts shown under "Consolidated" for any particular line item are not intended to be additive of the amounts for that line item shown under "Mainland Resources" and "American Exploration."

This unaudited pro forma combined financial data is not necessarily indicative of the results of operations or the financial position that would have occurred had the Merger been consummated on the assumed dates nor is it necessarily indicative of future results of operations or financial position. The pro forma combined financial data should be read together with "Information Regarding Mainland - Results of Operations", Information Regarding Mainland - Liquidity and Capital Resources", "Information Regarding American Exploration - Results of Operations for American Exploration", the historical financial statements and related notes of Mainland and American Exploration included in this document and the pro forma combined financial information provided in the section "Unaudited Pro Forma Condensed Combined Consolidated Financial Statements" included in the Financial Statements beginning on page 165 of this joint proxy statement/prospectus.

Table 1: Unaudited Pro Forma Combined
Statement of Operations for the Year Ended February 28, 2011

PRO-FORMA STATEMENT OF OPERATIONS MAINLAND-AMERICAN EXPLORATION FOR THE PERIOD ENDED FEBRUARY 28, 2011
	Mainland Resources	American Exploration	Adjustments	Consolidated

General And Administrative Expenses
Consulting Fees	$ 339,559	$ 189,198	$ -	$ 528,757
Management and rent fees-related parties	632,600	-	-	632,600
Marketing Expenses	612,992	-	-	612,992
Office and General	297,170	88,778	-	385,948
Professional Fees	820,335	78,137	-	898,472
Salary Expense	5,119,895	322,901	-	5,442,796
	7,822,551	679,014	-	8,501,565

Net Operating Loss	7,822,551	679,014	-	8,501,565

Other Items
Interest income (expense)	16,069	19,888	-	3,819
Income from break up fee	-	75,000		75,000
Loss Before Income Taxes	7,806,482	623,902		8,430,384

Federal income tax benefit from continuing operations	2,600,000	-	-	2,600,000

Loss From Continuing Operations	5,206,482	623,903	-	5,830,384

Discontinued Operations
Income (loss) from discontinued operations	(204,272)	-	-	(204,272)
Gain on disposal of discontinued operations, net of tax expense	10,753,726	-	-	10,753,726

Income/(Loss) From Discontinued Operations	10,549,454	-	-	4,923,342
Net Income/(Loss) For The Period	$ 5,342,972	$ (623,902)	-	$ 4,719,070

Basic Earnings Per Share Of Common Stock	$(0.07)	$(0.01)		$(0.05)

Weighted Average Number Of Basic Shares Outstanding	80,969,502	60,083,278		95,990,321

Table 2: Unaudited Pro Forma Combined
Statement of Operations for the Period Ended May 31, 2011

PRO-FORMA STATEMENT OF OPERATIONS MAINLAND-AMERICAN EXPLORATION FOR THE PERIOD ENDED MAY 31, 2011
	Mainland Resources	American Exploration	Adjustments	Consolidated

General And Administrative Expenses
Consulting Fees	$ 126,380	$ -	$ -	$ 126,380
Management and rent fees-related parties	161,306	53,344	-	214,650
Marketing Expenses	-	-	-	-
Office and General	62,678	8,264	-	70,942
Professional Fees	147,090	29,540	100,000	276,630
Salary Expense	-	80,169	-	80,169
	497,454	171,317	100,000	768,771

Net Operating Loss	497,454	171,317	100,000	768,771

Other Items
Interest income (expense)	(25,980)	(8,120)	-	(34,100)
Income from break up fee	-	-	-	-
Loss Before Income Taxes	523,434	179,437	100,000	802,871

Federal income tax benefit from continuing operations	-	-	-	-

Loss From Continuing Operations	523,424	179,437	100,000	802,871

Discontinued Operations
Income (loss) from discontinued operations	-	-	-	-
Gain on disposal of discontinued operations, net of tax expense	-	-	-	-

Income/(Loss) From Discontinued Operations	-	-	-	-
Net Income/(Loss) For The Period	$ (523,434)	$ (179,437)	(100,000)	$ (802,871)

Basic Earnings/(Loss) Per Share Of Common Stock	$(0.01)	$0.00	-	$(0.01)

Weighted Average Number Of Basic Shares Outstanding	80,969,502	60,273,333		96,037,835

Table 3: Unaudited Pro Forma Combined Balance Sheet as of February 28, 2011

PRO-FORMA BALANCE SHEET MAINLAND-AMERICAN EXPLORATION FOR THE YEAR ENDED FEBRUARY 28, 2011
	Mainland Resources	American Exploration	Adjustments	Consolidated

Assets

Current Assets:
Cash	$ 62,978	$ 6,902	$ -	$ 69,880
Prepaids	38,216	-	-	38,216
Promissory Note Receivable	60,000	-	(60,000)	-
Total Current Assets	161,194	6,902	(60,000)	108,096

Oil And Gas Properties
Unproved	14,685,943	3,771,001	4,794,250	23,251,194

Other Assets
Website Amortization	-	2,463	-	2,463
			-
Total Assets	$ 14,847,137	$ 3,780,366	$ 4,734,250	$ 23,361,753

Liabilities And Stockholders Equity

Current Liabilities
Accounts Payable and accrued liabilities	$ 3,254,785	$ 35,812	$ 100,000	$ 3,390,597
Notes payable-related parties	652,500	378,259	(60,000)	970,759
Drilling advances	48,745	-	-	48,745
Income Taxes Payable	-	-	-	-
Total Current Liabilities	3,956,030	414,071	40,000	4,410,101

Total Liabilities	3,956,030	414,071	40,000	4,410,101

Stockholders Equity
Common Stock-Issued and Outstanding	8,097	60,274	(60,274)	8,097
Additional Paid-in-capital	23,488,984	6,025,083	4,854,524	34,368,591
Accumulated Deficit	(12,605,974)	(2,719,062)	(100,000)	(15,425,036)
Total Stockholders Equity	10,891,107	3,366,295	4,694,250	18,951,652

Total Liabilities And Stockholders Equity	14,847,137	3,780,366	4,734,250	23,361,753

Table 4: Unaudited Pro Forma Combined Balance Sheet as of May 31, 2011

PRO-FORMA BALANCE SHEET MAINLAND-AMERICAN EXPLORATION FOR THE PERIOD ENDED MAY 31, 2011
	Mainland Resources	American Exploration	Adjustments	Consolidated

Assets

Current Assets:
Cash	$ 7,204	$ 17,967	$ -	$ 25,171
Prepaids	19,817	-	-	19,817
Promissory Note Receivable	62,979	-	(62,979)	-
Total Current Assets	90,000	17,967	(62,979)	44,988

Oil And Gas Properties
Unproved	14,773,801	3,771,001	5,433,483	23,978,285

Other Assets
Website Amortization	-	1,621	-	1,621

Total Assets	$ 14,863,801	$ 3,790,589	$ 5,370,504	$ 24,024,894

Liabilities And Stockholders Equity

Current Liabilities
Accounts Payable and accrued liabilities	$ 3,411,355	$ 155,454	$ 100,000	$ 3,666,809
Notes payable-related parties	960,000	368,108	(62,979)	1,265,129
Drilling advances	124,773	-	-	124,773
Total Current Liabilities	4,496,128	523,562	37,021	5,056,711

Stockholders Equity
Common Stock-Issued and Outstanding	8,097	60,274	(60,274)	8,097
Additional Paid-in-capital	23,488,984	6,105,252	5,493,757	35,087,993
Accumulated Deficit	(13,129,408)	(2,898,499)	(100,000)	(16,127,907)
Total Stockholders Equity	10,367,673	3,267,027	5,333,483	18,968,183

Total Liabilities And Stockholders Equity	14,863,801	3,790,589	5,370,504	24,024,894

UNAUDITED COMPARATIVE PER SHARE DATA

The following table sets forth (1) the historical net income (loss) and net book value per share of Mainland common stock in comparison to the pro forma net income (loss) and net book value per share after giving effect to the Merger as an acquisition of American Exploration, and (2) the historical net income (loss) and net book value per share of American Exploration common stock in comparison to the equivalent pro forma net income (loss) and net book value per share attributable to an assumed 0.25 shares of Mainland common stock that will be issued for each share of American Exploration common stock. Neither Mainland nor American Exploration has declared dividends on its common stock since its formation. The information presented in this table should be read in conjunction with (1) the pro forma combined financial information appearing elsewhere herein and (2) the consolidated historical financial statements of Mainland and American Exploration and the notes thereto included herein.

	Mainland Resources		American Exploration
	Historical	Pro Forma Combined	Historical	Pro Forma Equivalent

Three Months Ended May 31, 2011
Basic Earnings/(Loss) Per Share of Common Stock	$(0.01)	$(0.01)	$0.00	$0.00
Diluted Earnings Per Share of Common Stock	$(0.01)	$(0.01)	$0.00	$0.00
Book Value Per Share of Common Stock	$0.13	$0.20	$0.06	$0.24
Year Ended February 28, 2011
Basic Earnings Per Share of Common Stock	($0.07)	($0.05)	($0.01)	$0.00
Diluted Earnings Per Share of Common Stock	($0.07)	($0.05)	($0.01)	$0.00

(1)     The pro forma equivalent per share amounts were calculated by multiplying the pro forma combined per share amounts by the exchange ratio of 0.25 of a share of Mainland Resources common stock per share of American Exploration Corp common stock.

(2)     The pro forma combined consolidated statements of income for the year ended February 28, 2011 were prepared by combining Mainland Resources' historical consolidated statements of income and American Exploration Corporation's historical consolidated statements of income adjusted to give effect to pro forma events that are (a) directly attributable to the merger, (b) factually supportable and (c) expected to have a continuing impact on combined results.

(3)     Historical book value per share is computed by dividing common stockholders' equity by the number of shares of Mainland Resources or American Exploration common stock outstanding, as applicable. Pro forma combined book value per share is computed by dividing pro forma common stockholders' equity by the pro forma number of shares of Mainland Resources common stock that would have been outstanding as of February 28, 2011.

Comparative Per Share Market Price and Dividend Information

Historical Market Prices of Mainland and American Exploration

Mainland's common stock is quoted on the OTC Bulletin Board under the symbol "MNLU." American Exploration's common stock is quoted on the OTC Bulletin Board under the symbol "AEXP." The following tables set forth the high and low bid prices per share of Mainland's common stock and American Exploration's common stock on the OTC Bulletin Board for the periods shown, adjusted to give retroactive effect to forward and reverse stock splits. These quotations reflect inter-dealer prices without retail mark-up, mark-down, or commissions, and may not reflect actual transactions.

Mainland

Quarter Ended	High Bid	Low Bid
May 31, 2011	$0.80	$0.28
February 28, 2011	$1.00	$0.47
November 30, 2010	$0.55	$0.28
August 31, 2010	$0.84	$0.37
May 31, 2010	$1.61	$0.71
February 28, 2010	$1.84	$1.02
November 30, 2009	$1.55	$0.84
August 31, 2009	$1.70	$1.15
May 31, 2009	$2.13	$1.00
February 28, 2009	$2.90	$1.40
November 30, 2008	$3.15	$1.75
August 31, 2008	$3.68	$1.91
May 31, 2008	$2.00	$0.58

American Exploration

Quarter Ended	High Bid	Low Bid
June 30, 2011	$0.13	$0.05
March 31, 2011	$0.22	$0.10
December 31, 2010	$0.13	$0.06
September 30, 2010	$0.10	$0.06
June 30, 2010	$0.32	$0.09
March 31, 2010	$0.85	$0.23
December 31, 2009	$1.18	$0.51
September 30, 2009	$1.41	$0.65
June 30, 2009	$1.05	$0.60
March 31, 2009	$0.69	$0.57
December 31, 2008	$0.67	$0.60

The following table sets forth the closing sale prices of Mainland's common stock and American Exploration's common stock as reported on the OTC Bulletin Board on (i) March 22, 2010, the last full trading day before the public announcement of the proposed Merger, and (ii) ◆ , 2011, the last practicable trading day prior to mailing this joint proxy statement/prospectus.

	Mainland Closing Price	American Exploration Closing Price

March 22, 2010	$1.23	$0.26
◆ , 2011	$◆	$◆

As of ◆ , 2011, there were ◆ shareholders of record of Mainland common stock and ◆ holders of American Exploration common stock; these numbers do not include beneficial shareholders whose shares are held in street or nominee names.

As disclosed in its current report on Form 8-K dated May 29, 2008, as filed with the Securities and Exchange Commission on May 30, 2008, Mainland effected a 1.5-for-1 forward split of its common stock as of the open of market on May 29, 2008. As a result, each shareholder of record on that date received an additional one-half share of common stock for each share of common stock held, although no fractional shares were issued. There were 26,410,000 shares of common stock issued and outstanding immediately before the forward stock split, and 39,615,000 shares of common stock issued and outstanding immediately afterwards. Notice of the forward stock split was provided to the Financial Industry Regulatory Authority, Inc. but, due to an administrative oversight, a Certificate of Change to effect a simultaneous 1.5-for-1 forward split of Mainland's authorized common stock pursuant to section 207(1) of the Nevada Private Corporations Law (NRS 78.207) was not filed with the Nevada Secretary of State. Mainland subsequently rectified the administrative oversight by filing a Certificate of Change with the Nevada Secretary of State on May 26, 2010 to effect the 1.5-for-1 forward split of its authorized common stock, pursuant to section 207(1) of the Nevada Private Corporations Law. As a result, Mainland's authorized capital was increased from 400,000,000 shares of common stock, par value $0.0001 per share, to 600,000,000 shares of common stock, par value $0.0001 per share. There was no accompanying change to Mainland's issued and outstanding share capital.

As disclosed in its current report on Form 8-K dated August 19, 2008, as filed with the Securities and Exchange Commission on August 20, 2008, American Exploration effected a 14-for-1 forward stock split on August 18, 2008. There were 6,475,000 shares of common stock issued and outstanding immediately before the forward stock split, and 90,650,000 shares of common stock issued and outstanding immediately afterwards. On March 21, 2009, prior executive officers and founders of American Exploration agreed to return an aggregate 54,000,000 shares of common stock, leaving 36,575,000 shares issued and outstanding immediately after these shares were returned to treasury. Notice of the forward stock split was provided to the Financial Industry Regulatory Authority, Inc. but, due to an administrative oversight, a Certificate of Change to effect a simultaneous 14-for-1 forward split of American Exploration's authorized common stock pursuant to section 207(1) of the Nevada Private Corporations Law (NRS 78.207) was not filed with the Nevada Secretary of State. American Exploration subsequently rectified the administrative oversight by filing a Certificate of Change with the Nevada Secretary of State to effect on October 7, 2010 to effect the 14-for-1 forward split of its authorized common stock with a stated effective date of filing of August 18, 2008, pursuant to section 207(1) of the Nevada Private Corporations Law. As a result, American Exploration's authorized capital was increased to 1,400,000,000 shares of common stock, par value $0.001 per share.

As disclosed in its annual report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission on April 15, 2009, American Exploration effected a 1.5-for-1 forward stock split on April 13, 2009. There were 36,575,000 shares of common stock issued and outstanding immediately before the forward stock split, and 54,862,500 shares of common stock issued and outstanding immediately afterwards. Notice of the forward stock split was provided to the Financial Industry Regulatory Authority, Inc. but, due to an administrative oversight, the forward stock split was not properly documented by the filing of a Certificate of Change with the Nevada Secretary of State pursuant to section 207(1) of the Nevada Private Corporations Law (NRS 78.207). American Exploration subsequently rectified the administrative oversight by filing a Certificate of Change with the Nevada Secretary of State on October 8, 2010 to effect the 1.5-for-1 forward split of its authorized common stock pursuant to section 207(1) of the Nevada Private Corporations Law. As a result, American Exploration's authorized capital was increased to 2,100,000,000 shares of common stock, par value $0.001 per share

No History of Dividends and No Dividends Expected in the Foreseeable Future

Mainland is not currently paying dividends on its common stock. After the Merger, Mainland intends to retain its earnings to finance the expansion of its business, repay indebtedness and for general corporate purposes. Therefore, Mainland does not anticipate paying cash dividends on its common stock in the foreseeable future.

Following the Merger, Mainland's board of directors will have the authority to declare and pay dividends on its common stock in the board of directors' discretion, as long as Mainland has funds legally available to do so.

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this document, before you decide whether to vote or instruct your vote to be cast to adopt the Merger Agreement.

Risks Relating to the Merger

We may not realize the benefits of integrating our companies.

To be successful after the Merger, Mainland will need to combine and integrate the operations of Mainland and American Exploration into one company. Integration will require substantial management attention and could detract attention from the day-to-day business of the combined company. Mainland could encounter difficulties in the integration process, such as the need to revisit assumptions about reserves, future production, revenues, capital expenditures and operating costs, including synergies, the loss of key employees or commercial relationships or the need to address unanticipated liabilities. If Mainland cannot integrate the Mainland and American Exploration businesses successfully, it may fail to realize the expected benefits of the Merger.

American Exploration's directors and executive officers have interests in the Merger that may be different from, and in addition to, the interests of other American Exploration stockholders.

It is possible that Steven Harding, the President, Chief Executive Officer and a director of American Exploration, will become a director of Mainland following the Merger. In this event, Mr. Harding would have an interest in the Merger that may be different from, or in addition to, those of American Exploration stockholders, which could create conflicts of interest in his determination to recommend the Merger. You should consider his interests in voting on the Merger. See "The Merger -- Interests of Certain Persons in the Merger that May be Different from Your Interests."

The date that American Exploration stockholders will receive the Merger consideration is uncertain.

The date that American Exploration stockholders will receive the Merger consideration depends on the completion date of the Merger, which is uncertain. While we expect to complete the Merger by August 31, 2011, the completion date of the Merger might be later than expected because of unforeseen events. The Merger Agreement currently provides that the Merger must be completed no later than August 31, 2011 unless Mainland and American Exploration otherwise agree.

Business uncertainties and contractual restrictions while the Merger is pending may have an adverse effect on American Exploration or Mainland.

Uncertainty about the effect of the Merger on management, consultants, suppliers and regulators may have an adverse effect on American Exploration. These uncertainties may impair American Exploration's ability to attract, retain and motivate key personnel until the Merger is consummated and could cause suppliers and others who deal with American Exploration to defer decisions concerning American Exploration or seek to change existing business relationships with American Exploration. In addition, the Merger Agreement restricts both Mainland and American Exploration from making certain acquisitions and taking other specified actions without the other's approval. These restrictions could prevent either party from pursuing attractive business opportunities that may arise prior to the completion of the Merger.

Failure to complete the Merger or delays in completing the Merger could negatively affect Mainland's and American Exploration's stock prices and future businesses and operations.

If the Merger is not completed for any reason, Mainland and American Exploration may be subject to a number of risks, including the following:

  the separate companies will not realize the benefits expected from the Merger, including a potentially enhanced financial and competitive position;

  the current market price of Mainland common stock or American Exploration common stock may reflect a market assumption that the Merger will occur and a failure to complete the Merger could result in a negative perception by the stock market of either company or both generally and a resulting decline in the market price of its or their common stock;

  certain costs relating to the Merger, including certain legal and accounting fees and expenses, must be paid even if the Merger is not completed; and

  there may be substantial disruption to each of Mainland's and American Exploration's business and distraction of each company's management and consultants from day-to-day operations because matters related to the Merger (including integration planning) may require substantial commitments of time and resources, which could otherwise have been devoted to other opportunities that could have been beneficial to Mainland or American Exploration, as applicable.

  Delays in completing the Merger could exacerbate uncertainties concerning the effect of the Merger, which may have an adverse effect on the business following the Merger and could defer or detract from the realization of the benefits expected to result from the Merger.

Ownership by Mainland stockholders will be diluted by the Merger.

The Merger will dilute the ownership position of the current stockholders of Mainland. Based on the number of shares of American Exploration common stock outstanding as of ◆ , 2011, Mainland would issue to American Exploration stockholders between ◆ and ◆ shares of Mainland common stock in the Merger, which will represent an increase in the Mainland aggregate shares outstanding of between ◆ % and ◆ %. As a result, Mainland stockholders would hold between ◆ % and ◆ % of the combined company's common stock outstanding after the completion of the Merger, and American Exploration stockholders would hold between ◆ % and ◆ % of the combined company's common stock outstanding after the completion of the Merger.

The rights of American Exploration stockholders will be governed by Mainland's articles of incorporation, as amended, and bylaws.

All American Exploration stockholders who receive shares of Mainland common stock in the Merger will become Mainland stockholders and their rights as stockholders will be governed by Mainland's articles of incorporation, as amended, and its bylaws.

Risks Relating to the Combined Company After the Merger

We have a history of operating losses and there can be no assurance we will be profitable in the future.

We are an exploration stage oil and gas company with a history of operating losses. We expect to continue to incur losses in the foreseeable future, and may never be profitable. Although our Company has realized revenues in prior operations, as of May 31, 2011, we have an accumulated deficit during the exploration stage of $13,129,408. Further, we sold our remaining 40% interest in the Haynesville Shale portion of the East Holly Field leases on April 22, 2010, with an effective date of January 1, 2010, and we no longer have interests in any producing oil and gas properties. Accordingly, we do not expect positive cash flow from operations in the foreseeable future.

Our Company's continuation as a going concern is dependent upon our ability to fund ongoing operations, carry out our business plan, and ultimately to attain profitable operations, all of which is uncertain.

Our Company's continuation as a going concern is dependent upon our ability to fund ongoing operations, carry out our business plan and ultimately to attain profitable operations, all of which is uncertain. Our audited financial statements for the year ended February 28, 2011, contain additional note disclosures to this effect, and the financial statements do not include any adjustments that might result from the outcome of this uncertainty. In addition, the report of our Company's independent registered public accounting firm accompanying our audited financial statements for the year ended February 28, 2011 contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern.

There can be no assurance that we will be able to raise sufficient additional capital or eventually have positive cash flow from operations to address all of our cash flow needs. If we are not able to find alternative sources of cash or generate positive cash flow from operations, our business and shareholders will be materially and adversely affected.

We will need to raise additional financing to complete further exploration activities.

We sold our remaining 40% interest in the Haynesville Shale portion of the East Holly Field leases for $28,159,604 on April 22, 2010, with an effective date of January 1, 2010. To date, we have applied the net proceeds to: (a) fund the drilling of the Burkley-Phillips No. 1 Well on the Buena Vista prospect in Mississippi; and (b) to retire our debt to Guggenheim. Additional funding will be required to complete our 2011 operations program. In particular, we currently do not have the funds to commence drilling in the Hosston/Cotton Valley formations of the East Holly Prospect. We anticipate that we will receive this funding from a variety of methods, including private placements, equity funding, entering into joint venture transactions with third parties, mezzanine financing and cash flows from successful wells (if any). We believe that we may be able to commence drilling in the Hosston/Cotton Valley formations of the East Holly Prospect in 2011 if we are able to engage a joint venture partner, but there is no assurance that we will be able to do so.

Furthermore, if the results of our initial exploratory drilling activities on the East Holly Prospect and/or the Buena Vista Prospect justify further work on the properties, we will require significant additional financing in order to continue our exploration activities and, if warranted, to undertake any development activities. Our exploration and development of, and participation in, what could evolve into an increasing number of oil and gas prospects may require substantial capital expenditures.

There can be no assurance that we will be successful in our efforts to raise these required funds, or on terms satisfactory to us. The continued exploration of our oil and gas properties, and the development of our business, will depend upon our ability to establish the commercial viability of our oil and gas properties, to develop cash flow from operations, and ultimately to achieve profitability, none of which can be assured.

We believe that debt financing will not be available to us, and that we will have to continue to rely on equity financing, the availability of which cannot be assured or, if available, may result in substantial dilution to our existing stockholders. Alternatively, we may be required to finance additional exploration work and, if merited, future development work on our oil and gas properties by offering interests in such properties to one or more third parties, on an earn-in basis.

We presently believe that debt financing (including project financing) will not be available to us as all of our properties are in the early exploration stage. Accordingly, we will have to continue to rely on equity financing, the availability of which cannot be assured or, if available, may result in substantial dilution to our existing stockholders. If equity financing is not available on terms that are satisfactory to us, we may be required to finance additional exploration work and, if merited, future development work on our oil and gas properties by offering interests in such properties to one or more third parties, on an earn-in basis.

If we are unable to obtain additional financing when it is required, we will not be able to continue our exploration activities and our assessment of the commercial viability of our oil and gas properties. Further, if we are able to establish that development of our oil and gas properties is commercially viable, our inability to raise additional financing at that stage would result in our inability to place our oil and gas properties into production and recover our investment.

Exploration expenditures are difficult to predict, and there is no assurance that our actual cash requirements will not exceed our estimates.

There is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that (i) post-drilling completion costs for the Burkley-Phillips No. 1 Well on the Buena Vista Prospect increase beyond our expectations; or (ii) we encounter greater costs associated with general and administrative expenses or securities offering costs. We currently do not have the funds to commence drilling in the Hosston/Cotton Valley formations of the East Holly Prospect, but may be able to commence drilling in 2011 if we are able to engage a joint venture partner or secure funding from investors (neither of which can be assured).

As our oil and gas properties do not contain any proved reserves, we may not discover commercially exploitable quantities of oil or gas on our properties that would enable us to enter into commercial production, achieve revenues and recover the money we spend on exploration.

Our existing properties do not contain any proved reserves in accordance with the definitions adopted by the SEC and there is no assurance that any exploration program that we carry out will establish reserves. There is a substantial risk that our exploration activities will not result in discoveries of commercially recoverable reserves of oil or gas. Any determination that any of our properties contain commercially recoverable quantities of oil or gas may not be reached until such time that final comprehensive feasibility studies have been concluded establishing that a potential reserve is likely to be economic. There is a substantial risk that any preliminary or final feasibility studies carried out by us will not result in a positive determination that any of our oil and gas properties can be commercially developed.

Our exploration and development activities on our oil and gas properties may not be commercially successful, which could lead us to abandon our plans to develop the property and our investments in exploration.

Our long-term success depends on our ability to establish commercially recoverable quantities of oil and natural gas on our properties that can then be developed into commercially viable operations. Oil and gas exploration is highly speculative in nature, involves many risks and is frequently non-productive. These risks include unusual or unexpected geologic formations, and the inability to obtain suitable or adequate machinery, equipment or labor. The success of oil and gas exploration is determined in part by the following factors:

  identification of potential oil and natural gas reserves based on superficial analysis;

  availability of government-granted exploration permits;

  the quality of management and geological and technical expertise; and

  the capital available for exploration.

Substantial expenditures are required to establish proven and probable reserves through drilling and analysis, to develop processes to extract oil and gas, and to develop the drilling and processing facilities and infrastructure at any chosen site. Whether an oil and gas reserve will be commercially viable depends on a number of factors, which include, without limitation, the particular attributes of the reserve; oil and natural gas prices, which fluctuate widely; and government regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of oil and gas and environmental protection. We may invest significant capital and resources in exploration activities and abandon such investments if we are unable to identify commercially exploitable reserves. The decision to abandon a project may reduce the trading price of our common stock and impair our ability to raise future financing. We cannot provide any assurance to investors that we will discover or acquire any oil or gas reserves in sufficient quantities on any of our properties to justify commercial operations. Further, we will not be able to recover the funds that we spend on exploration if we are not able to establish commercially recoverable reserves of oil or natural gas on our property.

There is no guarantee that the potential drilling locations we have or acquire in the future will ever produce natural gas or oil, which could have a material adverse effect upon our results of operations.

Prospects that we decide to drill may not yield natural gas or oil in commercially viable quantities. Our prospects are in the stage of preliminary evaluation and assessment. We have drilled the Burkley-Phillips No. 1 Well on the Buena Vista prospect in Mississippi and expect to complete the well in 2011, and we are planning on drilling wells in the Hosston/Cotton Valley formations of the East Holly Prospect. However, the use of seismic data, historical drilling logs, offsetting well information, and other technologies and the study of producing fields in the same area will not enable us to know conclusively prior to drilling and testing whether natural gas or oil will be present or, if present, whether natural gas or oil will be present in sufficient quantities or quality to recover drilling or completion costs or to be economically viable.

Although extensive historic and proprietary data from a previous well drilled on the Buena Vista, combined with petrochemical analysis reviewed by our Company's land and geological teams have provided the basis for drilling the Burkley-Phillips No. 1 Well to the deeper Haynesville Formation, it is the only well drilled in the Buena Vista area testing the Haynesville shale since shale gas has emerged as a major production resource. Similarly, although five recent wells drilled by the original operator through the Hosston and Cotton Valley zones to the Haynesville Formation on the East Holly Prospect calculate as productive, the wells that we are planning to drill in the Hosston and Cotton Valley formations will be exploratory in nature and intended to evaluate the gas production value of these formations. We currently do not have the funds to commence drilling in the Hosston/Cotton Valley formations of the East Holly Prospect, but may be able to commence drilling in 2011 if we are able to engage a joint venture partner or secure funding from investors (neither of which can be assured).

There can be no assurance that our current or planned drilling activities will be successful, and we may not recover all or any portion of our capital investment in the wells or the underlying leaseholds. Unsuccessful drilling activities would have a material adverse effect upon our results of operations and financial condition. The cost of drilling, completing, and operating wells is often uncertain, and a number of factors can delay or prevent drilling operations including: (i) unexpected drilling conditions; (ii) pressure or irregularities in geological formations; (iii) equipment failures or accidents; (iv) adverse weather conditions; and (iv) shortages or delays in availability of drilling rigs and delivery of equipment.

Our business is difficult to evaluate because we have a limited operating history.

In considering whether to invest in our common stock, you should consider that there is only limited historical financial and operating information available on which to base your evaluation of our performance. Our inception was May 12, 2006 and, as a result, we have a limited operating history.

We are a new entrant into the oil and gas exploration and development industry without profitable operating history.

Initially, our activities were limited to organizational efforts, obtaining working capital and acquiring and developing a very limited number of mineral properties. Subsequently, we changed our business strategy from mineral exploration to oil and gas exploration. As a result, there is limited information regarding our oil and gas property related production potential or revenue generation potential.

The business of oil and gas exploration and development is subject to many risks and if oil and natural gas is found in economic production quantities, the potential profitability of future possible oil and gas ventures depends upon factors beyond our control. The potential profitability of oil and natural gas properties if economic quantities are found is dependent upon many factors and risks beyond our control, including, but not limited to: (i) unanticipated ground conditions; (ii) geological problems; (iii) drilling and other processing problems; (iv) the occurrence of unusual weather or operating conditions and other force majeure events; (v) lower than expected reserve quantities; (vi) accidents; (vii) delays in the receipt of or failure to receive necessary government permits; (viii) delays in transportation; (ix) labor disputes; (x) government permit restrictions and regulation restrictions; (xi) unavailability of materials and equipment; and (xii) the failure of equipment or drilling to operate in accordance with specifications or expectations.

As part of our growth strategy, we intend to acquire additional oil and gas properties.

As part of our growth strategy, we intend to acquire additional oil and gas production properties. Current and subsequent acquisitions may pose substantial risks to our business, financial condition, and results of operations. In pursuing acquisitions, we will compete with other companies, many of which have greater financial and other resources to acquire attractive properties. Even if we are successful in acquiring additional properties, some of the properties may not produce revenues at anticipated levels or failure to conduct drilling on prospects within specified time periods may cause the forfeiture of the lease in that prospect. There can be no assurance that we will be able to successfully integrate acquired properties, which could result in substantial costs and delays or other operational, technical, or financial problems. Further, acquisitions could disrupt ongoing business operations. If any of these events occur, it would have a material adverse effect upon our operations and results from operations.

We may be unable to identify liabilities associated with the property or obtain protection from sellers against them.

One of our growth strategies is to capitalize on opportunistic acquisitions of oil and natural gas reserves. However, our review of our current acquired property is inherently incomplete because it generally is not feasible to review in depth every individual property involved in each acquisition. A detailed review of records and properties may not necessarily reveal existing or potential problems, nor will it permit a buyer to become sufficiently familiar with the properties to assess fully their deficiencies and potential. Further, environmental problems, such as ground water contamination, are not necessarily observable even when an inspection is undertaken. We may not be able to obtain indemnification or other protections from the sellers against such potential liabilities, which, if realized, would have a material adverse effect upon our results of operations.

The potential profitability of oil and gas ventures depends upon global political and market related factors beyond our control.

World prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. The potential profitability of oil and gas properties is dependent on these and other factors beyond our control. These factors may materially affect our financial performance if we are successful in our exploration activities and ultimately place any oil or gas wells into production, and, in the near term, may impact on our ability to raise financing for our exploration activities.

Production of oil and gas resources, if found, are dependent on numerous operational uncertainties specific to the area of the resource that affects its profitability.

If we are successful in our exploration activities and ultimately place any oil or gas wells into production, the production area specifics will affect profitability. Adverse weather conditions can hinder drilling operations and ongoing production work. A productive well may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the well. Production and treatments on other wells in the area can have either a positive or negative effect on our production and wells. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. The content of hydrocarbons is subject to change over the life of producing wells. The marketability of oil and gas from any specific reserve which may be acquired or discovered will be affected by numerous factors beyond our control. These factors include, but are not limited to, the proximity and capacity of oil and gas pipelines, availability of room in the pipelines to accommodate additional production, processing and production equipment operating costs and equipment efficiency, market fluctuations of prices and oil and gas marketing relationships, local and state taxes, mineral owner and other royalties, land tenure, lease bonus costs and lease damage costs, allowable production, and environmental protection. These factors cannot be accurately predicted and the combination of these factors may result in us not receiving an adequate return on our invested capital.

If production results from operations, we will be dependent upon transportation and storage services provided by third parties.

If we are successful in our exploration activities and ultimately place any oil or gas wells into production, we will be dependent on the transportation and storage services offered by various interstate and intrastate pipeline companies for the delivery and sale of our gas supplies. Both the performance of transportation and storage services by interstate pipelines and the rates charged for such services are subject to the jurisdiction of the Federal Energy Regulatory Commission or state regulatory agencies. An inability to obtain transportation and/or storage services at competitive rates could hinder our processing and marketing operations and/or affect our sales margins.

Our results of operations will be dependent upon market prices for oil and gas, which fluctuate widely and are beyond our control.

If we are successful in our exploration activities and ultimately place any oil or gas wells into production, the production area specifics will affect profitability, our revenue, profitability, and cash flow will depend upon the prices and demand for oil and natural gas. The markets for these commodities are very volatile and even relatively modest drops in prices can significantly affect our financial results and impede our growth. Prices received also will affect the amount of future cash flow available for capital expenditures and may affect our ability to raise additional capital. Lower prices may also affect the amount of natural gas and oil that can be economically produced from reserves either discovered or acquired. Factors that can cause price fluctuations include: (i) the level of consumer product demand; (ii) domestic and foreign governmental regulations; (iii) the price and availability of alternative fuels; (iv) technical advances affecting energy consumption; (v) proximity and capacity of oil and gas pipelines and other transportation facilities; (vi) political conditions in natural gas and oil producing regions; (vii) the domestic and foreign supply of natural gas and oil; (viii) the ability of members of Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls; (ix) the price of foreign imports; and (x) overall domestic and global economic conditions.

The availability of a ready market for our oil and gas, if any, will depend upon numerous factors beyond our control, including the extent of domestic production and importation of oil and gas, the relative status of the domestic and international economies, the proximity of our properties to oil and gas gathering systems, the capacity of those systems, the marketing of other competitive fuels, fluctuations in seasonal demand and governmental regulation of production, refining, transportation and pricing of oil, natural gas and other fuels.

The oil and gas industry in which we operate involves many industry related operating and implementation risks that can cause substantial losses, including, but not limited to, unproductive wells, natural disasters, facility and equipment problems and environmental hazards.

Our drilling activities are subject to many risks, including the risk that we will not discover commercially productive reservoirs. Drilling for oil and natural gas can be unprofitable, not only from dry holes, but from productive wells that do not produce sufficient revenues to return a profit. In addition, our drilling and producing operations may be curtailed, delayed or cancelled as a result of other drilling and production, weather and natural disaster, equipment and service failure, environmental and regulatory, and site specific related factors, including but not limited to: (i) fires; (ii) explosions; (iii) blow-outs and surface cratering; (iv) uncontrollable flows of underground natural gas, oil, or formation water; (v) natural disasters; (vi) facility and equipment failures; (vii) title problems; (viii) shortages or delivery delays of equipment and services; (ix) abnormal pressure formations; and (x) environmental hazards such as natural gas leaks, oil spills, pipeline ruptures and discharges of toxic gases.

If any of these events occur, we could incur substantial losses as a result of: (i) injury or loss of life; (ii) severe damage to and destruction of property, natural resources or equipment; (iii) pollution and other environmental damage; (iv) clean-up responsibilities; (v) regulatory investigation and penalties; (vi) suspension of our operations; or (vii) repairs necessary to resume operations.

If we were to experience any of these problems, it could affect well bores, gathering systems and processing facilities, any one of which could adversely affect our ability to conduct operations. We may be affected by any of these events more than larger companies, since we have limited working capital.

The oil and gas industry is highly competitive and there is no assurance that we will be successful in acquiring leases.

The oil and natural gas industry is intensely competitive, and we compete with other companies that have greater resources. Many of these companies not only explore for and produce oil and natural gas, but also carry on refining operations and market petroleum and other products on a regional, national or worldwide basis. These companies may be able to pay more for productive oil and natural gas properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, these companies may have a greater ability to continue exploration activities during periods of low oil and natural gas market prices. Our larger competitors may be able to absorb the burden of present and future federal, state, local and other laws and regulations more easily than we can, which would adversely affect our competitive position. Our ability to acquire additional properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. In addition, because we have fewer financial and human resources than many companies in our industry, we may be at a disadvantage in bidding for exploratory prospects and producing oil and natural gas properties.

Oil and gas operations are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our business operations.

Oil and gas operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and gas operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. Environmental standards imposed by federal, provincial, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may elect not to insure against due to prohibitive premium costs and other reasons. To date we have not been required to spend material amounts on compliance with environmental regulations. However, we may be required to do so in the future and this may affect our ability to expand or maintain our operations.

In general, our exploration activities are, and any future production activities will be, subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. Specifically, we are subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

We believe that our existing operations comply, in all material respects, with all applicable environmental regulations.

We do not insure against all risks, and we may be unable to obtain or maintain insurance to cover the risks associated with our operations at economically feasible premiums. Losses from an uninsured event may cause us to incur significant costs that could have a material adverse effect upon our financial condition.

Our insurance will not cover all the potential risks associated with the operations of an exploration stage oil and gas company. We may also be unable to obtain or maintain insurance to cover these risks at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, we expect that insurance against risks such as environmental pollution or other hazards as a result of exploration and production may be prohibitively expensive to obtain for a company of our size and financial means. We might also become subject to liability for pollution or other hazards for which insurance may not be available or for which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could have a material adverse effect upon our financial condition, results of operations and cash flows.

Any change to government regulation/administrative practices may have a negative impact on our ability to operate and our profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter our ability to carry on business. The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitability.

We may be unable to retain key employees or consultants or recruit additional qualified personnel.

Our extremely limited personnel means that we would be required to spend significant sums of money to locate and train new employees in the event any of our employees resign or terminate their employment with us for any reason. Due to our limited operating history and financial resources, we are entirely dependent on the continued service of Michael J. Newport, our President and Chief Executive Officer, and William D. Thomas, our Chief Financial Officer. Further, we do not have key man life insurance on any of these individuals. We may not have the financial resources to hire a replacement if one or all of our officers were to die. The loss of service of any of these officers could therefore significantly and adversely affect our operations.

Our officers and directors may be subject to conflicts of interest.

Our officers and directors serve only part time and are subject to conflicts of interest. Each devotes part of his working time to other business endeavours, including consulting relationships with other entities, and has responsibilities to these other entities. Such conflicts include deciding how much time to devote to our affairs, as well as what business opportunities should be presented to us. Because of these relationships, our officers and directors will be subject to conflicts of interest. We have adopted a Code of Conduct for our officers and directors that includes provisions designed to address such conflicts of interest.

Nevada law and our articles of incorporation may protect our directors from certain types of lawsuits.

Nevada law provides that our officers and directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as officers and directors. Our Bylaws permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

Risks related to Mainland's Stock After the Merger

Mainland has not paid any dividends and does not foresee paying dividends in the future.

Payment of dividends on Mainland's common stock is within the discretion of the board of directors and will depend upon its future earnings, its capital requirements, financial condition and other relevant factors. Mainland does not currently anticipate declaring any dividends in the foreseeable future.

The market price of Mainland's common shares is relatively volatile and could cause investor loss. An investor should not consider an investment in Mainland stock unless the investor is capable of sustaining an economic loss of the entire investment.

The market price of a publicly traded stock, especially a resource issuer whose shares are quoted on the OTC Bulletin Board like Mainland, is affected by many variables in addition to those directly related to exploration successes or failures. Such factors include the general condition of market for resource stocks, the strength of the economy, the availability and attractiveness of alternative investments, and the breadth of the public market for the stock. The effect of these and other factors on the market price of our common shares suggests our shares will continue to be volatile. Therefore, investors could suffer significant losses if the price of Mainland shares is depressed or the market is illiquid when an investor seeks liquidity and needs to sell Mainland shares. Mainland securities are highly speculative, and an investor should not consider an investment in its stock unless the investor is capable of sustaining an economic loss of the entire investment.

The exercise of outstanding options and share purchase warrants issued by Mainland will result in the issuance by Mainland of additional common shares and the unrestricted resale of these additional common shares may have a depressing effect on the current trading price of its common shares.

At ◆ , 2011 there were approximately 11,900,000 options of Mainland's securities outstanding. Dilutive securities represent approximately ◆ % of Mainland's issued shares as at ◆ , 2011. Under the Merger with American Exploration, Mainland will issue approximately 15,068,333 shares to the original stockholders of American Exploration, plus 912,500 options to replace American Exploration options and 62,500 warrants to replace American Exploration warrants. The Merger and the exercise of the outstanding options and warrants will result in the issue by Mainland of additional common shares, and the unrestricted resale of these additional common shares may have a depressing effect on the current trading price of Mainland's common shares.

Mainland's common stock is subject to the "penny stock rules" of the SEC, which makes transactions in its common stock cumbersome and may reduce the value of an investment in its common stock.

Mainland's common stock is currently quoted on the OTC Bulletin Board, which is generally considered to be a less efficient market than markets such as NASDAQ or other national exchanges, and which may cause difficulty in conducting trades and obtaining future financing. Further, its securities are subject to the "penny stock rules" adopted pursuant to Section 15(g) of the Securities Exchange Act of 1934, as amended. The penny stock rules apply generally to companies whose common stock trades at less than $5.00 per share, subject to certain limited exemptions. Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade "penny stock" because of the requirements of the "penny stock rules" and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that Mainland remains subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market for its securities. Because Mainland's securities are subject to the "penny stock rules", investors will find it more difficult to dispose of its securities. Further, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

Please read this joint proxy statement/prospectus carefully. You should rely only on the information contained in this joint proxy statement/prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided in this joint proxy statement/prospectus is accurate as of any date other than the date on the front of this prospectus.

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This document and the documents incorporated by reference herein include "forward-looking statements" about Mainland, American Exploration and the combined company, within the meaning of Section 27A of the Securities Act of 1933, as amended (which is referred to as the Securities Act in this joint proxy statement/prospectus), Section 21E of the Securities Exchange Act of 1934, as amended (which is referred to as the Exchange Act in this joint proxy statement/prospectus), and the Private Securities Litigation Reform Act of 1995, regarding the financial position, business strategy, production and reserve growth, possible or assumed future results of operations, and other plans and objectives for the future operations of Mainland following the Merger, and statements regarding integration of the businesses of Mainland and American Exploration and general economic conditions.

The events and circumstances referred to in forward-looking statements are subject to numerous risks and uncertainties. Although we believe that in making such statements our expectations are based on reasonable assumptions, the events and circumstances referred to may be influenced by factors that could cause actual outcomes and results to be materially different from those projected.

Except for their respective obligations to disclose material information under United States federal securities laws, neither Mainland nor American Exploration undertakes any obligation to release publicly any revision to any forward-looking statement, to report events or circumstances after the date of this document or to report the occurrence of unanticipated events.

Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "will," "would," "should," "plans," "likely," "expects," "anticipates," "intends," "believes," "estimates," "thinks," "may" and similar expressions, are forward-looking statements. The following important factors, in addition to those discussed under "Risk Factors" and elsewhere in this document, could affect the future results of the energy industry in general, and Mainland after the Merger in particular, and could cause those results to differ materially from those expressed in or implied by such forward-looking statements:

  uncertainties inherent in the development and production of and exploration for oil and natural gas and in estimating reserves;

  unexpected difficulties in integrating the operations of Mainland and American Exploration;

  the need to make unexpected future capital expenditures (including the amount and nature thereof);

  the impact of oil and natural gas price fluctuations;

  the effects of our indebtedness, and increases in interest rates thereon, which could restrict our ability to operate, make us vulnerable to general adverse economic and industry conditions, place us at a competitive disadvantage compared to our competitors that have less debt, and have other adverse consequences;

  the effects of competition;

  the success of our risk management activities;

  the availability of acquisition or combination opportunities (or lack thereof);

  the impact of current and future laws and governmental regulations;

  environmental liabilities that are not covered by an effective indemnification agreement or insurance; and

  general economic, market or business conditions.

All written and oral forward-looking statements attributable to Mainland or American Exploration or persons acting on behalf of Mainland or American Exploration are expressly qualified in their entirety by such factors. For additional information with respect to these factors, see "Where You Can Find More Information."

THE STOCKHOLDER MEETINGS

Mainland's board of directors is using this document to solicit proxies from Mainland stockholders for use at Mainland's special meeting of stockholders. American Exploration's board of directors is using this document to solicit proxies from American Exploration stockholders for use at American Exploration's special meeting of stockholders. In addition, this document constitutes a prospectus covering the issuance by Mainland of common stock, stock options and common stock purchase warrants pursuant to the Merger Agreement.

Times and Places

The stockholder meetings will be held as follows:

For Mainland stockholders: ◆ a.m., local time ◆ , 2011 ◆ [Location]	For American Exploration stockholders: ◆ a.m., local time ◆ , 2011 ◆ [location]

Purposes of the Stockholder Meetings

Mainland

The purpose of the Mainland special meeting is as follows:

  to consider and vote upon a proposal to approve an amendment Article 5 of Mainland's Articles of Incorporation to provide that Mainland has been incorporated for all lawful purposes, as Article 5 of its Articles of Incorporation currently reflects the original purpose for which it was incorporated - namely, the acquisition of mining property in British Columbia, Canada;

  to consider and vote upon a proposal to adopt the Merger Agreement, which provides for, among other things, the Merger of American Exploration with and into Mainland and the issuance of Mainland securities to American Exploration security holders as the Merger consideration;

  to consider and vote upon any adjournment of the special meeting, if necessary or appropriate to solicit additional proxies in favor of the foregoing proposal; and

  to transact any other business that may properly come before the special meeting or any adjournment or postponement of the special meeting.

Mainland's board of directors has unanimously adopted resolutions (a) approving the proposed amendment to Article 5 of Mainland's Articles of Incorporation to provide that Mainland has been incorporated for all lawful purposes, and (b) approving the Merger Agreement and the transactions contemplated by it, and declaring the Merger Agreement advisable. Mainland's board of directors recommends unanimously that Mainland stockholders vote at the special meeting to (a) approve the proposed amendment to Article 5 of Mainland's Articles of Incorporation to provide that Mainland has been incorporated for all lawful purposes, and (b) adopt the Merger Agreement, which provides for, among other things, the Merger of American Exploration with and into Mainland and the issuance of Mainland securities to American Exploration security holders as the Merger consideration. In addition, Mainland's board of directors recommends unanimously that Mainland stockholders vote to approve any adjournment of the special meeting, if necessary or appropriate to solicit additional proxies.

American Exploration

The purpose of the American Exploration special meeting is as follows:

  to ratify the election of the directors of American Exploration;

  to approve the actions of Officers and Directors of American Exploration;

  to consider and vote upon a proposal to adopt the Merger Agreement;

  to consider and vote upon any adjournment of the special meeting, if necessary or appropriate to solicit additional proxies in favor of the foregoing proposal; and

  to transact any other business that may properly come before the special meeting or any adjournment or postponement of the special meeting.

American Exploration's board of directors has unanimously adopted a resolution approving the Merger Agreement, declared the Merger Agreement advisable and determined that the Merger Agreement and the transactions contemplated by it are fair to and in the best interests of American Exploration and its stockholders, and recommends unanimously that American Exploration stockholders vote at the special meeting to adopt the Merger Agreement and to approve any adjournment of the special meeting, if necessary or appropriate to solicit additional proxies. As described under "The Merger -- Interests of Certain Persons in the Merger that May be Different from Your Interests" beginning on page 76, it is possible that Steven Harding, the President, Chief Executive Officer and a director of American Exploration, will become a director of Mainland following the Merger. In this event, Mr. Harding would have an interest in the Merger that could be different from, or in addition to, those of American Exploration stockholders.

Record Date and Outstanding Shares

Mainland

Only holders of record of Mainland common stock at the close of business on ◆ , 2011 are entitled to notice of, and to vote at, the Mainland special meeting. On the record date, there were ◆ shares of Mainland common stock issued and outstanding held by approximately ◆ holders of record; this figure does not include beneficial shareholders whose shares are held in street or nominee names. Each share of Mainland common stock entitles the holder of that share to one vote on each matter submitted for stockholder approval.

American Exploration

Only holders of record of American Exploration common stock at the close of business on ◆ , 2011 are entitled to notice of, and to vote at, the American Exploration special meeting. On the record date, there were 60,273,333 shares of American Exploration common stock issued and outstanding held by approximately 23 holders of record; this figure does not include beneficial shareholders whose shares are held in street or nominee names. Each share of American Exploration common stock entitles the holder of that share to one vote on each matter submitted for stockholder approval.

Quorum and Vote Necessary to Approve Proposals

Mainland

The presence, in person or by proxy, of the holders of ◆ of the shares of Mainland common stock outstanding is necessary to constitute a quorum at the Mainland special meeting. Adoption of the Merger Agreement, however, requires the affirmative vote of a majority of the then outstanding shares of Mainland common stock that are entitled to vote as of the record date.

Any adjournment of the special meeting, if necessary or appropriate to solicit additional proxies requires the affirmative vote of the holders of Mainland common stock representing a majority of the votes present in person or by proxy at the special meeting entitled to vote, whether or not a quorum exists, without further notice other than by announcement made at the stockholders meeting, so long as the adjournment is for 30 days or less and no new record date is set.

American Exploration

The presence, in person or by proxy, of the holders of 30,136,667 of the shares of American Exploration common stock outstanding is necessary to constitute a quorum at the American Exploration special meeting. Adoption of the Merger Agreement requires the affirmative vote of a majority of the then outstanding shares of American Exploration common stock that are entitled to vote as of the record date.

Any adjournment of the special meeting, if necessary or appropriate to solicit additional proxies requires the affirmative vote of the holders of American Exploration common stock representing a majority of the votes present in person or by proxy at the special meeting entitled to vote, whether or not a quorum exists, without further notice other than by announcement made at the stockholders meeting, so long as the adjournment is for 30 days or less and no new record date is set.

Tabulation of the Votes

Mainland

Mainland has appointed Routh Stock Transfer to serve as the Inspector of Election for the Mainland special meeting. Routh Stock Transfer will independently tabulate affirmative and negative votes and abstentions.

American Exploration

American Exploration has appointed ◆ to serve as the Inspector of Election for the American Exploration special meeting. ◆ will independently tabulate affirmative and negative votes and abstentions.

Proxies

The applicable proxy card will be sent to each Mainland and American Exploration stockholder on or promptly after their respective record dates. If you receive a proxy card, you may grant a proxy to vote on the proposals by marking, dating and signing your proxy card and returning it to Mainland or American Exploration, as applicable, or by following the procedures to submit a proxy by telephone or through the Internet.

If you hold your stock in the name of a bank, broker or other nominee, you should follow the instructions of the bank, broker or nominee when voting your shares.

All shares of stock represented by properly executed proxies (including those given by telephone or through the Internet) received prior to or at the Mainland special meeting or the American Exploration special meeting, as applicable, will be voted in accordance with the instructions indicated on such proxies.

Proxies that have been revoked properly and on time will not be counted. If no instructions are indicated on a properly executed returned proxy (including those given by telephone or through the Internet), that proxy will be voted, with respect to Mainland, to adopt the Merger Agreement and to approve any adjournment of the special meeting, if necessary or appropriate to solicit additional proxies and, with respect to American Exploration, to adopt the Merger Agreement and to approve any adjournment of the special meeting, if necessary or appropriate to solicit additional proxies.

Other Business

The Mainland and American Exploration boards of directors are not currently aware of any business to be acted upon at the stockholders meetings other than the matters described in this joint proxy statement/prospectus. If, however, other matters are properly brought before either meeting, the persons appointed as proxies for the applicable meeting will have discretion to vote or act on those matters according to their judgment.

Revocation of Proxies

You may revoke your proxy before it is voted by:

  submitting a new proxy with a later date;

  notifying the corporate secretary of Mainland or American Exploration, as applicable, in writing before the special meeting that you have revoked your proxy; or

  voting in person or notifying the corporate secretary of Mainland or American Exploration, as applicable, in writing at the special meeting of your wish to revoke your proxy.

Solicitation of Proxies

In addition to solicitation by mail, Mainland and American Exploration may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners. The directors, officers and employees of Mainland and American Exploration may solicit proxies by telephone, Internet or in person. These directors, officers and employees will receive no additional compensation for doing so.

To ensure sufficient representation at the special meetings, Mainland and American Exploration may request the return of proxy cards by telephone, the Internet or in person. The extent to which this will be necessary depends entirely upon how promptly proxy cards are returned. Mainland and American Exploration urge you to send in your proxy without delay.

Each of Mainland and American Exploration will pay its respective cost of soliciting proxies, including the cost of preparing and mailing this document and the expenses incurred by brokerage houses, nominees and fiduciaries in forwarding proxy materials to beneficial owners. For greater certainty, Mainland has agreed to be responsible for the costs of preparing and filing the Registration Statement of which this joint proxy statement/prospectus forms a part. See "Terms of the Merger Agreement -- Termination, Amendment and Waiver -- Fees and Expenses."

MAINLAND - PROPOSAL NUMBER ONE:

APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO PROVIDE THAT MAINLAND HAS BEEN INCORPORATED FOR ALL LAWFUL PURPOSES

The stockholders are being asked to approve an amendment to Article 5 of Mainland's Articles of Incorporation to provide that Mainland has been incorporated for all lawful purposes, as Article 5 of its Articles of Incorporation currently reflects the original purpose for which it was incorporated - namely, the acquisition of mining property in British Columbia, Canada. Mainland's Board of Directors has adopted resolutions approving and authorizing the amendment, and directing that the amendment be submitted to a vote of the stockholders at the special meeting of stockholders.

Specifically, Mainland's stockholders are being asked to adopt the following as a resolution of the stockholders:

"RESOLVED THAT:

1.        The following amendment to the Articles of Incorporation of Mainland Resources, Inc. (the "Corporation"), be and is hereby adopted and approved:

The Articles of Amendment are hereby amended by deleting Article 5 in its entirety and replacing it with the following:

The purpose of this Corporation shall be:

All lawful purposes

2.        Any one director or officer of the Corporation, be and is hereby authorized to execute such instruments and documents, and to take such other actions, as required to give effect to these resolutions."

A copy of the proposed Certificate of Amendment required to give effect to the foregoing amendment to our Articles of Incorporation is attached hereto as Annex A. The Board of Directors determined that the amendment is in the best interests of Mainland and its stockholders and unanimously recommends approval by the stockholders.

If this proposed amendment is approved by the stockholders, the Board of Directors may proceed to file the amendment at any time, thereby making the change to its stated corporate purpose effective.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO PROVIDE THAT MAINLAND HAS BEEN INCORPORATED FOR ALL LAWFUL PURPOSES.

MAINLAND - PROPOSAL NUMBER TWO:

ADOPTION OF MERGER AGREEMENT BETWEEN MAINLAND AND AMERICAN EXPLORATION

Mainland's Board of Directors considers it in the best interests Mainland to conclude the Merger with American Exploration pursuant to the Merger Agreement dated March 22, 2010, whereby American Exploration will be merged with and into the Corporation, with Mainland as the surviving corporation, on the terms and subject to the conditions of the Merger Agreement. Accordingly, Mainland's Board of Directors has adopted resolutions approving and authorizing the Merger Agreement, and the Merger contemplated thereby, and, on April 30, 2010, resolved that the Merger Agreement shall be placed before Mainland's stockholders for their consideration, approval and adoption.

Specifically, Mainland's stockholders are being asked to adopt the following as a resolution of the stockholders:

"RESOLVED THAT:

1.        The merger of Mainland Resources Inc. (the "Corporation") with American Exploration Corporation, on the terms and subject to the conditions of the Merger Agreement and Plan of Merger dated March 22, 2010, as amended (the "Merger Agreement"), be and is hereby approved;

2.        The Merger Agreement be and is hereby approved, ratified and adopted as an agreement of the Corporation; and

3.        Any one director or officer of the Corporation, be and is hereby authorized to execute such other agreements and documents, and to take such other actions, as required to give effect to these resolutions."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE FOREGOING RESOLUTION OF THE STOCKHOLDERS, APPROVING, RATIFYING AND ADOPTING THE MERGER AGREEMENT.

AMERICAN EXPLORATION - PROPOSAL NUMBER ONE:

RATIFICATION OF BOARD OF DIRECTORS

The stockholders are being asked to ratify the election of the current directors of the company. American Exploration has not conducted a meeting of the stockholders within the past two years, and accordingly, the current slate of directors has not been directly approved by a stockholder vote during that time.

Specifically, American Exploration's stockholders are being asked to adopt the following as a resolution of the stockholders:

"RESOLVED THAT:

1.        The following named persons are hereby elected as directors to the Board of Directors of American Exploration Corporation (the "Corporation") for a period of one (1) year or until the next annual meeting of the stockholders, or until their respective successors are duly elected and qualified:

Herb Dhaliwal

Manmohan Minhas

Steven Harding

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION AND ELECTION OF THE BOARD OF DIRECTORS OF THE CORPORATION.

American exploration - PROPOSAL NUMBER TWO:

APPROVAL OF THE ACTIONS OF THE OFFICERS AND DIRECTORS OF AMERICAN EXPLORATION CORPORATION

The stockholders are being asked to ratify the actions of the Officers and Directors of American Exploration.

Specifically, American Exploration's stockholders are being asked to adopt the following as a resolution of the stockholders:

"RESOLVED, that the undersigned, each being familiar with the business operations of American Exploration Corporation (the "Corporation") as set forth in the Corporation's filings with the Securities and Exchange Commission, do each hereby ratify, approve and confirm all of the actions of the Officers and Board of Directors through October 31st , 2010."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE ACTIONS OF THE OFFICERS AND BOARD OF DIRECTORS OF AMERICAN EXPLORATION CORPORATION.

American exploration - PROPOSAL NUMBER THREE:

ADOPTION OF MERGER AGREEMENT BETWEEN MAINLAND AND AMERICAN EXPLORATION

American Exploration's Board of Directors considers it in the best interests of American Exploration to conclude the Merger with Mainland pursuant to the Merger Agreement dated March 22, 2010, as amended, whereby American Exploration will be merged with and into Mainland, with Mainland as the surviving corporation, on the terms and subject to the conditions of the Merger Agreement. Accordingly, American Exploration's Board of Directors has adopted resolutions approving and authorizing the Merger Agreement, and the Merger contemplated thereby, and, has resolved that the Merger Agreement shall be placed before American Exploration's stockholders for their consideration, approval and adoption.

Specifically, American Exploration's stockholders are being asked to adopt the following as a resolution of the stockholders:

"RESOLVED THAT:

1.        The merger of American Exploration Corporation (the "Corporation") with and into Mainland Resources Inc., on the terms and subject to the conditions of the Merger Agreement and Plan of Merger dated March 22, 2010, as amended (the "Merger Agreement"), be and is hereby approved;

2.        The Merger Agreement be and is hereby approved, ratified and adopted as an agreement of the Corporation; and

3.        Any one officer of the Corporation, be and is hereby authorized to execute such other agreements and documents, and to take such other actions, as required to give effect to these resolutions."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE FOREGOING RESOLUTION OF THE STOCKHOLDERS, APPROVING, RATIFYING AND ADOPTING THE MERGER AGREEMENT.

MAINLAND - THE COMBINED COMPANY

Mainland is engaged in the acquisition and exploration of oil and natural gas properties in Louisiana and Mississippi.

American Exploration is engaged in the acquisition and exploration of oil and natural gas properties in Mississippi.

If the Merger is completed, American Exploration will merge with and into Mainland. As the surviving corporation, Mainland will become vested with all of American Exploration's assets and property.

Existing Joint Area Development Agreement Between the Parties

Mainland and American Exploration have entered into a joint area development agreement to jointly develop contiguous acreage comprising the Buena Vista Prospect, an oil and gas exploration project located in Jefferson County, Mississippi, U.S.A. As operator on the Buena Vista Prospect, Mainland issued an Authority for Expenditure (AFE) for the Burkley-Phillips No. 1 Well to be drilled on the Prospect for the purpose of evaluating the Haynesville Formation (Shale). American Exploration was unable to fund its 20% share of the estimated total well costs of the Burkley-Phillips No. 1 Well. As a result, American Exploration has forfeited its right to a 29% working interest in the well and in the Buena Vista Prospect in favor of Mainland. American Exploration will continue to be entitled to receive a 20% working interest in the well and the Prospect after completion (subject to compliance by American Exploration with all other terms and conditions of the Letter Agreement and the related Joint Operating Agreement). If the merger is approved and proceeds as proposed, American Exploration's 20% working interest in the well and the Prospect after completion will be owned by Mainland Resources, the resultant merged entity.

Mainland was previously required to pay 72% of the total cost to drill and complete the Burkley-Phillips No. 1 Well, for a 45.9% working interest. Due to American Exploration's inability to make its contribution in response to the cash call, Mainland will now pay 90% of the total cost of the well to earn a 72% working interest, and Guggenheim will pay 10% of the total cost to earn an 8% working interest. Accordingly, the respective working interests of the parties after completion are anticipated to be as follows: Mainland - 72%, American Exploration - 20%, and Guggenheim - 8%. This working interest breakdown will apply to the remainder of the leasehold and project area. Mainland currently holds approximately 18,000 acres in the Buena Vista Prospect.

Mainland and American Exploration believe that the Merger will provide strategic and potential financial benefits to the respective security holders of the companies, as it will facilitate consolidation in a single publicly-traded company of a 92% working interest in the Buena Vista Prospect, upon completion of the Burkley-Phillips No. 1 Well, as well as Mainland's existing interests in its East Holly Field Prospect in De Soto Parish, Louisiana.

If the Merger is completed, each share of American Exploration's common stock at the effective time of the Merger will be exchanged for 0.25 common shares of Mainland. Based on the estimated number of shares of Mainland issued and outstanding on the record date, Mainland expects to issue approximately 15,068,333 common shares to American Exploration stockholders in the Merger. We estimate that immediately after the effective time of the Merger, former stockholders of American Exploration will hold common shares of Mainland representing approximately 15.6% of the then-outstanding common shares of Mainland.

In addition: (a) all outstanding common stock options of American Exploration will be disposed of by the holders thereof in consideration for the issue by Mainland of non-transferable stock options, 25,000 of which will be exercisable at $0.52 per share and 612,500 of which will be exercisable at $1.50 per share; and (b) all of the outstanding common stock purchase warrants of American Exploration will be disposed of by the holders thereof in consideration for the issue by Mainland of non-transferable common stock purchase warrants. The number of Mainland options and warrants issuable will be determined with reference to the exchange ratio which determines the number of shares of Mainland common stock that are to be issued on completion of the Merger for all of the shares of American Exploration common stock. Mainland expects to issue 912,500 options to replace American Exploration options and 62,500 warrants to replace American Exploration warrants.

Subsequent Events

In April 2010, Mainland completed the sale of its East Holly Field Haynesville Shale assets to EXCO Operating Company, LP, a wholly owned subsidiary of Exco Resources (NYSE - XCO), for US$28,159,604. The sale was completed with an effective date of January 1, 2010. To date, we have applied the net proceeds to: (a) fund the drilling of the Burkley-Phillips No. 1 Well on the Buena Vista prospect in Mississippi; and (b) to retire our debt to Guggenheim. We expect to incur additional expenses of approximately $5,000,000 for the post-drilling completion work on the Burkley-Phillips No. 1 Well, and we also plan to drill wells in the Hosston/Cotton Valley formations of the East Holly Prospect, possibly with a joint venture partner, in 2011. However, we will require additional funding to complete our 2011 operations program.

On August 3, 2010, Mainland acquired a 100% working interest in approximately 1,260 net leasehold acres in western Mississippi. This acreage is currently under evaluation.

THE MERGER

Overview

Mainland and American Exploration have entered a definitive Merger Agreement and Plan of Merger (the "Merger Agreement") that contemplates a stock-for-stock Merger to be effected under the laws of Nevada. As indicated above, if the Merger is completed, Mainland will be the surviving corporation, and will become vested with all of American Exploration's assets and property.

Under the terms of the Merger Agreement, American Exploration's stockholders will receive one share of Mainland common stock for every four shares of American Exploration common stock they own. Currently, there are approximately 60,273,333 shares of American Exploration common stock outstanding, with the result that 15,068,333 shares of Mainland common stock are anticipated to be issued to former stockholders of American Exploration upon completion of the Merger. Based on the closing market price of Mainland's common stock of $1.23 per share, as reported by the OTC Bulletin Board, on March 22, 2010, the total share consideration to be issued to American Exploration's stockholders will be worth approximately $18,363,285, and they will hold approximately 15.6% of the issued and outstanding common stock of Mainland, as the surviving corporation.

The Merger will be subject to various conditions, including: the approval of the respective stockholders of each of Mainland and American Exploration; the number of holders of American Exploration common stock exercising dissent rights available to them under Nevada law shall not exceed 5% of the total issued and outstanding shares of American Exploration common stock; the number of holders of Mainland common stock exercising dissent rights available to them under Nevada law shall not exceed 5% of the total issued and outstanding shares of Mainland common stock; and other customary conditions. In addition, each party's obligation to consummate the Merger is subject to the accuracy of the representations and warranties of the other party and material compliance of the other party with its covenants.

The "Exchange Ratio" which determines the number of shares of Mainland common stock that are to be issued on completion of the Merger for all of the shares of American Exploration common stock is subject to reduction by the shares of American Exploration common stock held by those stockholders, if any, who elect to exercise dissent rights under Nevada law.

The Merger Agreement also contemplates that: (a) all outstanding common stock options of American Exploration (the "American Exploration Options") will be disposed of by the holders thereof in consideration for the issue by Mainland of non-transferable stock options (the "Mainland Exchange Options"); and (b) all of the outstanding common stock purchase warrants of American Exploration (the "American Exploration Warrants") will be disposed of by the holders thereof in consideration for the issue by Mainland of non-transferable common stock purchase warrants (the "Mainland Exchange Warrants"). The number of Mainland Exchange Options and Mainland Exchange Warrants issuable will be determined with reference to the Exchange Ratio. Currently, the Exchange Ratio is anticipated to be one Mainland Exchange Option or one Mainland Exchange Warrant for every four American Exploration Options or every four American Exploration Warrants, as the case may be. The exercise price of each Mainland Exchange Option and each Mainland Exchange Warrant is anticipated to be determined by multiplying the per share exercise price of the corresponding American Exploration Options or American Exploration Warrants by four, subject to adjustment if the Exchange Ratio is adjusted. Mainland expects to issue 912,500 Mainland Exchange Options and 62,500 Mainland Exchange Warrants.

The Merger Agreement provides that not more than 15,068,500 shares of Mainland common stock shall be issued in exchange for shares of American Exploration common stock pursuant to the Merger (exclusive of any shares of Mainland common stocks issued in exchange for shares of American Exploration common stock which are issued upon exercise prior to closing of any outstanding American Exploration Options or American Exploration Warrants).

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto.

Background of the Merger

During the last week of January 2010, Mainland's Board of Directors and management first discussed seeking a potential merger with American Exploration. These were internal discussions of Mainland's Board of Directors and management and did not involve any discussions with American Exploration's Board of Directors or management. During these late January 2010 discussions, Mainland's Board of Directors and management first identified Steven Harding, the President/Chief Executive Officer of American Exploration, as a person of interest to serve as an officer or director of the post-merger company should the merger be consummated. Mainland's Board and management made this determination given Mr. Harding's technical knowledge of the Buena Vista prospect. Mainland's Board and management determined that it did not have anyone with Mr. Harding's level of technical background, such that it would be an asset to the post-merger company for Mr. Harding to join it.

As a result of the January 2010 discussions of Mainland's Board of Directors and management, Mainland's Board of Directors requested that William Thomas and Peter Wilson, Mainland Board members, ask Mr. Harding to meet with them. Mr. Thomas and Mr. Wilson contacted Mr. Harding and scheduled a meeting of the three of them to take place in Vancouver, British Columbia, on February 4, 2010. When scheduling the meeting, Mr. Thomas and Mr. Wilson advised Mr. Harding that the purpose of the meeting was to discuss potential joint business prospects and partnership in Mississippi, given that both companies had an interest in the Buena Vista prospect in Mississippi, but they did not indicate that Mainland was seeking a potential merger with American Exploration. Mainland's Board of Directors determined that William Thomas and Peter Wilson, Mainland Board members, should attend the February 4, 2010 meeting because they were both in Vancouver and were thus best able to attend the meeting and apprise the Board regarding the meeting.

On February 4, 2010, Steven Harding attended the meeting in Vancouver with William Thomas and Peter Wilson. During the February 4, 2010 meeting, Messrs. Thomas and Wilson introduced to Mr. Harding the concept of merging Mainland and American Exploration. Messrs. Thomas and Wilson noted that Mainland was hoping to secure a greater interest in the Haynesville project in Mississippi. Based on the late January 2010 discussions of Mainland's Board of Directors and management, Messrs. Thomas and Wilson advised that Mainland was of the view that there were excellent synergies between the two companies. The parties also discussed that a possible merger would create additional advantages such as a resulting combined company that could possibly move to a senior exchange and be more marketable to a larger company possibly as a partner or an exit strategy.

Following the February 4, 2010 meeting, Steven Harding advised the Board of Directors of American Exploration of the merger as proposed at the February 4, 2010 meeting. Subsequently, a meeting of the Board of Directors of American Exploration was called and held on February 14, 2010, which meeting was the first discussion by American Exploration's Board of Directors regarding the proposed merger. At this meeting, the Board of Directors of American Exploration agreed that a meeting should be scheduled involving the executive officers and certain directors of both Mainland and American Exploration to further discuss detailed terms and procedures, including the principles of a merger, the nature and extent of each company's assets and a due diligence strategy. A meeting was arranged in Vancouver, British Columbia, where the members of the Board of Directors of American Exploration were scheduled to meet with Mainland's President/Chief Executive Officer and other directors of Mainland.

The meeting was held on February 17, 2010 in Vancouver, during which Michael Newport, the President and Chief Executive Officer of Mainland, and William Thomas addressed and outlined Mainland's assets and explained how they anticipated the merger process with American Exploration would unfold. The Board of Directors of American Exploration presented detailed questions to both Messrs. Newport and Thomas throughout the meeting, with emphasis on both the technical due diligence of the merger process and the assessment of fair market value for the two companies based upon a share exchange ratio that would govern value for the merger. Messrs. Newport and Thomas stressed that although they believed a share exchange ratio of four shares of common stock of American Exploration for one share of common stock of Mainland was deemed fair, this ratio would be further assessed and analyzed during the due diligence process and may be higher or lower depending on the outcome of such assessments and analysis. Messrs. Newport and Thomas further noted that Mainland was selling its Haynesville property in NW Louisiana, which could result in cash reserves estimated at about $10,000,000 to $12,000,000 following debt repayment.

The Board of Directors of American Exploration met again later that day and agreed that a merger could be in the best interest of the shareholders provided that the share exchange ratio remains close to the suggested 4:1 ratio. Questions were raised about Mainland's perception of the management of American Exploration and the roles American Exploration's management might play in the new company, if any. Mainland noted that limited positions would be available within the merged entity, and advised that Mr. Harding had been identified by Mainland as a person of interest to serve as an officer or director of the post-merger company.

The Board of Directors of American Exploration determined that the primary focus of the technical due diligence would need to be on Mainland's NW Louisiana Hosston Cotton Valley property because the value of that asset would greatly influence the additional value on Mainland as a company. The Board of Directors of American Exploration further noted that both companies shared approximately equal interest in the Mississippi asset at Buena Vista at that time, therefore less assessment would be required with this property.

A definitive letter of intent dated February 25, 2010 (the "Letter of Intent") was prepared by Mainland addressed to American Exploration, which outlined the proposed details of the merger. Messrs. Harding and Minhas met on February 26, 2010 to discuss the content and details of the Letter of Intent. During this meeting, several issues requiring consideration were discussed:

  A more complex and detailed analysis and market valuation should be required to better assess the proposed share exchange ratio. It was noted that this analysis should be derived from a technical review of the assets of Mainland and American Exploration including price per share and earning per shares of each company's stock, thus resulting in a ratio based upon established market valuation and criteria, which possibly could result in a higher ratio. This analysis could involve Messrs. Minhas and Harding incurring travel expenses in order to engage in a review of the data. It was agreed that the exchange ratio could be a fractioned number (not necessarily 4:1 rounded).

  Shareholder percentage that would be required to approve the proposed merger transaction. This was believed to be 51%, although confirmation required.

  Assessment of "board representation and continuity of management" to capture the intent of Mainland regarding American Exploration representation post-merger.

On February 28, 2010, the Board of Directors of American Exploration held a meeting to address the issues identified by Messrs. Harding and Minhas and other key items within the proposed merger. Key issues discussed during the February 28, 2010 meeting included:

  Securing the best ratio for the share exchange, which would be identified after due diligence.

  Identification of the manner in which pre-existing stock options granted by American Exploration to certain option holders would be treated during the merger. Would stock options be exchanged at the determined share exchange ratio and if so at what price?

  The continuity of management and board of director representation by American Exploration post-merger. The Board of Directors of American Exploration believed that such continuity could be in the best interest of the shareholders of American Exploration.

The Board of Directors of American Exploration unanimously supported the merger proposal pending satisfactory resolution to the above referenced issues.

Mainland subsequently provided numerous documents and technical materials to American Exploration from which Messrs. Harding and Minhas began an evaluation of the properties of Mainland. The primary property to be evaluated was the Hosston/Cotton Valley property associated with the East Holly Field in NW Louisiana. The Hosston/Cotton Valley property was the primary asset held by Mainland outside of the Buena Vista property in Mississippi, in which both companies were participating. Mainland had earlier disclosed to American Exploration in confidence that Mainland had been successful in selling its Haynesville assets in De Soto Parish Louisiana and the approximate value was identified.

On March 18, 2010, the Board of Directors of American Exploration held a meeting together with legal counsel from Woodburn and Wedge, namely Shawn Pearson and Jason Morris. During this meeting, the Board of Directors of American Exploration discussed creating a special committee to address the merger proposal because of the potential of a conflict of interest that could exist with Mr. Harding as he had been identified by Mainland as a person of interest to serve as an officer or director with the post-merger company.

Achieving fair market value for American Exploration was also addressed in the meeting. Fairness opinions would assist with the determination of whether the proposed merger was a fair and reasonable exchange. The group agreed that additional unsolicited interest from a third party would help address value, but might not be achievable, given that American Exploration's sole asset is its minority interest in the Buena Vista Prospect in Mississippi. Prior to the expression of interest from Mainland, American Exploration had been unable to obtain participation via joint venture or other partnering involvement in the Buena Vista Prospect. Low gas commodity prices and the large risk in drilling a very deep well in a high pressure/high temperature environment exceeded the financial risk tolerance of many oil and gas companies. For the previous nine months, American Exploration had been discussing joint venture opportunities with numerous U.S. and Canadian oil and gas companies, and had been challenged in securing interest, due to the risks discussed above. In January and February 2010, American Exploration had been in discussions with one potential joint venture partner with respect to American Exploration's interest in the Buena Vista Prospect, and American Exploration signed a letter of intent with this proposed joint venture partner. However, the proposed joint venture partner was not able to raise sufficient funds and the deal was aborted before a definitive agreement was entered into.

American Exploration determined that Mainland had been unique in recognizing upside with the project having acquired much of the lands surrounding American Exploration's properties in Mississippi, leading to the original joint venture between Mainland and American Exploration. The Board of Directors did not solicit bids for American Exploration because they believed that the proposed merger was in the best interests of American Exploration and its shareholders, and they determined that the risks of shopping American Exploration could include Mainland retracting its offer, particularly given that American Exploration had signed a standstill agreement with Mainland effective March 1, 2010, in which American Exploration agreed not to solicit bids from third parties. The Board of Directors agreed to contract Working Capital Corp. to conduct a fairness opinion on the proposed merger.

The Board of Director discussion also addressed the recent decline in the share price of American Exploration with the suggestion that the share exchange ratio might be artificially depressed. American Exploration experienced extensive selling pressure through January 2010 and early February 2010. Share price fell as a result of this (from approximately $0.80 per share to $0.30 per share). It was discussed that American Exploration would be given sufficient time after the execution of a definitive agreement with Mainland within which to conclude its technical due diligence and review the fairness opinion. This information would be used to address and possibly reassess the share exchange ratio.

Following this meeting, a special committee was formed by the Board of Directors of American Exploration (the "Special Committee") consisting of Messrs. Minhas and Dhaliwal to negotiate the merger proposal with Mainland. The Special Committee was formed so that Mr. Harding would abstain from any voting pertaining to the proposed merger. Messrs. Minhas and Dhaliwal were chosen to serve on the Special Committee because, unlike Mr. Harding, they did not have any potential conflict of interest because there was no intention for them to serve as officers or directors of the post-merger company. Mr. Harding did not participate in the selection of the Special Committee members. On March 22, 2010, the Special Committee voted in favor of signing the definitive agreement with Mainland and supporting the merger, pending successful due diligence and the results of the fairness opinion. In doing so, the Special Committee was not influenced by the fact that Mr. Harding was identified by Mainland as of person of interest to potentially serve as an officer or director of Mainland, as this did not affect their evaluation as to whether or not the merger proposal would be fair to the non-affiliate shareholders of American Exploration, although the Special Committee did take into consideration the fact that because Mr. Harding was identified as a person of interest to potentially serve as an officer or director of Mainland, Mr. Harding would therefore have an interest in the Merger that may be different from, or in addition to, those of American Exploration stockholders.

Thereafter an in depth technical review and economic assessment was conducted on the Hosston Cotton Valley property. This review was completed with a conservative approach to best understand the most reasonable and fair value achievable with a development program on the property. Data was evaluated by American Exploration. Subsequently, on April 7, 2010, a technical session was held with by Mainland and American Exploration where data was both reviewed and vetted. The attendees of this April 7, 2010 meeting were Michael Newport, Simeon Horton, William Thomas and Peter Wilson from Mainland, and Steven Harding, Moni Minhas and Herb Dhaliwal from American Exploration. Additional materials were requested following this meeting by American Exploration and provided by Mainland shortly thereafter.

On April 14, 2010, a meeting was held with Messrs. Minhas and Harding to review the findings of the technical review. The findings of the technical review included detailed technical support for the development potential for the East Holly prospect in Louisiana where Mainland held a 100% working interest in over 2500 acres where five deep Haynesville wells had been drilled. Mainland sold the Haynesville but kept the Cotton Valley, Hosston and Upper Bossier zones above the Haynesville and had well logs from the previously drilled Haynesville wells that showed significant potential for the upper zones retained for gas production in the future. The determination was that this acreage was more than just rank exploration as the area was surrounded with producing gas wells (from the Cotton Valley and Hosston zones). It was determined that the potential of this property would allow American Exploration to participate in a play that they had no current interest in and this justified the 4:1 ratio. Support for a 4:1 share exchange ratio was agreed upon at the conclusion of this meeting, having incorporated the analysis and data of the value from the Haynesville Shale sale to Exco, the Hosston/Cotton Valley asset and the jointly held prospective acreage in Mississippi. As chairman of the Special Committee, Mr. Minhas convened a meeting with the Special Committee and presented the findings. Mr. Minhas summarized the assessment in a written report. On April 27, 2010, the Special Committee adopted a resolution in favor of the proposed merger and in support of the 4:1 share exchange ratio, stating that this would be in the best interest of the shareholders of American Exploration.

Reasons for the Merger - American Exploration

The Special Committee of American Exploration board of directors has concluded that the Merger with Mainland is in the best interests of American Exploration's stockholders and is more attractive than other alternatives available to American Exploration. The Special Committee considered three basic options surrounding the proposal to merge with Mainland, specifically, rejecting the merger and remaining independent, proceeding with the merger, or exploring merger possibilities with another company or group, as described below:

A)   The Special Committee considered rejecting the merger and remaining independent, and determined that the challenges with remaining independent included:

  Limited resources both financial and staff. American Exploration had little in the way of financial resources remaining, and had consistently struggled to raise money, driven by its OTC Bulletin Board listing and challenging exploration prospect.

  Little expertise in the region within which American Exploration's oil and gas asset was to be drilled/developed.

  Limited portfolio. American Exploration's only asset was the Buena Vista property, which would be difficult to drill. Without success in the well to be drilled, share value would likely decrease immensely.

Around the time of the merger discussions with Mainland, a third party company was attempting to partner with American Exploration through a proposed joint venture. Ultimately, the third party was not able to raise sufficient funds and the deal was aborted before a definitive agreement was entered into.

The Special Committee felt remaining independent would carry very high risk.

B)   The Special Committee believed that the advantages of merging with Mainland outweighed the value of remaining independent. The Special Committee considered and recognized the following advantages of the proposed merger:

  From the assessment of value between American and Mainland, the 4:1 share exchange ratio proposed was superior in value for American shareholders. The Special Committee was of the view that the technical work completed by both independent and internal sources could have encouraged a ratio of 5:1 or greater.

  Broadening the risk portfolio from a single higher-risk project area (Buena Vista Haynesville Property in Mississippi) to two project areas (Buena Vista Property and the East Holly Hossten/Cotton Valley Property in Louisiana).

  Increased access to cash in the combined company for developing these properties.

  Lower overhead costs for American Exploration in the operation and maintenance as a public company.

  Combined technical expertise of the two companies including the operational expertise Mainland has in Louisiana and Mississippi.

  Combined knowledge surrounding new land/prospect acquisition within the two companies including the land expertise and related infrastructure Mainland has in Louisiana and Mississippi.

  Greater chance of graduating to a higher exchange. American Exploration had been challenged largely due to negative perceptions surrounding its OTC Bulletin Board listing. The Special Committee was of the view that the merger would enable a stronger unified company, which would have greater ability to mature to a higher exchange. Remaining independent or aligning with a company with more limited resources than Mainland reduced the likelihood of graduating to a higher exchange.

C)   The Special Committee looked at the possibility of entertaining other offers for American Exploration, but American Exploration had signed a standstill agreement with Mainland effective March 1, 2010, negating the opportunity to solicit other bids. With this understanding, American felt it inappropriate to be contacting other parties and seeking interest for other bids. To do so might put the current offer in jeopardy. The Special Committee felt that although American Exploration could not solicit other offers, it could broadly discuss the proposed merger with colleagues and business associates, a process which might encourage interest and a subsequent offer. Further, the broader market would be advised of the Merger Agreement through American's public disclosure requirements. No such additional offers were received, notwithstanding the fact that the Merger Agreement allows American Exploration to terminate the Merger Agreement in the event of certain superior proposals and does not impose a termination fee or other penalty in the event of such termination.

The Special Committee determined that the proposed combination will enable American Exploration stockholders to participate in the growth of a larger, financially stronger company that is expected to be better positioned to develop existing opportunities and to respond to competition for the acquisition of attractive properties and companies. In particular, the Special Committee concluded that the Merger would provide benefits to American Exploration stockholders by facilitating the consolidation in a single publicly-traded company of a 92% interest in the Buena Vista Prospect, upon completion of the Burkley-Phillips No. 1 Well, as well as Mainland's existing interests in its East Holly Field Prospect in De Soto Parish, Louisiana. The Special Committee also took into account Mainland's success in completing the sale of its East Holly Field Haynesville Shale assets to EXCO Operating Company, LP, a wholly owned subsidiary of Exco Resources (NYSE - XCO), for US$28,159,604 on April 22, 2010, with an effective date of January 1, 2010. To date, Mainland has applied the net proceeds to: (a) fund the drilling of the Burkley-Phillips No. 1 Well on the Buena Vista prospect in Mississippi (which was completed in December 2010); and (b) to retire its debt to Guggenheim. Mainland has informed American Exploration that it expects to incur additional expenses of approximately $5,000,000 for the post-drilling completion work on the Burkley-Phillips No. 1 Well, and that it plans to drill wells in the Hosston/Cotton Valley formations of the East Holly Prospect, possibly with a joint venture partner, in 2011. However, Mainland has indicated that additional funding will be required to complete its 2011 operations program.

As discussed in paragraphs (A) through (C) above, the Special Committee considered a variety of factors in connection with its evaluation of the Merger, including the possibility of remaining independent or seeking other offers, as well as the following potentially negative factors:

  as described under "The Merger -- Interests of Certain Persons in the Merger that May be Different from Your Interests" beginning on page 76, it is possible that Steven Harding, the President, Chief Executive Officer and a director of American Exploration, will become a director of Mainland following the Merger, and that he would therefore have an interest in the Merger that may be different from, or in addition to, those of American Exploration stockholders;

  the risk to American Exploration stockholders that, at the closing, the value of Mainland common shares received in the Merger will be relatively less than the value at the time of the announcement of the Merger Agreement;

  the risk that the potential benefits sought in the Merger might not be fully realized; and

  the potential adverse effects on American Exploration's business, operations and financial condition if the Merger is not completed following public announcement of the Merger Agreement.

The American Exploration board did not consider it practicable, nor did it attempt, to quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. In addition, individual members of the Special Committee may have given different weight to different factors.

The Special Committee of American Exploration's board believes that this business combination represents the best strategic alternative available to American Exploration and its stockholders. The Special Committee reached this conclusion after reviewing the generally prevailing conditions in the oil and gas industry in the United States and worldwide, and through its own experience in recent years.

Recommendation of the American Exploration Board

After careful consideration, the Special Committee of American Exploration's board of directors has determined unanimously that the Merger is fair to and in the best interests of American Exploration and its stockholders. The Special Committee has approved the Merger Agreement and unanimously recommends that you vote or give instructions to vote "FOR" the proposal to adopt the Merger Agreement.

Reasons for the Merger - Mainland

In concluding that the Merger is in the best interests of Mainland and its stockholders, and in approving the Merger Agreement and the transactions contemplated by the Merger Agreement (including the Merger), the Mainland board of directors considered and reviewed with senior management, as well as its financial and legal advisors, a number of factors.

Principal among these factors is Mainland's belief that by combining Mainland and American Exploration it can create substantially more stockholder value than could be achieved by Mainland on its own. In approving the Merger, the Mainland board concluded that it would provide benefits to Mainland stockholders by facilitating the consolidation in a single publicly-traded company of a 92% interest in the Buena Vista Prospect, upon completion of the Burkley-Phillips No. 1 Well, as well as Mainland's existing interests in the East Holly Field Prospect in De Soto Parish, Louisiana.

Recommendation of the Mainland Board

After careful consideration, Mainland's board of directors has determined unanimously that the Merger is fair to and in the best interests of Mainland and its stockholders. Mainland's board of directors has approved the Merger Agreement and unanimously recommends that you vote or give instructions to vote "FOR" the proposal to adopt the Merger Agreement.

American Exploration Stockholder Ownership of Mainland, Post-Merger

At the Exchange Ratio of 0.25 Mainland common shares, subject to adjustment, per share of American Exploration common stock, American Exploration stockholders will own a significant portion, or approximately 15.6%, of the combined company (16.3% of its fully diluted common shares).

Fairness Opinion of American Exploration's Financial Advisor

As a part of its deliberations, the Special Committee of American Exploration's board of directors requested the advice of Working Capital Corporation, its financial advisor, regarding the Merger. Working Capital Corporation did not determine the Merger exchange ratio; rather, they were asked to evaluate its fairness. Working Capital Corporation provided their opinion to the Board of American Exploration on or about April 22, 2010 in the form of a fairness opinion letter dated April 22, 2010.

In its deliberations, the Special Committee considered Working Capital Corporation's opinion, dated April 22, 2010, to the effect that, based upon and subject to certain matters stated in the opinion, the Exchange Ratio is fair, from a financial point of view, to the American Exploration stockholders.

Qualifications of Working Capital Corporation and Selection by American Exploration

Working Capital Corporation is an independent Canadian corporate finance firm, that provides a range of financial and advisory services, including valuations, fairness opinions, investment research, corporate finance, and mergers and acquisitions. Working Capital Corporation has participated in a significant number of transactions involving public and private companies and has extensive experience in preparing valuations and fairness opinions. Working Capital Corporation, as part of its corporate finance business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bidding, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate, tax, and other purposes.

The Board of Directors of American Exploration retained Working Capital Corporation pursuant to an engagement agreement (the "Engagement Agreement") dated March 18, 2010, to provide an opinion as to the fairness, from a financial point of view, of the Merger exchange ratio to the holders of American Exploration common stock. The Board of Directors of American Exploration selected Working Capital Corporation based on its experience and reputation.

No Material Relationship between Working Capital Corporation and American Exploration

There was no material relationship that existed during the past two years between American Exploration and Working Capital Corporation, nor is any such relationship contemplated. The Engagement Agreement provides for Working Capital Corporation to receive a fee upon completion of the opinion, as well as reimbursement of all reasonable out-of-pocket expenses. Working Capital Corporation's compensation is not contingent upon the consummation of the Merger. The fee payable to Working Capital Corporation for preparing the opinion is not dependent on any arrangement or understanding which gives Working Capital Corporation a financial incentive in respect of the conclusions reached in the opinion.

Summary of Fairness Opinion

In preparing the fairness opinion, Working Capital Corporation reviewed and where appropriate, relied upon (without attempting to verify independently the completeness or accuracy of) certain financial and operational information and documents, including but not limited to the following:

(a)     the Merger Agreement;

(b)     certain historical publicly available business and financial information concerning American Exploration and Mainland;

(c)     certain internal financial statements and other financial and operating data concerning American Exploration and Mainland;

(d)     historical market prices and trading volumes of American Exploration and Mainland Common Stock;

(e)     the terms of recent merger and acquisition transactions, to the extent publicly available, involving oil & gas companies that Working Capital Corporation considered relevant;

(f)     corporate presentations on American Exploration and Mainland;

(g)     technical reports and well log data on gas projects held by American Exploration and Mainland;

(h)     publicly available information on financial partners of American Exploration and Mainland;

(i)     press releases of American Exploration and Mainland; and

(k)     performed such other analyses and considered such other factors as Working Capital Corporation has deemed appropriate.

In addition, Working Capital Corporation held discussions with members of the senior management of American Exploration and Mainland for the purpose of reviewing the future prospects of American Exploration and Mainland, including exploration plans related to the respective businesses, earnings, assets, liabilities and the amount and timing of cost savings (the "Synergies") expected to be achieved as a result of the Merger. Working Capital Corporation also took into account the assessment of general economic, market and financial conditions and Working Capital Corporation's experience in other transactions as well as Working Capital Corporation's knowledge of oil and gas companies, and Working Capital Corporation's general experience in securities valuations.

Subject to the assumptions and limitations set forth in their fairness opinion, Working Capital Corporation advised that it was of the opinion as of the date of their fairness opinion letter that the merger consideration (being the shares of Mainland to be received by shareholders of American Exploration) as a result of the Merger is fair, from a financial point of view.

In arriving at its opinion, Working Capital Corporation assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of the managements of American Exploration and Mainland that they were not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. Working Capital Corporation did not make any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Mainland or American Exploration, nor did it make any physical inspection of the properties or assets of Mainland or American Exploration. Working Capital Corporation did not evaluate the solvency or fair value of Mainland or American Exploration under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Working Capital Corporation assumed, at the direction of American Exploration, that the merger would be completed in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on Mainland, American Exploration or the contemplated benefits of the merger.

Working Capital Corporation expressed no view or opinion as to any terms or other aspects of the merger (other than the exchange ratio to the extent expressly specified in its opinion), including, without limitation, the form or structure of the merger. Working Capital Corporation was not requested to, and did not, participate in the negotiation of the terms of the merger, nor was Working Capital Corporation requested to, and Working Capital Corporation did not, provide any advice or services in connection with the merger other than the delivery of its opinion. Working Capital Corporation expressed no view or opinion as to any such matters. Working Capital Corporation's opinion was limited to the fairness, from a financial point of view, to American Exploration of the exchange ratio provided for in the Merger Agreement and no opinion or view was expressed with respect to any consideration received in connection with the merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the merger, or class of such persons, relative to the exchange ratio. Furthermore, no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to American Exploration or in which American Exploration might engage or as to the underlying business decision of American Exploration to proceed with or effect the merger. Working Capital Corporation expressed no opinion as to the prices at which the Mainland common stock would trade at any time, including following completion of the merger. In addition, Working Capital Corporation expressed no opinion or recommendation as to how any shareholder should vote or act in connection with the merger or any related matter. Except as described above, neither American Exploration nor the American Exploration board of directors imposed other limitations on the investigations made or procedures followed by Working Capital Corporation in rendering its opinion.

Working Capital Corporation's opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to Working Capital Corporation as of, April 22, 2010, the date of its opinion. It should be understood that subsequent developments may affect its opinion, and Working Capital Corporation does not have any obligation to update, revise or reaffirm its opinion.

The following represents a brief summary of the material financial analyses presented by Working Capital Corporation to the American Exploration board of directors in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by Working Capital Corporation, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by Working Capital Corporation. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Working Capital Corporation. For purposes of Working Capital Corporation's financial analyses summarized below, the exchange ratio refers to the exchange ratio of 0.25 shares of Mainland common stock for each share of American Exploration common stock.

Review of Mainland

Adjusted Book Value Analysis. Working Capital Corporation analysed the book value of Mainland as at the date of the Opinion and adjusted the reported book value for certain events occurring between the date of the most recent financial statements (November 30, 2009) and to reflect the implied values of Mainland's oil & gas assets as calculated by independent technical advisors. Working Capital Corporation calculated the adjusted net book value of Mainland as approximately $46.4 million.

Adjustments to Book Value Based on Implied Value Calculations

  Proved Oil & Gas Properties adjusted to $15.6 million based on the discounted cash flow analysis at discount rates of 12.5% and 15% - data provided by independent third parties utilizing technical data available and prevailing market rates of oil and gas.

Unproved Oil & Gas Properties adjusted to $23 million based on the independent estimates of the per acre value of Mainland's interest in the joint venture.
Timing Adjustments
Cash adjusted to current level reported by Mainland which adjusted for the net proceeds of a recent asset sale, repayment of notes, repayment of liabilities and operating expenses.

Trading Price Analysis. Working Capital Corporation calculated the market capitalization of Mainland using the simple average trading price of Mainland at various points. As outlined in the table below, the average share price of Mainland has been increasing over the past six months.

Trading Price - April 22, 2010

	Low	High	Average
10-Day	$1.38	$1.61	$1.49
1 Month	$1.30	$1.61	$1.45
3 Months	$1.19	$1.70	$1.38
6 Months	$1.02	$1.70	$1.32
12 Months	$0.84	$3.30	$1.63

Enterprise Value Analysis. In order to determine the affect of cash and debt on market capitalization, the enterprise value of Mainland was calculated. The enterprise value of Mainland was calculated as $127.4 million.

Review of American Exploration

Historical Transaction Analysis. Working Capital Corporation reviewed historical financings of American Exploration to assess implied values. In August and September of 2009 American Exploration issued approximately 800,000 units in two separate private placements for proceeds of approximately $455,000 which implied a value for American Exploration of $32.7 million.

Adjusted Book Value Analysis. Working Capital Corporation analysed the book value of American Exploration as at the date of the Opinion and adjusted the reported book value for certain events occurring between the date of the most recent financial statements (September 30, 2009) and to reflect the implied values of American Exploration's oil & gas assets as calculated by independent technical advisors. Working Capital Corporation calculated the adjusted net book value of American Exploration as approximately $6.3 million.

Adjustments to Book Value Based on Implied Value Calculations

  Proved Oil & Gas Properties adjusted to $6.5 million based on the discounted cash flow analysis at discount rates of 12.5% and 15% - data provided by independent third parties utilizing technical data available and prevailing market rates of oil and gas.

Timing Adjustments
Monthly operating expenses were adjusted for based on management reported monthly expenses.

Trading Price Analysis. Working Capital Corporation calculated the market capitalization of American Exploration using the simple average trading price of American Exploration at various points. As outlined in the table below, the average share price of American Exploration has been declining over the past twelve months.

Trading Price - April 22, 2010

	Low	High	Average
10-Day	$0.27	$0.32	$0.29
1 Month	$0.26	$0.34	$0.30
3 Months	$0.23	$0.53	$0.30
6 Months	$0.23	$0.94	$0.48
12 Months	$0.23	$1.45	$0.66

Trading volumes of American Exploration have declined significantly over the past 12 months which does imply the actual ability of American Exploration shareholders to exchange their shares for cash is declining.
Trading Volume - April 22, 2010	Low	High	Average	Total Volume	% of Shares Outstanding
10 - Day	35,400	175,500	72,020	720,200	1.2%
1 Month	21,400	200,400	82,414	1,813,100	3.0%
3 Months	13,800	2,325,100	139,003	8,618,200	14.4%
6 Months	0	2,325,100	138,527	17,177,300	28.8%
12 Months	0	2,325,100	95,245	24,001,800	40.2%

Enterprise Value Analysis. In order to determine the affect of cash and debt on market capitalization, the enterprise value of American Exploration was calculated. The enterprise value of American Exploration was calculated as $16.1 million.

Fairness Analysis

Premium Paid Analysis. Working Capital Corporation reviewed the trading prices of American Exploration common stock and Mainland common stock for the 18-month period ended April 22, 2010 in order to determine whether the share exchange ratio of 0.25 Mainland shares for each share of American Exploration represented a premium or a discount to the volume weighted opening price ("VWOP") of American Exploration at various points in time.

	Mainland	American Exploration	Exchange Ratio	Value of Consideration	Premium / (Discount)
10 Day VWOP	$1.51	$0.30	0.25	$0.38	27.7%
1 Month VWOP	$1.47	$0.30	0.25	$0.37	20.9%
3 Month VWOP	$1.44	$0.32	0.25	$0.36	11.1%
6 Month VWOP	$1.44	$0.52	0.25	$0.36	-31.6%

This analysis indicated that the 0.25 Mainland common shares for each American Exploration common share pursuant to the Merger Agreement represented:

  a premium of 27.7% to the 10 day VWOP of $0.30 per share for American Exploration common stock as of April 22, 2010, based on the volume-weighted average price of $1.51 per share for Mainland common stock;

  a premium of 20.9% to the 1 month VWOP of $0.30 per share for American Exploration common stock as of April 22, 2010, based on the volume-weighted average price of $1.47 per share for Mainland common stock;

  a premium of 11.1% to the 3 month VWOP of $0.32 per share for American Exploration common stock as of April 22, 2010, based on the volume-weighted average price of $1.44 per share for Mainland common stock; and

  a discount of 11.1% to the 3 month VWOP of $0.52 per share for American Exploration common stock as of April 22, 2010, based on the volume-weighted average price of $1.44 per share for Mainland common stock.

Historical Exchange Ratio Analysis. Working Capital Corporation compared the daily closing prices for the shares of American Exploration common stock and Mainland common stock over the 12 months preceding the date of the opinion. By dividing the closing price of the shares of AEC common stock for each day during this period by the closing price of the shares of Mainland common stock for the same day, the implied exchange ratios at various points within the past 12 months were derived. As can be seen from the table below the actual exchange ratio represents a premium to the relative average trading prices for American Exploration and Mainland over the past six months.

	American Exploration	Mainland	Implied Exchange Ratio	Actual Exchange Ratio	Premium / Discount
10 Day	0.29	1.49	0.20	0.25	27.0%
1 Months	0.30	1.45	0.21	0.25	20.3%
3 Months	0.30	1.38	0.22	0.25	15.3%
6 Months	0.48	1.32	0.37	0.25	-31.6%
12 Months	0.66	1.63	0.40	0.25	-37.9%

Adjusted Book Value Analysis. As neither American Exploration nor Mainland have a sustained history of positive earnings or cash flow and no forecasts to support stability of earnings or cash flows in the short term, Working Capital Corporation considered the exchange ratio implied by the ratio of adjusted book values of American Exploration and Mainland. The exchange ratio implied by the adjusted book values outlined above was 0.135 and accordingly the share exchange ratio of 0.25 represents a premium.

Qualitative Considerations. In assessing fairness from a financial standpoint to the American Exploration shareholders, Working Capital Corporation considered the following:

(i)     American Exploration will now have access to the technical team from Mainland including advisor and consultant Jack Cox who was responsible for putting the Mississippi project together and presented it to Mike Newport president of Mainland;

(ii)    Mainland's sale of certain gas assets in Louisiana provides the post-Merger company with sufficient funds to implement its drilling plans over the next 12 months without an immediate need for a further financing or to incur more debt;

(iii)   the difficulties experienced by American Exploration in raising significant funds for corporate development;

(iv)    holders of American Exploration common shares will be able to participate in the properties held by Mainland which may offer shorter-term cash flow given their stage of development and existing reserve reports; and

(v)     post-Merger Mainland's asset base increases, which may have a positive effect on the ability to secure financing in the future and / or graduate to a more senior stock exchange.

As noted above, the discussion set forth above is a summary of the material financial analyses presented by Working Capital Corporation to the American Exploration board of directors in connection with its opinion and is not a comprehensive description of all analyses undertaken by Working Capital Corporation in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. Working Capital Corporation believes that its analyses summarized above must be considered as a whole. Working Capital Corporation further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Working Capital Corporation's analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis undertaken by Working Capital Corporation.

In performing its analyses, Working Capital Corporation considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of American Exploration, Mainland and Working Capital Corporation. The estimates of the future performance of American Exploration Mainland in or underlying Working Capital Corporation's analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by Working Capital Corporation's analyses. These analyses were prepared solely as part of Working Capital Corporation's analysis of the fairness, from a financial point of view, of the exchange ratio and were provided to the American Exploration board of directors in connection with the delivery of Working Capital Corporation's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be Working Capital Corporation's view of the actual values of Mainland or American Exploration.

The type and amount of consideration payable in the merger was determined through negotiations between American Exploration and Mainland, rather than by any financial advisor, and were approved by the American Exploration board of directors. The decision of American Exploration to enter into the merger agreement was solely that of the board of directors of American Exploration. As described above, Working Capital Corporation's opinion and analyses were among the many factors considered by the American Exploration board of directors in its evaluation of the merger and should not be viewed as determinative of the views of the American Exploration board of directors or management with respect to the merger or the exchange ratio.

Working Capital Corporation acted as financial advisor to the American Exploration board of directors solely to render its opinion and received a fixed fee for its services payable upon the rendering of its opinion. No amount payable to Working Capital Corporation by American Exploration is contingent on the completion of the merger. In addition, American Exploration has agreed to reimburse Working Capital Corporation for its expenses incurred in connection with Working Capital Corporation's engagement, and to indemnify Working Capital Corporation, any controlling person of Working Capital Corporation and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.

Availability of Working Capital Corporation's Fairness Opinion

Working Capital Corporation's fairness opinion is included in Annex B to this joint proxy statement/prospectus.

Fairness Opinion of Mainland's Financial Advisor

As a part of its deliberations, the Mainland board requested the advice of Evans & Evans, Inc., its financial advisor, regarding the Merger. Evans & Evans, Inc. did not determine the Merger exchange ratio; rather, they were asked to evaluate its fairness. Evans & Evans, Inc. provided their opinion to Mainland's board of directors on or about April 30, 2010 in the form of a fairness opinion letter dated April 30, 2010.

In its deliberations, the Mainland board considered Evans & Evans, Inc.'s opinion, dated April 30, 2010, to the effect that, based upon and subject to certain matters stated in the opinion, the Exchange Ratio is fair, from a financial point of view, to the Mainland stockholders.

Qualifications of Evans & Evans, Inc. and Selection by Mainland Resources

Evans & Evans, Inc. is a Canadian boutique investment banking firm with offices and affiliates in Canada, the U.S. and Asia. They offer a range of independent and advocate services to clients including capital formation assistance, mergers and acquisitions advice, valuation and fairness opinions, business due diligence, business planning and research, and market and competitive research.

Evans & Evans was formally engaged by Mainland pursuant to an engagement letter with Mainland dated March 15, 2010. The Board of Directors of Mainland selected Evans & Evans, Inc. based on its experience and reputation.

No Material Relationship between Evans & Evans, Inc. and Mainland Resources

Evans & Evans, Inc. had no interest and has no prospective interest in Mainland or American Exploration.

Evans & Evans was paid a flat professional fee for its services. In addition, Evans & Evans was reimbursed for its reasonable out-of-pocket expenses. The fee established for the fairness pinion was not contingent upon the opinions presented.

Summary of Fairness Opinion

Based upon and subject to certain assumptions and conditions as set forth in their fairness opinion letter, it was Evans & Evans' opinion, as of the date of their fairness option letter, that the terms of the proposed transaction were fair, from a financial point of view, to the shareholders of Mainland.

In preparing their fairness opinion, Evans & Evans relied on information provided by the management of Mainland and American Exploration (collectively the "Companies") as well as publicly available documents and information on the Companies. Documents and sources of information utilized or reviewed by Evans & Evans included the following: interviews with key members of the Companies' management team; a review of the Companies' press releases for the preceding 24 months, SEDAR and Edgar filings for the preceding 12 months and share trading price for the preceding 12 months; a review of each of the Companies' website; a review of certain material agreements; a review of audited and management prepared financial statements; a review of various financial data related to the Companies; a review of independent reports prepared by specialists on the Companies' oil and gas properties; a review of the market through various publications and online and offline sources; a review of a summary of the Companies' outstanding securities; and interviews with industry participants and a review of financial and stock market trading of such entities where available.

Evans & Evans did not visit any of the Companies' actual properties. Evans & Evans therefore, relied on management's disclosure with respect to the properties of the Companies and the technical reports reviewed.

For purposes of rendering the opinion described above, Evans & Evans relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by it, and Evans & Evans did not assume any responsibility for any such information. In addition, Evans & Evans did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Mainland or American Exploration or any of their respective subsidiaries. Evans & Evans assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the transaction contemplated by the Merger Agreement will be obtained without any adverse effect on Mainland or American Exploration or on the expected benefits of the transaction contemplated by the Merger Agreement in any way meaningful to its analysis. Evans & Evans also assumed that the transaction contemplated by the Merger Agreement will be consummated on the terms set forth in the Merger Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Evans & Evans' opinion does not address the underlying business decision of Mainland to engage in the transaction contemplated by the Merger Agreement, or the relative merits of the transaction contemplated by the Merger Agreement as compared to any strategic alternatives that may be available to Mainland; nor does it address any legal, regulatory, tax or accounting matters. Evans & Evans' opinion addresses only the fairness from a financial point of view to Mainland, as of the date of the opinion, of the 0.25 shares of Mainland common stock to be paid by Mainland in respect of each share of American Exploration common stock pursuant to the Merger Agreement. Evans & Evans does not express any view on, and its opinion does not address, any other term or aspect of the Merger Agreement or the transaction contemplated by the Merger Agreement or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the transaction contemplated by the Merger Agreement, including, without limitation, the fairness of the transaction contemplated by the Merger Agreement to, or any consideration received in connection therewith by, the holders of any class of securities, creditors, or other constituencies of Mainland; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Mainland or American Exploration, or any class of such persons in connection with the transaction contemplated by the Merger Agreement, whether relative to the 0.25 of a share of Mainland common stock to be paid by Mainland in respect of each share of American Exploration common stock pursuant to the Merger Agreement or otherwise.

Evans & Evans does not express any opinion as to the prices at which shares of Mainland common stock will trade at any time or as to the impact of the transaction contemplated by the Merger Agreement on the solvency or viability of Mainland or American Exploration or the ability of Mainland or American Exploration to pay their respective obligations when they come due. Evans & Evans' opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of the date of its opinion and Evans & Evans assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Evans & Evans' opinion was approved by a fairness committee of Evans & Evans.

The fairness opinion was not a formal valuation or appraisal of Mainland, American Exploration or any of their securities or assets. The following is a summary of the material financial analyses delivered by Evans & Evans to the Mainland Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Evans & Evans, nor does the order of analyses described represent relative importance or weight given to those analyses by Evans & Evans. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Evans & Evans' financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before April 30, 2010 and is not necessarily indicative of current market conditions.

American Exploration Analysis

Historical Transaction Analysis. Evans & Evans considered that in the fall of 2009, American Exploration completed private placements of approximately 800,000 units for gross proceeds of approximately $455,000 implying a value for American Exploration of $32.7 million.

Adjusted Book Value Analysis. Evans & Evans calculated the adjusted book value of American Exploration giving consideration to the implied value of the properties covered by the joint venture agreement with Mainland. In doing so, Evans & Evans adjusted the stated book value of the American Exploration to reflect the following:

  Unproved Oil & Gas Properties to reflect their implied values ($6.5 million) based on the independent estimates of the per acre value of American Exploration's properties of and adjusting for American Exploration's interest in the joint venture.

  Stub period net loss between the date of the most recent financial statements and the Review Date.

The net result of the above-noted adjustments was an adjusted net book value of approximately $6.0 million as compared to the stated book value of $3.1 million.

Trading Price Analysis. Evans & Evans considered the market capitalization of American Exploration based on average trading prices over the 10, 30, 90 and 180 trading days preceding the date of the fairness opinion in order to examine the trading history of the American Exploration. As can be seen from the table below, the market capitalization of American Exploration has declined materially over the past 180 trading days.

Market Capitalization Based on Average Share Price

Days Preceding the Valuation Date
10	30	90	180
$15,200,000	$17,000,000	$23,300,000	$35,600,000

Enterprise Value Analysis. Evans & Evans calculated the enterprise value of American Exploration in order to adjust market capitalization for cash and debt. The enterprise value of American Exploration was calculated as $20.2 million.

Mainland Analysis

Adjusted Book Value Analysis. Evans & Evans calculated the adjusted book value of Mainland giving consideration to the funds received from the sale of Mainland's partial interest in the Louisiana gas prospects and the implied value of the properties covered by the joint venture agreement with American Exploration and Mainland's own oil & gas properties. In doing so, Evans & Evans adjusted the stated book value of the Mainland to reflect the following:

  Proved Oil & Gas Properties to reflect their implied values ($15.6 million) implied by a discounted cash flow analysis (utilizing discount rates of 12.5% and 15%) as provided by independent third parties utilizing technical data available and prevailing market rates of oil and gas.

  Unproved Oil & Gas Properties to reflect their implied values ($23 million) based on the independent estimates of the per acre value of Mainland's properties and adjusting for Mainland's interest in the joint venture.

  Net proceeds from the Exco transaction after payment of outstanding liabilities and notes to reflect a cash position of $9.1 million.

  Stub period net loss between the date of the most recent financial statements and April 30, 2010.

The net result of the above-noted adjustments was an adjusted net book value of approximately $46.4 million as compared to the stated book value of $3.6 million.

Trading Price Analysis. Considered the market capitalizations of Mainland based on average trading prices over the 10, 30, 90 and 180 trading days preceding the date of the fairness opinion in order to examine the trading history of the Mainland to determine the actual ability of shareholders to realize the implied value of their shares (i.e., sell). As can be seen from the tables below, the average trading volumes of Mainland shares had increased in the past 30 days, however in the shorter-term the market capitalization had declined.

Market Capitalization Based on Average Share Price

Days Preceding the Valuation Date
10	30	90	180
$109,400,000	$114,000,000	$107,800,000	$102,700,000

Trading Volume - Date of Review

	Minimum	Average	Maximum	Total	%
10 Days Preceding	254,000	545,334	882,200	4,908,005	6.1
30 Days Preceding	33,400	534,604	2,005,000	15,503,505	19.1
90 Days Preceding	0	210,332	2,005,000	18,719,505	23.1
180 Days Preceding	0	107,797	2,005,000	19,295,605	23.8

Enterprise Value Analysis. Evans & Evans calculated the enterprise value of Mainland in order to adjust the market capitalization for cash and debt. The enterprise value of Mainland was calculated as $102.6 million.

Concluding Analysis

Market Sentiment Analysis. Reviewed the volume-weighted opening trading price ("VWOP") of Mainland as at April 29, 2010 and the date of the announcement of the transaction (March 23, 2010) to gain an understanding of the market reaction to the merger with American Exploration. As can be seen from the table below, the market price of Mainland's shares had increased between the announcement date and the Date of the Review (April 30, 2010).
	As at Date of Review	As at Announcement Date	% Change
10 - Day Volume Weighted Price	$1.398	$1.227	13.93%
30 - Day Volume Weighted Price	$1.440	$1.254	14.83%
90 - Day Volume Weighted Price	$1.421	$1.323	7.41%

Premium Paid Analysis. Evans & Evans reviewed the historical trading prices for Mainland common stock and American Exploration common stock for the 2-year period ended April 30, 2010. In addition, Evans & Evans analyzed the consideration to be paid by Mainland in respect of each share of American Exploration common stock pursuant to the Merger Agreement in relation to the closing prices for American Exploration common stock as of April 30, 2010 and March 23, 2010 as calculated using VWOP. Based on the analysis outlined below based on the trading price, Mainland was paying an approximately 18% premium.
As at the Announcement Date	Mainland	American Exploration	Ratio	Implied Value American Exploration	Premium to Volume Weighted Price
10-Day Volume Weighted Price	$1.227	$0.260	0.25	$0.31	18.1%
30-Day Volume Weighted Price	$1.254	$0.266	0.25	$0.31	18.0%
90-Day Volume Weighted Price	$1.323	$0.546	0.25	$0.33	-39.5%

Historical Exchange Ratio Analysis. Evans & Evans reviewed the daily closing prices for the shares of Mainland common stock and American Exploration common stock over the period from May 1, 2009 to April 30, 2010. By dividing the closing price of the shares of American Exploration common stock for each day during this period by the closing price of the shares of Mainland common stock for the same day, Evans & Evans calculated the average of the implied exchange ratios at various points within the last year. Evans & Evans then compared the implied ratio to the actual ratio to determine the premium or discount being paid. As can be seen from the table below, while the share exchange ratio contemplated by the merger represents a premium to the short-term price of American Exploration it is a discount to the long-term price.

	Mainland	American Exploration	Implied Exchange Ratio	Actual Exchange Ratio	Premium / Discount
30 Day Average Stock Price	$1.41	$0.29	0.20	0.25	23.4%
60 Day Average Stock Price	$1.35	$0.27	0.20	0.25	23.6%
90 Day Average Stock Price	$1.33	$0.39	0.29	0.25	-14.6%
120 Day Average Stock Price	$1.32	$0.45	0.34	0.25	-26.3%
180 Day Average Stock Price	$1.60	$0.60	0.47	0.25	-46.8%
1 Year Average Stock Price	$1.323	$0.65	0.41	0.25	-38.3%

Evans & Evans weighted the values for the Companies as calculated above to arrive at Evans & Evans' assessment as to the value of Mainland and American Exploration prior to the completion of the transaction. Thereafter, based on the proposed share exchange ratio Evans & Evans calculated the value of Mainland's shareholders' position in the new amalgamated company in order to determine fairness.

Evans & Evans also considered qualitative issues that would impact fairness as outlined below.

(a)     Mainland's sale of certain gas assets in Louisiana provided Mainland with sufficient funds to implement its drilling plans over the next 12 months without an immediate need for a further financing or to incur more debt.

(b)     Post-transaction, Mainland's interest in the acreage in Mississippi will be in the range of 90%. Initial indications and historical well data support the Mississippi prospect has the potential to be very large. Accordingly, Mainland shareholders will have the opportunity to participate in a larger portion (given they own approximately 85% of Mainland post-transaction) of the future revenues then they would have had under the current joint venture agreement.

(c)     Related to the point above, post-transaction Mainland's asset base increases, which may have a positive effect on the ability to secure financing in the future and / or graduate to a more senior stock exchange.

(d)     Shared operations and administrative personnel thereby reducing certain staff and systems costs. Removal of duplication of public company costs.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evans & Evans' opinion. In arriving at its fairness determination, Evans & Evans considered the results of all of its analyses and made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses.

Evans & Evans prepared these analyses for purposes of Evans & Evans' providing its opinion to the Mainland Board as to the fairness from a financial point of view of the 0.25 of a share of Mainland common stock to be paid by Mainland. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Mainland, American Exploration, Evans & Evans or any other person assumes responsibility if future results are materially different from those forecast.

The merger consideration was determined through arms'-length negotiations between Mainland and American Exploration and was approved by both companies' respective board of directors. Evans & Evans did not provide advice to Mainland during these negotiations.

As described above, Evans & Evans' opinion to the Mainland Board was one of many factors taken into consideration by the Mainland Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Evans & Evans in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Evans & Evans included in Annex B to this joint proxy statement/prospectus.

Evans & Evans, Inc. is a Canadian boutique Investment Banking firm with offices and affiliates in Canada, the U.S. and Asia. We offer a range of independent and advocate services to our clients including Capital Formation Assistance, Mergers & Acquisitions advice, Valuation and Fairness Opinions, Business Due Diligence, Business Planning and Research and Market and Competitive Research. Since 1989 Evans & Evans have worked with clients in a broad range of sectors locally, regionally and internationally.

The authors of the Opinion had no interest or prospective interest in the Mainland or American Exploration, or any entity that was the subject of the Opinion. The partners of Evans & Evans had no personal interest with respect to the parties involved.

Evans & Evans was paid a flat professional fee for its services. In addition, Evans & Evans was reimbursed for its reasonable out-of-pocket expenses. The fee established for the Opinion was not contingent upon the opinions presented.

Availability of Evans & Evans, Inc.'s Fairness Opinion

Evans & Evans, Inc.'s fairness opinion is included in Annex B to this joint proxy statement/prospectus.

Other Considerations

In addition to the reasons described above, the Special Committee of American Exploration's board considered the following factor in evaluating the Merger:

  that the terms of the Merger Agreement, including the closing conditions, are customary and reasonable.

The Special Committee believes that the above factor generally supported its determination and recommendation. The Special Committee did, however, consider the following potentially negative factors, among others, in its deliberations concerning the Merger:

  as described under "The Merger -- Interests of Certain Persons in the Merger that May be Different from Your Interests" beginning on page 76, it is possible that Steven Harding, the President, Chief Executive Officer and a director of American Exploration, will become a director of Mainland following the Merger, and that he would therefore have an interest in the Merger that may be different from, or in addition to, those of American Exploration stockholders;

  the risk to American Exploration stockholders that, at the closing, the value of Mainland common shares received in the Merger will be relatively less than the value at the time of the announcement of the Merger Agreement;

  the risk that the potential benefits sought in the Merger might not be fully realized; and

  the potential adverse effects on American Exploration's business, operations and financial condition if the Merger is not completed following public announcement of the Merger Agreement.

However, the Special Committee of American Exploration's board ultimately determined that the foregoing factors were outweighed by the potential benefits of the Merger above, including the opportunity for American Exploration stockholders to share in the benefits of the combined company's long-term prospects.

The foregoing discussion of the information and factors considered by the Special Committee is not meant to be exhaustive, but includes the material information and factors considered by the Special Committee.

Anticipated Accounting Treatment

The Merger will be accounted for as an acquisition of American Exploration by Mainland using the "acquisition" method of accounting. Mainland will fair value the consideration transferred pursuant to the acquisition method of accounting, which in the case of the Mainland common shares, will be the closing price of the stock on the acquisition closing date. Goodwill is measured as the excess of the fair value of the consideration transferred over the acquisition-date fair value of the assets acquired, less the fair value of liabilities assumed.

Mainland will include American Exploration's results of operations subsequent to the acquisition closing date.

American Exploration has elected to use the full cost method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells used to find proved reserves, and to drill and equip development wells, including directly related overhead costs and related asset retirement costs, are capitalized. Under this method, all costs, including internal costs directly related to acquisition, exploration and development activities are capitalized as oil and gas property costs on a country by country basis. Properties not subject to amortization consist of exploration and development costs which are evaluated on a property-by-property basis. Amortization of these unproved property costs begins when the properties become proved or their values become impaired. American Exploration assesses the realizability of unproved properties, if any, on at least an annual basis or when there has been an indication that impairment in value may have occurred. Impairment of unproved properties is assessed based on management's intention with regard to future exploration and development of individually significant properties and the ability of American Exploration to obtain funds to finance such exploration and development. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.

In applying the full cost method, American Exploration performs an impairment test (ceiling test) at each reporting date, whereby the carrying value of property and equipment is compared to the "estimated present value," of its proved reserves discounted at a 10-percent interest rate of future net revenues, based on current economic and operating conditions at the end of the period, plus the cost of properties not being amortized, plus the lower of cost or fair market value of unproved properties included in costs being amortized, less the income tax effects related to book and tax basis differences of the properties. If capitalized costs exceed this limit, the excess is charged as an impairment expense.

As of November 30, 2010, American Exploration had no proved properties and no impairment of unevaluated oil and gas properties was indicated.

Mainland also uses, and will continue to use post-Merger, the full cost method of accounting for its oil and gas properties, whereby all costs related to the acquisition of methane, petroleum, and natural gas interests are capitalized. Mainland applies a ceiling test to capitalized costs which limits such costs to the aggregate of the estimated present value, using a 10 percent discount rate of the estimated future net revenues from production of proven reserves at year end at market prices less future production, administrative, financing, site restoration, and income tax costs plus the lower of cost or estimated market value of unproved properties. If capitalized costs are determined to exceed estimated future net revenues, a write-down of carrying value is charged to depletion in the period.

Deregistration of American Exploration Common Stock

If the Merger is completed, American Exploration common stock will cease to be quoted on the OTC Bulletin Board, and will be deregistered under the Exchange Act.

Restrictions on Sales of Shares of Mainland Common Stock Received in the Merger

The shares of Mainland common stock to be issued in connection with the Merger will be registered under the Securities Act and will be freely transferable, except for shares of Mainland common stock issued to any person who is deemed to be an "affiliate" of Mainland after the effective time of the Merger. American Exploration stockholders who become affiliates of Mainland as a result of the Merger may not sell any of the shares of Mainland common stock received by them in connection with the Merger except pursuant to an effective registration statement under the Securities Act covering the resale of those shares or any applicable exemption under Rule 144, if available, or otherwise under the Securities Act.

Board of Directors and Management of Mainland Following the Merger

Mainland's board of directors and executive officers will be as follows once the Merger becomes effective:

Name and Municipality of Residence	Age	Current Office with Mainland
Michael J. Newport The Woodlands, Texas, USA	56	President and Chief Executive Officer and a director
William D. Thomas Vancouver, BC, Canada	59	Chief Financial Officer and a director
Simeon King Horton Shreveport, LA, USA	58	Vice President Geology and a director
Angelo Viard Raleigh, NC, USA	37	Director
Peter G. Wilson Vancouver, BC, Canada	42	Vice President of Corporate Development and a director
Gerry Jardine Vancouver, BC, Canada	59	Director

Steven Harding, currently the President and Chief Executive Officer of American Exploration, may be appointed as a director of Mainland, as the surviving corporation of the Merger.

Interests of Certain Persons in the Merger that May be Different from Your Interests

In considering the recommendation of the Special Committee of American Exploration's board of directors with respect to the Merger, American Exploration stockholders should be aware that certain executive officers and directors of American Exploration have certain interests in the Merger that may be different from, or in addition to, the interests of American Exploration stockholders. The Special Committee was aware of these interests and considered them, among other matters, when adopting a resolution to approve the Merger Agreement and recommending that American Exploration stockholders vote to adopt the Merger Agreement. These interests are summarized below.

  Steven Harding, currently the President and Chief Executive Officer of American Exploration, may be appointed as a director of Mainland, as the surviving corporation of the Merger.

THE MERGER AGREEMENT

The following is a description of the material provisions of the Merger Agreement.

Structure of the Merger

At the effective time of the Merger, American Exploration will be merged with and into Mainland. Mainland will continue as the surviving corporation.

Closing and Effective Time of the Merger

The closing of the Merger will take place after the satisfaction of the conditions described below under "The Merger Agreement - Conditions of the Merger," no later than August 31, 2011, unless American Exploration and Mainland agree in writing to extend the Merger Agreement.

The Merger will become effective at the time articles of Merger are filed with the Nevada Secretary of State, or at a later time agreed to by American Exploration and Mainland in the articles of Merger. The articles of Merger will be filed at the time of the closing of the Merger.

Merger Consideration; Exchange ratio

The Merger Agreement provides that each share of American Exploration common stock not owned by American Exploration or Mainland that is outstanding before the effective time will, at the effective time, be exchanged for 0.25 Mainland common shares, subject to possible adjustment for stated changes in Mainland's capital structure prior to the Merger completion. These changes include stock or other in-kind distributions, share splits, reverse-splits, reclassifications and like matters of general application to the Mainland Shares. None of these types of transactions is currently contemplated by Mainland. The Exchange Ratio is NOT adjusted for fluctuations in the trading values of American Exploration or Mainland shares.

Exchange of American Exploration Stock Options and Warrants

The Merger Agreement also contemplates that: (a) all outstanding common stock options of American Exploration (the "American Exploration Options") will be disposed of by the holders thereof in consideration for the issue by Mainland of non-transferable stock options (the "Mainland Exchange Options"); and (b) all of the outstanding common stock purchase warrants of American Exploration (the "American Exploration Warrants") will be disposed of by the holders thereof in consideration for the issue by Mainland of non-transferable common stock purchase warrants (the "Mainland Exchange Warrants"). The number of Mainland Exchange Options and Mainland Exchange Warrants issuable will be determined with reference to the Exchange Ratio. Currently, the Exchange Ratio is anticipated to be one Mainland Exchange Option or one Mainland Exchange Warrant for every four American Exploration Options or every four American Exploration Warrants, as the case may be. The Mainland Exchange Options will be exercisable at a price of $0.52 per share (as to 25,000 Mainland Exchange Options) or $1.50 per share (as to the balance of 612,500 Mainland Exchange Options); the exercise price of each Mainland Exchange Warrant is anticipated to be determined by multiplying the per share exercise price of the corresponding American Exploration Options or American Exploration Warrants by four, subject to adjustment if the Exchange Ratio is adjusted.

Limitation on Merger Consideration

The Merger Agreement provides that not more than 15,068,500 shares of Mainland common stock shall be issued in exchange for shares of American Exploration common stock pursuant to the Merger (exclusive of any shares of Mainland common stock issued in exchange for shares of American Exploration common stock which are issued upon exercise prior to closing of any outstanding American Exploration Options or American Exploration Warrants).

Procedures for Exchange of Certificates

Mainland's transfer agent will be appointed to act as exchange agent to handle the exchange of American Exploration common stock for Mainland common shares. Mainland will issue Mainland share certificates evidencing the Mainland Shares to be issued to American Exploration Stockholders in the Merger on substantially the same basis as the American Exploration Shares are registered as of the time of the Merger. That is, Mainland certificates to be issued in exchange for American Exploration Shares registered in the names of direct beneficial holders will be similarly registered and Mainland certificates to be issued in exchange for American Exploration Shares registered in the name of brokerages, clearing houses and other intermediaries will be registered in those names, either in paper or in electronic form as the transfer agent may advise.

Where certificates of American Exploration common stock were registered in the names of the beneficial owners, the former American Exploration stockholder will be required to deposit such certificates, duly endorsed for transfer in blank, with the Mainland transfer agent, who will issue a Mainland share certificate registered in the same name as the American Exploration certificate in exchange therefor.

For brokerages, clearing houses and other intermediaries, the Mainland transfer agent will follow standard procedures in respect of Mainland shares to be issued in exchange for shares of American Exploration common stock registered in the name of an intermediary on behalf of the beneficial owner of the American Exploration shares.

American Exploration common stockholders should not forward stock certificates to the Mainland transfer agent until they have received a letter of transmittal or letter of exchange. American Exploration common stockholders should not return their stock certificates with the enclosed proxy or voting instruction form.

Mainland will not pay any dividends or other distributions to the holders of American Exploration common stock certificates in respect of Mainland common shares for which the shares of American Exploration common stock represented by those certificates have been exchanged until the American Exploration common stock certificates are surrendered to the Mainland transfer agent.

Management of Mainland as the Surviving Corporation of the Merger

The Merger Agreement provides that, concurrent with the completion of the Merger, the board of directors of Mainland, as the surviving corporation of the Merger, shall consist of five directors, four of whom will be selected from among the existing directors of Mainland, and one of whom will be a former director of American Exploration. Mainland has expressed interest that Steven Harding will be appointed as a director of Mainland following the closing of the Merger.

Representations and Warranties

The Merger Agreement contains generally reciprocal representations and warranties made by each party to the other. These generally reciprocal representations and warranties relate to corporate existence, organization and authority to carry on its business; subsidiaries; capital structure; corporate power and authority to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement; reporting documents and undisclosed liabilities; information supplied for inclusion in this joint proxy statement/prospectus; absence of specific changes or events; litigation; compliance with laws; environmental matters; accounting matters; contracts; and Mainland and American Exploration stockholder approval and voting requirements.

Many of the representations and warranties made by American Exploration and Mainland are qualified by a material adverse effect threshold. For the purposes of the Merger Agreement, a material adverse effect means a material adverse effect on the ability of Mainland or American Exploration , as the case may be, to perform its obligations under the Merger Agreement in a timely manner or a material adverse effect on the business, properties, financial condition or results of operations of either Mainland or American Exploration and with respect only to Mainland the refusal of American Exploration to consent, following a good faith request, to some types of actions by Mainland otherwise prohibited under the covenants relating to the conduct of business by Mainland in the Merger Agreement.

Covenants

The Merger Agreement provides for covenants relating to conduct of business. Between the signing of the Merger Agreement and the closing of the Merger, American Exploration and Mainland concluded that they: will conduct their businesses in the usual, regular and ordinary course in all material respects; will not declare or pay any dividends except distributions by a subsidiary to its parent and regular cash dividends; will not take any actions that would, or would reasonably be expected to, result in any representations and warranties of the party in the Merger Agreement that are qualified by materiality from becoming untrue or that are not qualified by materiality from becoming untrue in any material respect or any conditions to the Merger not being satisfied.

The Merger Agreement also restricts, among other things, the ability of American Exploration to issue, deliver, sell, or grant shares of its capital stock, American Exploration voting securities, any rights, warrants or options to acquire any American Exploration voting security or some specific rights under American Exploration stock plans other than in the ordinary course; amend its articles of incorporation and by-laws; acquire or agree to acquire any business or other organization or any assets that are material to American Exploration, either individually or in the aggregate; sell, lease, encumber or dispose of any of American Exploration's personal property or real property; incur any indebtedness, other than short-term borrowings in the ordinary course; make any loans, advances or capital contributions to any other person other than a joint venture of American Exploration's in the ordinary course and consistent with past practice; make any material tax election or settle or compromise any material tax liability; other than in the ordinary course and consistent with past practice, increase the compensation payable or to become payable to its executive officers or employees, grant severance or termination pay, enter into or amend any employment, bonus or severance agreement or enter into or alter any rights or benefits; make any amendment to any company stock plan; or authorize or commit to any of the foregoing actions.

On April 5, 2010, subsequent to the execution and delivery of the Merger Agreement by the parties, American Exploration completed an unregistered offering of 200,000 units to a single accredited investor. Each unit consisted of one share of common stock at a purchase price of $0.25 per share and one-half of one non-transferable share purchase warrant; each full warrant entitles the holder to purchase one share of common stock for $0.50 per share for a period of one year following the issue date of the warrants. Mainland has consented to this private placement.

The Merger Agreement restricts, among other things, the ability of Mainland to change its principal business, amend its corporate documents in such a way as to have a material adverse effect on the transactions contemplated by the Merger Agreement; or authorize or commit to any of the foregoing actions.

No Solicitation of Alternative Transactions

During the Merger process, American Exploration has agreed not to, will not permit its subsidiaries to, and will not authorize or permit any officer, director or employee of American Exploration or any investment banker, attorney, accountant or other advisor or representative of American Exploration or any subsidiary to solicit, initiate or encourage the submission of any offer to finance or purchase American Exploration or the formation of any business combination involving American Exploration.

Obligation to Convene Mainland and American Exploration Stockholders Meetings and make Recommendations

Mainland and American Exploration have agreed to call and hold meetings of the holders of Mainland and American Exploration common stock for the purpose of obtaining the adoption of the Merger Agreement by votes representing a majority in aggregate voting power of the outstanding shares of Mainland and American Exploration common stock. Mainland and American Exploration will, through their boards of directors, recommend to their stockholders that the Merger Agreement be adopted.

However, the board of directors of American Exploration will be permitted to not recommend to the stockholders that the Merger Agreement be adopted, or withdraw or modify in a manner adverse to Mainland its recommendation to American Exploration's stockholders that the Merger Agreement be adopted, but only if and to the extent that American Exploration's board of directors determines in good faith, after consultation with counsel and its financial advisors, that failing to take that action would breach the fiduciary duties of American Exploration's board of directors.

Access to Information; Confidentiality

During the period before the effective time of the Merger, Mainland and American Exploration will afford to the other party and its representatives reasonable access during normal business hours to all of their respective properties and records. During that period each party will promptly provide to the other party a copy of each reporting document filed pursuant to the requirements of the securities laws of the United States, and all other information concerning its business, properties and personnel as the other party reasonably requests. The information will be held in confidence as set out in the Merger Agreement.

Reasonable Efforts; Notification

American Exploration and Mainland will use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement. This includes obtaining all necessary actions or non-actions, waivers, consents and approvals from governmental entities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity; obtaining all necessary consents, approvals or waivers from third parties; defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed; and executing and delivering any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, the Merger Agreement.

Indemnification

Mainland will cause Mainland surviving the Merger to honour, to the fullest extent of the law, all of American Exploration's obligations to indemnify, including any obligations to advance funds for expenses to, the current or former directors or officers of American Exploration for acts or omissions by them occurring before the effective time of the Merger, to the extent the obligations of American Exploration existed on the completion date.

Fees and Expenses

All fees and expenses, including any fees payable to any broker, investment banker or financial advisor, incurred in connection with the transactions contemplated by the Merger Agreement will be paid by the party incurring such fees or expenses. For greater certainty, Mainland has agreed to be responsible for the costs of preparing and filing the Registration Statement of which this joint proxy statement/prospectus forms a part.

In the event of a successful Merger, then Mainland shall be responsible for all costs of the Merger, although Mainland may allocate expenses between Mainland and American Exploration after the Merger, as it determines appropriate in its sole discretion. In the event either party terminates the Merger before it is concluded, each party will be responsible for its own costs.

Public Announcements

American Exploration and Mainland will consult with each other before issuing, and provide each other the opportunity to review and comment on, any press release or other public statements with respect to the transactions contemplated by the Merger Agreement. American Exploration and Mainland will not issue any press release or make any public statement about these transactions without prior consultation with the other, except as may be required by applicable law, court process or obligations pursuant to any listing agreement with any national securities exchange.

Amendment

The Merger Agreement may be amended by the parties at any time by an instrument in writing signed on behalf of each of the parties. However, after the approval of the Merger Agreement at the Mainland and American Exploration special meetings there will be no material amendment made that by law requires further approval by the Mainland or American Exploration stockholders without the further approval of the Mainland or American Exploration stockholders.

Extension; Waiver

At any time before the effective time of the Merger, the parties may extend the time for the performance of any of the obligations or acts of the other party, waive any inaccuracies in any representations or warranties or waive compliance with any of the covenants or conditions contained in the Merger Agreement. Any agreement on the part of either party to any such extension or waiver shall be valid only if in a written instrument signed on behalf of the party. The failure of any party to the Merger Agreement to assert any of its rights under the agreement or otherwise will not constitute a waiver of those rights.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES RELATED TO THE MERGER

The following discussion summarizes the principal U.S. federal income tax consequences of the Merger that are expected to apply generally to the stockholders of American Exploration upon an exchange of their shares of American Exploration common stock for shares of Mainland common stock in the Merger. This discussion has been reviewed by Prejean Company, a corporation of Certified Public Accountants, who have provided an opinion as to the United States federal income tax classification of the merger, which indicates that it is their opinion that the Merger will qualify as a tax-free reorganization. Prejean Company's opinion letter has been filed as an exhibit to the registration statement of which this joint proxy statement/prospectus forms a part.

This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing Treasury Regulations and current administrative rulings and court decisions, all of which are subject to change. Any change, which may or may not be retroactive, could materially alter the tax consequences described herein. No ruling from the Internal Revenue Service ("IRS") has been or will be requested in connection with the Merger, and the IRS is not precluded from taking a position contrary to that discussed herein. This discussion assumes that the American Exploration stockholders hold their American Exploration common stock, and will hold their American Exploration common stock, as capital assets for investment under Section 1221 of the Code. No attempt has been made to comment on all federal income tax consequences of the Merger that may be relevant to particular holders, including holders:

  who do not hold their American Exploration common stock as capital assets;

  who are subject to special U.S. tax rules, such as financial institutions, dealers or traders in securities, mutual funds, insurance companies or tax-exempt entities;

  who are subject to the alternative minimum tax provisions of the Code;

  who acquired their American Exploration common stock in connection with stock option or stock purchase plans or in other compensatory transactions;

  who hold their American Exploration common stock as a hedge or as part of a hedging, straddle or other risk reduction strategy;

  who acquired their American Exploration common stock as qualified small business stock under Section 1202 of the Code; or

  who acquired their American Exploration common stock through a 401(k) plan, a deferred compensation plan or any other retirement plan.

In addition, the following discussion does not address any of the tax consequences of the Merger under state, local or foreign tax laws. Canadian tax considerations relevant to the Merger are discussed elsewhere in this registration statement.

For purposes of this discussion, "U.S Holders" means beneficial owners of American Exploration common stock that are, for U.S. federal income tax purposes (1) individual citizens or residents of the U.S., including alien individuals who are lawful permanent residents of the U.S. or who meet the substantial presence residency test under U.S. federal income tax laws, (2) corporations or partnerships (including entities treated as corporations or partnerships for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State of the United States or the District of Columbia, (3) estates, the incomes of which are subject to U.S. federal income taxation regardless of the source of such income or (4) trusts subject to the primary supervision of a U.S. court and the control of one or more U.S. persons. "Non-U.S. Holders" refers to American Exploration stockholders other than U.S. Holders.

For American Exploration stockholders who are U.S. Holders, the Merger will be treated as a taxable exchange of their American Exploration common stock for the Mainland common stock received in the Merger (with the consequences described below) unless the Merger qualifies as a "reorganization" by satisfying the requirements of Sections 368(a) and 367(a) of the Code. Among the requirements of Section 367(a) of the Code are that:

  The fair market value of Mainland is at least equal to the fair market value of American Exploration at the time of the Merger ; and

  Mainland , itself or through (i) one or more foreign subsidiary corporations in which it owns an equity interest representing at least 80% of the voting power and value (a "Qualified Subsidiary") or (ii) one or more partnerships in which it has active and substantial management functions as a partner with regard to partnership business or owns at least a twenty-five percent (25%) capital and profits interest (a "Qualified Partnership"), conducts at the time of the Merger and has conducted at all times during the 36-month period prior to the Merger an active trade or business (other than the making of investments for its own account) outside the United States.

Little legal authority addresses the application of the active trade or business requirement described above in the context of the trade or business of mineral exploration such as that engaged in by Mainland. Notwithstanding this lack of authority, Mainland believes that it satisfies both the active trade or business requirement and the fair market value requirement, described above. While there can be no assurance that the IRS will not challenge this position, or that it would not be successful in any such challenge, assuming these two requirements are satisfied, the Merger should qualify as a "reorganization," the U.S. federal income tax consequences of which are described below.

The following discussion describes the alternative U.S. federal income tax consequences of the Merger if (A) the Merger satisfies the requirements of Sections 368(a) and Section 367(a) of the Code and is treated as a "reorganization"; or, (B) fails to qualify as a "reorganization" as a result of failing to satisfy the requirements of Section 367(a) of the Code, or otherwise.

U.S. Federal Income Tax Consequences of the Merger if Treated as a "Reorganization"

If the Merger satisfies the requirements of Sections 368(a) and Section 367(a) of the Code and is treated as a "reorganization" under the Code, the Merger will have the following U.S. federal income tax consequences to American Exploration stockholders who are U.S. Holders and who are not "five-percent transferee stockholders" of Mainland , within the meaning of Section 1.367(a)-3(c)(5)(ii) of the Treasury Regulations, that is, generally, who after the Merger will hold less than five percent of both the total voting power and the total value of Mainland stock, taking into account the stock ownership attribution rules of Section 318 of the Code, as modified by the rules of Section 958(b) of the Code:

  An American Exploration stockholder will not recognize any gain or loss upon the receipt of shares of Mainland common stock in exchange for the stockholder's American Exploration common stock;

  The tax basis of the shares of Mainland common stock received by an American Exploration stockholder in the Merger will be equal to the adjusted tax basis of the shares of American Exploration common stock exchanged therefor, decreased by the amount of any cash payments received, and increased by the amount of any gain required to be recognized by the American Exploration stockholder; and

  The holding period of the shares of Mainland common stock received by an American Exploration stockholder in the Merger will include the holding period of the shares of American Exploration common stock exchanged therefor.

The tax consequences described immediately above will apply to an American Exploration stockholder who is a U.S. Holder and who is also a "five-percent transferee stockholder," only if the stockholder timely files with the U.S. Internal Revenue Service a "five-year gain recognition agreement" in the form provided in Section 1.367(a)-8 under which such U.S. Holder agrees to retroactively recognize gain with respect to the American Exploration stock exchanged in the Merger, with interest on any resulting tax liability on the exchange of American Exploration common stock for Mainland common stock, if, at any time before the close of the fifth full calendar year following the year in which the Merger occurs, Mainland disposes of part or all of the American Exploration common stock it acquired in the Merger or American Exploration disposes of substantially all of its assets. The U.S. federal income tax consequences of the Merger to a U.S. Holder who is a "five percent transferee stockholder" and who does not timely file a five-year gain recognition agreement will be as described in "U.S. Federal Income Tax Consequences of the Merger if Not a 'Reorganization,'" below. Any American Exploration stockholder who is a U.S. Holder and who will be a "five-percent transferee stockholder" after the Merger should consult its own tax advisor concerning the decision to file a gain recognition agreement and the procedures to be followed in connection with that filing.

If the Merger qualifies as a "reorganization" under Section 368(a) of the Code, neither Mainland nor American Exploration will recognize gain or loss for U.S. federal income tax purposes by reason of the Merger.

U.S. Federal Income Tax Consequences of the Merger if Not a "Reorganization."

If the Merger fails to qualify as a "reorganization" under the Code, either because the requirements of Section 367(a) of the Code are not satisfied, or otherwise, the Merger will have the following U.S. federal income tax consequences to American Exploration stockholders who are U.S. Holders:

  U.S. Holders generally will recognize an amount of gain or loss equal to the difference between (1) any money and the fair market value of the shares of Mainland common stock received in the Merger, and (2) the American Exploration stockholder's adjusted tax basis in its American Exploration common stock exchanged in the Merger.

  Gain or loss recognized in the Merger generally will be capital gain or loss and will be long-term capital gain or loss if U.S. Holder's holding period for the American Exploration common stock exchanged in the Merger is greater than one year.

  The U.S. Holder's tax basis in the shares of Mainland common stock received in the Merger will equal the fair market value of those shares at the effective time of the Merger and the holding period for the such shares will begin on the date immediately following the effective time of the Merger.

If the Merger fails to qualify as a "reorganization" under the Code, either because the requirements of Section 368(a) or Section 367(a) of the Code are not satisfied, or otherwise, Non-U.S. Holders generally will not be subject to U.S. federal income tax as a result of the Merger unless either (i) the stockholder is an individual and is present in the United States for 183 days or more during the year in which Merger occurs and certain other conditions are met or (ii) American Exploration is or has been during a specified testing period, a "U.S. real property holding corporation" for U.S. federal income tax purposes. American Exploration believes that it has not been and is not a "U.S. real property holding corporation" for U.S. federal income tax purposes.

American Exploration Stockholders Exercising Dissenters' Rights

A holder of American Exploration common stock that receives solely cash in exchange for such stock in the Merger pursuant to the exercise of dissenters' rights under Nevada law will recognize gain or loss equal to the difference between the tax basis of the American Exploration stock surrendered and the amount of the cash received therefor. Subject to the provisions of Section 302 of the Code, such gain or loss will constitute long-term capital gain or loss if such American Exploration common stock has been held as a capital asset for more than one year at the time of the consummation of the Merger.

Backup Withholding

American Exploration stockholders who are U.S. Holders may be subject to backup withholding of 28% with respect to the Mainland common stock received in the Merger if the Merger fails to qualify as a "reorganization" under the Code. No backup withholding will be required if a stockholder (1) is a corporation or comes within specified other exempt categories and, when required, demonstrates this fact, or (2) provides a properly completed IRS Form W-9 (or successor or substitute form) showing the stockholder's correct taxpayer identification number, certifying that the stockholder has not lost the exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. An American Exploration stockholder who is a U.S. Holder and who does not provide its correct taxpayer identification number may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Rather, any amounts withheld will be a credit against the stockholder's tax liability for the year in which the Merger occurs. If the amount withheld exceeds the stockholder's income tax liability for such year, the stockholder will be entitled to a refund, provided the stockholder furnishes specified required information to the IRS.

American Exploration stockholders who are U.S. Holders will be required to retain records pertaining to the Merger and may be required to file with their U.S. federal income tax returns for the year in which the Merger takes place a statement setting forth specified facts relating to the Merger.

The foregoing discussion is only intended to provide you with a general summary. It is not a complete analysis or description of every potential U.S. federal income tax consequence or any other consequence of the Merger. In addition, the discussion does not address tax consequences that may vary with, or are contingent on, your individual circumstances. Moreover, this discussion does not address any non income tax or any foreign, state, or local tax consequences of the Merger. Accordingly, we strongly urge you to consult with your tax advisor to determine the particular U.S. federal, state, local, or foreign tax consequences to you of the Merger.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following discussion constitutes the opinion of McMillan LLP, as of the date hereof, regarding certain Canadian federal income tax considerations generally applicable to a beneficial owner of American Exploration common shares who exchanges such shares for common shares of Mainland pursuant to the Merger and who, for the purposes of the Income Tax Act (Canada) and regulations thereto (the "Canadian Tax Act") and at all relevant times (i) is, or is deemed to be, resident solely in Canada, (ii) holds the American Exploration common shares and will hold any Mainland common shares received pursuant to the Merger as capital property; (iii) deals at arm's length with and is not affiliated with Mainland or American Exploration, and (iv) in respect of whom American Exploration and Mainland is not a "foreign affiliate" (as defined in the Canadian Tax Act). Persons meeting all such requirements are referred to as a "Canadian Holder" or "Canadian Holders" herein, and this discussion only addresses such Canadian Holders.

This discussion is not applicable to persons holding options to acquire American Exploration common shares, warrants to acquire American Exploration common shares or other rights to acquire American Exploration common shares, or to persons who acquired American Exploration common shares on the exercise of employee stock options or other incentive programs, and all such persons should consult their own tax advisors in this regard. In addition, this discussion is not applicable to a Canadian Holder that is a "financial institution" (as defined in the Canadian Tax Act for the purposes of the mark-to-market rules), a "specified financial institution" as defined in the Canadian Tax Act, a Canadian Holder an interest in which is a "tax shelter investment" for the purposes of the Canadian Tax Act, or a Canadian Holder to whom the "functional currency" (as defined in the Canadian Tax Act) reporting rules apply. This discussion also does not address Canadian Holders of Mainland common shares participating in the Merger, nor does it address any Canadian Holders of any shares who exercise dissent rights. All of the foregoing persons should consult their own tax advisors.

This discussion is based on the current provisions of the Canadian Tax Act, all specific proposed amendments to the Canadian Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) before the date hereof ("Proposed Amendments") and counsel's understanding of the current administrative policies and assessing practices of the Canada Revenue Agency ("CRA"), and assumes that the Proposed Amendments will be enacted in the form proposed. No assurances can be given that the Proposed Amendments will be enacted in the form proposed, or at all. This discussion does not otherwise take into account or anticipate changes in law, whether by judicial, governmental or legislative decision or action, or changes in the administrative policy or assessing practices of the CRA, nor does it take into account provincial, territorial or foreign tax legislation or considerations, which may differ significantly from the Canadian federal income tax considerations discussed herein. The discussion also assumes that the Merger will be treated as a "foreign merger" by CRA for purposes of the Canadian Tax Act, although no legal opinion or tax ruling has been sought or obtained in this regard.

This discussion is of a general nature only and is not exhaustive of all possible Canadian federal income tax considerations applicable to Canadian Holders in all circumstances. This discussion is not intended to be, nor should it be construed to be, legal or tax advice to any particular Canadian Holder. Accordingly, all Canadian Holders should consult their own independent tax advisors having regard to their own particular circumstances.

Currency

For the purposes of the Canadian Tax Act, all amounts related to the disposition of American Exploration common shares and acquisition, holding or disposition of Mainland common shares (including dividends, adjusted cost base and proceeds of disposition) must be expressed in Canadian dollars. All amounts denominated in a foreign currency (other than amounts related to the acquisition of Mainland common shares pursuant to the Merger where a Canadian Holder does not recognize a gain or loss) must be converted to an amount expressed in Canadian dollars using the appropriate rate of exchange on the effective date (as determined in accordance with the Canadian Tax Act) of the related acquisition, disposition or recognition of income or such other rate of exchange as is acceptable to the CRA.

Consequences of the Merger to a Canadian Holder

A Canadian shareholder who receives Mainland common shares in exchange for American Exploration common shares on the Merger will, based on Mainland's tax counsel's understanding of the administrative practices of the CRA, do so on a tax-deferred basis (although a Canadian Holder may elect to exchange American Exploration common shares on a taxable basis as discussed in the next paragraph). Unless an election, as discussed in the next paragraph, is made and any gain or loss in respect of the merger is included in a Canadian Holder's income, such Canadian Holder will generally be deemed to have disposed of the American Exploration common shares for proceeds of disposition equal to the aggregate adjusted cost base of the American Exploration common shares immediately before the Merger and to have acquired the Mainland common shares at a cost equal to such adjusted cost base. The adjusted cost base to a Canadian Holder of Mainland common shares acquired pursuant to the Merger will be determined by averaging the cost of the Mainland common shares so acquired with the adjusted cost base of all other Mainland common shares held at that time by the Canadian Holder.

A Canadian Holder who wishes to exchange American Exploration common shares on a taxable basis is required to elect that the deferral rules in the Canadian Tax Act pertaining to a "foreign merger", as defined in the Canadian Tax Act, not apply. The election must be made in the Canadian Holder's Canadian federal income tax return for the taxation year of the Canadian Holder in which the Merger occurs. If a Canadian Holder elects that the rules in the Canadian Tax Act pertaining to a "foreign merger" do not apply to the transaction and in such Canadian Holder's return of income for the taxation year of the Merger includes in income any portion of the gain or loss from the Merger otherwise arising, the Canadian Holder will not be eligible for any tax deferral on the Merger. In that case, the Canadian Holder will be considered to have disposed of the American Exploration common shares for proceeds of disposition equal to the full fair market value at that time of the Mainland common shares acquired in exchange for such shares. The Canadian Holder will so realize a capital gain (or capital loss) to the extent that the fair market value at that time of the Mainland common shares acquired on the exchange, net of any reasonable costs of disposition, exceeds (or is less than) the adjusted cost base of such American Exploration common shares. The cost to a Canadian Holder of the Mainland common shares acquired on this exchange will then be equal to the fair market value at the time of the exchange of such shares of Mainland common shares. The adjusted cost base to a Canadian Holder of Mainland common shares acquired pursuant to the Merger will be determined by averaging the cost of the Mainland common shares so acquired with the adjusted cost base of all other Mainland common shares held at that time by the Canadian Holder.

Canadian Holders who wish to elect out of the "foreign merger" rules of the Canadian Tax Act and exchange American Exploration common shares for Mainland common shares on a taxable basis should consult with their own tax advisors in this regard.

Tax Treatment of Capital Gains and Capital Losses

Generally, one-half of any capital gain (a "taxable capital gain") realized by a Canadian Holder in a taxation year will be included in computing the Canadian Holder's income in such year. A Canadian Holder will be required to deduct one-half of any capital loss (an "allowable capital loss") realized on the Merger against taxable capital gains realized by the Canadian Holder in the year. Any allowable capital loss not deductible in the year it is realized generally may be carried back and deducted against taxable capital gains in any of the three preceding years or carried forward and deducted against taxable capital gains in any subsequent year (in accordance with the rules contained in the Canadian Tax Act). Capital gains realized by an individual or trust, other than certain specified trusts will be relevant in computing possible liability for the alternative minimum tax.

A Canadian Holder that is, throughout the relevant taxation year, a "Canadian-controlled private corporation" (as defined in the Canadian Tax Act) may be liable to pay, in addition to the tax otherwise payable under the Canadian Tax Act, an additional tax (refundable in certain circumstances) of 6 2/3% on its "aggregate investment income" for the year (which is defined in the Canadian Tax Act to include taxable capital gains).

Holding and Disposing of Mainland Common Shares

The full amount of dividends received or deemed to be received by a Canadian Holder on the Mainland common shares, if any, including amounts deducted for foreign withholding tax, if any, will be included in computing the Canadian Holder's income. For an individual (including a trust), the gross-up and dividend tax credit rules in the Canadian Tax Act will not apply to such dividends. A Canadian Holder that is a corporation will not be entitled to deduct the amount of such dividends in computing its taxable income. A Canadian Holder that is a "Canadian-controlled private corporation" (as defined in the Canadian Tax Act) may be liable to pay an additional tax (refundable in certain circumstances) of 6 2/3% in respect of its "aggregate investment income" for the year, which will include such dividends. United States tax, if any, payable by a Canadian Holder in respect of dividends received on the Mainland common shares may be eligible for a foreign tax credit or deduction under the Canadian Tax Act to the extent and under the circumstances described in the Canadian Tax Act. Canadian Holders should consult their own tax advisors with respect to the availability of a foreign tax credit or deduction, having regard to their own particular circumstances.

In general, a disposition or a deemed disposition of Mainland common shares will give rise to a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of Mainland common shares, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the Canadian Holder of the Mainland common shares immediately before the disposition. The tax treatment of capital gains and capital losses is generally as discussed above under "Tax Treatment of Capital Gains and Capital Losses".

United States tax, if any, levied on any gain realized on the disposition of Mainland common shares may be eligible for a foreign tax credit or deduction under the Canadian Tax Act to the extent and under the circumstances described in the Canadian Tax Act. Canadian Holders should consult their own tax advisors with respect to the availability of a foreign tax credit or deduction, having regard to their own particular circumstances.

Offshore Investment Fund Property

The Canadian Tax Act contains rules which may require a Canadian Holder to include in income in each year an amount in respect of the holding of an "offshore investment fund property". The Minister of Finance has previously announced that certain prior Proposed Amendments relating to the taxation of Canadian residents investing in non-resident entities (the "FIE Proposals") would not be implemented, and would be effectively replaced with a slightly revised version of the current offshore investment fund property rules. There can be no assurance that these revised proposals will be enacted as proposed or that there may not be further changes in this area.

In general terms, an offshore investment fund property includes a share of a non-resident corporation, but only if (a) the share may reasonably be considered to derive its value primarily from "portfolio investments" in certain underlying assets, and (b) it may reasonably be concluded, having regard to all circumstances, that one of the main reasons for the Canadian Holder acquiring, holding or having an interest in the share was to derive a benefit from such portfolio investments in such assets in such a manner that the taxes, if any, on the income, profits or gains from such assets are significantly less than would have been the case had such income, profits or gains been earned directly by the Canadian Holder. Where applicable, these rules would generally require a Canadian Holder to include in income for each taxation year an imputed amount determined by multiplying the "designated cost"to the Canadian Holder of the share by a factor based on prescribed interest rates (plus two per cent) for the relevant period.

The potential application of these rules to a Canadian Holder in respect of Mainland common shares depends, in part, on the reasons for the Canadian Holder acquiring or holding Mainland common shares. Canadian Holders should consult with their own tax advisors having regard to their particular circumstances.

Foreign Property Information Reporting

A holder of Mainland common shares who is a "specified Canadian entity" for a taxation year or fiscal period (including most Canadian Holders, subject only to certain limited exceptions) and whose total cost amount of "specified foreign property" (including Mainland common shares) at any time in the taxation year or fiscal period exceeds C$100,000 will be required to file an information return for the year or fiscal period disclosing prescribed information. Canadian Holders are encouraged to consult their own tax advisors as to compliance with these rules in their particular circumstances.

RESALE OF MAINLAND COMMON SHARES

U.S. Resale Requirements

The Mainland common shares to be issued pursuant to the Merger Agreement have been registered under the Securities Act of 1933, as amended, and may be traded freely and without restriction by those stockholders not deemed to be affiliates (as that term is defined under the Securities Act) of Mainland at the material time.

An "affiliate" of Mainland is a person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, Mainland at the material time. These restrictions are expected to apply to the directors and executive officers of Mainland and the beneficial owners of 10% or more of the outstanding Mainland common stock. The same restrictions apply to the spouses and certain relatives of those persons and any trusts, estates, corporations or other entities in which those persons have a 10% or greater beneficial or equity interest. Mainland will give stop transfer instructions to the transfer agent with respect to the shares of Mainland common shares to be received by persons subject to these restrictions, and the certificates for their shares will be appropriately legended.

RELATED TRANSACTIONS AND INTERESTS OF MAINLAND INSIDERS IN THE MERGER

Mainland's existing officers and directors will continue to serve Mainland, as the surviving corporation following the completion of the Merger. Except for the transactions described below, we have not had any transactions since the beginning of our fiscal year ended February 28, 2010, nor do we have any currently proposed transactions, in which we were or are to be a participant and the amount exceeds $120,000, and in which any of our directors, officers or principal stockholders, or any associate or affiliate of the foregoing, had or will have any material interest, direct or indirect.

Newport Executive Services Agreement

Effective September 22, 2009, the Board of Directors authorized the execution of a two-year Executive Services Agreement with Michael J. Newport, the President and Chief Executive Officer of the Company. In accordance with the terms and provisions of the Executive Services Agreement, the Company agreed to continue to pay Mr. Newport a monthly salary of $15,000, and the Company granted an aggregate of 1,500,000 stock options to Mr. Newport under its 2008 Stock Option Plan, as amended, subject to vesting as follows: (a) 500,000 stock options were to vest when the Company completes a listing and commences trading of its shares of common stock with the NYSE Amex Equities Exchange, formerly known as the American Stock Exchange ("NYSE Amex Equities"); (b) 500,000 stock options were to vest at the one year anniversary date of such listing, and (c) 500,000 stock options were to vest at the second year anniversary date of such listing. The exercise price at each vesting date was to be the lesser of (a) the thirty-day weighted average price of the Company's shares of common stock prior to each of the respective vesting dates and (b) the issue price of the shares of common stock in the equity financings above.

On April 8, 2010, the 1,500,000 stock options granted to Mr. Newport were cancelled and replaced by a grant of 500,000 fully vested stock options with an exercise price of $1.47 per share, exercisable for a term of 10 years. The total fair value of these options at the date of grant was estimated at $581,900 and determined using the Black-Scholes option pricing model with the following assumptions: an expected life of 5 years, a risk free interest rate of 2.64%, a dividend yield of 0% and expected volatility of 109.9% and was recorded as stock based compensation expense in fiscal 2011.

Pursuant to the terms of the Executive Services Agreement, Mr. Newport agreed to continue to provide services to the Company in the capacity as the President and Chief Executive Officer, and to provide consulting advice on exploration strategies, management and operational service considerations. Mr. Newport resigned as Chief Executive Officer effective August 23, 2010 in order to facilitate the appointment of Nicholas W. Atencio to that office. Mr. Newport continued to serve the Company as President at that time.

Mr. Newport was appointed as Chief Executive Officer and a director effective February 14, 2011, and is also the President of our Company.

Atencio Executive Services Agreement

In connection with Nicholas W. Atencio's appointment as Chief Executive Officer and a director of the Company, effective on August 23, 2010, the Company entered into an Executive Services Agreement with Mr. Atencio. Pursuant to the terms of the Executive Services Agreement, Mr. Atencio agreed to serve as Chief Executive Officer of the Company for an initial term of two years, renewable automatically unless terminated in accordance with the terms of the Executive Services Agreement.

Pursuant to the terms of the Executive Services Agreement, the Company agreed to pay Mr. Atencio a gross monthly fee of $25,000. In addition, the Company granted Mr. Atencio options under its 2008 Stock Option Plan, as amended, to purchase up to 3,500,000 shares of the Company's common stock, expiring on August 23, 2020. Of the 3,500,000 options: (a) 1,500,000 vested immediately and are exercisable at $0.47 per share; (b) an additional 750,000 stock options will become vested and exercisable upon the successful completion by the Company of equity and/or debt financings of not less than an aggregate of $5,000,000 and, subject to the terms of the 2008 Stock Option Plan, as amended, will then be exercisable at an exercise price then equal to the 15 previous day weighted average closing share price of the Company's common shares on either of the OTC Bulletin Board or such other stock exchange or over-the-counter market on which the Company's common shares then trade prior to the completion date of $5,000,000 in equity and/or debt financings; (c) an additional 750,000 stock options will become vested and exercisable upon the successful closing by the Company of an agreement with any third party investing equity partner which allows for the initiation of drilling on the Cotton Valley/Hosston formations in East Holly Field, located in Louisiana, in which the Company currently holds a 100% working interest (collectively, the "East Holly Closing Date" herein), and, subject to the terms of the 2008 Stock Option Plan, as amended, will then be exercisable at an exercise price then equal to the 15 previous day weighted average closing share price of the Company's common shares on either of the OTC Bulletin Board or such other stock exchange or over-the-counter market on which the Company's common shares then trade prior to the East Holly Closing Date; and (d) an additional 500,000 stock options will become vested and exercisable upon the Company having completed a listing and having its common shares listed for trading on either of the NYSE Amex Equities or the NASDAQ Stock Exchange, and, subject to the terms of the 2008 Stock Option Plan, as amended, will then be exercisable at an exercise price then equal to the 15 previous day weighted average closing share price of the Company's common shares on either of the OTC Bulletin Board or such other stock exchange or over-the-counter market on which the Company's common shares then trade prior to the date of the Company's listing on the NYSE Amex Equities or the NASDAQ Stock Exchange.

Mr. Atencio resigned as Chief Executive Officer and as a director of our Company on February 14, 2010. Subsequent to his resignation, he continued to serve our Company as a technical consultant on terms consistent with his Executive Services Agreement. On June 3, 2011, the Company determined to terminate the Executive Services Agreement with an effective termination date of July 3, 2011.

Witt Executive Services Agreement

Effective September 22, 2009, the Board of Directors authorized the execution of a two-year executive service agreement with Mark Witt, the former Chief Financial Officer/Treasurer of the Company (the "Executive Service Agreement"). In accordance with the terms and provisions of the Executive Service Agreement: (i) the Company would pay Mr. Witt a monthly salary of $10,000; (ii) the Company would grant an aggregate of 3,000,000 stock options (the "Stock Options") to Mr. Witt under its 2008 Stock Option Plan, as amended (the "Stock Option Plan"), with such terms and provisions of the grant, including exercise price and duration of exercise period, to be determined at the time of grant as follows: (a) 1,500,000 Stock Options would vest when the Company successfully raised equity funding in the amount of $10,000,000 and (b) 500,000 Stock Options would vest when the Company completed its listing and commences trading of its shares of common stock with a designated trading symbol (the "Trading Date") with the NYSE Amex Equities, formerly known as the American Stock Exchange ("NYSE Amex Equities"); (c) 500,000 Stock Options would vest at the one year anniversary date of the Trading Date, and (d) 500,000 Stock Options would vest at the second year anniversary date of the Trading Date. The exercise price at each vesting date would be the lesser of (a) the thirty-day weighted average price of the Company's shares of common stock prior to each of the respective vesting dates and (b) the issue price of the shares of common stock in the equity financings above. On March 23, 2010 Mr. Witt resigned as the Chief Financial Officer/Treasurer of the Company. Under the terms of his separation and release agreement with the company dated March 26, 2010, Mr. Witt was paid a severance of $77,419, and in lieu of the above mentioned stock options previously awarded being cancelled, he was granted 500,000 common stock options, exercisable for two years at an exercise price of $1.25 per share.

Review, Approval or Ratification of Transactions with Related Persons

Our Audit Committee is charged with reviewing and approving all related party transactions and reviewing and making recommendations to the board of directors, or approving any contracts or other transactions with any of our current or former executive officers.

DISSENT RIGHTS

Under Nevada law, American Exploration stockholders are entitled to dissent from, and obtain payment for, the fair value of their shares in the event the Merger becomes effective. The Merger provisions are technical and require strict compliance, or a stockholder's rights of dissent may be lost. It is a condition of Mainland under the Merger Agreement that it may terminate the Merger if holders of more than 5% of American Exploration's Shares elect to exercise their Dissent Rights. See "Dissent Rights, Appraisal Rights".

EXPERTS

Mainland

Mainland's financial statements as of February 28, 2011 and 2010, and for each of the three years in the period ended February 28, 2011, included in this joint proxy statement/prospectus have been so included in reliance on the report of De Joya Griffith & Company, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Certain information with respect to the oil and gas reserves associated with Mainland's oil and gas properties is derived from the report of Ryder Scott Company, L.P., an independent petroleum engineering firm, and has been included in this document upon the authority of said firm as experts with respect to the matters covered by such reports and in giving such reports.

The validity of the Mainland common stock offered hereby will be passed upon for Mainland by McMillan LLP. In addition, Prejean Company will deliver an opinion to Mainland as to certain U.S. tax matters, and McMillan LLP will deliver an opinion to Mainland, as to certain Canadian tax matters.

American Exploration

American Exploration's financial statements as of December 31, 2010 and 2009, and for each of the two years in the period ended December 31, 2010, included in this joint proxy statement/prospectus have been so included in reliance on the report of GBH CPAs, PC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock offered hereby was employed on a contingency basis, or had, or is to receive, in connection with such offering, a substantial interest, direct or indirect, in our company, nor was any such person connected with our company as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes, our Articles of Incorporation, as amended and our Bylaws.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

WHERE YOU CAN FIND MORE INFORMATION

Mainland and American Exploration file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information Mainland and American Exploration file at the SEC's public reference room located at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public at the website maintained by the SEC at http://www.sec.gov, by Mainland at http://www.mainlandresources.com, and by American Exploration at http://www.americanexplorationcorp.com. Mainland and American Exploration do not intend for information contained on or accessible through their respective websites to be part of this joint proxy statement/prospectus, other than the documents that Mainland and American Exploration file with the SEC that are incorporated by reference into this joint proxy statement/prospectus.

Mainland filed a registration statement on Form S-4 to register with the SEC the Mainland common stock that Mainland will issue to American Exploration stockholders in conjunction with the Merger. This document is part of that registration statement and constitutes a prospectus of Mainland in addition to being a proxy statement for Mainland for Mainland's special meeting and a proxy statement for American Exploration for American Exploration's special meeting. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.

You should rely only on the information contained in this joint proxy statement/prospectus to vote on the proposals submitted by the Mainland and American Exploration boards of directors. Neither Mainland nor American Exploration has authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated ◆ , 2011. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than such date, and neither the mailing of this document to Mainland and American Exploration stockholders nor the issuance of Mainland common stock in connection with the Merger shall create any implication to the contrary.

Mainland has provided all of the information contained in this joint proxy statement/prospectus with respect to Mainland, and American Exploration has provided all of the information contained in this joint proxy statement/prospectus with respect to American Exploration.

If you own Mainland common stock or American Exploration common stock, please complete, sign, date and promptly return the enclosed proxy in the enclosed prepaid envelope. The prompt return of your proxy will help save additional solicitation expense.

GLOSSARY OF OIL AND GAS TERMS

The following are abbreviations and definitions of certain terms commonly used in the oil and gas industry and this document:

Bbl.  One stock tank barrel of 42 U.S. gallons liquid volume, used in reference to crude oil or other liquid hydrocarbons.

Bbls/d.  Barrels of oil produced per day.

Bcf.  One billion cubic feet of gas or CO2.

BOE.  One barrel of oil equivalent, using the ratio of one barrel of crude oil, condensate or natural gas liquids to six Mcf of natural gas.

BOE/d.  BOE per day.

Development costs.*  Costs incurred to obtain access to proved reserves and to provide facilities for extracting, treating, gathering and storing the oil and gas.

Development well.  A well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.

Exploration costs.*  Costs incurred in identifying areas that may warrant examination and in examining specific areas that are considered to have prospects of containing oil and gas reserves, including costs of drilling exploratory wells and exploratory-type stratigraphic test wells.

Exploratory well.*  A well drilled to find and produce oil or gas in an unproved area, to find a new reservoir in a field previously found to be productive of oil or gas in another reservoir, or to extend a known reservoir.

Field.*  An area consisting of a single reservoir or multiple reservoirs all grouped on or related to the same individual geological structural feature and/or stratigraphic condition.

MBbls.  One thousand barrels of crude oil or other liquid hydrocarbons.

Mcf.  One thousand cubic feet of natural gas or CO2.

MMBbls.  One million barrels of crude oil or other liquid hydrocarbons.

MMBOE.  One million BOEs.

MMBtu.  One million British thermal units. One British thermal unit is the amount of heat required to raise the temperature of a one pound mass of water from 58.5 to 59.5 degrees Fahrenheit.

MMcf.  One million cubic feet of natural gas or CO2.

Production costs.*  Costs incurred to operate and maintain wells and related equipment and facilities, including depreciation and applicable operating costs of support equipment and facilities and other costs of operating and maintaining those wells and related equipment and facilities.

Proved developed reserves.*   Crude oil, natural gas and natural gas liquids reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

Proved properties.  Properties with proved reserves.

Proved reserves.* The estimated quantities of crude oil, natural gas, and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made.

Proved undeveloped reserves.*  Reserves that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required.

Reserve life.  A measure of the productive life of an oil and gas property or a group of properties, expressed in years. Reserve life is calculated by dividing proved reserve volumes at year-end by production for that year.

Reservoir.  A porous and permeable underground formation containing a natural accumulation of producible oil and/or gas that is confined by impermeable rock or water barriers and is individual and separate from other reservoirs.

Standardized Measure.  The present value, discounted at 10% per year, of estimated future net revenues from the production of proved reserves, computed by applying sales prices in effect as of the dates of such estimates and held constant throughout the productive life of the reserves (except for consideration of price changes to the extent provided by contractual arrangements) and deducting the estimated future costs to be incurred in developing, producing and abandoning the proved reserves (computed based on current costs and assuming continuation of existing economic conditions). Future income taxes are calculated by applying the statutory federal and state income tax rate to pre-tax future net cash flows, net of the tax basis of the properties involved and utilization of available tax carryforwards related to oil and gas operations.

Stratigraphic test well.*  A drilling effort, geologically directed, to obtain information pertaining to a specific geologic condition. Such wells customarily are drilled without the intention of being completed for hydrocarbon production.

Notes

*     This definition is an abbreviated version of the complete definition as defined by the SEC in Rule 4-10(a) of Regulation S-X.

INFORMATION REGARDING MAINLAND

Corporate History

Mainland Resources, Inc. was incorporated under the laws of the State of Nevada on May 12, 2006 and has been engaged in the business of acquisition, exploration and development of mineral properties in the United States since its inception.

On March 11, 2008, Mainland completed a forward stock split on a twenty for one (20:1) basis. On May 29, 2008, Mainland completed a forward stock split on a 1.5 for one (1.5:1) basis. On August 3, 2009, Mainland completed a forward stock split on a two for 1 (2:1) basis.

Mainland's shares of common stock trade on the OTC Bulletin Board under the symbol "MNLU:OB" and on the Frankfurt Stock Exchange under the symbol "5MN."

Current Business Operations of Mainland Resources

Overview

We are a natural resource exploration company engaged in the exploration, acquisition and development of oil and gas properties in North America. We are currently focused on our interests in oil and gas prospects located in Louisiana and Mississippi.

Until April 22, 2010, acting primarily through our joint venture with Petrohawk, we had been concentrating on exploring and developing certain natural gas leases covering approximately 2,904 net acres in the East Holly Field of De Soto Parish, in the State of Louisiana. In early 2010, we entered into a purchase and sale agreement for the sale to EXCO Operating Company, LP, a wholly owned subsidiary of Exco Resources (NYSE - XCO), of our interest in the Haynesville Shale portion of the East Holly Field leases, for $28,159,604. This agreement, which closed on April 22, 2010 with an effective date of January 1, 2010, provided for the sale of all of our Company's right, title and interest 100 feet below the base of the Cotton Valley formation in the East Holly Field. The base of the Cotton Valley formation has been defined to be 100 feet below the stratigraphic equivalent of the Cotton Valley formation.

We have retained all of the rights in all formations above the base of the Cotton Valley formation in the East Holly Field, encompassing 2,255 net acres with an estimated 65 net potential drilling locations. The five recent wells drilled by the original operator through the Hosston and Cotton Valley zones to the Haynesville Formation calculate as productive.

Based on the available data and economics, we plan to drill wells in the Hosston/Cotton Valley formations, possibly with a joint venture partner, in 2011 (subject to favorable natural gas pricing), and also to evaluate the gas production value of the Upper Bossier formation on the DeSoto Parish leases. We expect that these formations will provide continual solid pay with little risk and predictable development costs.

Our Buena Vista Prospect is located along the Gulf Coast Salt Basin in the Buena Vista area of Jefferson County, Mississippi. Based on proprietary information gained from previous drilling, we believe an extension of the Haynesville Shale similar to the discovery region in Louisiana may exist there.

Our Company has entered into a joint area development agreement with American Exploration to jointly develop contiguous acreage comprising the Buena Vista Prospect. In early April, 2010, we, as operator, issued an Authority for Expenditure (AFE) for the Burkley-Phillips No. 1 Well that has now been drilled on the Prospect for the purpose of evaluating the Haynesville Formation (Shale). The AFE estimated the drilling cost to be approximately $8,650,000 and completion cost to be approximately $4,900,000 for a total completed well cost of approximately $13,550,000.

American Exploration was unable to fund its 20% share of the estimated total well costs of the Burkley-Phillips No. 1 Well. As a result, American Exploration has forfeited its right to a 29% working interest in the well and in the Buena Vista Prospect in favor of our Company. American Exploration will continue to be entitled to receive a 20% working interest in the well and the Prospect after completion (subject to compliance by American Exploration with all other terms and conditions of our letter agreement and related joint operating agreement with American Exploration). If the merger is approved and proceeds as proposed, American Exploration's 20% working interest in the well and the Prospect after completion will be owned by Mainland Resources, the resultant merged entity.

We were previously required to pay 72% of the total cost to drill and complete the Burkley-Phillips No. 1 Well, for a 45.9% working interest. Due to American Exploration's inability to make its contribution in response to the cash call, we will now pay 90% of the total cost of the well to earn a 72% working interest, and Guggenheim will pay 10% of the total cost to earn an 8% working interest.

Drilling of the Burkley-Phillips No. 1 Well commenced on July 21, 2010 and the well reached the projected total depth of 22,000 feet on December 27, 2010. Production casing was set on the well shortly afterwards, in early January 2011. We have engaged Stephen Schubarth, President of Schubarth, Inc., to design and supervise the fracture treatment ("frac") of the Burkley Phillips No. 1 Well.

The Burkley Phillips No. 1 Well was logged by Schlumberger. In addition, a 21-foot core was captured to a depth of 20,415 feet and has since undergone a series of analyses by Corelab that will be used in conjunction with the log results to further evaluate the reservoir and assist in completion design efforts.

Oil And Gas Properties

Louisiana

East Holly Field, De Soto Parish

Our East Holly Field leases cover a central area in the fairway of what is now widely recognized as the Haynesville Shale discovery in northwest Louisiana (see Figure 1 - Location Map). The Haynesville Shale has become one of the most active natural gas plays in the United States. The Haynesville Formation is located approximately 1,500 feet below the base of the Cotton Valley formation at depths ranging from approximately 10,500 feet to 13,000 feet. The formation is as much as 300 feet thick and is composed of a rich organic black shale. It is located across northwest Louisiana (primarily in Caddo, Bossier, Red River, DeSoto, Webster and Bienville Parishes), east Texas (primarily in Harrison, Panola, Shelby and Nacogdoches Counties), and extends into Arkansas.

Figure 1: Location Map - De Soto Parish Prospect, Louisiana

On February 27, 2008, we entered into an option agreement with Kingsley Resources, Inc. ("Kingsley"), a Nevada corporation, pursuant to which we acquired all the right, title and interest Kingsley had in and to certain leasehold estates located in East Holly Field of De Soto Parish. The East Holly Field leases create a contiguous block of acreage on the southeast flank of the East Holly Field, totalling approximately 2,551 net acres. The leases were the subject of a leasehold purchase agreement dated December 11, 2007, and modified February 1, 2008, between Kingsley and Permian Basin Acquisition Fund, pursuant to which Kingsley acquired the sub-surface rights covered by the East Holly Field leases.

In accordance with the terms and provisions of our option agreement with Kingsley, we were required to pay $100,000 to Kingsley (which represented reimbursement to Kingsley of a deposit paid by it to Permian under their leasehold purchase agreement) and assume all of Kingsley's obligations under its leasehold purchase agreement with Permian. We completed the acquisition of the East Holly Field leases by way of assignment on March 14, 2008 at a total cost of $687,596, comprised of the $100,000 payment to Kingsley (which was subsequently made on April 2, 2008), and payments to Permian totalling $587,596. The East Holly Field leases remain subject to a residual royalty payment and other rights reserved under the leasehold purchase agreement with Permian.

In accordance with the area of mutual interest provision contained in our joint operating agreement with Petrohawk, we and Petrohawk leased an additional 353.77 net acres, and the acreage and costs were split as to 60% for Petrohawk, and as to 40% for our Company. We have a 100% working interest and a 75% net revenue interest in the Cotton Valley/Hosston leases.

Joint Venture with Petrohawk Energy Corporation

Effective July 14, 2008, we entered into a binding letter agreement with Petrohawk relating to the joint development of acreage of our Company's leases in DeSoto Parish, Louisiana, including those in East Holly Field and Cotton Valley/Haynesville.

Under the letter agreement: (i) Petrohawk agreed to pay 100% of the development costs of the first well drilled below the base of the Cotton Valley formation (which, as noted above, has been defined to be 100 feet below the stratigraphic equivalent of the Cotton Valley formation), including those related to drilling, completion and fracture stimulation, as well as costs up to and including pipeline connection; (ii) Petrohawk agreed to pay 80%, and we agreed to pay 20%, of all costs of the second well drilled below the base of the Cotton Valley formation; (iii) Petrohawk agreed to pay 60%, and we agreed to pay 40%, of all costs of the third well and all additional wells drilled below the base of the Cotton Valley formation; and (iv) we agreed to transfer a 60% working interest in our leases in DeSoto Parish to Petrohawk at closing, but only as such leases related to all depths below the base of the Cotton Valley formation, and specifically the Haynesville Shale. Petrohawk further agreed to gather and market our production from above the base of the Cotton Valley formation pursuant to a mutually acceptable agreement. The letter agreement was expressly made subject to completion of due diligence investigation by the parties, and execution and delivery of a definitive agreement by both parties.

We entered into a definitive agreement with Petrohawk effective August 4, 2008, pursuant to which we effectively transferred and conveyed to Petrohawk 60% of our right, title and interest in and to the leases in the DeSoto Parish. Petrohawk was designated as the operator on all development relating to these leases.

Griffith 11-1 Well

The initial well under our agreement with Petrohawk, the Griffith 11-1 well, was spudded on October 20, 2008, and commenced production at the end of January 2009. The approximate reading for total gas produced from the Griffith 11-1 well and shipped to market through April 5, 2010 was 2.5 billion cubic feet (Bcf).

Stephenson Douglas LLC 16-1 Well

Drilling began on the second well under our agreement with Petrohawk, the Stevenson Douglas LLC 16-1 well, in April 2009. The Stephenson Douglas LLC 16-1 well has spudded, and surface casing was cemented at about 1,800 feet. The Stephenson Douglas LLC 16-1 well has been successfully drilled to a depth of 10,700 feet and 7 5/8 inch intermediate casing was run on the well to this depth. Petrohawk scheduled a larger rig capable of whip stocking the well and drilling the lateral portion of the wellbore. The well was completed and commenced production in March 2010.

Dehan 15-1 Well

The third well to be drilled, the Dehan 15-1 well, was drilled in May 2009 and commenced production in August 2009. The well had an initial production rate (IP) of 7.643 MMcfd on a 14/64th choke. The approximate reading for total gas produced from the Dehan 15-1 well and shipped to market through April 5, 2010 was 1.7 billion cubic feet (Bcf).

Fourth and Fifth Wells

The fourth well, the International Paper 12H-1 has been drilled and commenced production in April 2010. The fifth well, the Paul Little 7-H #1 has also been drilled and is producing.

Sale of Remaining 40% Interest in Haynesville Shale, East Holly Prospect, De Soto Parish

On March 12, 2010, we entered into a purchase and sale agreement for the sale to EXCO Operating Company, LP, a wholly owned subsidiary of Exco Resources, of our remaining 40% interest in the Haynesville Shale portion of the East Holly Field leases, for $28,159,604. This agreement, which closed on April 22, 2010 with an effective date of January 1, 2010, provided for the sale of all of our right, title and interest below the base of the Cotton Valley formation in the East Holly Field.

Under the purchase and sale agreement: (i) our Company sold its remaining 40% working interest in Haynesville Shale, covering 2,903 acres or 1,161 net acres; and (ii) the purchaser paid to our Company $17,500 per net acre, totalling $20,321,525, subject to certain adjustments. The purchaser also agreed to be responsible for ad valorem, property or similar taxes, and to reimburse our Company for any and all out-of-pocket operating costs and capital expenditures costs incurred by us prior to closing (which totaled $7,838,079).

We have applied the net proceeds to: (a) fund the drilling of the Burkley-Phillips No. 1 Well on the Buena Vista prospect in Mississippi; and (b) to retire our debt to Guggenheim. Additional funding will be required to complete our 2011 operations program. We anticipate that we will receive this funding from a variety of sources, including private placements, equity funding, entering into joint venture transactions with third parties, mezzanine financing and cash flows from successful wells.

Cotton Valley, Hosston and Upper Bossier Formations, East Holly Prospect, De Soto Parish

As indicated above, we continue to retain all rights to all formations above the base of the Cotton Valley formation, encompassing the 2,255 net acres (including the Hosston, Cotton Valley and Upper Bossier zones) with an estimated 65 net potential drilling locations. Detailed analysis of the Cotton Valley/Hosston and Upper Bossier formations on the East Holly Field has been facilitated by review of the drill logs obtained from our previous Haynesville Shale joint venture partner, Petrohawk.

Although five recent wells drilled by Petrohawk through the Hosston and Cotton Valley zones to the Haynesville Formation on the East Holly Prospect calculate as productive, the wells that we are planning to drill in the Hosston and Cotton Valley formations will be exploratory in nature and intended to evaluate the gas production value of these formations. We currently do not have the funds to commence drilling in the Hosston/Cotton Valley formations of the East Holly Prospect, but may be able to commence drilling in 2011 if we are able to engage a joint venture partner or secure funding from investors (neither of which can be assured). The total completed well cost of the first well is estimated at between $2 million and $2.25 million dollars.

Mississippi

Buena Vista Prospect

Our Buena Vista leasehold and project is located in the Gulf Coast Salt Basin trend, outside of the core area initially exploited for the Haynesville Shale. Management believes that over-thickened Haynesville Shale deposits can be isolated which are rich in organic carbon, possess superior rock properties and are gas-charged. A deep well drilled on the leases in 1981 confirmed the presence of highly pressured natural gas within an over-thickened Haynesville shale section. The well was drilled to a depth of 22,000 feet, reaching total depth while still within the Haynesville Shale. A poor understanding of shale gas 28 years ago combined with a casing problem in the wellbore, encouraged the operator to plug and abandon the well.

We have been able to secure a full suite of data from that well/project area which included all geophysical seismic data, well logs, drill cuttings, drilling reports, and related technical information. This information was critical in determining the quality of the gas within the reservoir, the propensity of the Haynesville Shale to produce gas on the leases, as well as the gas in place per section.

A geophysical assessment of the property was commissioned. Seismic lines crossing the property were reprocessed and a detailed interpretation was made by a geophysicist with strong knowledge of the play. A well-defined turtle structure was mapped and the leased acreage which sits squarely on the crest is ideally positioned for gas accumulation. A series of maps were produced which image the reservoir surface as well as other potentially prospective horizons on the property. These maps also assist in better evaluating surrounding acreage.

Rock data (cuttings samples) were viewed and sampled and sent to a rock evaluation lab for testing. Parameters such as mineralogy and geochemistry were measured using x-ray diffraction and rock evaluation pyrolysis. Thin section (microscope slide) work was also conducted to better evaluate rock type, mineral characteristics and porosity styles. This data was then provided to a leading petrophysical group who has experience with the Haynesville Shale to complete a petrophysical analysis (log analysis) of the entire prospective section, which included all of the penetrated the Haynesville Formation.

The results of these extensive studies suggested that the leases of interest contain significant hydrocarbons. Since the Haynesville is so thick in this locale, vertical wells can be used to develop the property, reducing costs and many of the drilling challenges associated with horizontal wellbores.

We entered into a letter agreement with American Exploration effective September 17, 2009, to jointly develop contiguous acreage known as the Buena Vista area located in Jefferson County, Mississippi (see Figure 2 - Location Map). Under our agreement with American Exploration: (i) we and American Exploration each agreed to commit at least 5,000 net acres to the joint development project; (ii) we will be the operator of project; (iii) we agreed to pay 80% of the initial well drilling and completion costs, to earn a 51% working interest in the well and the total joint development project; and (iv) American Exploration agreed to pay 20% of the initial well drilling and completion costs to earn a 49% working interest in the well and the total joint development project. The agreement also contemplates that the future costs of the joint development project, including drilling and completions, will be split in accordance with the respective working interests of the parties.

Figure 2: Location Map - Buena Vista Prospect Buena Vista Area, Mississippi

Prior to entering into our joint area development agreement with American Exploration, we entered into an option agreement with Westrock Land Corp., a private Texas corporation ("Westrock"), on June 22, 2009, to acquire approximately 8,000 net acres in mineral oil and gas leases located in the Buena Vista area. Under our option agreement with Westrock, we agreed to acquire a 100% working interest and a minimum 75% net revenue interest in the leases upon payment of certain acquisition costs per net mineral acres by August 31, 2009. On September 28, 2009, the option agreement was amended to expand the acreage to include an additional 225 acres, thereby increasing coverage under the option agreement to 8,225 net acres, and to extend the time for closing. At that time, we agreed to advance a payment of $300,000 towards the total purchase price on August 31, 2009. We paid an additional $900,000 towards the purchase price on October 13, 2009, and the final instalment of $2,090,060 on November 3, 2009, for a total purchase price of $3,290,060.

We satisfied our obligation under our joint area development agreement with American Exploration to contribute at least 5,000 net acres to the joint development project using the leases we acquired from Westrock. We and American Exploration have contributed 8,225.3 net acres and 5,000 net acres, respectively, of contiguous lands (for a total of approximately 13,225.3 net acres).

In early April, 2010, we, as operator, issued an Authority for Expenditure (AFE) for the Burkley-Phillips No. 1 Well that has now been drilled on the Prospect for the purpose of evaluating the Haynesville Formation (Shale). The AFE estimated the drilling cost to be approximately $8,650,000 and completion cost to be approximately $4,900,000 for a total completed well cost of approximately $13,550,000.

American Exploration was unable to fund its 20% share of the estimated total well costs ($2,710,000) of the Burkley-Phillips No. 1 Well within the 30 day period provided for in the joint development agreement, (the 30 day period expired on April 23, 2010. As a result, American Exploration forfeited its 29% working interest in the well and the Prospect in favor of our Company. We currently hold approximately 18,000 acres in the Buena Vista Prospect. American Exploration will continue to be entitled to receive a 20% working interest in the well and the Prospect after completion (subject to compliance by American Exploration with all other terms and conditions of the Letter Agreement and the related Joint Operating Agreement). If the merger is approved and proceeds as proposed, American Exploration's 20% working interest in the well and the Prospect after completion will be owned by Mainland Resources, the resultant merged entity.

Our Company was previously paying 72% of the total cost to drill and complete the Burkley-Phillips No. 1 Well, for a 45.9% working interest. Due to the fact American Exploration did not make its contribution in response to the cash call, Mainland will now pay 90% of the total cost of the well and Guggenheim will pay 10%. Accordingly, the respective working interests of the parties after completion are anticipated to be as follows: Mainland - 72%, American Exploration -20%, and Guggenheim - 8%. This working interest breakdown will apply to the remainder of the leasehold and project area (subject to compliance by American Exploration with all other terms and conditions of the Letter Agreement and the related Joint Operating Agreement).

As discussed below, the earlier Option Agreement with Westrock Land Corp. has been terminated.

Burkley-Phillips No. 1 Well

Extensive historic and proprietary data from a previous well drilled on the Buena Vista, combined with petrochemical analysis reviewed by Mainland's land and geological teams provided the basis for drilling the Burkley-Phillips No. 1 Well to the deeper Haynesville Formation.

As operator on the Buena Vista Prospect, we issued an Authority for Expenditure (AFE) for the Burkley-Phillips No. 1 Well in early April, 2010, and we engaged RAPAD Drilling & Well Service, Inc., of Jackson, Mississippi, as the drilling contractor. At that time, we deposited an aggregate total of $8.65 million into escrow to be applied to the drilling costs. The escrow funds were comprised of $7.785 million contributed by our Company and $865,000 contributed by Guggenheim.

Drilling commenced on July 21, 2010 and the well reached the projected total depth of 22,000 feet on December 27, 2010. Production casing was set on the well shortly afterwards, in early January 2011. It is the only well drilled in the Buena Vista area testing the Haynesville shale since shale gas has emerged as a major production resource.

As noted above, the AFE estimated the drilling cost to be approximately $8,650,000 and completion cost to be approximately $4,900,000 for a total completed well cost of approximately $13,550,000. Our actual total drilling cost was approximately $10,200,000, and we anticipate that we will incur approximately $5,000,000 in additional post-drilling completion costs.

We captured a 21-foot full core of the Haynesville Shale from the Burkley-Phillips No. 1 Well (taken from 20,415 feet to 20,436 feet measured depth) in early December, 2010, when the well was at a depth of 20,471 feet. The core was transported to the Houston, Texas facilities of Core Laboratories NV's Core Lab Petroleum Services Division for comprehensive core analysis, with the view to determining potential volumes of gas in place within the matrix, porosity, permeability, gas quality, mineralogy and total organic content.

In late January 2011, we received the results from the first series of core analyses which we believe supports excellent gas potential within the Burkley-Phillips No. 1 Well. The reservoir characteristics observed in the cored interval were found to be consistent with other gas producing shales when compared to an existing dataset of gas producing shales. In addition, an extreme over-pressure was observed in the Burkley-Phillips No. 1 Well, which we expect will lend itself to larger gas recoveries within smaller pore spaces.

The initial core analysis results also confirmed that mineralogy and total organic carbon percentage measured are within prospective ranges for the shale-dominated reservoir encountered. Porosity, permeability and water saturation values were also calculated. These values were plotted against other known gas producing shale reservoirs, and were used to "fingerprint" the reservoir, allowing our Company to draw direct comparisons with regards to shale gas potential.

We believe that the laboratory measurement of gas filled porosity supports the multiple mud log gas shows we saw while drilling the well through the captured core interval.

The information received from first series of core analyses is being incorporated into a broader assessment coordinated by our Company's land, geology and management teams. We plan to provide continual reports on further interpretation as additional analyses are completed as part of our Company's anticipated updates.

As disclosed in our news release dated February 23, 2011, we have engaged Stephen Schubarth, President of Schubarth, Inc., to design and supervise the fracture treatment ("frac") of the Burkley Phillips No. 1 Well. Mr. Schubarth has nearly 30 years of experience with companies including Halliburton Energy Services, Chevron U.S.A., Inc., and Arco Oil & Gas. His expertise includes production and reservoir engineering, well completion design and production enhancement. Notably, Mr. Schubarth consulted directly with Leor Energy on designing the fracture stimulation for its Amoruso Prospect, which was a very successful Bossier Sand play in East Texas. Leor's Amoruso Prospect, which has since been sold to a subsidiary of Encana, has several similarities to our Buena Vista Prospect. The gas-bearing reservoir in both areas is within the Late Jurassic period and has a thickness of 2,000 to 3,000 feet. The succession consists of stacked shales and tight sandstones trapped within a very high pressure, high temperature environment. Amoruso has also been developed using vertical wells with a fracture design and treatment expected to be similar to that needed at Buena Vista. Accordingly, we believe that Mr. Schubarth is well-positioned to design and supervise the fracture treatment of our well.

Earlier Option Agreement with Westrock Land Corp. Terminated

We had previously entered into an option agreement with Westrock effective September 3, 2008, to acquire 5,000 net acres in certain other mineral oil and gas leases located in the State of Mississippi. Under the option agreement: (i) our Company was to acquire a 100% working interest and a minimum 75% net revenue interest in the leases; (ii) we paid a $500,000 deposit on September 3, 2008 to secure the option, and agreed to pay certain acquisition costs per net mineral acres by August 31, 2009; and (iii) the balance of the acquisition costs, totalling $2,275,000, were due and payable upon completion, no later than October 15, 2008, of our due diligence investigation of the underlying properties. The option period was ultimately extended to January 20, 2010, pursuant to successive amending agreements executed on each of October 15, 2008, November 30, 2008, April 16, 2009 and June 1, 2009. We paid additional deposits of $250,000, $100,000, $250,000, $100,000 and $100,000, respectively, on October 17, 2008, December 1, 2008, December 29, 2009, April 27, 2009, May 6, 2009 and June 5, 2009, for an aggregate deposit of $1,300,000.

Our Company's Board of Directors determined that, based on the results of our due diligence investigation of the underlying properties, it was not in the best interests of our Company and its stockholders to proceed with the acquisition and development of the leases covered by our option agreement with Westrock dated September 3, 2008. Therefore, we and Westrock agreed to the termination of the option agreement without any further obligation on the part of either party. In accordance with the terms of our option agreement with Westrock, we forfeited our deposit of $1,300,000.

Reserves

New SEC Disclosure Requirements

On January 14, 2009, the SEC published the final rules for "Modernization of Oil and Gas Reporting" in the Federal Register, which apply to oil and gas reserves estimates disclosed in registration statements and annual reports containing financial statements for fiscal years ending on or after December 31, 2009. The new disclosure requirements supersede SEC Industry Guide 2 and are consolidated in new Subpart 1200 of Regulation S-K, and include certain revisions and additions to the definition section of Rule 4-10 of Regulation S-X. In addition, the amendments concurrently align the full cost accounting rules with the revised disclosures.

Generally, the new disclosure rules require reporting of oil and gas reserves using a price based on a 12-month unweighted average of the first-day-of-the-month prices rather than year-end prices, and permit the use of new technologies to determine proved reserves if they are demonstrated to result in reliable conclusions about reserve volumes. The new rules also permit disclosure of probable and possible reserves meeting new SEC definitions in SEC filed documents, as well as additional reserve cases showing pricing and cost sensitivities. In addition, an oil and gas company is required to report the independence and qualifications of its reserves preparer or auditor, and to file reports when a third party is relied upon to prepare reserves estimates or engaged to conduct a reserves audit.

As noted above, the modernization disclosure requirements apply to oil and gas reserves estimates disclosed in registration statements and annual reports containing financial statements for fiscal years ending on or after December 31, 2009. This may make comparisons to prior periods difficult.

Internal Controls

Our Company's senior management, under the supervision of our Board of Directors, is responsible for the preparation of our estimates of reserves. Our reserves are estimated at the property level and compiled for reporting purposes by our external engineers with input from our senior management. Reserves are reviewed and approved internally by our senior management and audit committee. As of our fiscal year ended February 28, 2011, Michael J. Newport, our President and Chief Executive Officer, was the person at our Company primarily responsible for overseeing the preparation of our reserves estimates.

Our management works closely with our external engineers to ensure the integrity, accuracy and timeliness of data that is furnished to them for their reserve estimation process. We provide our external engineers with pertinent data, such as seismic information, geologic maps, well logs, production tests, material balance calculations, well performance data, operating procedures and relevant economic criteria. We make available all information requested, including our pertinent personnel and consultants, to the external engineers as part of their evaluation of our reserves. Reserve database security is provided by our external engineers, who maintain these databases for us.

As part of the Company's internal control process, we performed a year-to-year reconciliation. The Company's senior management determined that there was no need for a look-back analysis due to the Company's decision to sell the Haynesville Shale asset. At the time the Company negotiated the sale of the asset, we used estimates of remaining reserves to determine a fair value.

Qualifications of responsible technical persons

Michael J. Newport

Michael J. Newport, our Company's President and Chief Executive Officer, has been actively involved in petroleum land management for nearly thirty years, with experience in all phases of oil and gas land management and expertise in acquisitions, operations, divestitures, agreement preparation, negotiations, CAD mapping and broker supervision.

Mr. Newport started his career with Amoco in its New Orleans office in May 1979 where he spent two years. He was actively involved in supervising brokers and writing all forms of land contracts for North and South Louisiana, Mississippi, Alabama and Florida.

In 1981, Mr. Newport became a district landman for Harkins & Company in its Jackson, Mississippi office where he spent four years assembling drilling prospects and all land activities associated with operations in Mississippi, Alabama, Florida and Louisiana. From 1985 to 1989, Mr. Newport was posted to Harkins & Company's Oklahoma City office where he had the same responsibilities for Oklahoma and Arkansas as well as Mississippi, Alabama, Florida and Louisiana.

Mr. Newport joined Greenhill Petroleum in 1989 in Houston, Texas, where he was the land manager for six years in the Permian Basin Region. In addition to land management activities, Mr. Newport was responsible for acquisitions and divestitures.

After leaving Greenhill, Mr. Newport has spent the last thirteen years managing brokers for West Texas, South Texas, East Texas, Oklahoma and North Louisiana as well as performing all landman management activities for various operators actively drilling and completing wells in these areas.

Mr. Newport received a Bachelor of Business Administration (Finance) degree in June of 1977, a Masters of Business Administration degree in August of 1978, and also completed the required hours for a Petroleum Land Management degree in May, 1979.

Simeon King Horton

Simeon King Horton, one of our Company's directors, is a Petroleum Geologist with over thirty years' experience, and provides geological consulting services to Mainland from time to time on a per diem basis. Ms. Horton has an extensive background in exploration and development of major oil and gas projects working as a consultant for oil and gas companies.

Ms. Horton worked for Mr. Dudley Hughes, an independent geologist, in Jackson, Mississippi, from 1977 to 1986. During that time, she gained broad experience in the Mississippi/Alabama Salt Basin, Black Warrior Basin in North Mississippi and Northwest Alabama, and South Florida. The main targets of exploration were the Smackover/Norphlet Formations (located in the Salt Basin), the Paleozoics (located in the Black Warrior Basin), and the Sunniland Lime (located in South Florida). Ms. Horton was also exposed to the Perth Basin in Australia. As District Geologist, she was extensively involved in the exploration and development of a very aggressive drilling program and all facets of the industry.

In 1986, Ms. Horton moved to Shreveport, Louisiana where she was a consultant for various oil and gas investors until 1989.

From 1989 to 1996, Ms. Horton worked with Grigsby Petroleum in Shreveport, Louisiana, a company owned by Mr. Jack Grigsby, an independent geologist. Grigsby Petroleum is very active in North Louisiana and East Texas with numerous properties. Among these are Hosston and Cotton Valley production. Ms. Horton was responsible for all the producing properties, the development of the properties, and the drilling of new wells for Grigsby Petroleum.

From 1996 to present, Ms. Horton has been a consulting petroleum geologist. She has been very active in the Hosston/Cotton Valley trends in North Louisiana and East Texas. She has generated drilling prospects in the area, and has successfully been responsible for the drilling of the Hosston/Cotton Valley in an area where there are sixteen to twenty wells per section.

Simeon King Horton received a Bachelor of Science degree with a Major in Geology and a Minor in Mathematics from the University of Southern Mississippi, Hattiesburg, Mississippi in 1977. She graduated with honors and was selected Outstanding Graduating Senior in Geology for the academic year of 1976-1977. She attended geology field camp thru the Rolla School of Mines, University of Missouri, which was conducted in the state of Utah.

Ms. Horton is an active member of the American Association of Petroleum Geologists and the Shreveport Geological Society, Shreveport, Louisiana.

We Have No Proved Oil And Natural Gas Reserves

As indicated above, on March 12, 2010, Mainland entered into a purchase and sale agreement for the sale to EXCO Operating Company, LP, a wholly owned subsidiary of Exco Resources, of its interest in the Haynesville Shale portion of the East Holly Field leases, for approximately $28,159,000. This agreement, which closed on April 22, 2010 with an effective date of January 1, 2010, provided for the sale of all of Mainland's right, title and interest below the base of the Cotton Valley formation in the East Holly Field, Desoto Parish, Louisiana, and included the interests that Mainland then held in the Griffith 11-1 well and the Dehan et al, both of which are located in the East Holly Field.

As a result of the sale of our interest in the Haynesville Shale portion of the East Holly Field leases, we had no proved oil and natural gas reserves at February 28, 2011, based on the definitions and disclosure guidelines of the SEC contained in Title 17, Code of Federal Regulations, Modernization of Oil and Gas Reporting, Final Rule, released January 14, 2009 in the Federal Register.

Cautionary Note on Certain Canadian Disclosure

Our Company is an "OTC Reporting Issuer" as defined in BC Instrument 51-509, Issuers Quoted in the U.S. Over-the-Counter Markets, adopted by the British Columbia Securities Commission, and is therefore subject to National Instrument 51-101, Standards of Disclosure for Oil and Gas Activities (NI 51-101), adopted by the Canadian Securities Administrators, which prescribes the standards for the preparation and disclosure of reserves and related information for companies subject to continuous disclosure requirements under Canadian provincial securities legislation.

As required by NI 51-101, we have disclosed historic reserves estimates at February 28, 2010 and 2009 in certain filings we have made with the British Columbia Securities Commission. Such evaluation of our estimates of proved reserves under NI 51-101 at February 28, 2010 and 2009 was carried out in accordance with the standards set out in the Canadian Oil and Gas Evaluation (COGE) Handbook, prepared jointly by the Society of Petroleum Evaluation Engineers (Calgary Chapter) and the Canadian Institute of Mining, Metallurgy & Petroleum (Petroleum Society). Those standards require that the evaluator plan and perform an evaluation to obtain reasonable assurance as to whether the reserves are free of material misstatement. An evaluation must also include an assessment as to whether the reserves data are in accordance with the principles and definitions presented in the COGE Handbook.

On December 31, 2008, the SEC released its final rules for the modernization of oil and gas reporting. The material changes include the ability to classify unconventional resources such as oil shales and bitumen as proved reserves, if reasonably certain to be economically producible, the ability to use reliable technology to establish undeveloped reserves, the optional ability to report probable reserves, the requirement to track undeveloped locations, as well as the directive to use 12-month average prices and current costs. These resulting changes are more in line with NI 51-101. However, there are material differences to the type of volumes disclosed and the basis from which the volumes are determined. Among other things, NI 51-101 requires gross reserves and future net revenue under forecast pricing and costs; however, the SEC requires disclosure of net reserves, after royalties, under 12-month average prices and current costs. Accordingly, certain reports filed by our Company with the British Columbia Securities Commission pursuant to NI 51-101, and publicly available at www.sedar.com, contain data which may be materially different from the data contained in reports we have filed with the SEC.

Drilling Activity

Fiscal Year Ended February 28, 2011

As indicated above, we have sold all of our Company's right, title and interest in the Haynesville Shale portion of the East Holly Field leases effective January 1, 2010. We retained all of the rights in all formations above the base of the Cotton Valley formation in the East Holly Field, encompassing 2,255 net acres with an estimated 65 net potential drilling locations.

Detailed analysis of the Cotton Valley/Hosston and Upper Bossier formations on the East Holly Field has been facilitated by review of the drill logs obtained from our previous Haynesville Shale joint venture partner, Petrohawk. Although five recent wells drilled by Petrohawk through the Hosston and Cotton Valley zones to the Haynesville Formation on the East Holly Prospect calculate as productive, the wells that we are planning to drill in the Hosston and Cotton Valley formations will be exploratory in nature and intended to evaluate the gas production value of these formations.

We currently do not have the funds to commence drilling in the Hosston/Cotton Valley formations of the East Holly Prospect, but may be able to commence drilling in 2011 if we are able to engage a joint venture partner or secure funding from investors (neither of which can be assured). The total completed well cost of the first well is estimated at between $2 million and $2.25 million dollars.

In April 2010, we engaged RAPAD Drilling & Well Service, Inc. to drill the Burkley-Phillips No. 1 well on our Buena Vista Prospect. Drilling commenced on July 21, 2010 and the well reached the projected total depth of 22,000 feet on December 27, 2010. Our total drilling cost was approximately $10,200,000, and we anticipate that we will incur approximately $5,000,000 in additional post-drilling completion costs during the current fiscal year. We have not yet determined whether the well is productive.

Fiscal Years Ended February 28, 2010 and 2009

As indicated above, Petrohawk acquired 60% of our Company's right, title and interest in and to the leases in the DeSoto Parish in August 2008. Petrohawk was designated as the operator on all development relating to these leases, and carried out all drilling and extractive operations during the fiscal years ended February 28, 2010 and 2009. Petrohawk reported to us that its horizontal drilling and completion methodology at the material times focused on completing wells with longer laterals and maximizing the number of fracture stages, spaced approximately 325 feet apart. The objective of this technique was to minimize the total number of wells required to effectively drain the reservoir, resulting in lower overall development costs. Petrohawk also reported to us that it was, at the material times, targeting lateral lengths between 4,300 feet and 4,800 feet with up to 15 fracture stages.

The initial well under our agreement with Petrohawk, the Griffiths 11-1 well, was spudded on October 20, 2008, and commenced production at the end of January 2009.

Drilling began on the second well under our agreement with Petrohawk, the Stevenson Douglas LLC 16-1 well, in April 2009. The Stephenson Douglas LLC 16-1 well has spudded, and surface casing was cemented at about 1,800 feet. The Stephenson Douglas LLC 16-1 well has been successfully drilled to a depth of 10,700 feet and 7 5/8 inch intermediate casing was run on the well to this depth. Petrohawk scheduled a larger rig capable of whip stocking the well and drilling the lateral portion of the wellbore. The well was completed and commenced production in March 2010.

The third well to be drilled, the Dehan 15-1 well, was drilled in May 2009 and commenced production in August 2009. The well had an initial production rate (IP) of 7.643 MMcfd on a 14/64th choke. The approximate reading for total gas produced from the Dehan 15-1 well and shipped to market through April 5, 2010 was 1.7 billion cubic feet (Bcf).

The fourth well, the International Paper 12 #1-H, has been drilled and commenced production in April 2010. The fifth well, the Paul Little 7-H #1, was drilled in May 2010 and is producing.

The table below sets forth the results of drilling activities undertaken by Petrohawk, as operator in the East Holly leases in De Soto Parish during the periods indicated:

	Years Ended February 28,
	2011(1)		2010
	Gross	Gross	Gross	Net
Exploratory Wells
Productive(2)	-	-	-	0.40
Dry	-	-	-	-
Total Exploratory	-	-	-	0.40
Development Wells
Productive(1)	-	-	1.0	-
Dry	-	-	-	-
Total Development	-	-	1.0	-
Total Wells
Productive(1)	-	-	1.0	0.40
Dry	-	-	-	-
Total	-	-	1.0	0.40

Notes:

1. In April 2010, we engaged RAPAD Drilling & Well Service, Inc. to drill the Burkley-Phillips No. 1 well on our Buena Vista Prospect, which is currently our only drilling project. Drilling commenced on July 21, 2010 and the well reached the projected total depth of 22,000 feet on December 27, 2010. We anticipate additional post-drilling completion work on the well during the current fiscal year. We have not yet determined whether the well is productive.

2. Although a well may be classified as productive upon completion, future changes in oil and natural gas prices, operating costs and production may result in the well becoming uneconomical, particularly exploratory wells where there is no production history.

Production Information

We had no oil and gas production prior to the fiscal year ended February 28, 2009, and no oil and gas production during the fiscal year ended February 28, 2011.

Net Production, Average Sales Price And Average Production Costs

The table below sets forth the net quantities of gas production (net of all royalties, overriding royalties and production due to others) attributable to us for fiscal years ended February 28, 2011 and 2010, and the average sales prices, average costs per unit of production.

East Holly Field (Haynesville Shale),(1) De Soto Parish, Louisiana	Year Ended February 28,
	2011	2010
Net Production:
Natural Gas (Mcf)	-	675,871
Natural Gas Equivalent (Mcf)	-	-
Average Daily Production (Mcf)	-	1,851
Average Sales Price Per Unit
Natural Gas (per Mcf)	$-	$3.56
Natural Gas Equivalent (per Mcf)	-	-
Average Cost per Mcf
Production
Direct lifting costs	$-	$0.146
Workover and other	-	-
Taxes other than income	-	0.29
Gathering transportation and other	-	0.549

Note:

1.     On March 12, 2010, we entered into a purchase and sale agreement for the sale to EXCO Operating Company, LP, a wholly owned subsidiary of Exco Resources, of its remaining 40% interest in the Haynesville Shale portion of the East Holly Field leases. This agreement provided for the sale of all of our right, title and interest below the base of the Cotton Valley formation in the East Holly Field. Although the transaction closed on April 22, 2010, it had an effective date of January 1, 2010. We retained all of the rights in all formations above the base of the Cotton Valley formation in the East Holly Field, encompassing 2,255 net acres with an estimated 65 net potential drilling locations, but had no productive oil or natural gas wells on the property or on our Buena Vista Prospect during the fiscal year ended February 28, 2011.

Productive Wells as of Fiscal Year End

The following table sets forth the number of productive oil and natural gas wells in which we owned an interest as of February 28, 2011, 2010 and 2009. Shut-in wells currently not capable of production are excluded from producing well information.

	Year Ended February 28,
	2011(1)		2010		2009
	Gross(2)	Net(3)	Gross(2)	Net(3)	Gross(2)	Net(3)
Oil	-	-	-	-	-	-
Natural Gas	-	-	2	0.33	1	0.40
Total	-	-	2	0.33	1	0.40

Notes:

1.   On March 12, 2010, we entered into a purchase and sale agreement for the sale to EXCO Operating Company, LP, a wholly owned subsidiary of Exco Resources, of its remaining 40% interest in the Haynesville Shale portion of the East Holly Field leases. This agreement, which closed on April 22, 2010 with an effective date of January 1, 2010, provided for the sale of all of our right, title and interest below the base of the Cotton Valley formation in the East Holly Field. We retained all of the rights in all formations above the base of the Cotton Valley formation in the East Holly Field, encompassing 2,021 net acres with an estimated 65 net potential drilling locations, but had no productive oil or natural gas wells on the property or on our Buena Vista Prospect during the fiscal year ended February 28, 2011.

2.   A gross well is a well in which a working interest is owned. The number of gross wells is the total number of wells in which a working interest is owned.

3.   Net wells represent our working interest share of each well. The term "net" as used in "net production" throughout this document refers to amounts that include only acreage or production that we own and produce to our interest, less royalties and production due to others.

Summary Of Developed And Undeveloped Acreage Interests

We own interests in developed and undeveloped oil and natural gas acreage in Louisiana and Mississippi. Our ownership interests take the form of working interests in oil and natural gas leases that have varying terms. The following table presents a summary of our acreage interests as of February 28, 2011:

Prospect	Developed Acreage(1)		Undeveloped Acreage		Total Acreage
	Gross	Net	Gross	Net	Gross	Net
Louisiana
East Holly - Haynesville(2)	640	256	2,055	822	2,640	1,078
East Holly - Cotton Valley(3)	-	-	2,695	2,021	2,695	2,021
Mississippi
Buena Vista - Haynesville/Bossier	-	-	11,839	8,761	11,839	8,761

Notes:

1.   Consists of acres spaced or assignable to productive wells.

2.   On March 12, 2010, we entered into a purchase and sale agreement for the sale to EXCO Operating Company, LP, a wholly owned subsidiary of Exco Resources, of its remaining 40% interest in the Haynesville Shale portion of the East Holly Field leases. This agreement, which closed on April 22, 2010 with an effective date of January 1, 2010, provided for the sale of all of our right, title and interest below the base of the Cotton Valley formation in the East Holly Field.

3.   We have retained all of the rights in all formations above the base of the Cotton Valley formation in the East Holly Field, encompassing 2,255 net acres with an estimated 65 net potential drilling locations.

As of February 28, 2011, we had 17,800 net acres scheduled to expire by February 28, 2013, if production is not established or we take no other action to extend the terms. We plan to continue the terms of these licences through operational or administrative actions and do not expect a significant portion of our net acreage position to expire before such actions occur.

We have no gas delivery commitments.

The estimates of quantities of proved and possible reserves above were made in accordance with the definitions contained in SEC Release No. 33-8995, Modernization of Oil and Gas Reporting.

We account for our oil and natural gas producing activities using the full cost method of accounting in accordance with SEC regulations. Accordingly, all costs incurred in the acquisition, exploration, and development of proved oil and natural gas properties, including the costs of abandoned properties, dry holes, geophysical costs, and annual lease rentals are capitalized. All general and administrative corporate costs unrelated to drilling activities are expensed as incurred. Sales or other dispositions of oil and natural gas properties are accounted for as adjustments to capitalized costs, with no gain or loss recorded unless the ratio of cost to proved reserves would significantly change. Depletion of evaluated oil and natural gas properties is computed on the units of production method based on proved reserves. The net capitalized costs of evaluated oil and natural gas properties are subject to a quarterly full cost ceiling test.

Capitalized Costs Relating To Oil And Natural Gas Producing Activities

The following table illustrates the total amount of capitalized costs relating to oil and natural gas producing activities and the total amount of related accumulated depreciation, depletion and amortization:
	Year Ended February 28,
	2011	2010	2009
	(in thousands)
Evaluated oil and natural gas properties	$-	$7,916	$787
Unevaluated oil and natural gas properties	14,686	3,534	-
	14,686	11,450	787
Accumulated depletion, depreciation and amortization	-	(1,147)	(12)
	$14,686	$10,303	$775
			-

Competition

We operate in a highly competitive industry, competing with major oil and gas companies, independent producers and institutional and individual investors, which are actively seeking oil and gas properties throughout the world together with the equipment, labor and materials required to operate properties. Most of our competitors have financial resources, staff and facilities substantially greater than ours. The principal area of competition is encountered in the financial ability to acquire good acreage positions and drill wells to explore for oil and gas, then, if warranted, drill production wells and install production equipment. Competition for the acquisition of oil and gas wells is intense with many oil and gas properties and/or leases or concessions available in a competitive bidding process in which we may lack technological information or expertise available to other bidders. Therefore, we may not be successful in acquiring and developing profitable properties in the face of this competition. No assurance can be given that a sufficient number of suitable oil and gas wells will be available for acquisition and development.

Government Regulation

The production and sale of oil and gas are subject to various federal, state and local governmental regulations, which may be changed from time to time in response to economic or political conditions and can have a significant impact upon overall operations. Matters subject to regulation include discharge permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties, taxation, abandonment and restoration and environmental protection. These laws and regulations are under constant review for amendment or expansion. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas. Changes in these regulations could require us to expend significant resources to comply with new laws or regulations or changes to current requirements and could have a material adverse effect on our business operations.

Regulation Of Oil And Natural Gas Production

Our oil and natural gas exploration, former production and related operations are subject to extensive rules and regulations promulgated by federal, state and local authorities and agencies. Failure to comply with such rules and regulations can result in substantial penalties. The regulatory burden on the oil and natural gas industry increases our cost of doing business and affects our profitability. Although we believe we are in substantial compliance with all applicable laws and regulations, because such rules and regulations are frequently amended or reinterpreted, we are unable to predict the future cost or impact of complying with such laws.

Many states require permits for drilling operations, drilling bonds and reports concerning operations and impose other requirements relating to the exploration and production of oil and natural gas. Such states also have statutes or regulations addressing conservation matters, including provisions for the unitization or pooling of oil and natural gas properties, the establishment of maximum rates of production from wells, and the regulation of spacing, plugging and abandonment of such wells.

Federal Regulation Of Natural Gas

The Federal Energy Regulatory Commission ("FERC") regulates interstate natural gas transportation rates and service conditions, which affect the marketing of natural gas produced by us, as well as the revenues received by us for sales of such production. Since the mid-1980's, FERC has issued a series of orders that have significantly altered the marketing and transportation of natural gas. These orders mandate a fundamental restructuring of interstate pipeline sales and transportation service, including the unbundling by interstate pipelines of the sale, transportation, storage and other components of the city-gate sales services such pipelines previously performed. One of FERC's purposes in issuing the orders was to increase competition within all phases of the natural gas industry. Certain aspects of these orders may be modified as a result of various appeals and related proceedings and it is difficult to predict the ultimate impact of the orders on us and others. Generally, the orders eliminate or substantially reduce the interstate pipelines' traditional role as wholesalers of natural gas in favor of providing only storage and transportation service, and have substantially increased competition and volatility in natural gas markets.

The price, which we may receive for the sale of oil and natural gas liquids, would be affected by the cost of transporting products to markets. FERC has implemented regulations establishing an indexing system for transportation rates for oil pipelines, which, generally, would index such rates to inflation, subject to certain conditions and limitations. We are not able to predict with certainty the effect, if any, of these regulations on any future operations. However, the regulations may increase transportation costs or reduce wellhead prices for oil and natural gas liquids.

Environmental Matters

Our operations and properties have been and will be subject to extensive and changing federal, state and local laws and regulations relating to environmental protection, including the generation, storage, handling, emission, transportation and discharge of materials into the environment, and relating to safety and health. The recent trend in environmental legislation and regulation generally is toward stricter standards, and this trend will likely continue. These laws and regulations may (i) require the acquisition of a permit or other authorization before construction or drilling commences and for certain other activities; (ii) limit or prohibit construction, drilling and other activities on certain lands lying within wilderness and other protected areas; and (iii) impose substantial liabilities for pollution resulting from our operations. The permits required for several of our operations are subject to revocation, modification and renewal by issuing authorities. Governmental authorities have the power to enforce their regulations, and violations are subject to fines or injunctions, or both. In the opinion of management, we are in substantial compliance with current applicable environmental laws and regulations, and we have no material commitments for capital expenditures to comply with existing environmental requirements. Nevertheless, changes in existing environmental laws and regulations or in interpretations thereof could have a significant impact on our business operations, as well as the oil and natural gas industry in general.

The Comprehensive Environmental, Response, Compensation, and Liability Act ("CERCL") and comparable state statutes impose strict, joint and several liabilities on owners and operators of sites and on persons who disposed of or arranged for the disposal of "hazardous substances" found at such sites. It is not uncommon for the neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment. The Federal Resource Conservation and Recovery Act ("RCRA") and comparable state statutes govern the disposal of "solid waste" and "hazardous waste" and authorize the imposition of substantial fines and penalties for noncompliance. Although CERCLA currently excludes petroleum from its definition of "hazardous substance," state laws affecting our operations impose clean-up liability relating to petroleum and petroleum related products. In addition, although RCRA classifies certain oil field wastes as "non-hazardous," such exploration and production wastes could be reclassified as a hazardous wastes, thereby making such wastes subject to more stringent handling and disposal requirements.

We intend to acquire leasehold interests in properties that for many years have produced oil and natural gas. Although the previous owners of these interests may have used operating and disposal practices that were standard in the industry at the time, hydrocarbons or other wastes may have been disposed of or released on or under the properties. In addition, some of our properties may be operated in the future by third parties over which we have no control. Notwithstanding our lack of control over properties operated by others, the failure of the operator to comply with applicable environmental regulations may, in certain circumstances, adversely impact our business operations.

The National Environmental Policy Act ("NEPA") is applicable to many of our planned activities and operations. NEPA is a broad procedural statute intended to ensure that federal agencies consider the environmental impact of their actions by requiring such agencies to prepare environmental impact statements ("EIS") in connection with all federal activities that significantly affect the environment. Although NEPA is a procedural statute only applicable to the federal government, a portion of our properties may be acreage located on federal land. The Bureau of Land Management's issuance of drilling permits and the Secretary of the Interior's approval of plans of operation and lease agreements all constitute federal action within the scope of NEPA. Consequently, unless the responsible agency determines that our drilling activities will not materially impact the environment, the responsible agency will be required to prepare an EIS in conjunction with the issuance of any permit or approval.

The Endangered Species Act ("ESA") seeks to ensure that activities do not jeopardize endangered or threatened animals, fish and plant species, nor destroy or modify the critical habitat of such species. Under ESA, exploration and production operation, as well as actions by federal agencies, may not significantly impair or jeopardize the species or their habitat. ESA provides for criminal penalties for wilful violations of the Act. Other statutes that provide protection to animal and plant species and that may apply to our operations include, but are not necessarily limited to, the Fish and Wildlife Coordination Act, the Fishery Conservation and Management Act, the Migratory Bird Treaty Act and the National Historic Preservation Act. Although we believe that our operations are in substantial compliance with such statutes, any change in these statutes or any reclassification of a species as endangered could subject us to significant expense to modify our operations or could force to discontinue certain operations altogether.

Management believes that we are in substantial compliance with current applicable environmental laws and regulations.

Research And Development Activities

No research and development expenditures have been incurred, either on our account or sponsored by customers, to the date of our inception.

Employees

We do not employ any persons on a full-time or on a part-time basis. Michael J. Newport is our President/Chief Executive Officer, William D. Thomas is our Chief Financial Officer, Secretary and Treasurer and Peter Wilson is our Vice President of Business Development. These individuals are primarily responsible for all of our day-to-day operations. Our executive officers are retained and compensated in accordance with the terms and provisions of certain written and verbal consultant agreements. Other services are provided by outsourcing and consultant and special purpose contracts.

The following discussion should be read in conjunction with our audited financial statements and the related notes that appear elsewhere in this joint proxy statement/prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed below and elsewhere in this joint proxy statement/prospectus, particularly in the section entitled "Risk Factors". Our audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

We are an exploration stage company and have generated limited revenue to date. We have incurred recurring losses to date. Our financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation.

We expect we will require additional capital to meet our long term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities.

Results Of Operation

Three Months Ended May 31, 2011 Compared to Three Months Ended May 31, 2010

We did not generate any revenue during the three months ended May 31, 2011 or May 31, 2010.

During the three months ended May 31, 2011, we incurred general and administrative expenses of $489,497 compared to $3,853,399 incurred during the three months ended May 31, 2010. These general and administrative expenses included the following:

  consulting fees of $126,380 during the three months ended May 31, 2011 (2010 - $91,418), which increased in 2011 as we ramped up consulting services while conducting our drilling program;

  management fees of $161,306 during the three months ended May 31, 2011 (2010 - $169,959);

  office and general expenses of $62,678 during the three months ended May 31, 2011 (2010 - $84,494);

  professional fees of $147,090 during the three months ended May 31, 2011 (2010 - $318,506), which increased in 2010 due to our expanded exploration program in Mississippi, and the proposed merger with American Exploration;

Our general and administrative expenses incurred during the three months ended May 31, 2011 compared to the three months ended May 31, 2010 decreased primarily due to lower salary expense and marketing.

As a result of the above, our net operating loss during the three months ended May 31, 2011 was $(489,497) compared to a net operating loss of $(3,853,399) during the three months ended May 31, 2010.

During the three months ended May 31, 2011, we recorded other income in the amount of $2,979, consisting of interest income (2010 - $4,254) and $28,959 of interest expense (2010 - $0). As a result, our loss from continuing operations for the three months ended May 31, 2011 was $(523,434) (2010 - $(3,849,145)

During the three months ended May 31, 2011, income/loss from discontinued operations was Nil (2010 - $10,560,851 income from discontinued operations). As a result, our net loss for the three months ended May 31, 2011 was $(523,434) (2010 - net income of $6,711,706.

Fiscal Year Ended February 28, 2011 Compared To Fiscal Year Ended February 28, 2010

We did not generate any revenue during our fiscal year ended February 28, 2011 or our fiscal year ended February 28, 2010.

During our fiscal year ended February 28, 2011, we incurred general and administrative expenses of $7,822,551 compared to $2,883,482 incurred during our fiscal year ended February 28, 2010. These general and administrative expenses included the following:

  consulting fees of $339,558 during our fiscal year ended February 28, 2011 (2010 - $311,334), which increased as we ramped up consulting services while conducting our drilling program;

  management fees of $632,600 during our fiscal year ended February 28, 2011 (2010 - $250,164), which increased in 2011 due to our expanded program in Mississippi;

  marketing expenses of $612,992 during our fiscal year ended February 28, 2011 (2010 - $560,025), which increased in 2011 due to the need for enhanced public disclosure regarding our proposed Merger with American Exploration as well as our change of emphasis to asset divestiture and building our acreage portion in Mississippi;

  office and general expenses of $297,170 during our fiscal year ended February 28, 2011 (2010 - $123,101), which increased in 2011 due to our expanded program in Mississippi;

  professional fees of $820,335 during our fiscal year ended February 28, 2011 (2010 - $490,858), which increased in 2011 due to our expanded program in Mississippi and our proposed merger with American Exploration;

  stock based compensation of $5,119,895 during our fiscal year ended February 28, 2011 (2010 - $1,148,000), which increased due to stock options granted during the period.

Our general and administrative expenses incurred during our fiscal year ended February 28, 2011 compared to our fiscal year ended February 28, 2010 increased primarily due to an increase in salary expenses from $1,148,000 in 2010 to $5,119,895 in 2011.

As a result, our net operating loss during our fiscal year ended February 28, 2011 was $7,822,551 compared to a net operating loss of $2,883,482 during our fiscal year ended February 28, 2010.

During our fiscal year ended February 28, 2011, we recorded other income in the amount of $16,069, consisting of interest income (2010 - $1,070, consisting of interest income). During our fiscal year ended February 28, 2011, we recorded a $10,549,454 gain from discontinued operations (2010 - $34,575 loss from discontinued operations). As a result, our net income for our fiscal year ended February 28, 2011 was $5,342,972 (2010 - net loss of $4,216,987).

Fiscal Year Ended February 28, 2010 Compared To Fiscal Year Ended February 28, 2009

We did not generate any revenue during our fiscal year ended February 28, 2010 or our fiscal year ended February 28, 2009.

During our fiscal year ended February 28, 2010, we incurred general and administrative expenses of $2,883,482 compared to $13,972,074 incurred during our fiscal year ended February 28, 2009. These general and administrative expenses included the following:

  consulting fees of $311,334 during our fiscal year ended February 28, 2010 (2009 - $595,374), which decreased in 2010 due to higher services required in 2009 during preparation for our drilling program;

  management and rent fees of $250,164 during our fiscal year ended February 28, 2010 (2009 - $126,400), which increased in 2010 due to our expanded program in Mississippi;

  marketing expenses of $560,025 during our fiscal year ended February 28, 2010 (2009 - $921,107), which decreased in 2010 due to our greater emphasis on asset divestiture and building acreage position in Mississippi;

  office and general expenses of $123,101 during our fiscal year ended February 28, 2010 (2009 - $82,798), which increased in 2010 due to our expanded program in Mississippi;

  professional fees of $490,858 during our fiscal year ended February 28, 2010 (2009 - $243,710), which increased in 2010 due to our expanded program in Mississippi, asset divestiture, setting up mezzanine financing program and the proposed merger with American Exploration;

  salary expenses of $1,148,000 during our fiscal year ended February 28, 2010 (2009 - $12,002,685), which decreased in 2010 due to lower stock option grants in 2010 versus 2009.

Our general and administrative expenses incurred during our fiscal year ended February 28, 2010 compared to our fiscal year ended February 28, 2009 decreased primarily due to a decrease in salary expenses from $12,002,685 in 2009 to $1,148,000 in 2010. Our salary expenses were considerably higher in 2009 due to the valuation of stock based compensation consisting of the grant of 4,000,000 stock options during 2009, based on an expected volatility of 260%. We arrived at the 260% volatility by a comparison of other small oil and gas reporting companies regarding valuation of stock options since we have a lack of liquidity and trading history for our shares of common stock. We thus determined that the 260% volatility was appropriate for calculation of the employee stock option compensation using the Black-Sholes method.

As a result, our net operating loss during our fiscal year ended February 28, 2010 was $2,883,482 compared to a net operating loss of $13,972,074 during our fiscal year ended February 28, 2009.

During our fiscal year ended February 28, 2010, we recorded other income in the amount of $1,070, consisting of interest income (2009 - $40,638, consisting of $7,399 in interest income and a $33,239 gain on the settlement of debt). During our fiscal year ended February 28, 2010, we recorded a $1,300,000 loss on the abandonment of an option deposit (2009 - $Nil). In addition, during our fiscal year ended February 28, 2010, we recorded a $34,575 loss from discontinued operations (2009 - $355,256 income from discontinued operations). As a result, our net loss for our fiscal year ended February 28, 2010 was $4,216,987 (2009 - $13,576,180). We had no foreign currency translation adjustment in 2010 (2009 - $422), as result of which our comprehensive loss for fiscal year ended February 28, 2010 was $4,216,987, compared to a comprehensive loss of $13,575,758 during fiscal year ended February 28, 2009.

Fiscal Year Ended February 28, 2009 Compared To Fiscal Year Ended February 29, 2008

Our comprehensive loss for fiscal year ended February 28, 2009 was ($13,575,758) compared to a comprehensive loss of ($145,140) during fiscal year ended February 29, 2008 (an increase of $13,430,618). During fiscal year ended February 28, 2009, we generated $516,579 in oil and gas revenue compared to $-0- generated during fiscal year ended February 29, 2008.

During fiscal year ended February 28, 2009, we incurred general and administrative expenses of $14,133,397 compared to $144,523 incurred during fiscal year ended February 29, 2008 (an increase of $13,988,874). These general and administrative expenses incurred during fiscal year ended February 28, 2009 consisted of: (i) operating costs and taxes of $149,323 (2008: $-0-); (ii) depletion allowance of $12,000 (2008: $-0-); (iii) consulting fees of $595,374 (2008: $-0-); (iv) management and rent fees-related party of $126,400 (2008: $8,627); (v) marketing expenses of $921,107 (2008: $-0-); (vi) mineral property costs of $-0- (2008: $10,070); (vii) office and general of $82,798 (2008: $58,657); (viii) professional fees of $243,710 (2008: $67,169); and (ix) salary expense of $12,002,685 (2008: $-0-).

Of the $14,133,397 incurred as general and administrative expenses during fiscal year ended February 28, 2009, we incurred management fees of $126,400 payable to our officers and directors. See "Item 11. Executive Compensation".

General and administrative expenses incurred during fiscal year ended February 28, 2009 compared to fiscal year ended February 29, 2008 increased primarily due to the increase in salary expense of $12,002,685 relating to the valuation of stock based compensation consisting of the grant of 4,000,000 additional stock options during the period, and the increase in consulting fees of $595,374, marketing expenses of $921,107 and professional fees of $243,710 relating to the increased scale and scope of our business operations. The valuation $12,002,685 relating to the stock options was based on an expected volatility of 260%. We arrived at the 260% volatility by a comparison of other small oil and gas reporting companies regarding valuation of stock options since we have a lack of liquidity and trading history for our shares of common stock. We thus determined that the 260% volatility was appropriate for calculation of the employee stock option compensation using the Black-Sholes method. General and administrative expenses also generally include corporate overhead, financial and administrative contracted services, marketing, and consulting costs.

Our net operating loss during fiscal year ended February 28, 2009 was ($13,616,818) compared to a net operating loss of ($144,523) during fiscal year ended February 29, 2008 (an increase of $13,472,295).

During fiscal year ended February 28, 2009, we recorded other income in the amount of $33,239 (2008: $-0-) in gain on settlement of debt and $7,399 (2008: $-0-) in interest income. This resulted in a net loss of ($13,576,180) for fiscal year ended February 28, 2009 compared to a net loss of ($144,523) for fiscal year ended February 29, 2008.

Our net loss of (13,576,180) for fiscal year ended February 28, 2009 was offset for foreign currency translation adjustment of $422 (2008: ($617). This resulted in a comprehensive loss of ($13,575,758) for fiscal year ended February 28, 2009 as compared to a comprehensive loss of ($145,140) for fiscal year ended February 29, 2008. The weighted average number of shares outstanding was 38,527,911 for fiscal year ended February 28, 2009 (as increased in accordance with the February 2008 Forward Stock Split and the May 2008 Forward Stock Split) compared to 26,106,803 for fiscal year ended February 29, 2008.

Liquidity And Capital Resources

Additional funding will be required to complete our 2011 operations program and to complete the merger with American Exploration. We anticipate that we will receive this funding from a variety of methods, including private placements of equity and/or debt instruments, entering into joint venture transactions with third parties, mezzanine financing, and cash flows from any successful wells.

We have no lines of credit or other bank financing arrangements. Generally, we have financed operations to date through the proceeds of the private placement of equity and debt instruments. In connection with our business plan, management anticipates additional increases in operating expenses and capital expenditures relating to: (i) oil and gas operating properties; (ii) possible drilling initiatives on current properties and future properties; and (iii) future property acquisitions. We may finance these expenses, and any continuing long-term operating expenses, through the methods noted above, namely, private placements of equity and/or debt instruments, entering into joint venture transactions with third parties, mezzanine financing and cash flows from any successful wells.

Additional issuances of equity or convertible debt securities will result in dilution to our current shareholders. Further, such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict our business operations.

As at May 31, 2011

As at May 31, 2011, we had total current assets of $90,000 and total current liabilities of $4,496,128 resulting in a working capital deficit of $(4,406,128). At May 31, 2011, our current assets were comprised of $7,204 in cash, $62,979 in promissory note receivable and $19,817 in prepaid expenses. At May 31, 2011, current liabilities were comprised of accounts payable and accrued liabilities of $3,411,355, promissory notes payable of $960,000 and drilling advances of $124,773.

As of February 28, 2011

As at February 28, 2011, our current assets were $161,194 (2010 - $642,042) and our current liabilities were $3,956,030 (2010 - $711,044), which resulted in a working capital deficit of $3,794,836 (2010 - $69,002 ). As of February 28, 2011, our current assets were comprised of $62,978 in cash, $60,000 in loans receivable and $38,216 in prepaid expenses. As of February 28, 2011, current liabilities were comprised of accounts payable and accrued liabilities, drilling advances and shareholder advances/loans.

As of February 28, 2011, our total assets were $14,847,137 (2010 - $12,348,940), comprised of: (i) current assets in the amount of $161,194 (2010 - $642,042), (ii) oil and gas properties, net of accumulated depletion, in the amount of $14,685,943 (2010 - $3,534,436), and (iii) Nil in assets held for sale (2010 - $8,172,462).

As of February 28, 2011, we had $3,956,030 in current liabilities (2010 - $711,044), consisting of accounts payable and accrued liabilities of $3,254,785 (2010 - $711,044), drilling advances of $48,745 (2010 - $Nil), and shareholder advances/loans of $652,500 (2010- $Nil). At February 28, 2011, we had $Nil in liabilities held for sale (2010 - $11,209,656).

Stockholders' equity increased from $428,240 as of February 28, 2010 to $10,891,107 as of February 28, 2011.

As noted above, during the year ended February 28, 2011, we sold our remaining 40% interest in the Haynesville Shale portion of the East Holly Field leases for $28,159,604 on April 22, 2010, with an effective date of January 1, 2010. We have applied the net proceeds to: (a) fund the drilling of the Burkley-Phillips No. 1 well on the Buena Vista prospect in Mississippi; and (b) to retire our debt to Guggenheim. We anticipate that we will incur additional expenses of approximately $5,000,000 for the post-drilling completion work on the Burkley-Phillips No. 1 Well, and we plan to drill wells in the Hosston/Cotton Valley formations of the East Holly Prospect, possibly with a joint venture partner, in 2011.

As at February 28, 2010

As at fiscal year ended February 28, 2010, our current assets were $642,042 (2009 - $1,623,321) and our current liabilities were $711,044 (2009 - $70,230), which resulted in a working capital deficit of $69,002 (2009 - working capital surplus of $1,553,091). As at February 28, 2010, our current assets were comprised of $610,124 in cash and $31,918 in prepaid expenses. As at February 28, 2010, current liabilities were comprised of accounts payable and accrued liabilities.

As at February 28, 2010, our total assets were $12,348,940 (2009 - $2,398,332), comprised of: (i) current assets in the amount of $642,042 (2009 - $1,623,321), (ii) oil and gas properties, net of accumulated depletion, in the amount of $3,534,436 (2009 - $775,011), and (iii) $8,172,462 in assets held for sale (2009 - $Nil).

As at February 28, 2010, we had $711,044 in current liabilities (2009 - $70,230) and $11,209,656 in liabilities held for sale (2009 - $Nil).

Stockholders' equity decreased from $2,398,102 as at February 28, 2009 to $428,240 as at February 28, 2010.

Cash and Working Capital

The following table sets forth our cash and working capital as of May 31, 2011 and February 28, 2011:

	As of May 31, 2011 (Unaudited)	As of February 28, 2011
Cash	$7,204	$62,978
Working capital surplus (deficit)	$(4,406,128)	$(3,794,836)

Cash Flows From (Used In) Operating Activities

For the three months ended May 31, 2011, net cash from operating activities was $(275,416). For the three months ended May 31, 2010, net cash provided by operating activities was $9,615,515.

For our fiscal year ended February 28, 2011, net cash used in operating activities was $2,976,311. Our net loss from continuing operations was ($5,206,482). Net cash flows used in operating activities was adjusted by ($2,600,000) in income tax benefit and $5,119,895 in stock-based compensation. Net cash flows related to operating activities was further changed by ($6,298) in changes to prepaid expenses, $48,745 in drilling advances and ($332,171) in changes to accounts payable and accrued liabilities.

For our fiscal year ended February 28, 2010, net cash from operating activities was $(1,109,391). Our net loss from continuing operations was ($4,182,412). Net cash flows used in operating activities was adjusted by $1,300,000 in non-cash mineral property losses, $1,148,000 in stock-based compensation and $16,125 in non-cash consulting fees. Net cash flows related to operating activities was further changed by ($31,918) in changes to prepaid expenses and $640,814 in changes to accounts payable and accrued liabilities.

Cash Flows From Investing Activities

For the three months ended May 31, 2011, net cash flows used in investing activities was $87,858, consisting solely of investment in oil and gas property.

For our fiscal year ended February 28, 2011, net cash flows used in investing activities was ($8,335,595), consisting of investment in oil and gas property of ($8,275,595) and ($60,000) in a promissory note receivable advance.

For our fiscal year ended February 28, 2010, net cash flows used in investing activities was ($3,612,436), consisting of investment in oil and gas property of ($3,412,436) and deposit on properties of ($200,000).

Cash Flows From Financing Activities

Historically, we have financed our operations primarily from either the issuance of equity and debt instruments.

For the three months ended May 31, 2011, net cash provided by financing activities was $307,500 compared to $Nil for the three months ended May 31, 2010. Cash flows provided by financing activities in 2011 consisted of proceeds from related party promissory notes issuance.

For our fiscal year ended February 28, 2011, net cash provided by financing activities was $652,500 compared to $1,153,000 for our fiscal year ended February 28, 2010. Cash flows provided by financing activities in 2011 consisted of related party promissory notes payable of $652,500, while cash flows provided by financing activities in 2010 consisted of proceeds from the exercise of warrants.

We expect that working capital requirements will continue to be funded through a combination of our existing funds and further issuances of securities. Our working capital requirements are expected to increase in line with the growth of our business.

Plan Of Operation And Funding

As indicated above, as of May 31, 2011, we had current assets of $90,000 and current liabilities of $4,496,128 resulting in a working capital deficit of $4,406,128. During the year ended February 28, 2011, we sold our remaining 40% interest in the Haynesville Shale portion of the East Holly Field leases for $28,159,604 on April 22, 2010, with an effective date of January 1, 2010. To date, we have applied the net proceeds to: (a) fund the drilling of the Burkley-Phillips No. 1 Well on the Buena Vista prospect in Mississippi; and (b) to retire our debt to Guggenheim. As noted above, we anticipate that we will incur additional expenses of approximately $5,000,000 for the post-drilling completion work on the Burkley-Phillips No. 1 Well, and we plan to drill wells in the Hosston/Cotton Valley formations of the East Holly Prospect, possibly with a joint venture partner, in 2011. However, additional funding will be required to complete our 2011 operations program. We anticipate that we will receive this funding from a variety of methods, including private placements, equity funding, entering into joint venture transactions with third parties, mezzanine financing and cash flows from successful wells.

We have no lines of credit or other bank financing arrangements. Generally, we have financed operations to date through the proceeds of the private placement of equity and debt instruments. In connection with our business plan, management anticipates additional increases in operating expenses and capital expenditures relating to: (i) oil and gas operating properties; (ii) possible drilling initiatives on current properties and future properties; and (iii) future property acquisitions. We intend to finance these expenses with further issuances of securities, and debt issuances. Thereafter, we expect we will need to raise additional capital and generate revenues to meet long-term operating requirements. Additional issuances of equity or convertible debt securities will result in dilution to our current shareholders. Further, such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business endeavours or opportunities, which could significantly and materially restrict our business operations.

Material Commitments

During the year ended February 28, 2011, Guggenheim held a promissory note totalling $10,277,485 payable by us. As a result of our sale of our remaining 40% interest in the Haynesville Shale portion of the East Holly Field leases for $28,159,604 on April 22, 2010, we retired this debt to Guggenheim.

As described above, our Company has entered into a joint area development agreement with American Exploration to jointly develop contiguous acreage comprising the Buena Vista Prospect. As operator on the Buena Vista Prospect, we issued an Authority for Expenditure (AFE) for the Burkley-Phillips No. 1 well to be drilled on the Prospect. We intend to drill the well to a depth sufficient to evaluate the Haynesville Shale, currently expected to total 22,000 feet. Drilling commenced on July 21, 2010 and the well reached the projected total depth of 22,000 feet on December 27, 2010. Our total drilling cost was approximately $10,200,000, and we anticipate that we will incur approximately $5,000,000 in additional post-drilling completion costs during the current fiscal year. American Exploration was unable to fund its 20% share of the estimated total well costs of the Burkley-Phillips No. 1 Well. As a result, American Exploration has forfeited its right to a 29% working interest in the well and in the Buena Vista Prospect in favor of our Company. American Exploration will continue to be entitled to receive a 20% working interest in the well and the Prospect after completion (subject to compliance by American Exploration with all other terms and conditions of our letter agreement and related joint operating agreement with American Exploration). If the merger is approved as proposed and proceeds, American Exploration's 20% working interest in the well and the Prospect after completion will by owned by Mainland Resources, the resultant merged entity.

We were previously required to pay 72% of the total cost to drill and complete the Burkley-Phillips No. 1 Well, for a 45.9% working interest. Due to American Exploration's inability to make its contribution in response to the cash call, we will now pay 90% of the total cost of the well to earn a 72% interest, and Guggenheim will pay 10% of the total cost to earn an 8% interest.

Other than our retired debt to Guggenheim as of February 28, 2011 and our obligations under our joint operating agreement with American Exploration as described above, we did not have any material commitments for capital expenditures as of February 28, 2011.

Tabular Disclosure of Contractual Obligations

The following table provides information regarding our known contractual obligations as of February 28, 2011:

Payment due by period
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Long-term debt obligations	Nil	Nil	Nil	Nil	Nil
Capital lease obligations	Nil	Nil	Nil	Nil	Nil
Operating lease obligations	Nil	Nil	Nil	Nil	Nil
Purchase obligations	Nil	Nil	Nil	Nil	Nil
Other long-term liabilities reflected on balance sheet under GAAP	Nil	Nil	Nil	Nil	Nil

Off-Balance Sheet Arrangements

As of the date of this annual report, we do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Going Concern

The independent auditors' report accompanying our February 28, 2011, February 28, 2010 and February 29, 2009 financial statements contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The financial statements have been prepared "assuming that we will continue as a going concern," which contemplates that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business.

Recent Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2010-6, "Improving Disclosures about Fair Value Measurements." This update requires additional disclosure within the roll forward of activity for assets and liabilities measured at fair value on a recurring basis, including transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy and the separate presentation of purchases, sales, issuances and settlements of assets and liabilities within Level 3 of the fair value hierarchy. In addition, the update requires enhanced disclosures of the valuation techniques and inputs used in the fair value measurements within Levels 2 and 3. The new disclosure requirements are effective for interim and annual periods beginning after December 15, 2009, except for the disclosure of purchases, sales, issuances and settlements of Level 3 measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010. As ASU 2010-6 only requires enhanced disclosures, the Company does not expect that the adoption of this update will have a material effect on its financial position, results of operations or cash flows.

In December 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-28 (ASU 2010-28), Intangibles, Goodwill and Other. The amendments in this Update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. The Company does not expect the provisions of ASU 2010-28 to have a material effect on the Company's financial position, results of operations or cash flows.

DESCRIPTION OF MAINLAND SHARE CAPITAL

Mainland's authorized capital consists of 600,000,000 common shares with a par value of $0.0001.

As of ◆ , 2011, Mainland had ◆ common shares issued and outstanding. All the issued common shares are fully paid and are not subject to any future call or assessment. All the issued common shares rank equally as to voting rights, participation and a distribution of Mainland's assets on liquidation, dissolution or winding-up and the entitlement to dividends. Holders of common shares are entitled to receive notice of, attend, and vote at all meetings of stockholders of Mainland. Each common share carries one vote at such meetings. Holders of common shares are entitled to dividends if and when declared and, upon liquidation, to receive such portion of the assets of Mainland as may be distributable to such holders.

Transfer Agent and Registrar

The Transfer Agent and Registrar for Mainland common shares is Empire Stock Transfer.

MARKET FOR MAILAND'S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND MAINLAND PURCHASES OF EQUITY SECURITIES

Market For Common Equity

Shares of our common stock commenced trading on the OTC Bulletin Board under the symbol "MNLU:OB" on approximately May 24, 2006. The market for our common stock is limited, and can be volatile. The following table sets forth the high and low bid prices relating to our common stock on a quarterly basis for the periods indicated, adjusted to give retroactive effect to stock splits. These quotations reflect inter-dealer prices without retail mark-up, mark-down, or commissions, and may not reflect actual transactions.

Quarter Ended	High Bid	Low Bid
May 31, 2011	$0.80	$0.28
February 28, 2011	$1.05	$0.44
November 30, 2010	$0.58	$0.28
August 31, 2010	$0.84	$0.37
May 31, 2010	$1.61	$0.71
February 28, 2010	$1.84	$1.02
November 30, 2009	$1.55	$0.84
August 31, 2009	$1.70	$1.15
May 31, 2009	$2.13	$1.00
February 28, 2009	$2.90	$1.40
November 30, 2008	$3.15	$1.75
August 31, 2008	$3.68	$1.91
May 31, 2008	$2.00	$0.58

As of ◆ , 2011, we had approximately ◆ shareholders of record, which does not include shareholders whose shares are held in street or nominee names.

Dividend Policy

No dividends have ever been declared by the Board of Directors on our common stock. Our losses do not currently indicate the ability to pay any cash dividends, and we do not indicate the intention of paying cash dividends either on our common stock in the foreseeable future.

Forward Stock Splits

March 2008 Forward Stock Split

On February 25, 2008, our Board of Directors, pursuant to minutes of written consent in lieu of a special meeting, authorized and approved a twenty for one (20:1) forward stock split. This forward split was effectuated on March 11, 2008 upon filing the appropriate documentation with the Financial Industry Regulatory Authority, Inc. This forward split increased the issued and outstanding shares of common stock from 1,120,500 to 22,410,000 shares of common stock. Pursuant to Nevada corporate law, at the time of the forward split of our issued and outstanding stock, our authorized share capital was also increased on a 20:1 basis from 10,000,000 shares of common stock to 200,000,000 shares of common stock, with a par value remaining unchanged at $0.0001 per share.

May 2008 Forward Stock Split

On May 12, 2008, our Board of Directors, pursuant to minutes of written consent in lieu of a special meeting, authorized and approved a one-and-one-half for one (1.5:1) forward stock split. This forward split was effectuated on May 29, 2008 upon filing the appropriate documentation with the Financial Industry Regulatory Authority, Inc.. This forward split increased our issued and outstanding shares of common stock from 26,410,000 to 39,615,000 shares of common stock. At the time the Company effected this forward split, due to an administrative oversight, a Certificate of Change to effect a simultaneous 1.5:1 increase of the Company's authorized common stock was not filed with the Nevada Secretary of State. The Company has rectified this administrative oversight by filing a Certificate of Change with the Nevada Secretary of State to effect, as of May 26, 2010, the 1.5:1 increase of the Company's authorized common stock.

July 2009 Forward Stock Split

On June 12, 2009, our Board of Directors, pursuant to minutes of written consent in lieu of a special meeting, authorized and approved a two for one (2:1) forward stock split. This forward split was effectuated on July 13, 2009 upon filing the appropriate documentation with the Financial Industry Regulatory Authority, Inc. This forward split increased the issued and outstanding shares of common stock from 40,484,751 to 80,969,502 shares of common stock. Pursuant to Nevada corporate law, at the time of the forward split of our issued and outstanding stock, our authorized share capital was also increased on a 2:1 basis.

As a result of these forward splits and increases of our authorized share capital, as of the date of this joint proxy statement/prospectus, our authorized share capital is 600,000,000 shares of common stock, with a par value of $0.0001 per share.

Securities Authorized For Issuance Under Compensation Plans

We have one equity compensation plan, the Mainland Resources Inc. 2008 Stock Option Plan (the "2008 Plan"). The table set forth below presents information relating to our equity compensation plans as of February 28, 2011:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Column (A)) (C)
Equity Compensation Plans Approved by Securityholders:	-0-	-0-
Equity Compensation Plans Not Approved by Securityholders:
2008 Stock Option Plan	13,100,000	1.10	1,900,000
Total:	13,100,000	1.10	1,900,000

2008 Stock Option Plan

On April 7, 2008, our Board of Directors ratified, approved and adopted a Stock Option Plan for the Company allowing for the grant of up to 4,400,000 options to acquire common shares with terms of up to 10 years. Subsequently, our Board of Directors ratified, approved and amended the Stock Option Plan increasing the allowable grant as follows: to 7,600,000 options effective July 9, 2008, to 12,000,000 options effective September 22, 2009 and to 15,000,000 options effective March 22, 2010.

The purpose of the 2008 Plan is to enhance our long-term stockholder value by offering opportunities to our directors, officers, employees and eligible consultants to acquire and maintain stock ownership in order to give these persons the opportunity to participate in our growth and success, and to encourage them to remain in our service.

The 2008 Plan is to be administered by our Board of Directors or a committee appointed by and consisting of one or more members of the Board of Directors, which shall determine (i) the persons to be granted Stock Options under the 2008 Plan; (ii) the number of shares subject to each option, the exercise price of each Stock Option; and (iii) whether the Stock Option shall be exercisable at any time during the option period up to ten (10) years or whether the Stock Option shall be exercisable in instalments or by vesting only. At the time a Stock Option is granted under the 2008 Plan, the Board of Directors shall fix and determine the exercise price at which shares of our common stock may be acquired.

In the event an optionee ceases to be employed by or to provide services to us for reasons other than cause, retirement, disability or death, any Stock Option that is vested and held by such optionee generally may be exercisable within up to ninety (90) calendar days after the effective date that his position ceases, and after such 90-day period any unexercised Stock Option shall expire. In the event an optionee ceases to be employed by or to provide services to us for reasons of retirement, disability or death, any Stock Option that is vested and held by such optionee generally may be exercisable within up to one-year after the effective date that his position ceases, and after such one-year period any unexercised Stock Option shall expire.

No Stock Options granted under the Stock Option Plan will be transferable by the optionee, and each Stock Option will be exercisable during the lifetime of the optionee subject to the option period up to ten (10) years or limitations described above. Any Stock Option held by an optionee at the time of his death may be exercised by his estate within one (1) year of his death or such longer period as the Board of Directors may determine.

The exercise price of a Stock Option granted pursuant to the 2008 Plan shall be paid in full to us by delivery of consideration equal to the product of the Stock Option in accordance with the requirements of the Nevada Revised Statutes. Any Stock Option settlement, including payment deferrals or payments deemed made by way of settlement of pre-existing indebtedness may be subject to such conditions, restrictions and contingencies as may be determined.

Incentive Stock Options

The 2008 Plan further provides that, subject to the provisions of the Stock Option Plan and prior shareholder approval, the Board of Directors may grant to any key individuals who are our employees eligible to receive options, one or more incentive stock options to purchase the number of shares of common stock allotted by the Board of Directors (the "Incentive Stock Options"). The option price per share of common stock deliverable upon the exercise of an Incentive Stock Option shall be at least 100% of the fair market value of the common shares of the Company, and in the case of an Incentive Stock Option granted to an optionee who owns more than 10% of the total combined voting power of all classes of our stock, shall not be less than 100% of the fair market value of our common shares. The option term of each Incentive Stock Option shall be determined by the Board of Directors, which shall not commence sooner than from the date of grant and shall terminate no later than ten (10) years from the date of grant of the Incentive Stock Option, subject to possible early termination as described above.

As of the date of this joint proxy statement/prospectus, no Stock Options have been exercised.

Comparative Stock Performance

Our shares of common stock were first quoted on the OTC Bulletin Board on May 24, 2006; however, no trades occurred until March 12, 2008. The graph below compares the cumulative total stockholder return on our common stock for the period from March 12, 2008 to February 28, 2009 and for the years ended February 28, 2010 and 2011, with the cumulative total return of the S&P 500 and the cumulative total return of the S&P Small Cap 600 over the same periods (assuming an investment of $100 in our common stock, the S&P 500 and the S&P Small Cap 600 on March 12, 2008, and the reinvestment of all dividends, if any). The cumulative returns of the S&P 500 and the S&P Small Cap 600 from March 12, 2008 through February 28, 2011 were closely aligned, which is why the lines tracking the their performance in the chart below are closely correlated.

Recent Sales Of Unregistered Securities

As of the date of this joint proxy statement/prospectus and during fiscal year ended February 28, 2011, to provide capital, we issued stock in exchange for our debts or pursuant to contractual agreements as set forth below.

Effective on March 17, 2009, we issued 5,000 shares of our restricted common stock at a deemed per share price of $1.78 per share in accordance with the terms and provisions of a consulting services agreement. The shares of common stock were issued in reliance on Regulation S promulgated under the Securities Act.

Effective on June 15, 2009, we issued 5,000 shares of our restricted common stock at a deemed per share price of $1.45 per share in accordance with the terms and provisions of a consulting services agreement. The shares of common stock were issued in reliance on Regulation S promulgated under the Securities Act.

During our fiscal year ended February 28, 2010, we issued an aggregate of 1,729,500 shares upon exercise of warrants at an exercise price of $0.67 per share with net proceeds to us of $1,153,000. The shares of common stock were issued in reliance on Rule 506 and Regulation S promulgated under the Securities Act. These warrants were originally issued by us between May 1, 2008 and July 22, 2008 pursuant to a private placement of units.

MANAGEMENT OF MAINLAND

Current Directors and Officers of Mainland

All of our directors hold office until the next annual general meeting of the shareholders or until their successors are elected and qualified. Our officers are appointed by our board of directors and hold office until their earlier death, retirement, resignation or removal.

Our directors and executive officers, their ages and positions held are as follows:

Name	Age	Position with Company
Michael J. Newport	56	President, Chief Executive Officer and a director
William D. Thomas	59	Secretary/Treasurer, Chief Financial Officer and a director
Simeon King Horton	58	Director
Angelo Viard	37	Director
Peter G. Wilson	42	Director
Gerry Jardine	59	Director

Business Experience

The following is a brief account of the education and business experience of each director, executive officer and key employee during at least the past five years, indicating each person's principal occupation during the period, and the name and principal business of the organization by which he or she was employed, and including other directorships held in reporting companies.

Michael J. Newport. Mr. Newport has been our President since February 29, 2008, and served as our Chief Executive Officer between February 29, 2008 and August 23, 2010. Mr. Newport was reappointed as our Chief Executive Officer and as a director effective February 14, 2011.

Mr. Newport previously served as a director of our Company from February 29, 2008 until December 3, 2009. Mr. Newport has been actively involved in land management for nearly thirty years. He started his career with Amoco in their New Orleans office in May 1979 where he spent two years. Mr. Newport was actively involved in supervising brokers and writing all forms of land contracts for North and South Louisiana, Mississippi, Alabama and Florida. He then became a district landman for Harkins & Company in their Jackson, Mississippi office where he spent four years assembling drilling prospects and all land activities associated with operations in Mississippi, Alabama, Florida and Louisiana. The next four years were spent in Harkin's Oklahoma City office where he had the same responsibilities for Oklahoma and Arkansas as well as Mississippi, Alabama, Florida and Louisiana. Mr. Newport then joined Greenhill Petroleum in 1989 in Houston, Texas, where he was the land manager for six years in their Permian Basin Region. In addition to land management activities, Mr. Newport was responsible for acquisitions and divestitures. After leaving Greenhill, Mr. Newport has spent the last thirteen years managing brokers for West Texas, South Texas, East Texas, Oklahoma and North Louisiana as well as performing all landman management activities for various operators actively drilling and completing wells in these areas. Mr. Newport has nearly thirty years of experience in all phases of oil and gas land management with expertise in acquisitions, operations, divestitures, agreement preparation, negotiations, CAD mapping and broker supervision.

Mr. Newport received a BBA in Finance in June of 1977, an MBA degree in August of 1978 and also completed hours for a Petroleum Land Management degree in May of 1979, all from the University of Oklahoma.

William D. Thomas. Mr. Thomas has served as our Chief Financial Officer and Secretary/Treasurer from July 9, 2008 until September 22, 2009 and from March 26, 2010 to the present. In addition, Mr. Thomas has served as a director of our Company since September 22, 2009. Mr. Thomas has over thirty years of experience in the finance and accounting areas for the natural resource sector. Currently, Mr. Thomas is also the President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a Director of Mercer Gold Corp. (OTCBB: MRGP), the Chief Financial Officer of Sono Resources Inc (OTCBB: GVRS) and the Chief Financial Officer of Morgan Creek Energy, Inc. (OTCBB: MCKE), Nevada corporations that trade on the OTC Bulletin Board. Mr. Thomas has held various successive management positions with Kerr McGee Corporation's China operations based in Beijing, China, ending in 2004 with his final position as Director of Business Services. For a brief period after leaving Kerr McGee, Mr. Thomas acted as a self-practitioner in the accounting and finance field. In July 2007 Mr. Thomas took on the role of Chief Financial Officer for two public resource companies; Hana Mining Inc. (TSX-V: HMG) and NWT Uranium Corp (TSX-V: NWT; OTCBB: NWURF). Mr. Thomas resigned from NWT Uranium Corp. and Hana Mining Inc in July, 2008 and March, 2010 respectively.

Mr. Thomas was previously general manager (1999-2002), and finance and administration manager (1996-1999), of Kerr McGee's China operations. While in China, Mr. Thomas was responsible for finance, including Sarbanes Oxley reporting, budgeting, treasury, procurement, taxation, marketing, insurance and business development, including commercial negotiations with the Chinese partner, China National Offshore Oil Co (CNOOC), and other Chinese and joint venture partners. Mr. Thomas focused heavily on supporting exploration and development operations for three operated blocks in Bohai Bay, as well as evaluation and negotiation of new venture blocks in the East China Sea and the South China Sea. He was also responsible for the liaison with CNOOC and other Chinese oil companies, Kerr McGee US management and joint venture partners, where his main focus was to ensure cost effective and timely achievement of various approved work programs and budgets. He was also Chief Representative for Kerr McGee on the Joint Management Committee. Mr. Thomas previously worked as finance director of Kerr McGee's UK operations based in London/Aberdeen (1992-1996), and Kerr McGee's Canadian operations in Calgary, Alberta, Canada (1984-1992), including the predecessor company, Maxus Canada Ltd, which was acquired by Kerr McGee Ltd. Over the course of his career Mr. Thomas has been involved in all aspects of managing accounting, budgeting, human resources, administration, insurance, taxation and other business support aspects surrounding gas properties for Kerr McGee. Mr. Thomas was responsible to ensure compliance with COPAS, SEC, FASB and international accounting regulations. He participated on a team that developed the Oracle accounting system application to the Kerr McGee's worldwide operations. He was most notably involved in that company's initial entry into both China and the UK North Sea start ups of local and expatriate personnel that eventually developed into core areas (over $1 billion in value) for Kerr McGee, including the company's first operated offshore oil fields in China (CFD 1-1) and the UK (Gryphon).

In his early career Mr. Thomas also held senior management positions in the finance divisions of Norcen Energy Ltd., of Calgary, Alberta (1981-1984), Denison Mines Ltd, of Ontario, Canada (1978-1981), and Algoma Steel Corporation, of Sault Ste Marie, Ontario, Canada (1977). He was also a Senior Auditor for the accounting firm, Coopers & Lybrand, in Toronto, Canada (1975-1977).

Mr. Thomas attained his Chartered Accountant (CA) designation from the Canadian Institute of Chartered Accountants in 1977. He holds an Honors Bachelor of Commerce and Finance from the University of Toronto, Ontario, Canada.

The Company's Board of Directors has determined that Mr. Thomas should serve as a director given his over thirty years of experience in the finance and accounting areas for the natural resource sector and his involvement with our Company since July 2008.

Simeon King Horton. Ms. Horton has been one of our directors since August 18, 2008. Ms. Horton is a Petroleum Geologist with over thirty years' experience, and provides geological consulting services to Mainland from time to time on a per diem basis. Ms. Horton has an extensive background in exploration and development of major oil and gas projects working as a consultant for oil and gas companies.

Ms. Horton worked for Mr. Dudley Hughes, an independent geologist, in Jackson, Mississippi, from 1977 to 1986. During that time, she gained broad experience in the Mississippi/Alabama Salt Basin, Black Warrior Basin in North Mississippi and Northwest Alabama, and South Florida. The main targets of exploration were the Smackover/Norphlet Formations (located in the Salt Basin), the Paleozoics (located in the Black Warrior Basin), and the Sunniland Lime (located in South Florida). Ms. Horton was also exposed to the Perth Basin in Australia. As District Geologist, she was extensively involved in the exploration and development of a very aggressive drilling program and all facets of the industry.

In 1986, Ms. Horton moved to Shreveport, Louisiana where she was a consultant for various oil and gas investors until 1989.

From 1989 to 1996, Ms. Horton worked with Grigsby Petroleum in Shreveport, Louisiana, a company owned by Mr. Jack Grigsby, an independent geologist. Grigsby Petroleum is very active in North Louisiana and East Texas with numerous properties. Among these are Hosston and Cotton Valley production. Ms. Horton was responsible for all the producing properties, the development of the properties, and the drilling of new wells for Grigsby Petroleum.

From 1996 to present, Ms. Horton has been a consulting petroleum geologist. She has been very active in the Hosston/Cotton Valley trends in North Louisiana and East Texas. She has generated drilling prospects in the area, and has successfully been responsible for the drilling of the Hosston/Cotton Valley in an area where there are sixteen to twenty wells per section.

Simeon King Horton received a Bachelor of Science degree with a Major in Geology and a Minor in Mathematics from the University of Southern Mississippi, Hattiesburg, Mississippi in 1977. She graduated with honors and was selected Outstanding Graduating Senior in Geology for the academic year of 1976-1977. She attended geology field camp thru the Rolla School of Mines, University of Missouri, which was conducted in the state of Utah.

Ms. Horton is an active member of the American Association of Petroleum Geologists and the Shreveport Geological Society, Shreveport, Louisiana.

The Company's Board of Directors has determined that Ms. Horton should serve as a director given her over thirty years of experience as a petroleum geologist and her involvement with our Company since August 2008.

Angelo Viard. Mr. Viard has been one of our directors since September 29, 2008. During the past twelve years, Mr. Viard has been involved in providing companies with advisory services including, but not limited to, managerial, investment strategy, finance, information technology, compliance, accounting, business development, mergers and acquisitions, and capital fund raising. In a wide range of industry sectors across the United States, South America and Europe. Currently, Mr. Viard is the Chairman/CEO for Basin Petroleum, Inc and VCS Mining, Inc. He is also the President of VCS Group, Inc., which is currently engaged by us as a consultant. From approximately June 2007 through October 2008, Mr. Viard was the president/chief executive officer of VCS Group, Inc. Mr. Viard's functions include full budgeting responsibilities, management of budgets and planning, creation of policies and administrative procedures to restructure business processes and audit processes, authoring multi-company employee manuals, design work order tracking and billing interface systems for accounting, and updating business plans, accounting structures and organizational changes to maximize business growth. From approximately August 2006 through June 2007, Mr. Viard was the IT operations manager for Bare Essentials where he was responsible for developing, coordinating multiple related projects in alignment with strategic and tactical company goals, served as a primary customer advocate, planned and coordinated long term systems strategy, and managed the day to day operations of the IT department, including LAN/WAN architecture, telecommunications and hardware/software support. From approximately August 2005 through August 2006, Mr. Viard was a senior IT audit consultant for PriceWaterhouse Coopers LLP where he was responsible for determining the audit documentation, strategy and plan. From approximately December 2004 through August 2005, Mr. Viard was the chief executive officer and founder of Technology Mondial Inc., which was a start-up company specializing in broadband wireless technology in Cost Rica and management and development of wireless connection planning for Latin America. Mr. Viard was also previously employed with OpenTV Inc, where he was manager of information system and technology, Thomas Weisel Partners LLC where he was an information technology brokerage services manager, BancBoston Robertson Stephens & Co. where he was a senior system engineer, and Environmental Chemical Corporation where he was a technical analyst.

Mr. Viard is also a Director of Morgan Creek Energy and Geneva Resources, both being Nevada corporations that trade on the OTC Bulletin Board. Mr. Viard holds a master in computer science, a BS in business management and administration, and an A/A in computer business administration and network.

The Company's Board of Directors has determined that Mr. Viard should serve as a director given his business experience and his involvement with our Company since September 2008.

Peter G. Wilson. Mr. Wilson has served as our Vice President of Business Development (not an executive officer position) and a member of our Board of Directors since December 3, 2009. During the past eighteen years, Mr. Wilson has been involved in senior level management of public companies through his private investment company. His experience spans a wide range of project finance, development and contract negotiations within the mining, energy and real estate industries. Mr. Wilson's business experience includes international assignments in the United Kingdom, Canada, the United States, Switzerland and Norway. Mr. Wilson has worked extensively with overseas investor groups and within the E & P market in Louisiana, Texas and Oklahoma. From approximately October 2008 to present, Mr. Wilson has led the finance and exploration team as the President/Chief Executive Officer of Morgan Creek Energy Corp., a publicly listed company on the OTC Bulletin Board. From April 2007 through October 2009, Mr. Wilson was the president and a director of Hana Mining Ltd., a publicly TSX-V listed exploration company seeking to develop a copper-silver resource in Botswana, Africa. Additionally, during 2005 and 2006, he served as the president and chief executive officer of Sun Oil and Gas Corp., and from 1997 to 2005, Mr. Wilson was a director and vice president of Petroreal Oil Corp., a small oil producer engaged in energy asset purchases. From 1993 to 1999, Mr. Wilson was the vice president of Samoth Equity Corporation (now Sterling Center Corp.), a real estate lender, where he began his involvement with capital markets and finance.

The Company's Board of Directors has determined that Mr. Wilson should serve as a director given his senior level management experience with public companies, particularly at petroleum companies.

Gerry Jardine. Mr. Jardine has served on our Board of Directors since May 18, 2011. Mr. Jardine has worked in corporate finance and administration for public companies for the past 30 years and has considerable experience in fund raising for public companies. Since 1989, he has been President and principal shareholder of Amcan Fiscal Consultants, a private management consulting company based in Vancouver, British Columbia. Mr. Jardine founded and has served as Director and Officer of TSX Venture Exchange, NASDAQ and OTC Bulletin Board companies primarily within the research and development, mineral resource and oil and gas sectors. His responsibilities have included acquisitions, funding, and corporate governance and investor relations functions. Mr. Jardine has also served as a director of Mercer Gold Corporation since May 2011.

The Company's Board of Directors has determined that Mr. Jardine should serve as a director given his experience in assisting private and public entities with finance, development and investor relations.

Family Relationships

There are no family relationships among our directors or officers.

Involvement In Certain Legal Proceedings

To the best of our knowledge and belief, none of our directors or executive officers has been involved in any of the following events during the past ten years that is material to an evaluation of the ability of such person to serve as an executive officer or director of our Company:

1.    a petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.   such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.   such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i)    acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)   engaging in any type of business practice; or

(iii)  engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.    such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3(i) above, or to be associated with persons engaged in any such activity;

5.     such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.     such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.     such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i)    any Federal or State securities or commodities law or regulation;

(ii)   any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii)  any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.    such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the United States Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

The Company is not aware of any material legal proceedings in which any of the following persons is a party adverse to the Company or has a material interest adverse to the Company: (a) any current director, officer, or affiliate of the Company, or any owner of record or beneficial owner of more than five percent of any class of voting securities of the Company; (b) any person proposed for appointment or election as a director or officer of our Company; or (c) any associate of any such person.

Compliance with Section 16(A) of the Exchange Act

Section 16(a) of the Exchange Act requires our directors and officers, and the persons who beneficially own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the SEC. Copies of all filed reports are required to be furnished to us pursuant to Rule 16a-3 promulgated under the Exchange Act. Based solely on the reports received by us and on the representations of the reporting persons, we believe that these persons have complied with all applicable filing requirements during the fiscal year ended February 28, 2010.

Code of Ethics

We have adopted a Code of Conduct that applies to all of our executive officers and directors, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. Our Code of Conduct has been filed as an Exhibit to our Annual Report on Form 10-K for the year ended February 28, 2010.

Committees Of The Board Of Directors

Audit Committee

As of the date of this joint proxy statement/prospectus, Messrs. Viard, Mr. Wilson and Mr. Thomas have been appointed as members to our Audit Committee. Messrs Viard and Wilson are "independent" within the meaning of Rule 10A-3 under the Exchange Act and all are in addition financial experts. The Audit Committee operates under a written audit committee charter adopted by the Board of Directors on February 4, 2009 and revised on May 19, 2010.

Compensation Committee

As of the date of this joint proxy statement/prospectus, Ms. Horton and Mr. Viard have been appointed as members to our Compensation Committee. The Compensation Committee operates under a written charter adopted by the Board of Directors pursuant to a written consent resolutions signed by all the members of the Board of Directors on February 4, 2009 and revised on May 19, 2010.

Compensation Discussion and Analysis

Overview Of Compensation Process

The Compensation Committee of our Board of Directors is responsible for setting the compensation of our executive officers, overseeing the Board's evaluation of the performance of our executive officers and administering our equity-based incentive plans, 401(k) plan and deferred compensation plan, among other things. The Compensation Committee undertakes these responsibilities pursuant to a written charter adopted by the Compensation Committee and the Board of Directors, which will be reviewed at least annually by the Compensation Committee.

The Compensation Committee is composed solely of "non-employee directors" as defined in Rule 16b-3 of the rules promulgated under the Exchange Act, "outside directors" for purposes of regulations promulgated pursuant to Section 162(m) of the Internal Revenue Code ("IRC"), and "independent directors" as defined in Section 303A of the New York Stock Exchange ("NYSE") corporate governance listing standards, in each case as determined by the Board of Directors. Our Board of Directors recommends Compensation Committee membership based on such knowledge, experience and skills that it deems appropriate in order to adequately perform the responsibilities of the Compensation Committee.

The Compensation Committee annually reviews executive compensation and our compensation policies to ensure that the Chief Executive Officer and the other executive officers are rewarded appropriately for their contributions to us and that the overall compensation strategy supports the objectives and values of our organization, as well as stockholder interests. The Compensation Committee will conduct this review and compensation determination through a comprehensive process involving a series of meetings typically occurring in the first quarter of each year.

Compensation Philosophy

The fundamental objective of our executive compensation policies is to attract, retain and motivate executive leadership for us that will execute our business strategy, uphold our values and deliver results and long-term value to our stockholders. Accordingly, the Compensation Committee seeks to develop compensation strategies and programs that will attract, retain and motivate highly qualified and high-performing executives through compensation that is:

(i)    Performance Based: a significant component of compensation should be determined based on whether or not we meet certain performance criteria that in the view of our Board of Directors are indicative of our success;

(ii)   Stockholder Based: equity incentives should be used to align the interests of our executive officers with those of our stockholders;

(iii)  Fair: compensation should take into account compensation among similarly situated companies, our success relative to peer companies and our overall pay scale.

The Compensation Committee's compensation philosophy for an executive officer emphasizes an overall analysis of the executive's performance for the year, projected role and responsibilities, required impact on execution of our strategy, external pay practices, total cash and total direct compensation positioning, and other factors the Compensation Committee deems appropriate. The Compensation Committee's philosophy also considers employee retention, vulnerability to recruitment by other companies and the difficulty and costs associated with replacing executive talent. Based on these objectives, compensation programs for similarly situated companies and the philosophies of the Compensation Committee, the Compensation Committee has determined that we should provide our executive officers compensation packages composed of the following elements: (i) base salary, which reflects individual performance and is designed primarily to be competitive with salary levels at comparably sized companies; and (ii) long-term stock-based incentive awards which strengthen the mutuality of interests between executive officers and our stockholders.

Summary Compensation Table

The following table sets forth the compensation paid during our fiscal years ended February 28, 2011, February 28, 2010 and February 28, 2009 to any individual who served as our principal executive officer or principal financial officer during our fiscal year ended February 28, 2011 (the "Named Executive Officers"). We have no other executive officers other than our principal executive officer and our principal financial officer.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Nicholas Atencio CEO(2)	2011	$172,426	$-0-	$-0-	$471,450	$-0-	$-0-	$-0-	$643,876
	2010	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
	2009	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
Michael Newport, President/CEO(3)	2011	$180,000	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$180,000
	2010	$160,000	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$160,000
	2009	$95,000	$-0-	$-0-	$1,651,500	$-0-	$-0-	$-0-	$1,746,500
William Thomas, Treasurer, Secretary and CFO(4)	2011	$139,706	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$139,706
	2010	$17,372	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$17,372
	2009	$10,400	$-0-	$-0-	$1,995,000	$-0-	$-0-	$-0-	$2,005,400
Mark Witt, former Secretary, Treasurer and CFO(5)	2011	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
	2010	$56,667	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$56,667
	2009	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-

Notes:

1. This amount represents the fair value of these Stock Options at the date of grant which was estimated using the Black-Scholes option pricing model.

2. Mr. Atencio served as our Chief Executive Officer from August 23, 2010 through the date of his resignation on February 14, 2011.

3. Mr. Newport was appointed as our President/Chief Executive Officer on February 29, 2008. Mr. Newport was succeeded by Mr. Atencio as our Chief Executive Officer on August 23, 2010, but continued to serve as our President. He was reappointed as our Chief Executive Officer upon Mr. Atencio's resignation effective February 14, 2011.

4. Mr. Thomas has served as our Chief Financial Officer and Secretary/Treasurer from July 9, 2008 until September 22, 2009 and from March 26, 2010 to the present.

5. Mr. Witt served as our Chief Financial Officer and Secretary/Treasurer from September 22, 2009 until March 26, 2010.

Grants of Plan-Based Awards Table

There were no options awards to our Named Executive Officers during our fiscal year ended February 28, 2011.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information as at February 28, 2011 relating to outstanding equity awards held by the Named Executive Officers as of that date.

Name	Option Awards					Stock Awards
	Number of Securities Underly-ing Unexer-cised Options Exer-cisable (#)	Number of Securities Underlying Unexercised Options Unexer-cisable (#)	Equity Incentive Plan Awards: Number of Securities Under-lying Unexer-cised Unearned Options (#)	Option Exercise Price ($)	Option Expi-ration Date	Number of Shares or Units of Stock that have not been vested ($)	Market Value of Shares or Units of Stock that have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested (#)
Nicholas Atencio	1,500,000	-0-	-0-	$0.44	8/23/20	-0-	-0-	-0-	-0-
Michael Newport	1,800,000 300,000 -0-	-0- -0- 1,500,000	-0- -0- -0-	$0.58 $1.50 (1)	4/7/2018 2/4/2019 9/22/2019	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-
William Thomas	1,500,000	-0-	-0-	1.50	7/9/2018	-0-	-0-	-0-	-0-
Mark Witt*	-0-	3,000,000*	-0-	(2)	9/22/2019	-0-	-0-	-0-	-0-

Notes:

1. These stock options shall vest in incremental periods as reflected below (each hereinafter the "Vesting Date"). The exercise price at each Vesting Date shall be the lesser of: (a) the thirty day weighted average price of the Company's shares of common stock prior to each of the respective Vesting Date; or (b) the issue price as established by the Board of Directors of the Company's shares of common stock at each of the equity fundings referenced below in (i). The Vesting Date of the Stock Options is as follows: (i) 500,000 Stock Options when the Company has successfully completed its listing and commences trading of its shares of common stock with a designated trading symbol (the "Trading Date") with the NYSE Amex Equities, formerly known as the American Stock Exchange ("NYSE Amex Equities") or other Senior exchange as the case may be; (ii) 500,000 Stock Options at the one year anniversary date of the Trading Date (the "First Trading Anniversary Date"); and (iii) 500,000 Stock Options at the second year anniversary date of the Trading Date (the "Second Trading Anniversary Date").

2. These stock options shall vest in incremental periods as reflected below (each hereinafter the "Vesting Date"). The exercise price at each Vesting Date shall be the lesser of: (a) the thirty day weighted average price of the Company's shares of common stock prior to each of the respective Vesting Date; or (b) the issue price as established by the Board of Directors of the Company's shares of common stock at each of the equity fundings referenced below in (i). The Vesting Date of the Stock Options is as follows: (i) 1,500,000 Stock Options shall vest on the date the Company closes equity funding(s) aggregating $10,000,000; (ii) 500,000 Stock Options shall vest when the Company has successfully completed its listing and commences trading of its shares of common stock with a designated trading symbol (the "Trading Date") with the NYSE Amex Equities, formerly known as the American Stock Exchange ("NYSE Amex Equities") or comparable major exchange; (iii) 500,000 Stock Options shall vest at the one year anniversary date of the Trading Date (the "First Trading Anniversary Date"); and (iv) 500,000 Stock Options shall vest at the two year anniversary date of the Trading Date.

* As of the date of this joint proxy statement/prospectus, the 3,000,000 stock options granted to Mark Witt have been cancelled and replaced by issuance of 500,000 stock options with an effective date of March 23, 2010 with a two year term and an exercise price of $1.25 per share.

Option Exercises and Stock Vested

During our fiscal year ended February 28, 2011, there were no exercises of stock options, SARs or similar instruments, or vesting of any stock by any of our Named Executive Officers.

Pension Benefits

We do not provide pension benefits.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

We do not have any nonqualified contribution or other nonqualified deferred compensation plans.

Potential Payments upon Termination or Change-in-Control

Mark N. Witt resigned as the Chief Financial Officer/Treasurer of the Company effective as of March 23, 2010. Under the terms of his separation and release agreement with the Company dated March 26, 2010, Mr. Witt is entitled to a severance payment of $77,419, payable within 10 business days, as well as 500,000 common stock options, exercisable for two years at an exercise price of $1.25 per share.

We have no other agreement or arrangement with any of our Named Executive Officers that provides for payment upon termination or change-in-control.

Compensation of Directors

The following table sets forth information relating to compensation paid to our directors during fiscal year ended February 28, 2011:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
William D. Thomas(1)	$139,706	-0-	-0-	-0-	-0-	-0-	$139,706
Simeon King Horton(2)	$51,246	-0-	-0-	-0-	-0-	-0-	$51,246
Angelo Viard (3)	$54,362	-0-	-0-	-0-	-0-	-0-	$54,362
Peter G. Wilson	-0-	-0-	0	-0-	-0-	-0-	-0-
Michael J. Newport(4)	$180,000	-0-	-0-	-0-	-0-	-0-	$180,000
Johnathan A. Moore (5)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Nicholas Atencio(6)	$172,426	-0-	$471,450	-0-	-0-	-0-	$643,876

Notes:

1. Mr. Thomas has served as a Director since September 22, 2009. He also serves as a Named Executive Officer. Information regarding compensation paid to him is included in the Summary Compensation Table above.

2. We paid to Ms. King Horton an aggregate of $51,246 for providing geological consulting services to the Company.

3. We paid VCS an aggregate $54,362 under the terms of our agreement with VCS. Mr. Viard is the sole director, officer and shareholder of VCS.

4. Mr. Newport served as a Director from February 8, 2008 to December 3, 2009; he was reappointed as a Director on February 14, 2011. He also serves as a Named Executive Officer. Information regarding compensation paid to him is included in the Summary Compensation Table above.

5. Mr. Moore served as a Director from December 3, 2009 to March 3, 2010.

6. Mr. Atencio served as a Director from August 23, 2010 to February 14, 2011. He also served as a Named Executive Officer from August 23, 2010 to February 14, 2011.

Employment And Consulting Agreements

Michael J. Newport

Effective September 22, 2009, the Board of Directors authorized the execution of a two-year Executive Services Agreement with Michael J. Newport, the President and Chief Executive Officer of Mainland. In accordance with the terms and provisions of the Executive Services Agreement, the Company agreed to continue to pay Mr. Newport a monthly salary of $15,000, and the Company granted an aggregate of 1,500,000 stock options to Mr. Newport under its 2008 Stock Option Plan, as amended, subject to vesting as follows: (a) 500,000 stock options were to vest when the Company completes a listing and commences trading of its shares of common stock with the NYSE Amex Equities Exchange, formerly known as the American Stock Exchange ("NYSE Amex Equities"); (b) 500,000 stock options were to vest at the one year anniversary date of such listing, and (c) 500,000 stock options were to vest at the second year anniversary date of such listing. The exercise price at each vesting date was to be the lesser of (a) the thirty-day weighted average price of the Company's shares of common stock prior to each of the respective vesting dates and (b) the issue price of the shares of common stock in the equity financings above.

On April 8, 2010, the 1,500,000 stock options granted to Mr. Newport were cancelled and replaced by a grant of 500,000 fully vested stock options with an exercise price of $1.47 per share, exercisable for a term of 10 years. The total fair value of these options at the date of grant was estimated at $581,900 and determined using the Black-Scholes option pricing model with the following assumptions: an expected life of 5 years, a risk free interest rate of 2.64%, a dividend yield of 0% and expected volatility of 109.9% and was recorded as stock based compensation expense in fiscal 2011.

Pursuant to the terms of the Executive Services Agreement, Mr. Newport agreed to continue to provide services to the Company in the capacity as the President and Chief Executive Officer, and to provide consulting advice on exploration strategies, management and operational service considerations. Mr. Newport resigned as Chief Executive Officer effective August 23, 2010 in order to facilitate the appointment of Nicholas W. Atencio to that office. Mr. Newport continued to serve the Company as President at that time.

Mr. Newport was reappointed as Chief Executive Officer and a director effective February 14, 2011, and is also the President of our Company.

Nicholas W. Atencio

In connection with Nicholas W. Atencio's appointment as Chief Executive Officer and a director of Mainland, effective on August 23, 2010, the Company entered into an Executive Services Agreement with Mr. Atencio. Pursuant to the terms of the Executive Services Agreement, Mr. Atencio agreed to serve as Chief Executive Officer of the Company for an initial term of two years, renewable automatically unless terminated in accordance with the terms of the Executive Services Agreement.

Pursuant to the terms of the Executive Services Agreement, the Company agreed to pay Mr. Atencio a gross monthly fee of $25,000. In addition, the Company granted Mr. Atencio options under its 2008 Stock Option Plan, as amended, to purchase up to 3,500,000 shares of the Company's common stock, expiring on August 23, 2020. Of the 3,500,000 options: (a) 1,500,000 vested immediately and are exercisable at $0.47 per share; (b) an additional 750,000 stock options will become vested and exercisable upon the successful completion by the Company of equity and/or debt financings of not less than an aggregate of $5,000,000 and, subject to the terms of the 2008 Stock Option Plan, as amended, will then be exercisable at an exercise price then equal to the 15 previous day weighted average closing share price of the Company's common shares on either of the OTC Bulletin Board or such other stock exchange or over-the-counter market on which the Company's common shares then trade prior to the completion date of $5,000,000 in equity and/or debt financings; (c) an additional 750,000 stock options will become vested and exercisable upon the successful closing by the Company of an agreement with any third party investing equity partner which allows for the initiation of drilling on the Cotton Valley/Hosston formations in East Holly Field, located in Louisiana, in which the Company currently holds a 100% working interest (collectively, the "East Holly Closing Date" herein), and, subject to the terms of the 2008 Stock Option Plan, as amended, will then be exercisable at an exercise price then equal to the 15 previous day weighted average closing share price of the Company's common shares on either of the OTC Bulletin Board or such other stock exchange or over-the-counter market on which the Company's common shares then trade prior to the East Holly Closing Date; and (d) an additional 500,000 stock options will become vested and exercisable upon the Company having completed a listing and having its common shares listed for trading on either of the NYSE Amex Equities or the NASDAQ Stock Exchange, and, subject to the terms of the 2008 Stock Option Plan, as amended, will then be exercisable at an exercise price then equal to the 15 previous day weighted average closing share price of the Company's common shares on either of the OTC Bulletin Board or such other stock exchange or over-the-counter market on which the Company's common shares then trade prior to the date of the Company's listing on the NYSE Amex Equities or the NASDAQ Stock Exchange.

Mr. Atencio resigned as Chief Executive Officer and as a director of our Company on February 14, 2010. Subsequent to his resignation, he continued to serve our Company as a technical consultant on terms consistent with his Executive Services Agreement. On June 3, 2011, the Company determined to terminate the Executive Services Agreement with an effective termination date of July 3, 2011.

William Thomas

We do not have a written contractual arrangement with our Treasurer/Chief Financial Officer, William Thomas; however, we pay him a month to month salary of $11,000.

Simeon King Horton

Simeon King Horton provides geological consulting services to our Company. We do not have a written agreement with her; she works as a consultant and bills at the rate of $1000/day plus expenses.

Security Ownership Of Certain Beneficial Owners And Management And Related Stockholder Matters

As of the date of this joint proxy statement/prospectus, the following table sets forth certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. As of the date of this joint proxy statement/prospectus, there are 80,969,502 shares of common stock issued and outstanding.

Name And Address Of Beneficial Owner	Amount And Nature Of Beneficial Ownership(1)	Percentage Of Beneficial Ownership(1)
Michael J. Newport 21 Waterway Avenue, Suite 300 The Woodlands, Texas 77380	4,239,992(2)	◆ %
William D. Thomas 21 Waterway Avenue, Suite 300 The Woodlands, Texas 77380	1,590,000(3)	◆ %
Simeon King Horton 21 Waterway Avenue, Suite 300 The Woodlands, Texas 77380	1,100,000(4)	◆ %
Angelo Viard 21 Waterway Avenue, Suite 300 The Woodlands, Texas 77380	500,000(5)	*
Peter G. Wilson 21 Waterway Avenue, Suite 300 The Woodlands, Texas 77380	1,300,000(6)	◆ %
Gerry Jardine 21 Waterway Avenue, Suite 300 The Woodlands, Texas 77380	Nil	N/A
All executive officers and directors as a group (6 persons)	8,729,992(7)	◆ %

Notes:

*     Less than one percent.

1.    Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this joint proxy statement/prospectus. As of the date of this joint proxy statement/prospectus, there are ◆ shares issued and outstanding.

2.    This figure includes: (i) 639,992 shares of common stock; (ii) 1,800,000 Stock Options to purchase 1,800,000 shares of our common stock at an exercise price of $0.58 per share expiring on April 7, 2018; (iii) 300,000 Stock Options to purchase 300,000 shares of our common stock at an exercise price of $1.50 per share expiring on February 4, 2019; and (iv) 1,500,000 Stock Options to purchase 1,500,000 shares of our common stock at an exercise price of $1.47 per share expiring on April 7, 2020.

3.    This figure includes 90,000 shares of common stock and 1,500,000 Stock Options to purchase 1,500,000 shares of our common stock at an exercise price of $1.50 per share expiring on July 9, 2018.

4.    This figure includes: (i) 800,000 Stock Options to purchase 800,000 shares of our common stock at an exercise price of $1.50 per share expiring on July 18, 2018; and (ii) 300,000 Stock Option to purchase 300,000 shares of our common stock at an exercise price of $1.50 per share expiring on February 4, 2019.

5.    This figure includes 500,000 Stock Options to purchase 500,000 shares of our common stock at an exercise price of $1.50 per share expiring November 18, 2018.

6.   This figure includes 300,000 shares of common stock and 1,000,000 Stock Options to purchase 1,000,000 shares of our common stock at an exercise price of $1.55 per share expiring on April 8, 2020.

7.   This figure includes: (i) 1,029,992 shares of common stock and (ii) 7,700,000 Stock Options to purchase 7,700,000 shares of our common stock.

Changes In Control

We are unaware of any contract, or other arrangement or provision, the operation of which may at a subsequent date result in a change of control of our company.

Interest of Mainland Management in Certain Transactions

Except as disclosed below, Mainland has not and does not propose to:

  enter into any transactions which are material to Mainland or a related party or any transactions unusual in their nature or conditions involving goods, services or tangible or intangible assets to which American Exploration or any its former subsidiaries was a party;

  make any loans or guarantees directly or through any of its former subsidiaries to or for the benefit of any of the following persons:

(a)        enterprises directly or indirectly through one or more intermediaries, controlling or controlled by or under common control with Mainland;

(b)        associates of Mainland (unconsolidated enterprises in which Mainland has significant influence or which has significant influence over Mainland) including stockholders beneficially owning 10% or more of the outstanding shares of Mainland;

(c)        individuals owning, directly or indirectly, shares of Mainland that gives them significant influence over Mainland and close members of such individuals families;

(d)        key management personnel (persons having authority in responsibility for planning, directing and controlling the activities of Mainland including directors and senior management and close members of such directors and senior management); or

(e)        enterprises in which a substantial voting interest is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence.

Legal Proceedings of Mainland

Except as disclosed below, management is not aware of any legal proceedings contemplated by any governmental authority or any other party involving us or our properties. As of the date of this joint proxy statement/prospectus, no director, officer or affiliate is (i) a party adverse to us in any legal proceeding, or (ii) has an adverse interest to us in any legal proceedings. Management is not aware of any other legal proceedings pending or that have been threatened against us or our properties.

During August 2009, we were included in a third party lawsuit filed by Abigail Investments LLC against David Urquhart, a former director of our Company, in the United States District Court for the State of Nevada, Case No. 09-CV-1174. The lawsuit included a counter-claim by David Urquhart and his personal holding company, Westhampton, Ltd., (together "Urquhart") against the Company and others. Urquhart made certain allegations against the Company, including neglect in the issuance of shares of common stock and granting of stock options. Although the Company refuted these allegations and believes the claims contained within the complaint were without merit, the Company agreed to settle this matter in October 2010 through the issuance of 500,000 shares of the Company's common stock.

A complaint was filed in the second judicial district court in Washoe County, Nevada by Avasha Group, Ltd. ("Avasha") on November 18, 2009 (such complaint as amended November 23, 2009) against the Company and certain other unnamed defendants. Avasha alleges that on or about April 21, 2008, Avasha entered into private placement subscription agreement with the Company to purchase 500,000 units from the Company (with each unit consisting of one share of the Company's common stock and one-half of one stock purchase warrant, together, the "Securities") for a total purchase price of $500,000. Avasha alleges that it paid such purchase price to the Company but the Securities were not delivered to Avasha. Avasha alleges that it is entitled to delivery of such Securities, as adjusted to take into account subsequent stock split(s) by the Company. Mainland believes that this claim is without merit and intends to vigorously defend this matter.

On June 2, 2011, R& R Rentals and Hotshot, Inc. ("R&R Rentals") filed a complaint against Mainland in the county court of the second judicial district of Jones County, Mississippi. R&R Rentals, which alleges that it is engaged in the business of furnishing equipment and services for use in oilfield work, alleges that it furnished certain goods, equipment and services to Mainland with a value of $73,500. R&R Rentals is seeking a judgement for $73,500 plus $24,500 as attorneys fees. Mainland intends to consult with local counsel in Mississippi and defend this matter.

Quantitative and Qualitative Disclosures About Market Risk

We are subject to risks related to foreign currency exchange rate fluctuations. However, they have not had a material impact on our results of operations to date.

Our functional currency is the United States dollar. However, a portion of our business is transacted in other currencies (the Canadian dollar). As a result, we are subject to exposure from movements in foreign currency exchange rates. We do not use derivative financial instruments for speculative trading purposes, nor do we hedge our foreign currency exposure to manage our foreign currency fluctuation risk.

INFORMATION REGARDING AMERICAN EXPLORATION

Corporate History

American Exploration Corporation was incorporated under the laws of the State of Nevada on May 11, 2006 under the name of Minhas Energy Consultants, Inc. Previously, it was engaged in the business of providing professional engineering consulting services to the oil and gas industry, including clients such as petroleum and natural gas companies, oil service companies, utilities and manufacturing companies with petroleum and/or natural gas interests and government agencies. After the effective date of March 14, 2007 of its registration statement filed with the Securities and Exchange Commission on March 5, 2007, American Exploration commenced trading on the OTC Bulletin Board.

On August 6, 2008, with the approval of its Board of Directors, American Exploration merged with its subsidiary, American Exploration Corporation, and amended its Articles of Incorporation to change its name to "American Exploration Corporation." On August 18, 2008, American Exploration effected a 14 for 1 forward stock split. On April 13, 2009, American Exploration effected a 1.5 for 1 forward stock split. Concurrently, American Exploration increased its authorized share capital from 100,000,000 shares of common stock to 150,000,000 shares of common stock.

American Exploration is currently a natural resource exploration company engaged in the exploration, acquisition and development of oil and gas properties in the United States and within North America. Its trading symbol for shares traded on the OTC Bulletin Board is "AEXP.OB".

The head office of American Exploration is located at Suite 2600, 520 5th Avenue SW, Calgary, Alberta, Canada T2P 3R7, telephone (403) 233-8484, facsimile (403) 775-4447.

Description of Business of American Exploration

Business Development

American Exploration is an exploration stage company engaging in the acquisition, exploration and development of oil and gas properties in North America, primarily in the United States.

Joint Development Agreement with Mainland

As noted above, Mainland and American Exploration have entered into a joint area development agreement, dated effective September 17, 2009, to jointly develop contiguous acreage comprising the Buena Vista Prospect, an oil and gas exploration project located in Jefferson County, Mississippi, U.S.A. Under its agreement with Mainland: (i) American Exploration and Mainland each agreed to commit at least 5,000 net acres to the joint development project; (ii) Mainland will be the operator of project; (iii) American Exploration agreed to pay 20% of the initial well drilling and completion costs, to earn a 49% working interest in the well and the total joint development project; and (iv) Mainland agreed to pay 80% of the initial well drilling and completion costs to earn a 51% working interest in the well and the total joint development project. The agreement also contemplates that the future costs of the joint development project, including drilling and completions, will be split in accordance with the respective working interests of the parties.

Prior to entering into its joint area development agreement with Mainland, American Exploration entered into an option agreement with Westrock Land Corp., effective November 3, 2008, to acquire approximately 5,000 net acres in mineral oil and gas leases located in the Buena Vista area of Jefferson County, Mississippi. Under the option agreement, American Exploration was granted the option to acquire 100% of the working interest and 75% of the net revenue interest in the leases at $625 per net acre, for a total purchase price of $3,125,000. The contiguous acreage involves several landowners, with mineral lease expiry ranging from June through September of 2011. The terms of the option agreement required spudding a well on or before October 1, 2009. The effective date of the conveyance of the revenue interest in the leases to American Exploration was to be no later than May 15, 2009 with a final payment of the remaining balance of $2,018,750.

American Exploration and Westrock entered into an amendment to the option agreement effective January 8, 2009. Pursuant to the amended option agreement, Westrock granted to American Exploration until February 2, 2009 to complete its due diligence. American Exploration and Westrock entered into a further amendment to the option agreement effective March 18, 2009, pursuant to which: (i) Westrock granted to American Exploration until May 15, 2009 to complete its due diligence; (ii) American Exploration paid to Westrock an additional non-refundable amount of $325,000 as consideration for the extension; and (iii) the effective date of the conveyance of the revenue interest in the leases to American Exploration would be no later than May 15, 2009.

American Exploration and Westrock entered into a further amendment to the option agreement effective on August 17, 2009, pursuant to which: (i) American Exploration agreed to issue an aggregate of 4,037,500 shares of its common stock, valued at $2,664,750, to Westrock in payment of the balance of $2,108,750 then remaining due on account of the option exercise price; and (ii) the parties agreed to drill and complete at least one well on the leases in the Haynesville geological zone no later than December 31, 2010.

American Exploration satisfied its obligation under the joint area development agreement with Mainland to contribute at least 5,000 net acres to the joint development project using the leases it acquired from Westrock.

Guggenheim became party to the joint operating agreement between American Exploration and Mainland, and agreed to participate in the drilling and development of the Buena Vista Prospect for 10% of Mainland's working interest (8% overall), to earn a 5.1% net interest.

In early April 2010, Mainland, as operator on the Buena Vista Prospect, issued an Authority for Expenditure (AFE) for the Burkley-Phillips No. 1 Well to be drilled on the Prospect for the purpose of evaluating the Haynesville Shale.

American Exploration was unable to fund its 20% share of the estimated total well costs of the Burkley-Phillips No. 1 Well as a result of the termination of its agreement with Avere. As a result, American Exploration has forfeited its right to a 29% working interest in the well and in the Buena Vista Prospect in favor of Mainland. American Exploration will continue to be entitled to receive a 20% working interest in the well and the Prospect after completion (subject to compliance by American Exploration with all other terms and conditions of the Letter Agreement and the related Joint Operating Agreement). If the merger is approved as proposed and proceeds, American Exploration's 20% working interest in the well and the Prospect after completion will be owned by Mainland Resources, the resultant merged entity.

Mainland was previously required to pay 72% of the total cost to drill and complete the Burkley-Phillips No. 1 Well, for a 45.9% working interest. Due to American Exploration's inability to make its contribution in response to the cash call, Mainland will now pay 90% of the total cost of the well to earn a 72% interest, and Guggenheim will pay 10% of the total cost to earn an 8% interest. Accordingly, the respective working interests of the parties after completion are anticipated to be as follows: Mainland - 72%, American Exploration - 20%, and Guggenheim - 8%. This working interest breakdown will apply to the remainder of the leasehold and project area. Mainland currently holds interests in approximately 18,000 acres in the Buena Vista Prospect.

Merger Agreement

American Exploration's Board of Directors has authorized and approved the execution of a definitive Merger Agreement and Plan of Merger dated March 22, 2010 (the "Execution Date"), as amended (the "Merger Agreement"), with Mainland. The Merger Agreement provides for a stock-for-stock Merger to be effected under the laws of the State of Nevada whereby it is contemplated that American Exploration stockholders will receive one share of restricted common stock of Mainland for every four shares of American Exploration common stock held of record.

The specific share exchange ratio has been negotiated taking into account "fairness opinions" delivered by independent financial advisors to each party, and the results of customary due diligence investigation by each party.

As of ◆ , there are 60,273,333 shares of American Exploration common stock issued and outstanding with the result that 15,068,333 shares of common stock of Mainland will be issued to American Exploration stockholders upon consummation and completion of the Merger Agreement. In further accordance with the terms and provisions of the Merger Agreement, and based upon the closing market price of Mainland's common stock at $1.25 per share as reported on the OTC Bulletin Board on March 18, 2010, the total share consideration to be issued to American Exploration stockholders will be valued at $18,835,416.

In addition: (a) all outstanding common stock options of American Exploration will be disposed of by the holders thereof in consideration for the issue by Mainland of non-transferable stock options, 25,000 of which will be exercisable at $0.52 per share and 612,500 of which will be exercisable at $1.50 per share; and (b) all of the outstanding common stock purchase warrants of American Exploration will be disposed of by the holders thereof in consideration for the issue by Mainland of non-transferable common stock purchase warrants. The number of Mainland options and warrants issuable will be determined with reference to the exchange ratio which determines the number of shares of Mainland common stock that are to be issued on completion of the Merger for all of the shares of American Exploration common stock. Mainland expects to issue 912,500 options to replace American Exploration options and 62,500 warrants to replace American Exploration warrants.

In the event the Merger Agreement is consummated and the Merger is completed: (i) Mainland will be the surviving corporation; (ii) Mainland will be vested with all of American Exploration's assets and property (as discussed below); and (iii) American Exploration's stockholders will hold approximately sixteen percent (16%) of the total issued and outstanding shares of common stock of Mainland.

As of ◆ , the Merger Agreement is subject to various conditions precedent including, but not limited to, the following: (i) approval by American Exploration stockholders and the stockholders of Mainland of the Merger Agreement; (ii) completion of satisfactory due diligence by both American Exploration and Mainland within thirty (30) days of the Execution Date of the business and affairs of the respective company to determine the general and economic feasibility of the Merger; (iii) the number of Mainland stockholders exercising dissenter rights available to them under Nevada law, which shall not exceed 5% of the total issued and outstanding shares of Mainland common stock; (iv) receipt by American Exploration and Mainland of a draft fairness opinion (each a "Fairness Opinion") of its own independent financial advisor to the effect that as of the Execution Date, the Merger is fair from a financial point of view to the stockholders of each respective company (subject to the assumptions, qualifications and limitations relating to such opinion); (v) the acceptance and approval of the Fairness Opinion by American Exploration's Board of Directors and the board of directors of Mainland, respectively; and (vi) confirmation of the accuracy and material compliance of American Exploration's representations, warranties and covenants and those representations, warranties and covenants of Mainland.

Avere Energy Letter of Intent

Effective on January 15, 2010, American Exploration's Board of Directors authorized the execution of a letter of intent (the "Letter of Intent") with Avere Energy Inc., a Canadian corporation ("Avere Energy"), regarding the Mississippi project area as described below. Effective on March 1, 2010, the Letter of Intent was amended pertaining to the overall compensation arrangements as further described below (the "Amended Letter of Intent").

In accordance with the terms and provisions of the Amended Letter of Intent, Avere Energy was to enter into a definitive farm-in agreement with American Exploration whereby Avere would farm-in on American Exploration's interest in the Buena Vista Prospect by paying 20% of the total well costs (equal to 100% of American Exploration's capital commitment) to permit Avere Energy to earn a 20% net interest in the project, which would have been equal to 40.81% of American Exploration's working interest (the "Avere Energy Earned Interest'). Simultaneously with execution of the Amended Letter of Intent, Avere Energy paid to American Exploration a $75,000 non-refundable deposit.

At closing, Avere Energy was to make a final payment to American Exploration in the amount of $1,925,000, subject to TSX Venture Exchange approval. On or before the later of: (i) April 1, 2010; or (ii) the date which is two months prior to the spud of the initial well in the Buena Vista Prospect, Avere Energy was required to provide documentation to American Exploration demonstrating that an additional $2,000,000 raised for the purpose of drilling the first well on the Buena Vista Prospect would be released to American Exploration in accordance with the definitive farm-in agreement, for application to American Exploration's commitments under the Mainland-Guggenheim-American Joint Operating Agreement on or before the later of: (i) May 1, 2010; and (ii) the date which is one month prior to the spudding of the initial well on the Buena Vista Prospect. Avere Energy was also entitled to a right of first refusal to earn a 20% working interest in any additional mineral leases acquired by American Exploration within the Buena Vista Prospect, once Avere Energy had acquired its Earned Interest.

The definitive farm-in agreement was anticipated to close sometime during the second quarter of 2010, subject to certain conditions. American Exploration's agreement with Avere Energy was subsequently terminated and a break fee of $75,000 paid to American Exploration.

Oil And Gas Properties

Mississippi

Buena Vista Prospect

American Exploration's letter agreement with Mainland dated September 17, 2009, contemplates the joint development of contiguous acreage known as the Buena Vista area located in Jefferson County, Mississippi (see Figure 2 - Location Map). Under its agreement with Mainland: (i) Mainland and American Exploration each agreed to commit at least 5,000 net acres to the joint development project; (ii) Mainland will be the operator of project; (iii) Mainland agreed to pay 80% of the initial well drilling and completion costs, to earn a 51% working interest in the well and the total joint development project; and (iv) American Exploration agreed to pay 20% of the initial well drilling and completion costs to earn a 49% working interest in the well and the total joint development project. The agreement also contemplates that the future costs of the joint development project, including drilling and completions, will be split in accordance with the respective working interests of the parties.

Figure 3: Location Map - Buena Vista Prospect Buena Vista Area, Mississippi

As noted above, American Exploration satisfied its obligation under its joint area development agreement with Mainland to contribute at least 5,000 net acres to the joint development project using the leases it acquired from Westrock. Mainland and American Exploration have contributed 8,225.3 net acres and 5,000 net acres, respectively, of contiguous lands (for a total of approximately 13,225.3 net acres).

In early April, 2010, Mainland, as operator, issued an Authority for Expenditure (AFE) for the Burkley-Phillips No. 1 Well that has now been drilled on the Prospect for the purpose of evaluating the Haynesville Formation (Shale). The AFE estimated the drilling cost to be approximately $8,650,000 and completion cost to be approximately $4,900,000 for a total completed well cost of approximately $13,550,000.

American Exploration was unable to fund its 20% share of the estimated total well costs ($2,710,000) of the Burkley-Phillips No. 1 Well within the 30 day period provided for in the joint development agreement, (the 30 day period expired on April 23, 2010. As a result, American Exploration forfeited its 29% working interest in the well and the Prospect in favor of our Company. Mainland currently holds approximately 18,000 acres in the Buena Vista Prospect. American Exploration will continue to be entitled to receive a 20% working interest in the well and the Prospect after completion (subject to compliance by American Exploration with all other terms and conditions of the Letter Agreement and the related Joint Operating Agreement). If the merger is approved and proceeds as proposed, American Exploration's 20% working interest in the well and the Prospect after completion will be owned by Mainland Resources, the resultant merged entity.

Mainland was previously paying 72% of the total cost to drill and complete the Burkley-Phillips No. 1 Well, for a 45.9% working interest. Due to the fact American Exploration did not make its contribution in response to the cash call, Mainland will now pay 90% of the total cost of the well and Guggenheim will pay 10%. Accordingly, the respective working interests of the parties after completion are anticipated to be as follows: Mainland - 72%, American Exploration -20%, and Guggenheim - 8%. This working interest breakdown will apply to the remainder of the leasehold and project area (subject to compliance by American Exploration with all other terms and conditions of the Letter Agreement and the related Joint Operating Agreement).

Burkley-Phillips No. 1 Well

Extensive historic and proprietary data from a previous well drilled on the Buena Vista, combined with petrochemical analysis reviewed by Mainland's land and geological teams provided the basis for drilling the Burkley-Phillips No. 1 Well to the deeper Haynesville Formation.

As operator on the Buena Vista Prospect, Mainland issued an Authority for Expenditure (AFE) for the Burkley-Phillips No. 1 Well in March, 2010, and Mainland engaged RAPAD Drilling & Well Service, Inc., of Jackson, Mississippi, as the drilling contractor.

Drilling commenced on July 21, 2010 and the well reached the projected total depth of 22,000 feet on December 27, 2010. Production casing was set on the well shortly afterwards, in early January 2011. It is the only well drilled in the Buena Vista area testing the Haynesville shale since shale gas has emerged as a major production resource.

The AFE estimated the drilling cost to be approximately $8,650,000 and completion cost to be approximately $4,900,000 for a total completed well cost of approximately $13,550,000. Mainland has advised that the actual total drilling cost is approximately $10,200,000, and that it anticipates that it will incur approximately $5,000,000 in post-drilling completion costs during its current fiscal year.

Drilling Activity

As of the date of this joint proxy statement/prospectus, American Exploration has not commenced drilling on any of its properties.
GROSS WELLS			NET WELLS
Total	Producing	Dry	Total	Producing	Dry
-0-	-0-	-0-	-0-	-0-	-0-

Production Information

During fiscal year ended December 31, 2010 and previous, American Exploration had no oil and gas production.

Gross and Net Productive Gas Wells, Developed Acreage Productive Wells and Developed Acres

As of the date of this joint proxy statement/prospectus, the tables below set forth American Exploration's leasehold interest in productive and shut-in gas wells, and in developed acres:
PROSPECT	GROSS(1)	NET(2)
Haynesville	0	0
Buena Vista	0	0
Total	0	0

Notes

(1) A gross well is a well in which a working interest is owned. The number of gross wells is the total number of wells in which a working interest is owned.

(2) A net well is deemed to exist when the sum of fractional ownership working interest in gross wells equals one. The number of net wells is the sum of the fractional working interests owned in gross wells expressed as whole numbers and fractions thereof.

Developed Acreage Table
PROSPECT	GROSS(1)	NET(2)
Haynesville	0	0
Buena Vista	0	0
Total	0	0

Notes

(1) Consists of acres spaced or assignable to productive wells.

(2) A gross acre is an acre in which a working interest is owned. The number of gross acres is the total number of acres in which a working interest is owned.

(3) A net acre is deemed to exist when the sum of fractional ownership working interests in gross acres equals one. The number of net acres is the sum of the fractional working interests owned in gross acres expressed as whole numbers and fractions thereof.

Competition

American Exploration operates in a highly competitive industry, competing with major oil and gas companies, independent producers and institutional and individual investors, which are actively seeking oil and gas properties throughout the world together with the equipment, labor and materials required to operate properties. Most of its competitors have financial resources, staffs and facilities substantially greater than American Exploration's. The principal area of competition is encountered in the financial ability to acquire good acreage positions and drill wells to explore for oil and gas, then, if warranted, drill production wells and install production equipment. Competition for the acquisition of oil and gas wells is intense with many oil and gas properties and/or leases or concessions available in a competitive bidding process in which American Exploration may lack technological information or expertise available to other bidders. Therefore, American Exploration may not be successful in acquiring and developing profitable properties in the face of this competition. No assurance can be given that a sufficient number of suitable oil and gas wells will be available for acquisition and development.

Government Regulation

The production and sale of oil and gas are subject to various federal, state and local governmental regulations, which may be changed from time to time in response to economic or political conditions and can have a significant impact upon overall operations. Matters subject to regulation include discharge permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties, taxation, abandonment and restoration and environmental protection. These laws and regulations are under constant review for amendment or expansion. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas. Changes in these regulations could require American Exploration to expend significant resources to comply with new laws or regulations or changes to current requirements and could have a material adverse effect on its future business operations.

Regulation of Oil and Natural Gas Production

American Exploration's future oil and natural gas exploration, production and related operations will be subject to extensive rules and regulations promulgated by federal, state and local authorities and agencies. Failure to comply with such rules and regulations can result in substantial penalties. The regulatory burden on the oil and natural gas industry increases its cost of doing business and affects its profitability. Although American Exploration believes it is in substantial compliance with all applicable laws and regulations, because such rules and regulations are frequently amended or reinterpreted, it is unable to predict the future cost or impact of complying with such laws.

Many states require permits for drilling operations, drilling bonds and reports concerning operations and impose other requirements relating to the exploration and production of oil and natural gas. Such states also have statutes or regulations addressing conservation matters, including provisions for the unitization or pooling of oil and natural gas properties, the establishment of maximum rates of production from wells, and the regulation of spacing, plugging and abandonment of such wells.

Federal Regulation of Natural Gas

The Federal Energy Regulatory Commission ("FERC") regulates interstate natural gas transportation rates and service conditions, which affect the marketing of natural gas produced by American Exploration, as well as the revenues received by American Exploration for sales of such production. Since the mid-1980's, FERC has issued a series of orders that have significantly altered the marketing and transportation of natural gas. These orders mandated a fundamental restructuring of interstate pipeline sales and transportation service, including the unbundling by interstate pipelines of the sale, transportation, storage and other components of the city-gate sales services such pipelines previously performed. One of FERC's purposes in issuing the orders was to increase competition within all phases of the natural gas industry. Certain aspects of these orders may be modified as a result of various appeals and related proceedings and it is difficult to predict the ultimate impact of the orders on American Exploration and others. Generally, the orders eliminated or substantially reduced the interstate pipelines' traditional role as wholesalers of natural gas in favor of providing only storage and transportation service, and have substantially increased competition and volatility in natural gas markets.

The price, which American Exploration may receive for the sale of oil, natural gas and natural gas liquids, would be affected by the cost of transporting products to markets. FERC has implemented regulations establishing an indexing system for transportation rates for oil pipelines, which, generally, would index such rates to inflation, subject to certain conditions and limitations. American Exploration is not able to predict with certainty the effect, if any, of these regulations on any future operations. However, the regulations may increase transportation costs or reduce wellhead prices for oil and natural gas liquids.

Environmental Matters

American Exploration operations and properties will be subject to extensive and changing federal, state and local laws and regulations relating to environmental protection, including the generation, storage, handling, emission, transportation and discharge of materials into the environment, and relating to safety and health. The recent trend in environmental legislation and regulation generally is toward stricter standards, and this trend will likely continue. These laws and regulations may (i) require the acquisition of a permit or other authorization before construction or drilling commences and for certain other activities; (ii) limit or prohibit construction, drilling and other activities on certain lands lying within wilderness and other protected areas; and (iii) impose substantial liabilities for pollution resulting from its operations. The permits required for several of its operations are subject to revocation, modification and renewal by issuing authorities. Governmental authorities have the power to enforce their regulations, and violations are subject to fines or injunctions, or both. In the opinion of American Exploration's management, it is in substantial compliance with current applicable environmental law and regulations, and it has no material commitments for capital expenditures to comply with existing environmental requirements. Nevertheless, changes in existing environmental laws and regulations or in interpretations thereof could have a significant impact on American Exploration's business operations, as well as the oil and natural gas industry in general.

The Comprehensive Environmental, Response, Compensation, and Liability Act ("CERCLA") and comparable state statutes impose strict, joint and several liability on owners and operators of sites and on persons who disposed of or arranged for the disposal of "hazardous substances" found at such sites. It is not uncommon for the neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment. The Federal Resource Conservation and Recovery Act ("RCRA") and comparable state statutes govern the disposal of "solid waste" and "hazardous waste" and authorize the imposition of substantial fines and penalties for noncompliance. Although CERCLA currently excludes petroleum from its definition of "hazardous substance," state laws affecting American Exploration's operations impose clean-up liability relating to petroleum and petroleum related products. In addition, although RCRA classifies certain oil field wastes as "non-hazardous," such exploration and production wastes could be reclassified as hazardous wastes, thereby making such wastes subject to more stringent handling and disposal requirements.

American Exploration intends to acquire leasehold interests in properties that for many years have produced oil and natural gas. Although the previous owners of these interests may have used operating and disposal practices that were standard in the industry at the time, hydrocarbons or other wastes may have been disposed of or released on or under the properties. In addition, some of its properties may be operated in the future by third parties over which American Exploration has no control. Notwithstanding its lack of control over properties operated by others, the failure of the operator to comply with applicable environmental regulations may, in certain circumstances, adversely impact American Exploration's business operations.

The National Environmental Policy Act ("NEPA") is applicable to many of American Exploration's planned activities and operations. NEPA is a broad procedural statute intended to ensure that federal agencies consider the environmental impact of their actions by requiring such agencies to prepare environmental impact statements ("EIS") in connection with all federal activities that significantly affect the environment. Although NEPA is a procedural statute only applicable to the federal government, a portion of its properties may be acreage located on federal land. The Bureau of Land Management's issuance of drilling permits and the Secretary of the Interior's approval of plans of operation and lease agreements all constitute federal action within the scope of NEPA. Consequently, unless the responsible agency determines that American Exploration's drilling activities will not materially impact the environment, the responsible agency will be required to prepare an EIS in conjunction with the issuance of any permit or approval.

The Endangered Species Act ("ESA") seeks to ensure that activities do not jeopardize endangered or threatened animals, fish and plant species, nor destroy or modify the critical habitat of such species. Under ESA, exploration and production operation, as well as actions by federal agencies, may not significantly impair or jeopardize the species or their habitat. ESA provides for criminal penalties for willful violations of the Act. Other statutes that provide protection to animal and plant species and that may apply to American Exploration's operations include, but are not necessarily limited to, the Fish and Wildlife Coordination Act, the Fishery Conservation and Management Act, the Migratory Bird Treaty Act and the National Historic Preservation Act. Although American Exploration believes that its operations are in substantial compliance with such statutes, any change in these statutes or any reclassification of a species as endangered could subject American Exploration to significant expense to modify its operations or could force it to discontinue certain operations altogether.

American Exploration's management believes that it is in substantial compliance with current applicable environmental laws and regulations.

Research and Development Activities

No research and development expenditures have been incurred, either on American Exploration's account or sponsored by customers, from the date of its inception.

Employees

American Exploration does not employ any persons on a full-time or on a part-time basis. It has two contract employees, Steven Harding its President/Chief Executive Officer and Brian Manko its Chief Financial Officer/Corporate Secretary. These individuals are primarily responsible for all of American Exploration's day-to-day operations. Other services are provided by outsourcing and consultant and special purpose contracts.

Legal Proceedings of American Exploration

American Exploration is not and does not anticipate being a party to any legal proceedings in the foreseeable future.

Results of Operations for American Exploration

GENERAL

American Exploration Corporation was incorporated under the laws of the State of Nevada on May 11, 2006 under the name of Minhas Energy Consultants, Inc. Previously, American Exploration was engaged in the business of providing professional engineering consulting services to the oil and gas industry, including clients such as petroleum and natural gas companies, oilfield service companies, utilities and manufacturing companies with petroleum and/or natural gas interests and government agencies. After the effective date of March 14, 2007 of its registration statement filed with the Securities and Exchange Commission on March 5, 2007, American Exploration commenced trading on the OTC Bulletin Board.

On August 6, 2008, with the approval of its Board of Directors, American Exploration merged with its subsidiary, American Exploration Corporation, and amended its Articles of Incorporation to change its name to "American Exploration Corporation." American Exploration currently is a natural resource exploration and production company engaged in the acquisition, exploration and development of oil and gas properties in the United States and within North America. Effective at the opening for trading on August 19, 2008, its trading symbol for its shares traded on the OTC Bulletin Board changed to "AEXP.OB".

CURRENT BUSINESS OPERATIONS

American Exploration is an exploration stage company engaged in the acquisition, exploration and development of oil and gas properties in North America, primarily in the United States. Its primary focus has been the acquisition of mineral leases located in Mississippi previously owned by Westrock Land Corp, a private Texas corporation ("Westrock"). American Exploration identified a prospect with an over-thickened Haynesville Shale gas reservoir situated below the properties covered by these leases.

Merger Agreement

American Exploration's Board of Directors has authorized and approved the execution of a definitive merger agreement and plan of merger (the "Merger Agreement") dated March 22, 2010 (the "Execution Date") with Mainland Resources, Inc., a Nevada corporation ("Mainland Resources"). The Merger Agreement provides for a stock-for-stock merger to be effected under the laws of the State of Nevada whereby it is contemplated that American Exploration's shareholders will receive one share of common stock of Mainland Resources for every four shares of American Exploration's common stock held of record. The specific share exchange ratio will be negotiated following the completion of "fairness opinions" conducted by independent financial advisors and technical due diligence by both Mainland and American. As of March 22, 2010, there were 59,973,333 shares of American Exploration's common stock issued and outstanding with the result that 14,993,333 shares of common stock of Mainland Resources are to be issued to American Exploration's shareholders upon consummation and completion of the Merger Agreement, which shares may be increased based upon an increase in the number of American Exploration shares issued and outstanding subsequent to the Merger Agreement. In further accordance with the terms and provisions of the Merger Agreement, and based upon the closing market price of Mainland Resource's common stock of $1.25 per share as reported on the OTC Bulletin Board on March 18, 2010, the total share consideration to be issued to American Exploration's shareholders at the date of the Merger Agreement will be valued at $18,741,666. In the event the Merger Agreement is consummated and the merger is completed: (i) Mainland Resources will be the surviving corporation; (ii) Mainland Resources will be vested with all of American Exploration's assets and property (as discussed below); and (iii) American Exploration's shareholders will hold approximately twenty percent (20%) of the total issued and outstanding shares of common stock of Mainland Resources.

The Merger Agreement is subject to various conditions precedent including, but not limited to, the following: (i) approval by American Exploration's shareholders and the shareholders of Mainland Resources of the Merger Agreement; (ii) completion of satisfactory due diligence by both American Exploration and Mainland Resources within thirty (30) days of the Execution Date of the business and affairs of each respective company to determine the general and economic feasibility of the merger; (iii) the number of Mainland Resources' shareholders exercising dissenter rights available to them under Nevada law, which shall not exceed 5% of the total issued and outstanding shares of Mainland Resources common stock; (iv) receipt by American Exploration and Mainland Resources of a draft fairness opinion (each a "Fairness Opinion") of its own independent financial advisor to the effect that, as of the Execution Date, the merger is fair from a financial point of view to the shareholders of each respective company (subject to the assumptions, qualifications and limitations relating to such opinion); (v) the acceptance and approval of the Fairness Opinion by American Exploration's Board of Directors and the board of directors of Mainland Resources, respectively; and (vi) confirmation of the accuracy and material compliance of American Exploration's representations, warranties and covenants and those representations, warranties and covenants of Mainland Resources.

On May 5, 2010, American Exploration issued a press release announcing that American Exploration and Mainland Resources have each completed, to American Exploration's satisfaction, respective due diligence investigation of the other party's business and affairs within the thirty day due diligence period contemplated by the Merger Agreement. In addition, each party has received a fairness opinion (each, a "Fairness Opinion") of its own independent financial advisor to the effect that, as of the date of the Merger Agreement, the merger is fair from a financial point of view to holders of such party's stockholders (subject to the assumptions, qualifications and limitations relating to such opinion). Each Fairness Opinion sets forth the procedures followed, the assumptions made, qualifications and limitations on the review undertaken, and various other matters, and will be annexed to the joint proxy statement/ prospectus that will be included in a Registration Statement on Form S-4 that Mainland Resources intends to file with the Securities and Exchange Commission to register the securities of Mainland Resources to be issued in exchange for securities of American Exploration. If the merger is completed, Mainland Resources will be the surviving corporation, and will become vested with all of American Exploration's assets and property. Each Fairness Opinion will not constitute a recommendation as to how any stockholder should vote on the merger or any matter relevant to the Merger Agreement.

American Exploration's Board of Directors has adopted a resolution approving the merger on the terms and subject to the conditions of the Merger Agreement, and recommending the merger to its stockholders. Further a Special Committee of American Exploration's Board of Directors has also adopted a resolution approving the merger on the terms and subject to the conditions of the Merger Agreement, and recommending the merger to its stockholders.

The Merger Agreement originally provided that it was subject to termination by either American Exploration or Mainland Resources if certain conditions specified in the Merger Agreement are not satisfied at or before September 30, 2010 or such later date as may be mutually agreed upon (the "Termination Date"). In accordance with the terms and provisions of an amending agreement dated September 7, 2010, the Termination Date was extended to December 31, 2010. The Termination Date was subsequently extended to March 31, 2011 pursuant to an amending agreement dated December 23, 2010, and then to May 31, 2011 pursuant to an amending agreement dated March 14, 2011. The Termination Date was further extended to August 31, 2011 pursuant to an amending agreement dated May 17, 2011.

Westrock Option Agreement

Effective on November 3, 2008, American Exploration's Board of Directors authorized the execution of an option agreement (the "Option Agreement") with Westrock. Westrock owned all right, title and interest in and to approximately 5,000 net acres in oil and gas leases located in Mississippi (collectively, the "Leases"). American Exploration had an option to acquire 100% of the working interest and 75% of the net revenue interest in the Leases at $625 per net acre for a total purchase price of $3,125,000. The contiguous acreage involves several landowners, with mineral lease expiry ranging from June through September of 2011. Terms of the Option Agreement required spudding a well on or before October 1, 2009. The effective date of the conveyance of the revenue interest in the Leases to American Exploration was to be no later than May 15, 2009 upon final payment of the remaining balance of $2,018,750.

Effective on January 8, 2009, American Exploration entered into an amendment to the Option Agreement (the "Amended Option Agreement") with Westrock. Pursuant to the Amended Option Agreement, Westrock granted to American Exploration until February 2, 2009 to complete its due diligence. Effective on March 18, 2009, American Exploration entered into a further amendment to the Option Agreement (the "Second Amended Option Agreement") with Westrock. Pursuant to the Second Amended Option Agreement: (i) Westrock granted to American Exploration until May 15, 2009 to complete its due diligence; (ii) American Exploration paid to Westrock an additional non-refundable amount of $325,000 as consideration for the extension; and (iii) the effective date of the conveyance of the revenue interest in the Leases to American Exploration would be no later than May 15, 2009.

During fiscal year ended December 31, 2009, two separate evaluations were undertaken to review the land title status of the Leases. Both evaluations concluded that all was satisfactory and title could be cleanly transferred to American Exploration from Westrock. Therefore, effective on August 17, 2009, American Exploration entered into a further amendment to the Option Agreement (the "Third Amended Option Agreement") with Westrock. Pursuant to the Third Amended Option Agreement: (i) American Exploration agreed to issue an aggregate of 4,037,500 shares, valued at $2,664,750, of its restricted common stock to Westrock as satisfaction for an aggregate amount of $2,108,750, which remained due and owing from the aggregate purchase price of $3,125,000 (the "Purchase Price"); and (ii) American Exploration agreed to drill and complete a minimum of at least one well on the properties in the Haynesville geological zone no later than December 31, 2010. On November 2, 2010 an agreement was signed between Westrock and American which extends the deadline for drilling and completing a well in the Haynesville Formation for one year, to December 31, 2011.

The transaction with Westrock is deemed finalized. The 4,037,500 shares of restricted common stock have been issued by American Exploration to Westrock and the transfer of title to the Leases has been finalized.

Mainland Resources Letter Agreement

Effective on September 17, 2009, American Exploration's Board of Directors authorized the execution of a letter agreement (the "Letter Agreement") with Mainland Resources to jointly develop contiguous acreage known as the Buena Vista Area located in Mississippi (the "Joint Development Project"). In accordance with the terms and provisions of the Letter Agreement: (i) American Exploration agreed to commit approximately 5,000 net acres and Mainland Resources agreed to commit approximately 8,225 net acres to the Joint Development Project; (ii) Mainland Resources would be the operator pursuant to the Joint Operating Agreement; (iii) Mainland Resources agreed to pay 80% of the initial well drilling and completion costs to earn a 51% working interest in the well and the total Joint Operating Area; and (iv) American Exploration agreed to pay 20% of the initial well drilling and completion costs to earn a 49% working interest in the well and the total Joint Operating Area. In further accordance with the terms and provisions of the Joint Operating Agreement, future costs, including drilling and completions, for oil and gas activities of the net acreage in the Joint Operating Area would have been split of a 51%/49% basis between Mainland Resources and American Exploration, respectively.

On approximately March 25, 2010, Mainland Resources had issued an authorization for expenditure ("AFE") for the Burkley-Phillips No. 1 Well which contemplated drilling to a depth of 22,000 feet or a depth sufficient to evaluate the Haynesville Shale formation. The total completed well cost was estimated at $13,550,000. In accordance with the terms and provisions of the Letter Agreement, American Exploration had thirty days to contribute its 20% share of the total completed well cost or $2,710,000.

On approximately April 27, 2010, American Exploration failed to fund its 20% of the estimated total well costs of the Burkley-Phillips No. 1 well on the Buena Vista prospect. As a result, American Exploration has forfeited its right to a 29% working interest in the well and in the Buena Vista prospect in favor of Mainland Resources. American Exploration will continue to be entitled to receive a 20% working interest in the well and the prospect after completion (subject to compliance by American Exploration with all other terms and conditions of the Letter Agreement and the related Joint Operating Agreement). If the merger is approved and proceeds as proposed, American Exploration's 20% working interest in the well and the Prospect after completion will be owned by Mainland Resources, the resultant merged entity.

Management of American Exploration believes that over-thickened Haynesville Shale units can be isolated which are rich in organic carbon, possess superior rock properties and are gas-charged. A deep well drilled to a depth of 22,000 feet on the leases in 1981 confirmed the presence of highly over-pressured natural gas within an exceptionally thick Haynesville shale section. The well was drilled to a depth of 22,000 feet, reaching total depth while still within the Haynesville shale.

Extensive geo-technical work was completed on data from the old well and geophysical data from the area encouraged the drilling of a new well. Two independent geophysical assessments of the property were completed and a gas in place assessment was completed by a leading petrophysical group who has experience with the Haynesville Formation. The results of these extensive studies suggested that the leases of interest contain significant hydrocarbons. In that the Haynesville is so thick in this locale, vertical wells may be used to develop the property, reducing costs and many of the drilling challenges associated with horizontal wellbores. Drilling costs were estimated by an engineering company experienced in the project area, to a depth of 22,000 ft. Based on observed production rates within the Haynesville Formation of NW Louisiana and other Bossier Formation wells in East Texas, the highly over-pressured Haynesville observed within the leases of interest may produce at very high rates. Economic analyses conducted suggest that rates in excess of 8mmcf/day will generally be economic, if gas prices are stable in excess of $4/mcf. As of October 25th, 2010, contract natural gas prices were $3.30/mcf.

Burkley-Phillips No. 1 Well

As operator on the Buena Vista Prospect, Mainland engaged RAPAD Drilling & Well Service, Inc., of Jackson, Mississippi, as the drilling contractor for the Burkley-Phillips No. 1 Well. Drilling commenced on July 21, 2010 and the well reached the projected total depth of 22,000 feet on December 27, 2010. Production casing was set on the well shortly afterwards, in early January 2011. It is the only well drilled in the Buena Vista area testing the Haynesville shale since shale gas has emerged as a major production resource.

Mainland captured a 21-foot full core of the Haynesville Shale from the Burkley-Phillips No. 1 Well (taken from 20,415 feet to 20,436 feet measured depth) in early December, 2010, when the well was at a depth of 20,471 feet. The core was transported to the Houston, Texas facilities of Core Laboratories NV's Core Lab Petroleum Services Division for comprehensive core analysis, with the view to determining potential volumes of gas in place within the matrix, porosity, permeability, gas quality, mineralogy and total organic content.

In late January 2011, Mainland announced that it had received the results from the first series of core analyses which Mainland believes supports excellent gas potential within the Burkley-Phillips No. 1 Well. According to Mainland, the reservoir characteristics observed in the cored interval were found to be consistent with other gas producing shales when compared to an existing dataset of gas producing shales. In addition, an extreme over-pressure was observed in the Burkley-Phillips No. 1 Well, which Mainland expects will lend itself to larger gas recoveries within smaller pore spaces.

According to Mainland, the initial core analysis results also confirmed that mineralogy and total organic carbon percentage measured are within prospective ranges for the shale-dominated reservoir encountered. Porosity, permeability and water saturation values were also calculated. These values were plotted against other known gas producing shale reservoirs, and were used to "fingerprint" the reservoir, allowing Mainland to draw direct comparisons with regards to shale gas potential.

Mainland believes that the laboratory measurement of gas filled porosity supports the multiple mud log gas shows that it saw while drilling the well through the captured core interval.

The information received from first series of core analyses is being incorporated into a broader assessment coordinated by Mainland's land, geology and management teams. Mainland has announced that it plans to provide continual reports on further interpretation as additional analyses are completed as part of Mainland's anticipated updates.

As disclosed in Mainland's news release dated February 23, 2011, Mainland has engaged Stephen Schubarth, President of Schubarth, Inc., to design and supervise the fracture treatment ("frac") of the Burkley Phillips No. 1 Well. According to Mainland, Mr. Schubarth has nearly 30 years of experience with companies including Halliburton Energy Services, Chevron U.S.A., Inc., and Arco Oil & Gas. His expertise includes production and reservoir engineering, well completion design and production enhancement. Notably, Mr. Schubarth consulted directly with Leor Energy on designing the fracture stimulation for its Amoruso Prospect, which was a very successful Bossier Sand play in East Texas. Leor's Amoruso Prospect, which has since been sold to a subsidiary of Encana, has several similarities to our Buena Vista Prospect. The gas-bearing reservoir in both areas is within the Late Jurassic period and has a thickness of 2000 to 3000 feet. The succession consists of stacked shales and tight sandstones trapped within a very high pressure, high temperature environment. Amoruso has also been developed using vertical wells with a fracture design and treatment expected to be similar to that needed at Buena Vista. Accordingly, Mainland believes that Mr. Schubarth is well-positioned to design and supervise the fracture treatment of the Burkley-Phillips No. 1 Well.

Avere Energy Letter of Intent

Effective on April 20, 2010, American Exploration received notice from Avere Energy, Inc., a Canadian corporation ("Avere Energy") that Avere is terminating that certain letter of intent (the "Letter of Intent"), which was previously entered into between American Exploration and Avere Energy on January 15, 2010, and as amended on March 1, 2010, regarding the Mississippi project area as described below.

As discussed above, effective September 17, 2009, American Exploration's Board of Directors authorized the execution of the Letter Agreement with Mainland Resources to jointly develop contiguous acreage located in Mississippi. In accordance with the terms and provisions of the Letter Agreement: (i) American Exploration had agreed to commit approximately 5,000 net acres and Mainland Resources had agreed to commit approximately 8,225 net acres to the project area; (ii) Mainland Resources would have been the operator of the Mississippi Project in accordance with a joint operating agreement (the "Mainland-Guggenheim-American Joint Operating Agreement, which was signed on October 12, 2009"); (iii) Mainland Resources had agreed to pay 80% of the initial well drilling and completion costs to earn a 51% working interest in the well and the total pooled mineral leases; and (iv) American Exploration had agreed to pay 20% of the initial well drilling and completion costs to earn a 49% working interest in the well and the total pooled mineral leases. Simultaneously with execution of the Letter of Intent, Avere Energy paid to American Exploration a $75,000 non-refundable deposit, which was used by American Exploration in its sole discretion.

The execution of a definitive farm-in agreement and closing of the transactions contemplated thereunder were anticipated to close on March 28, 2010, which closing was subject to the following conditions: (i) execution of a definitive farm-in agreement; (ii) completion of a financing by Avere Energy to raise sufficient funds as described above for the farm-in; and (iii) receipt of the approval of the shareholders of Avere Energy and of the TSX Venture Exchange to the farm-in.

Avere Energy was unable to raise the required funds and obtain the approval of the TSX Venture Exchange to the definitive farm-in agreement. Therefore, in accordance with the notice of termination from Avere Energy to American Exploration, American Exploration will not be entering into a definitive farm-in agreement with Avere Energy. A negotiated break fee of $75,000 was paid to American Exploration by Avere on June 9, 2010.

RESULTS OF OPERATION

	Three Months	Three Months	Inception
	Ended	Ended	(May 11, 2006)
	March 31, 2011	March 31, 2010	to March 31, 2011
	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$ -	$ -	$ -

Operating Expenses
General and administrative	158,379	206,476	2,853,393
Deprecation and Amortization	842	842	9,095
Total Operating Expenses	159,221	207,318	2,862,488

Loss from Operations	(159,221)	(207,318)	(2,862,488)

Other income (expense)
Loss on sale of assets	-	-	(1,161)
Other income	-	75,000	173,800
Interest expense (expense)	(6,102)	(3,445)	(83,260)
Total other income (expense)	(6,102)	71,555	89,019

Net loss	$(165,323)	$ (135,763)	$ (2,773,469)

Net loss per common share - basic and diluted	$ (0.00)	$(0.00)

Weighted average shares - basic and diluted	60,273,333	59,900,000

Statement of Operations Data
	Year Ended December 31,	Year Ended December 31,	Year Ended December 31,	Year Ended December 31,	Inception (May 11, 2006) to December 31
	2010	2009	2008	2007	2006
	(Audited)	(Audited)	(Audited)	(Audited)	(Audited)
Operating Expenses
General and administrative	$ 691,251	$ 1,831,173	$ 104,328	$ 59,271(1)	$ 8,991(1)
Depreciation and amortization	3,368	3,333	681	807	64
Total Operating Expenses	694,619	1,834,506	105,009	60,078	9,055
Loss From Operations	(694,619)	(1,834,506)	(105,009)	(60,078)	(9,055)
Other Income (Expense)
Interest expense	(15,866)	(61,652)	-	-	-
Loss on sale of assets	-	-	(1,161)	-	-
Other income	173,800	-	-	-	-
Total Other Income (Expense)	157,934	(61,652)	(1,161)	-	-
Net Loss	$ (536,685)	$ (1,896,158)	$ (106,170)	$ (60,078)	$ (9,055)

Net Loss Per Common Share - Basic and Diluted	$ (0.01)	$ (0.02)	Note 2	Note 2	Note 2
Weighted Average Common Shares - Basic and Diluted	60,177,991	76,873,982	136,149,658	6,475,000	5,284,936

Notes: 1. Certain amounts have been reclassified to conform to the presentation for the years ended December 31, 2009 and 2008. 2. Less than $0.01.

The following discussion should be read in conjunction with American Exploration's audited financial statements and unaudited financial statements and the related notes that appear elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect American Exploration's plans, estimates and beliefs. Actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed below and elsewhere in this prospectus. American Exploration's reviewed financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

American Exploration is an exploration stage company and has not generated any revenue to date. American Exploration has incurred recurring losses to date. Its financial statements have been prepared assuming that it will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should American Exploration be unable to continue in operation.

Three Month Period Ended March 31, 2011 Compared to Three Month Period Ended March 31, 2010.

American Exploration's net loss for the three month period ended March 31, 2011 was $165,323 compared to a net loss of $135,763 during the three month period ended March 31, 2010, an increase of $29,560. American Exploration generated no revenue for the three month period ended March 31, 2011 or 2010, respectively.

During the three month period ended March 31, 2011, American Exploration incurred operating expenses of $159,221 compared to $207,318 incurred during the three month period ended March 31, 2010, a decrease of $48,097. The decrease in operating expenses was primarily attributable to the following items: (i) professional fees of $63,925 (2010: $77,615); and (ii) investor relations of $-0- (2010: $8,410).

Operating expenses in 2011 decreased primarily due to less activity as compared to the period ended March 31, 2010. General and administrative expenses generally include corporate overhead, financial and administrative contracted services, marketing and consulting costs.

Of the $159,221 and $207,318 incurred as operating expenses during the three month periods ended March 31, 2011 and 2010, respectively, American Exploration incurred management fees of $53,250 to its officers and directors for both periods.

Interest expense of $6,102 (2010: $3,445) incurred during the three month period ended March 31, 2011 was recorded. During the 2010 period, American Exploration also recognized $75,000 as other income related to the non-refundable deposit paid by Avere Energy pursuant to the termination of its efforts to farm in on its Buena Vista prospect.

American Exploration's net loss during the three month period ended March 31, 2011 was $165,323 or $0.00 per share, compared to a net loss of $135,763 or $0.00 per share during the three month period ended March 31, 2010.

Fiscal Year Ended December 31, 2010 Compared to Fiscal Year Ended December 31, 2009

American Exploration's net loss for fiscal year ended December 31, 2010 was $536,685 compared to a net loss of $1,896,158 during fiscal year ended December 31, 2009, a decrease of $1,359,473. During fiscal years ended December 31, 2010 and 2009, American Exploration did not generate any revenue.

During fiscal year ended December 31, 2010, American Exploration incurred operating expenses of $694,619 compared to $1,834,506 incurred during fiscal year ended December 31, 2009, a decrease of $1,139,887. The decrease in operating expenses was primarily attributable to the following items: (i) professional fees of $120,072 (2009: $206,202); (ii) investor relations of $7,200 (2009: $504,131); and (iii) stock option expense of $267,772 (2009: $968,511).

Operating expenses also decreased due to general and administrative expenses associated with the decreased scope and scale of our business operations and fees pertaining to investor relations. During fiscal year ended December 31, 2009, American Exploration had engaged Media Plan AG ("Media Plan") to provide us with investor relations and promotional services in order to enhance our visibility and marketability of our shares in the marketplace.  General and administrative expenses generally include corporate overhead, financial and administrative contracted services, marketing, and consulting costs.

Of the $ 694,619 incurred as operating expenses during fiscal year ended December 31, 2010, American Exploration incurred management fees of $213,000 to its officers and directors.

Interest expense of $15,866 (2009: $61,652) incurred during fiscal year ended December 31, 2010 was recorded. American Exploration also recorded $173,800 (2009: $-0-) of other income consisting of: (i) a non-refundable deposit of $75,000, as well as a break fee of $75,000, paid to American Exploration after Avere Energy cancelled their Farm-In Agreement; and (ii) $23,800 associated with a one-time technical services consulting agreement related to the Burkley-Phillips No. 1 well. Therefore, American Exploration's net loss and loss per share during fiscal year ended December 31, 2010 was $536,685 or $0.01 per share compared to a net loss and loss per share of $1,896,158 or $0.02 per share during fiscal year ended December 31, 2009. The weighted average number of shares outstanding was 60,177,991 for fiscal year ended December 31, 2010 compared to 76,873,982 for fiscal year ended December 31, 2009.

LIQUIDITY AND CAPITAL RESOURCES

Three Month Period Ended March 31, 2011

As of March 31, 2011, American Exploration's current assets were $11,807 and its current liabilities were $435,110, which resulted in a working capital deficit of $423,303. As of March 31, 2011, current assets were comprised of $11,807 in cash and cash equivalents and current liabilities were comprised of: (i) $8,612 in accounts payable and accrued liabilities; (ii) $103,462 in accounts payable- related parties; (iii) 80,000 in short-term notes payable; (iv) $147,809 in short term notes payable - related parties; and (v) $95,277 in convertible notes payable - related party.

As of March 31, 2011, American Exploration's total assets were $3,784,990 comprised of: (i) $11,807 in current assets; (ii) $2,182 in website, net of amortization; and (iii) $3,771,001 in unevaluated oil and gas properties. The slight decrease in total assets during the three month period ended March 31, 2011 from fiscal year ended December 31, 2010 was primarily due to the amortization of website cost.

As of March 31, 2011, American Exploration's total liabilities were $435,110 comprised entirely of current liabilities. The increase in liabilities during the three month period ended March 31, 2011 from fiscal year ended December 31, 2010 was primarily due to the increase in short-term notes payable - related parties and accounts payable - related parties.

Stockholders' equity decreased from $3,431,082 as of December 31, 2010 to $3,349,990 as of March 31, 2011 primarily due to the losses incurred during the period, which were partially offset by the amortization of stock-based compensation.

Fiscal Year Ended December 31, 2010

As of December 31, 2010, American Exploration's current assets were $10,733 and its current liabilities were $353,676, which resulted in a working capital deficit of $342,943. As of December 31, 2010, current assets were comprised of $10,733 in cash and cash equivalents. As of December 31, 2010, current liabilities were comprised of: (i) $16,530 in accounts payable and accrued liabilities; (ii) $44,110 in accounts payable- related party; (iii) $50,000 in short-term note payable; (iv) $147,809 in short-term notes payable - related party; and (v) $95,227 in convertible notes - related party.

As of December 31, 2010, American Exploration's total assets were $3,784,758 comprised of: (i) $10,733 in current assets; (ii) $3,024 in website, net of amortization; and (iii) $3,771,001 in oil and gas properties -unevaluated not subject to amortization. The slight decrease in total assets during fiscal year ended December 31, 2010 from fiscal year ended December 31, 2009 was primarily due to the amortization of the website cost.

As of December 31, 2010, American Exploration's total liabilities were $353,676, comprised entirely of current liabilities. The increase in liabilities during fiscal year ended December 31, 2010 from fiscal year ended December 31, 2009 was primarily due to the short-term notes payable - related parties and as increase in short-term note payable.

American Exploration's stockholders' equity decreased from $3,565,995 for fiscal year ended December 31, 2009 to $3,431,082 for fiscal year ended December 31, 2010 due to losses incurred from operations during the period, partially offset by the issuance of shares in certain private placements.

Cash Flows from Operating Activities

American Exploration has not generated positive cash flows from operating activities. For the three month period ended March 31, 2011, net cash flows used in operating activities was $28,926 compared to $82,677 used during the three month period ended March 31, 2010. Net cash flows used in operating activities consisted primarily of a net loss of $165,323 (2010: $135,763), which was partially offset by $842 (2010: $842) in amortization expense, $84,121 (2010: $69,193) in share-based compensation and $59,352 (2010: $3,474) in accounts payable - related parties. Net cash flows used in operating activities was reduced by $(7,918) (2010: ($20,423)) in accounts payable and accrued liabilities.

For fiscal year ended December 31, 2010, net cash flows used in operating activities was $233,827, consisting primarily of a net loss of $536,685 offset by $276,772 in share-based compensation. Net cash flows used in operating activities was further changed by $3,368 of depreciation and amortization, $15,970 relating to accounts payable and accrued liabilities and $38,688 in accounts payable and accrued liabilities - related parties.

For fiscal year ended December 31, 2009, net cash flows used in operating activities was $843,000, consisting primarily of a net loss of $1,896,158 offset by $60,945 in amortization of debt discount and $968,511 in share-based compensation. Net cash flows used in operating activities was further changed by $3,333 of depreciation and amortization, $14,948 relating to accounts payable and accrued liabilities and $5,421 in accounts payable and accrued liabilities - related parties.

Cash Flows from Investing Activities

For the three month periods ended March 31, 2011and March 31, 2010, net cash flows used in investing activities was $-0-.

For fiscal year ended December 31, 2010, net cash flows used in investing activities was $nil. For fiscal year ended December 31, 2009, net cash flows used in investing activities was $325,001 for acquisition of unproved oil and gas properties.

Cash Flows from Financing Activities

American Exploration has financed our operations primarily from debt or the issuance of equity instruments. For the three month period ended March 31, 2011, net cash flows provided from financing activities was $30,000 compared to $75,000 for the three month period ended March 31, 2010. Cash flows from financing activities for the three month period ended March 31, 2011 consisted of $30,000 related to borrowings under a note payable. Cash flows from financing activities for the three month period ended March 31, 2010 consisted of $75,000 in proceeds from sale of common stock.

For the fiscal year ended December 31, 2010, net cash flows provided from financing activities was $235,000 compared to $1,018,036 for fiscal year ended December 31, 2009. Cash flows from financing activities for fiscal year ended December 31, 2010 consisted of $125,000 in proceeds from sale of common stock, $50,000 in proceeds from notes payable and $60,000 in proceeds from the issuance of short-term convertible debt to a related party. Cash flows from financing activities for fiscal year ended December 31, 2009 consisted of $835,000 in proceeds from sale of common stock, $95,227 in proceeds from the issuance of short-term convertible debt to a related party, and $87,809 in proceeds from related party loans.

PLAN OF OPERATION AND FUNDING

American Exploration fully anticipates that the Merger Agreement will be consummated and the merger transaction effected. Under the terms of the Merger Agreement, American Exploration's stockholders will receive one share of Mainland common stock for every four shares of American Exploration common stock they own. Mainland Resources will be the surviving corporation. In the event the Merger Agreement is not consummated, American Exploration expects that working capital requirements would continue to be funded through a combination of its existing funds and further issuances of securities. In such an event, its working capital requirements would be expected to increase in line with the growth of its business.

A substantial portion of fiscal year ended December 31, 2010 was dedicated to financing and identification of a potential drilling partner and merger candidate. Financing partners were sought with the intent of conducting a private placement to raise funds to finalize the mineral lease acquisition in Mississippi and for the participation in the drilling of a well on those lands. In the event the Merger Agreement is not consummated, possible further advances from related parties and the sale of securities would be required to fund American Exploration's operations over the next six months. American Exploration has no lines of credit or other bank financing arrangements. Generally, American Exploration has financed operations to date through the proceeds of the private placement of equity and debt instruments. In the event the Merger Agreement is not consummated and in connection with American Exploration's future business plan, American Exploration's management anticipates additional increases in operating expenses and capital expenditures relating to: (i) possible drilling initiatives on current Lease and future properties; and (ii) future property acquisitions. American Exploration would finance these expenses with further issuances of securities and debt issuances. American Exploration expects it would need to raise additional capital and generate revenues to meet long-term operating requirements. Additional issuances of equity or convertible debt securities could result in dilution to its current shareholders. Further, such securities may have rights, preferences or privileges senior to its common stock. Additional financing may not be available upon acceptable terms, or at all.

In the event the Merger Agreement is not consummated and if adequate funds were not available or were not available on acceptable terms, American Exploration may not be able to take advantage of prospective new business endeavors or opportunities or develop its unevaluated oil and gas assets, which could significantly and materially restrict its business operations.

MATERIAL COMMITMENTS

Promissory Notes

A future material commitment during fiscal year 2010 relates to those certain unsecured promissory notes entered into by American Exploration as follows (i) May 15, 2009 in the amount of $30,000 with a related party; (ii) May 29, 2009 in the amount of $7,809 with a related party; and (iii) June 5, 2009 in the amount of $50,000 with one of American Exploration's previous directors; and (iv) June 2, 2010 in the amount of $50,000 with an unrelated third party.

Effective on September 30, 2010, American Exploration entered into a promissory note in the principal amount of $60,000 (the "Note") with Mainland Resources. The Note evidences monies advanced by Mainland Resources to American Exploration in order to assist American Exploration with various costs associated with the completion of the proposed merger between American Exploration and Mainland Resources pursuant to the terms and provisions of the Merger Agreement, as amended. The Note matures December 31, 2010, bears interest at the rate of 12% per annum and is unsecured. As funds were received in October 2010, this transaction has been considered a subsequent event for accounting purposes.

Debenture

Effective on October 13, 2009, American Exploration's Board of Directors authorized the execution of a 5% convertible debenture in the principal amount of $95,227 (the "Debenture") with DMS Ltd. ("DMS"). In accordance with the terms and provisions of the Debenture: (i) accrues interest at the rate of 5% per annum; (ii) the maturity date for repayment is the earlier of: (a) that date when American Exploration is able to meet the insolvency test (i.e., when it has sufficient funds in its cash account to meet its obligations as they arise on a daily basis, which shall be determined by management in good faith); or (b) January 13, 2010; and (iii) DMS has the right at any time to convert the unpaid principal amount of the Debenture into shares of American Exploration's common stock at the price of $0.50 per share. The conditions above were not met and the note is in default.

PURCHASE OF SIGNIFICANT EQUIPMENT

American Exploration does not intend to purchase any significant equipment during the next twelve months.

OFF-BALANCE SHEET ARRANGEMENTS

As of the end of its most recent fiscal quarter, being March 31, 2011, American Exploration did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

GOING CONCERN

The independent auditors' report accompanying American Exploration's December 31, 2010 and December 31, 2009 financial statements contains an explanatory paragraph expressing substantial doubt about American Exploration's ability to continue as a going concern. The financial statements have been prepared assuming that American Exploration will continue as a going concern, which contemplates that American Exploration will realize its assets and satisfy its liabilities and commitments in the ordinary course of business.

There are no disagreements with American Exploration's current accountants on any matters related to accounting and financial disclosure issues.  Its principal independent registered public accounting firm is GBH CPAs, PC. Their address is 6002 Rogerdale, Suite 500, Houston, Texas 77072 and telephone number is 713.482.0000.

Moore & Associates, Chartered Accountants

Effective August 11, 2009, American Exploration engaged Seale and Beers, CPAs ("S&B") as its principal independent registered public accounting firm. Concurrent with this appointment, it accepted the resignation of Moore & Associates, Chartered Accountants ("Moore"), effective August 10, 2009.  The decision to change its principal independent registered public accounting firm was approved by its board of directors.

On August 27, 2009, the Public Company Accounting Oversight Board (the "PCAOB") revoked the registration of Moore due to: (i) violations of PCAOB rules and auditing standards in auditing financial statements; (ii) violations of PCAOB rules and quality controls standards; and (iii) violations of Section 10(b) of the Securities Act of 1934 and Rule 10b-5 thereunder; and (iv) noncooperation with a PCAOB investigation.

The report of Moore on American Exploration's financial statements for fiscal years ended December 31, 2008 and December 31, 2007 (which included the balance sheet as of December 31, 2008 and the statement of operations, cash flows and stockholders' equity for the period from May 11, 2006 (inception) through December 31, 2008), did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principles, other than to state that there is substantial doubt as to American Exploration's ability to continue as a going concern.  During its fiscal year ended December 31, 2008, and during the subsequent period through to the date of Moore's resignation, there were no disagreements between American Exploration and Moore, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Moore, would have caused Moore to make reference thereto in its report on American Exploration's audited financial statements.

American Exploration provided Moore with a copy of a Current Report on Form 8-K and requested that Moore furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Moore agrees with the statements made in the Current Report on Form 8-K with respect to Moore and, if not, stating the aspects with which they do not agree.  American Exploration received the requested letter from Moore wherein they confirmed their agreement to American Exploration's disclosures in the Current Report with respect to Moore.  A copy of Moore's letter was filed as an exhibit to the Current Report.

In connection with the appointment of S&B as American Exploration's principal registered accounting firm at this time, it has not consulted S&B on any matter relating to the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on its financial statements.

Seale & Beers, CPAs

American Exploration engaged GBH CPAs, PC ("GBH") as its principal independent registered public accounting firm effective October 28, 2009.  Concurrent with this appointment, it dismissed Seale & Beers, CPAs ("S&B"), effective October 28, 2009.  The decision to change its principal independent registered public accounting firm was approved by its Board of Directors. Once engaged, GBH CPAs conducted a complete review of the company's financial history, including a re-audit of the 2008 financial year, completed in concert with the 2009 audit.

American Exploration had engaged S&B as its principal independent registered public accounting firm effective August 11, 2009 after the acceptance of the resignation of Moore & Associates, Chartered Accountants ("Moore"), effective August 10, 2009. On August 27, 2009 the Public Company Accounting Oversight Board (the "PCAOB") revoked the registration of Moore due to: (i) violations of PCAOB rules and auditing standards in auditing financial statements; (ii) violations of PCAOB rules and quality controls standards; and (iii) violations of Section 10(b) of the Securities Act of 1934 and Rule 10b-5 thereunder; and (iv) noncooperation with a PCAOB investigation.

Therefore, due to the length of time of engagement with S&B as American Exploration's auditors, there is no report by S&B on its financial statements. The report of Moore on American Exploration's financial statements for fiscal years ended December 31, 2008 and December 31, 2007 (which included the balance sheet as of December 31, 2008 and the statement of operations, cash flows and stockholders' equity for the period from May 11, 2006 (inception) through December 31, 2008), did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principles, other than to state that there is substantial doubt as to American Exploration's ability to continue as a going concern.  During its fiscal year ended December 31, 2008, and during the subsequent period through to the date of Moore's resignation, there were no disagreements between American Exploration and Moore, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Moore, would have caused Moore to make reference thereto in its report on American Exploration's audited financial statements.

American Exploration provided S&B with a copy of the Current Report on Form 8-K and requested that S&B furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not S&B agrees with the statements made in the Current Report on Form 8-K with respect to S&B and, if not, stating the aspects with which they do not agree.  American Exploration received the requested letter from S&B wherein they confirmed their agreement to the disclosures in the Current Report with respect to S&B. A copy of S&B's letter was filed as an exhibit to the Current Report.

In connection with American Exploration's appointment of GBH as its principal registered accounting firm at this time, American Exploration has not consulted GBH on any matter relating to the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on its financial statements.

Current Directors of American Exploration

The names and municipalities of residence of the directors and officers of American Exploration, their principal occupations during the past five years, and the period of time they have served as directors or officers of American Exploration are as follows. Except where indicated, each director and senior officer of American Exploration has held the same or similar principal occupation with the organization indicated or a predecessor thereof for the last five years.

Name and Municipality of Residence	Position	Period a Director of American Exploration
Steven C. Harding Calgary, Alberta	President, CEO & Director	Since October 29, 2008
Herb Dhaliwal Richmond, British Columbia	Director	Since September 25, 2009
M.S. (Moni) Minhas Calgary, Alberta	Director	Since May 11, 2006

Steven C. Harding, President, CEO and Director

With more than 27 years experience, Steven C. Harding has occupied various senior positions within EnCana Corporation, its predecessor Alberta Energy and Husky Energy. His experience includes positions of Vice President Northern Canada and Vice President Alaska/MacKenzie Delta at EnCana and Chief Geoscientist at Husky Energy.

Mr. Harding has extensive experience with oil and gas exploration and development within numerous geological basins, both within and outside of North America. Included in his accomplishments is developing the geological model which lead to the discovery of the giant White Rose field, offshore Newfoundland. The White Rose field has total reserves currently estimated at about 450 to 500 Million bbls and from 3 to 4 Tcf of gas. It is a major field currently producing about 125,000 bbls/day.

While at EnCana, Mr. Harding and his team negotiated and secured the largest exploration position in the US and Canadian Arctic, leading to the discovery of the Umiak field and receiving an MMS corporate citizen award for outstanding cultural and environmental efforts in Alaska.

Mr. Harding's Bachelor of Science degree in Geology is from McMaster University in Hamilton, Ontario and he earned his Masters degree in Geology at the University of Alberta in Edmonton. Mr. Harding is a Registered Professional Geologist by APEGGA (Association of Professional Engineers, Geologists and Geophysicists of Alberta).

Herb Dhaliwal, Director

Beginning in 1997, Herb Dhaliwal became a Federal cabinet minister appointed by Canadian Prime Minister Jean Chrétien. He successively held the portfolios of National Revenue, Fisheries & Oceans and Natural Resources in Ottawa, Canada until 2004.

During his illustrious career he was involved with leadership in numerous Canadian national projects as well as projects abroad. Serving as Natural Resources Minister, Mr. Dhaliwal was involved with large-scale energy projects including the Mackenzie Delta gas pipeline, as well as projects designed to improve existing energy infrastructure. He also spear headed efforts to develop alternative energy sources for North America, which included wind, solar and tidal energy sources, and has been involved with advancing the electricity grid within Canada as well as addressing climate change.

While serving in the Canadian House of Commons, Mr. Dhaliwal also chaired the Ministerial Section of the United Nations Environment Program (100 countries) and co-chaired with the U.S. Energy Secretary, a bilateral study of the August 2003 North American electrical blackout.

Prior to entering politics, Mr. Dhaliwal's career as a businessman and entrepreneur spanned more than 25 years in the private and public sectors. As an entrepreneur, he held the positions of vice-chair on the Board of Directors for the British Columbia Hydro and Power Authority and chair of British Columbia Hydro's Budget and Audit Committees.

Mr. Dhaliwal has the rare distinction of being the first South Asian to hold a Cabinet position anywhere in a Western democracy.

Mr. Dhaliwal has a bachelor of Commerce degree from the University of British Columbia.

M.S. (Moni) Minhas, Director

Moni Minhas is a professional engineer and entrepreneur with more than 26 years experience. Moni is a Board of Director of American Oil & Gas Inc. (AOGI), a public oil and gas company based in Denver, Colorado, an active oil and gas exploration and development company in the Rocky Mountain region of the USA, with a market capitalization of almost $200 million. Since 2002, he has also served as President of Daroli Khurd Investments Inc., a privately held real estate investment company based in Alberta.

Moni was employed at Encana Corp. and its predecessor Pan Canadian Petroleum for more than 13 years. During this time he was involved with the successful development of oil and gas properties resulting in capital expenditure in excess of $250 million. These projects added gas production of 175 mmscf/day and oil production of 10,000 bbl/day, contributing almost 300,000 BOE in reserves. Moni's depth of experience and expertise encouraged Pan Canadian to appoint him leader of the Reserves Task Force, whereby he was responsible for reviewing and evaluating the company's portfolio of petroleum reserves.

Moni is a highly respected author and instructor, designing and teaching numerous oil and gas seminars worldwide.

Moni Minhas graduated with B.Sc. (Mechanical Engineering) from the University of Calgary, Calgary, Alberta, Canada in 1980. He also completed first years of Master of Engineering (M.Eng.) and MBA, both from the University of Calgary, Calgary, Alberta. Mr. Minhas is a Registered Professional Engineer by APEGGA (Association of Professional Engineers, Geologists and Geophysicists of Alberta).

Security Ownership of Beneficial Owners of American Exploration Shares

The following sets forth information with respect to American Exploration's common stock beneficially owned by each Officer, Director, 5% Stockholder, and by all Directors and Officers as a group, at November 24, 2010.

Name of Beneficial Owner	Amount of Beneficial Interest	Percent Class
Steven C. Harding	2,150,000	3.6%
Herb Dhaliwal	1,568,750	2.6%
M.S. (Moni) Minhas	975,000	1.6%
Brian Manko	300,000	Less than 1%
Directors and Officers as a Group (4 People)	4,993,750	8.3%

Except as otherwise indicated, the persons identified in the following table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Interest of American Exploration in Certain Transactions

Mainland has not and does not propose to:

  enter into any transactions which are material to American Exploration or a related party or any transactions unusual in their nature or conditions involving goods, services or tangible or intangible assets to which American Exploration was a party except as described herein;

  make any loans or guarantees to or for the benefit of any of the following persons:

(a)        enterprises directly or indirectly through one or more intermediaries, controlling or controlled by or under common control with American Exploration;

(b)        associates of American Exploration (unconsolidated enterprises in which American Exploration has significant influence or which has significant influence over American Exploration) including stockholders beneficially owning 10% or more of the outstanding shares of American Exploration;

(c)        individuals owning, directly or indirectly, shares of American Exploration that gives them significant influence over American Exploration and close members of such individuals families;

(d)        key management personnel (persons having authority in responsibility for planning, directing and controlling the activities of American Exploration including directors and senior management and close members of such directors and senior management); or

(e)        enterprises in which a substantial voting interest is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence.

FINANCIAL STATEMENTS

The following consolidated financial statements of Mainland listed below are included with this prospectus/ joint proxy statement.

The following consolidated financial statements of American Exploration listed below are included with this prospectus/ joint proxy statement.

The following pro forma financial statements of Mainland give effect to the Merger of American Exploration and Mainland. For the purposes of the pro forma, Mainland is considered to be the acquirer of American Exploration's assets.
Mainland Unaudited Pro Forma Financial Statements for the year ended February 28, 2011 and for the period ended May 31, 2011
Unaudited Pro forma balance sheet for the period ended May 31, 2011	F-83
Unaudited Pro forma balance sheet for the year ended February 28, 2011	F-84
Unaudited Pro forma statement of operations for the period ended May 31, 2011	F-85
Unaudited Pro forma statement of operations for the year ended February 28, 2011	F-86
Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements	F-87

Balance Sheet Data

	May 31, 2011	February 28, 2011
	(Unaudited)	(Audited)
Current Assets
Cash	$ 7,204	$ 62,978
Promissory Note Receivable	62,979	60,000
Prepaid expenses	19,817	38,216
Total current assets	90,000	161,194
Oil and Gas Properties
Unproved	14,773,801	14,685,943
Total Oil and Gas Properties	14,773,801	14,685,943
Total Assets	$ 14,863,801	$ 14,847,137

Current Liabilities
Accounts payable and accrued liabilities	$ 3,411,355	$ 3,254,785
Drilling advances	124,773	48,745
Promissory note payable -related party	960,000	652,500
Total Current Liabilities	4,496,128	3,956,030
Stockholders' Equity
Common stock, 600,000,000 shares authorized with $0.0001 par value
Issued and outstanding - 80,969,502 common shares
(February 28, 2011 - 80,969,502)	8,097	8,097
Additional paid-in-capital	23,488,984	23,488,984
Deficit accumulated during exploration stage	(13,129,408)	(12,605,974)
Total Stockholders' Equity	10,367,673	10,891,107
Total Liabilities & Stockholders' Equity	$ 14,863,801	$ 14,847,137

The accompanying notes are an integral part of these financial statements.

MAINLAND RESOURCES INC.
(An Exploration Stage Company)

Statement of Operations (Unaudited)

	Three months Ended May 31,	Three months Ended May 31,	Inception (May 12, 2006) to May 31,
	2011	2010	2011

General and Administrative Expenses
Consulting Fees	$ 126,380	$ 91,418	$ 1,372,646
Management- related party (Note 8)	161,306	169,959	1,184,890
Marketing expenses	-	596,492	2,094,124
Office and general	62,678	84,494	624,996
Professional fees	147,090	318,506	1,769,594
Salary expense (Note 7)	-	2,592,530	18,270,580
	489,497	3,853,399	25,316,830
Net Operating Loss	(489,497)	(3,853,399)	(25,316,830)
Other Items
Interest income	2,979	4,254	27,517
Interest expense	(28,959)	-	(28,959)
Gain on settlement of debt	-	-	33,239
Loss on abandonment on option deposit	-	-	(1,300,000)
Net Loss Before Income Tax	(523,434)	(3,849,145)	(26,585,033)
Federal income tax benefit from continuing operations	-	-	2,600,000
(Loss) from Continuing Operations	(523,434)	(3,849,145)	(23,985,033)
Discontinued Operations
Income/(loss) from discontinued operations	-	(192,875)	101,899
Gain on disposal of discontinued operations, net of tax expense of $2,600,000	-	10,753,726	10,753,726
Income from Discontinued Operations	-	10,560,851	10,855,625
Net Income (Loss) for the Period	$ (523,434)	$ 6,711,706	$ (13,129,408)

Basic and Diluted Loss Per Common Share
From continuing operations	$ (0.01)	$ (0.05)
From discontinued operations	0.00	0.13
	$ (0.01)	$ 0.08
Weighted Average Number of Common Shares Outstanding - Basic	80,969,502	80,969,502

Weighted Average Number of Common Shares Outstanding - Diluted	80,969,502	81,248,379

MAINLAND RESOURCES INC.
(An Exploration Stage Company)

STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months Ended May 31,	Three months Ended May 31,	Inception (May 12, 2006) to May 31,
	2011	2010	2011
	(unaudited)	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss from continuing operations	$ (523,434)	$ (3,849,145)	$ (13,129,408)
Less: (income) loss from discontinued operations	-	10,560,851	(10,855,625)

Adjustments to reconcile net loss to net cash used in operating activities:
- Income tax benefit	-	-	(2,600,000)
- Non-cash mineral property losses (recoveries)	-	-	1,271,201
- Stock-based compensation (Note 7)	-	2,592,530	18,270,580
- Non-cash consulting fees (Note 6)	-	-	16,125
- Donated services and expenses	-	-	14,420
CHANGES IN OPERATING ASSETS AND LIABILITIES
- Accrued interest income	(2,979)	-	(2,979)
- Prepaid expenses	18,399	(26,882)	(19,817)
- Accounts payable and accrued liabilities	156,570	(521,605)	535,443
- Drilling advances	76,028	859,766	124,773

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(275,416)	9,615,515	(6,375,287)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in oil and gas property	(87,858)	(602,632)	(11,847,089)
Promissory note receivable advances	-	-	(60,000)
Deposit on properties	-	-	(1,300,000)

NET CASH FLOWS USED IN INVESTING ACTIVITIES	(87,858)	(602,632)	(13,207,089)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds on sale of common stock	-	-	3,988,516
Proceeds from exercised warrants	-	-	1,153,000
Promissory note payable - related party, net	307,500	-	960,000
Advances from related party	-	-	83,239

NET CASH PROVIDED BY FINANCING ACTIVITIES	307,500	-	6,184,755

CASH PROVIDED BY (USED IN) DISCONTINUED OPERATIONS
Net cash provided by operating activities	-	11,251,518	22,731,637
Net cash provided by investing activities	-	(1,410,227)	(9,326,812)
Net cash provided by financing activities	-	(10,278,485)	-
NET CASH PROVIDED BY (USED IN) DISCOUNTINUED OPERATIONS	-	(437,194)	13,404,825

INCREASE (DECREASE) IN CASH	(55,774)	8,575,689	7,204

CASH, BEGINNING OF PERIOD	62,978	610,124	-

CASH, END OF PERIOD	$ 7,204	$ 9,185,813	$ 7,204

SUPPLEMENTAL CASH FLOW INFORMATION AND NONCASH INVESTING AND FINANCING ACTIVITIES:
Cash paid for interest	$ -	$ 175,458	$ 201,159
Cash paid for income taxes	$ -	$ -	$ -
Common stock issued for acquisition of mineral property	$ -	$ -	$ 4,440
Common stock issued for consulting fees	$ -	$ -	$ 16,125
Common stock issued for satisfaction of liability	$ -	$ -	$ 50,000
Oil and gas properties acquired through change in A/P	$ (478,297)	$ -	$ 2,397,615
Donated services and rent	$ -	$ -	$ 14,420

The accompanying notes are an integral part of these financial statements.

MAINLAND RESOURCES INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
MAY 31, 2011
(Unaudited)

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Mainland Resources Inc. (the "Company") is an exploration stage as defined in FASB ASC 915 "Development Stage Entities". The Company was incorporated May 12, 2006 in the State of Nevada for the purpose of mineral exploration. During 2008, the Company entered into an option agreement on certain oil and gas leaseholds in the state of Louisiana (refer to Note 3). The Company now intends to locate, explore, acquire and develop oil and gas properties in the United States. The Company began drilling its first well in October 2008 which was completed at the end of January 2009 and commenced production from the Haynesville Shale formation. Through April 2010, the Company had five wells at various stages of drilling, completion and production in the Haynesville Shale formation. Subsequent to the period on April 22, 2010 the Company sold all its Haynesville Shale assets in East Holly Field, DeSoto Parish, Louisiana including the five producing wells (refer to Note 9).

On March 22, 2010, the Company and American Exploration Corporation ("AEC") entered into a definitive Merger Agreement and Plan of Merger (the "Merger Agreement") that contemplates a stock-for-stock merger to be effected under the laws of Nevada. Under the terms of the Merger Agreement, the AEC stockholders will receive one share of the Company for every four shares of AEC common stock they own. Currently, there are approximately 60,273,333 shares of AEC common stock outstanding, which would result in the issuance of approximately 15,068,333 shares of the Company's common stock to the former stockholders of AEC which would represent approximately 15.6% of the issued and outstanding common stock of the Company, as the surviving corporation. The merger is subject to various conditions, including approval of the respective stockholders of each of the Company and AEC and completion of due diligence. The due diligence by both parties was completed on May 5, 2010. The proposed merger is still subject to respective stockholders approval (refer to Note 4).

Going concern

The Company commenced operations on May 12, 2006. Although the Company has realized revenues, as of February 28, 2011, the Company has an accumulated deficit during the exploration stage of $13,129,408. The ability of the Company to continue as a going concern is dependent on raising capital to fund ongoing operations and carry out its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern. These financials do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty. To date, the Company has funded its initial operations by way of private placements of common stock, advances from related parties and bridge loan financing. During fiscal 2009, the Company completed a private placement of $4,000,000 at $0.33 per unit with each unit consisting of one common share and one half warrant at $0.67 per share exercisable for a period of one year from issuance (refer to Note 6). In addition, during fiscal 2010, 1,729,500 warrants were exercised at $0.67 for net proceeds to the company of $1,153,000. In fiscal 2011, the Company raised $650,000 through a promissory note (refer to Note 8). During the current period, a further $310,000 was raised under the same promissory note. On August 10, 2009, the Company closed a $3,500,000 bridge loan financing which was replaced effective October 16, 2009 with a secured senior line of credit for $40,000,000 of which $10,278,485 had been advanced as of February 28, 2010. During fiscal 2011, the entire outstanding balance owed on the secured line of credit was repaid from the sale of assets (refer to Note 3 and 5).

Unaudited Interim Financial Statements

The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q. They do not include all information and footnotes required by United States generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there have been no material changes in the information disclosed in the notes to the financial statements for the year ended February 28, 2011 included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission. The interim unaudited financial statements should be read in conjunction with those financial statements included in the Form 10-K. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the three months ended May 31, 2011 are not necessarily indicative of the results that may be expected for the year ending February 28, 2012.

MAINLAND RESOURCES INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
MAY 31, 2011
(Unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company was incorporated on May 12, 2006 in the State of Nevada. The Company's fiscal year end is February 28.

Basis of presentation

These financial statements are presented in United States dollars and have been prepared in accordance with United States generally accepted accounting principles.

Oil and gas properties

The Company follows the full cost method of accounting for its oil and gas operations whereby all costs related to the acquisition of methane, petroleum, and natural gas interests are capitalized. Under this method, all productive and non-productive costs incurred in connection with the exploration for and development of oil and gas reserves are capitalized. Such costs include land and lease acquisition costs, annual carrying charges of non-producing properties, geological and geophysical costs, costs of drilling and equipping productive and non-productive wells, and direct exploration salaries and related benefits. Proceeds from the disposal of oil and gas properties are recorded as a reduction of the related capitalized costs without recognition of a gain or loss unless the disposal would result in a change of 20 percent or more in the depletion rate. The Company currently operates solely in the U.S.

Depreciation and depletion of proved oil and gas properties is computed on the units-of-production method based upon estimates of proved reserves, as determined by independent consultants, with oil and gas being converted to a common unit of measure based on their relative energy content.

The costs of acquisition and exploration of unproved oil and gas properties, including any related capitalized interest expense, are not subject to depletion, but are assessed for impairment either individually or on an aggregated basis. The costs of certain unevaluated leasehold acreage are also not subject to depletion. Costs not subject to depletion are periodically assessed for possible impairment or reductions in recoverable value. If a reduction in recoverable value has occurred, costs subject to depletion are increased or a charge is made against earnings for those operations where a reserve base is not yet established.

Estimated future removal and site restoration costs are provided over the life of proven reserves on a units-of-production basis. Costs, which include production equipment removal and environmental remediation, are estimated each period by management based on current regulations, actual expenses incurred, and technology and industry standards. The charge is included in the provision for depletion and depreciation and the actual restoration expenditures are charged to the accumulated provision amounts as incurred.

The Company applies a ceiling test to capitalized costs which limits such costs to the aggregate of the estimated present value, using a ten percent discount rate of the estimated future net revenues from production of proven reserves at year end at market prices less future production, administrative, financing, site restoration, and income tax costs plus the lower of cost or estimated market value of unproved properties. If capitalized costs are determined to exceed estimated future net revenues, a write-down of carrying value is charged to depletion in the period.

Asset retirement obligations

The Company has adopted the provisions of FASB ASC 410-20 "Asset Retirement and Environmental Obligations," which requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the related oil and gas properties. As of May 31, 2011, there have been no asset retirement obligations recorded.

MAINLAND RESOURCES INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
MAY 31, 2011
(Unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates. Significant areas requiring management's estimates and assumptions are the determination of the fair value of transactions involving common stock, stock based compensation, financial instruments as well as deferred tax balances and asset impairment tests. Further, depreciation, depletion and amortization of oil and gas properties and the impairment of oil and gas properties are determined using estimates of oil and gas reserves. There are numerous uncertainties in estimating the quantity of reserves and in projecting the future rates of production and timing of development expenditures, including future costs to dismantle, dispose, plug, and restore the Company's properties. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way. Proved reserves of oil and natural gas are estimated quantities that geological and engineering data demonstrate with reasonable certainty to be recoverable in the future from known reservoirs under existing conditions.

Financial instruments

The fair value of the Company's financial assets and financial liabilities approximate their carrying values due to the immediate or short-term maturity of these financial instruments.

Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalent accounts in financial institutions. As of May 31, 2011, the Company's cash and cash equivalents do not exceed federally insured limits.

Earnings (loss) per common share

Basic earnings (loss) per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings (loss) per share reflect the potential dilution of securities that could share in the earnings of the Company. Where applicable, dilutive loss per share is equal to that of basic loss per share as the effects of stock options and warrants have been excluded as they are anti-dilutive. Using the treasury stock method, there were no diluted shares.

Revenue Recognition

Oil and natural gas revenues are recorded using the sales method, whereby the Company recognizes oil and natural gas revenue based on the amount of oil and gas sold to purchasers, when title passes, the amount is determinable and collection is reasonably assured. Actual sales of gas are based on sales, net of the associated volume charges for processing fees and for costs associated with delivery, transportation, marketing, and royalties in accordance with industry standards. Operating costs and taxes are recognized in the same period in which revenue is earned.

Income taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. At May 31, 2011, the Company has a current income tax liability of $Nil. The original balance of $2,600,000 recorded during fiscal 2011 was attributable to the net taxable gain realized from the sale of the Haynesville Shale assets in the East Holly prospect to Exco Operating Company, LP which has been fully offset by deductible exploration costs incurred on the drilling of the Burkley-Phillips #1 well in Mississippi (see Notes 3 and 9).

MAINLAND RESOURCES INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
MAY 31, 2011
(Unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock-based compensation

The Company has adopted FASB ASC 718-10, "Compensation-Stock Compensation", which requires the compensation cost related to share-based payments, such as stock options and employee stock purchase plans, be recognized in the financial statements based on the grant-date fair value of the award. The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

NOTE 3 - OIL AND GAS PROPERTIES

East Holly Prospect

On February 27, 2008, the Company entered into an option agreement (the "Option Agreement") with Kingsley Resources, Inc. ("Kingsley"), pursuant to which the Company acquired all the right, title and interest Kingsley had in and to certain leasehold estates in the state of Louisiana ("the Leases") which were the subject of a purchase agreement dated December 11, 2007, and modified February 1, 2008 (collectively, the "Leasehold Purchase Agreement") between Kingsley and Permian Basin Acquisition Fund ("Permian"), pursuant to which Kingsley had the right to acquire the sub-surface rights provided for in the Leases. In order to complete the acquisition of the Leases the Company was required to pay $100,000 on April 2, 2008 to Kingsley and assume all of Kingsley's obligations under the Leasehold Purchase Agreement. On March 14, 2008, the Company completed the Option agreement and the Leasehold Purchase Agreement at a total cost of $687,596, which includes the $100,000 that was paid on April 2, 2008, for approximately 2,551 net acres. The property was included in the April 2010 sale to EXCO Operating Company LP.

On December 21, 2009, the Company acquired, under its agreement with Petrohawk, an additional 159.3 net acres for $412,985 and on December 23, 2009 the Company also acquired an additional 51.96 net acres in conjunction with Petrohawk for $94,731 within the Cotton Valley/Haynesville trend in the State of Louisiana. The property was included in the April 2010 sale to EXCO Operating Company LP.

Cotton Valley/ Haynesville

The Company has leased various other properties totalling approximately 144 net acres, consisting of approximately 84 net acres leased as of February 29, 2008 and added 60 net acres leased during the year ended February 28, 2009 for additional consideration of $22,753. These additional property leases, within the Cotton Valley/Haynesville trend in the state of Louisiana, are for three year terms. The Company has a 100% Working Interest and a 75% N.R.I. in the leases comprising a total of 2,695 net acres.

Petrohawk Venture Agreement

On July 14, 2008, the Company entered into a binding venture agreement with Petrohawk Energy Corporation ("Petrohawk") for the joint development of the Haynesville Shale on the Company's properties ("the Leases") in De Soto Parish, Louisiana. Effective August 4, 2008, the Company entered into a definitive binding agreement with Petrohawk consummating the transaction on July 14, 2008.

MAINLAND RESOURCES INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
MAY 31, 2011
(Unaudited)

NOTE 3 - OIL AND GAS PROPERTIES (continued)

Under the terms of the Agreement, Petrohawk agreed to pay 100% of the costs of development associated with the first well drilled below the Cotton Valley Formation, including drilling, completing and fracture stimulating, as well as costs up to and including pipeline connection. Petrohawk also agreed to pay 80% of all costs of the second well drilled on the Leases below the base of the Cotton Valley with the Company paying the remaining 20% of the costs. For the third and all subsequent wells drilled on the Leases below the base of the Cotton Valley Formation, Petrohawk will pay 60% of the drilling and completion costs and the Company will pay 40%.

The Company will transfer 60% of its De Soto Parish leases to Petrohawk at closing, but only as the Leases relate to all depths below the base of the Cotton Valley Formation, and specifically the Haynesville Shale. Petrohawk agrees to gather and market the Company's production from above the base of the Cotton Valley Formation, pursuant to a mutually acceptable agreement.

Griffiths 11- #1

The first well under the Petrohawk Agreement, the Griffiths 11- #1, began drilling in October 2008. The well commenced production at the end of January 2009. The Company owned a 40% working interest in the well. The property was included in the April 2010 sale to EXCO Operating Company LP.

Stevenson Douglas LLC. 16 - #1

The second well under the Petrohawk Agreement, the Steven Douglas LLC 16 - #1, began drilling in April 2009. The well commenced production in March, 2010. The Company owned a 19.09% working interest in the well. The property was included in the April 2010 sale to EXCO Operating Company LP.

Dehan 15 - #1-H

The third well under the Petrohawk Agreement, the Dehan 15 - #1-H, began drilling in May 2009. The well commenced production in August 2009. The Company owned a 25.73% working interest in the well. The property was included in the April 2010 sale to EXCO Operating Company LP.

International Paper 12H-1

The fourth well under the Petrohawk Agreement, the International Paper 12-#1H commenced production in April 2010. The Company owned a 20.58% working interest in the well. The property was included in the April 2010 sale to EXCO Operating Company LP.

Paul Little 7H-#1

The fifth well under the Petrohawk Agreement, the Paul Little 7H-#1. Drilling was completed in May 2010 and commenced production in 2010. The Company owned a 20.54% working interest in the well. The property was included in the April 2010 sale to EXCO Operating Company LP.

Exco Operating Company, LP - Sale

On April 22, 2010, the Company closed the sale of its Haynesville Shale assets in East Holly Field, DeSoto Parish, Louisiana. The assets have been sold to EXCO Operating Company, LP, a wholly owned subsidiary of EXCO Resources, for $28,159,604 effective January 1, 2010. The Company has sold its 40% working interest in all rights deeper than the base of the Cotton Valley formation (which has been defined to be 100 feet below the stratigraphic equivalent of the Cotton Valley formation and includes all of the Company's producing wells as described above) in the East Holly Field. The Company continues to own a 100% interest in all rights above this depth and specifically, in the Cotton Valley, Hosston and Upper Bossier sections.

The Company has used the proceeds of the sale to fund the drilling of the initial well (designated as the Burkley-Phillips No. 1 Well) on its Buena Vista prospect in Jefferson County, Mississippi, and to retire its debt to Guggenheim Partners LLC. (Refer to Note 9).

MAINLAND RESOURCES INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
MAY 31, 2011
(Unaudited)

NOTE 3 - OIL AND GAS PROPERTIES (continued)

Mississippi Prospect

On September 3, 2008, the Company signed an Option Agreement with Westrock Land Corp ("Westrock") to acquire 5,000 net acres in mineral oil and gas leases located in the State of Mississippi. In accordance with the terms and provisions of the Option Agreement; (i) the Company will acquire a 100% working interest and a 75% net revenue interest in the Leases; (ii) the Company has agreed to pay certain acquisition costs per net mineral acres and also paid a $500,000 deposit on September 3, 2008 to secure the Option Agreement; (iii) the balance of the acquisition costs totalling $2,275,000 will be due and payable upon completion of the due diligence, to be completed by the Company no later than October 15, 2008. The Option Agreement was subsequently extended on each of October 15, 2008, November 30, 2008, April 16, 2009 and June 1, 2009 whereby the option period has been extended until January 20, 2010. Additional deposits of $250,000, $100,000, $250,000, $100,000 and $100,000 were paid on October 17, 2008, December 1, 2008, December 29, 2008, April 27, 2009, May 6, 2009 and June 5, 2009 for a total deposit to date of $1,300,000 (February 28, 2009 - $1,100,000). Effective February 12, 2010, based upon completion of its due diligence, the Board of Directors determined that it was not in the best interests of the Company and its shareholders to proceed with the acquisition and development of the Leases in accordance with the terms and provisions of the Option Agreement and the Company authorized the termination of the Option Agreement. The company and Westrock agreed that the Option Agreement would be terminated and the Company and Westrock would be released from their respective duties and obligations. The Company has forfeited its deposit of the $1,300,000 paid to Westrock which was recorded as a loss during fiscal 2010.

Buena Vista -Mississippi Haynesville/Bossier Prospect

On June 23, 2009, the Company signed an Option Agreement with Westrock Land Corp to acquire approximately 8,000 net acres in mineral oil and gas leases located in the State of Mississippi. In accordance with the terms and provisions of the Option Agreement; (i) the Company will acquire a 100% working interest and a minimum 75% net revenue interest in the Leases; (ii) the Company has agreed to pay certain acquisition costs per net mineral acres by August 31, 2009. On August 28, 2009, the Company amended the Option Agreement to expand the acreage to include an additional 225 acres thus aggregating approximately 8,225 net acres subject to the Option Agreement. The Company further agreed to advance a payment of $300,000 towards the total purchase price of the acreage under the Option Agreement on August 31, 2009. On October 13, 2009 the Company paid an additional $900,000 towards the purchase price of the property and paid the final instalment of $2,090,060 on November 3, 2009 for a total purchase price of $3,290,060. During fiscal 2010 the Company acquired approximately an additional 861 net acres for $122,376 and in fiscal 2011 the Company acquired approximately an additional 8,573 net acres at a cost of $556,258. The Company's total acreage as of February 28, 2011 is approximately 17,838 net acres, with net revenue interests ranging from 71.00% to 78.34%. Total cost to date of acquiring leases is $3,967,962.

Burkley-Phillips No.1

On July 21, 2010, the Company spud the first well, the Burkley-Phillips No. 1 well, on the Buena Vista Prospect. Drilling to a total depth of 22,000 ft was concluded on December 24, 2010. The well was logged, a core interval was cut and a thorough technical analysis of results was conducted. The well is currently planned for a completion in the second half of 2011. The Company's working interest in the well is 72%. The Company will fund 90% of the well costs to earn its 72% interest in the well. Guggenheim Partners LLC will fund 10% of the well costs in order to earn an 8% working interest in the well.

MAINLAND RESOURCES INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
MAY 31, 2011
(Unaudited)

NOTE 3 - OIL AND GAS PROPERTIES (continued)

Effective on September 17, 2009, the Board of Directors of the Company authorized the execution of a letter agreement (the "Letter Agreement") with American Exploration Corporation, a Nevada corporation ("AEC") to jointly develop contiguous acreage known as the Buena Vista Area located in Mississippi (the "Joint Development Project"). In accordance with the terms and provisions of the Letter Agreement: (i) AEC agreed to commit approximately 5,000 net acres and the Company agreed to commit approximately 8,225 net acres to the Joint Development Project; (ii) the Company shall be the operator of the Joint Development Project; (iii) the Company agreed to pay 80% of the initial well drilling and completion costs to earn a 51% working interest in the well and the total Joint Development Project; and (iv)AEC agreed to pay 20% of the initial well drilling and completion costs to earn a 49% working interest in the well and the total Joint Development Project. Also in accordance with the terms and provisions of the Joint Development Project, future costs, including drilling and completions, for oil and gas activities of the net acreage in the Joint Development Project will be split on a 51% / 49% basis between the Company and AEC, respectively. The Company was required to acquire the acreage committed to the Joint Development Project from an unrelated third party on or before October 15, 2009 otherwise the Letter Agreement would terminate and would no longer be in force and effect. The Company completed the transaction as per above paragraph.

On April 26, 2010, AEC failed to fund its 20% share of the estimated total well costs of the Burkley-Phillips No. 1 well on the company's Buena Vista Prospect ("Prospect") in Jefferson County, Mississippi. As a result, AEC forfeited its rights to a 29% working interest in the well and in the Prospect in favour of the Company. AEC will continue to be entitled to receive a 20% working interest in the first well and the Prospect after completion, subject to compliance by AEC with all other terms and conditions of the Letter Agreement and the related Joint Operating Agreement. On March 22, 2010 the Company and AEC entered into a definitive Merger Agreement and Plan of Merger (refer to Note 4).

Western Mississippi Prospect

On August 3, 2010 the Company acquired a 100% working interest in 1,258 net acres in western Mississippi within the same general geological region as the Buena Vista Project in Jefferson County, Mississippi at a cost of $105,746.

The Company's Oil and Gas properties are made up as follows:

	May 31, 2011	February 28, 2011

Oil and Gas Properties:
Proved, subject to depletion	$ -	$ -
Unproved, not subject to depletion	14,773,801	14,685,943

	14,773,801	14,685,943
Accumulated depletion	-	-

Total Oil and Gas Properties	$ 14,773,801	$ 14,685,943

MAINLAND RESOURCES INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
MAY 31, 2011
(Unaudited)

NOTE 3 - OIL AND GAS PROPERTIES (continued)

The following is a summary of the transactions involving the Company's unproven properties not subject to depletion:

	Acquisition Costs	Development Costs	Total

Balance, February 29, 2010	$ 3,534,436	$ -	$ 3,534,436
Incurred during the period	11,151,507	-	11,151,507

Balance, February 28, 2011	14,685,943	-	14,685,943
Incurred during the period	87,858	-	87,858

Balance, May 31, 2011	$ 14,773,801	$ -	$ 14,773,801

NOTE 4 - PLAN OF MERGER

Merger Agreement and Plan of Merger

On March 22, 2010 the Company and American Exploration Corporation ("AEC") entered into a definitive Merger Agreement and Plan of Merger (the "Merger Agreement") that contemplates a stock-for-stock merger to be effected under the laws of Nevada. If the merger is completed, the Company will be the surviving corporation, and will become vested with all of American Exploration's assets and property.

Under the terms of the Merger Agreement, AEC's stockholders will receive one share of the Company for every four shares of AEC common stock they own. Currently, there are approximately 60,273,333 shares of AEC common stock outstanding, which would result in the issuance of approximately 15,068,333 shares of the Company's common stock to the former stockholders of AEC upon completion of the merger. The former AEC stockholders would then own approximately 15.6% of the issued and outstanding common stock of the Company, as the surviving corporation. The Merger also contemplates that all outstanding common stock options of AEC and all outstanding share purchase warrants of AEC will be replaced with non-transferable stock options non-transferable common stock purchase warrants of the Company under similar terms and conditions as the original AEC options and share purchase warrants. The number of replacement options and warrants issuable will be determined with reference to the above four to one share exchange ratio. The replacement options will be exercisable at a price of $1.50 per share.

The merger is subject to various conditions, including approval of the respective stockholders of each of AEC and the Company, completion of fairness opinions by both parties and completion by each party to its satisfaction, due diligence investigation of the other party's business and affairs to determine the feasibility, economic or otherwise. Both parties have obtained their respective fairness opinions. The due diligence by both parties was completed on May 5, 2010. The proposed merger is still subject to respective stockholders approval. The Merger Agreement is subject to termination by either party if certain conditions specified in the Merger Agreement are not satisfied at or before the "Termination Date," which was previously defined to mean May 31, 2011, or such later date as may be mutually agreed by the parties. Mainland and American Exploration have entered into an amending agreement dated May 17, 2011 which extends the Termination Date to August 31, 2011.

On September 27, 2010, the Company approved an unsecured promissory loan of $60,000 to AEC. The note had an original maturity date of December 31, 2010 and an interest rate of 12% per annum. The maturity date of this loan was extended to August 31, 2011. As of May 31, 2011, a total of $2,979 of interest has been accrued in connection with this loan.

MAINLAND RESOURCES INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
MAY 31, 2011
(Unaudited)

NOTE 5 - PROMISSORY NOTE

Effective July 21, 2009, the Board of Directors of the Company authorized the execution of a $3,500,000 senior secured bridge loan with Guggenheim Corporate Funding LLC ("Guggenheim") (the "Loan Agreement"). The Company closed the Loan Agreement effective August 10, 2009 with a maturity date of December 1, 2009. In connection with the bridge loan, $2,000,000 was advanced to the Company with the remaining $1,500,000 to be advanced after certain conditions were met. The term financing also proposes non-binding conditions for a $10,000,000 senior secured advancing line of credit to be negotiated between the Company and Guggenheim. On October 16, 2009, the Board of Directors of the Company authorized the execution of a senior secured advancing line of credit agreement with a maturity date of October 16, 2011 (the "Line of Credit Agreement"). The Line of Credit Agreement represents a $40,000,000 line of credit facility with Guggenheim and certain other lenders. The advances have been used to retire the $2,000,000 outstanding on the $3,500,000 senior secured bridge loan indicated above and to fund well drilling and completion costs and property acquisition costs.

The original bridge loan and the line of credit bear interest at the lower of 12% or bank prime rate plus 7.00% calculated and paid on a monthly basis, of which $201,159 was paid through February 28, 2010. The line of credit is secured by way of a first-priority security interest in all of the Company's assets including the Company's interest in the an area of mutual interest (" AMI") (including but not limited to all properties and leasehold within the DeSoto Acreage and the Buena Vista prospect). In addition, the Company has agreed to assign permanent overriding royalty interests ("ORRI") to Guggenheim ranging from 2.5% (proportionately reduced from the Company's working interest) on any acreage now owned or hereafter acquired within the AMI. If the Company repays the outstanding principal early, and an agreed rate of return has not been realized by Guggenheim, an additional ORRI of 5.5% will be added to the permanent ORRI until Guggenheim realizes the required rate of return, after which only the permanent ORRI will remain. Additionally, Guggenheim will participate through an associated company as a 10% working interest partner in the drilling and development of the Company's Buena Vista project in Mississippi.

The Company paid financing fees in connection with the original bridge loan of $415,600 which were being amortized over the life of the loan of which $249,277 was amortized through October 16, 2009. The then unamortized balance of $166,323 along with $1,093,617 of additional costs incurred in connection with the new line of credit will be amortized over the life of the line of credit to October 16, 2011. A total of $438,276 of this balance was amortized through February 28, 2010 leaving an unamortized balance of $1,070,941.

On April 22, 2010, the Company closed the sale of its Haynesville Shale assets in East Holly Field, DeSoto Parish, Louisiana. The assets have been sold to EXCO Operating Company, LP, a wholly owned subsidiary of EXCO Resources, for $28,159,604. The Company used part of the proceeds to retire its debt to Guggenheim and to re-acquire the overriding royalty interests granted to Guggenheim in the DeSoto Acreage. The assets and liabilities related to this disposal were reclassified as of February 28, 2010 and include the promissory note payable to Guggenheim totalling $10,278,485 being classified as liabilities held for sale and the unamortized deferred financing costs totalling $1,070,941 being classified as assets held for sale (refer to Note 9 ).

MAINLAND RESOURCES INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
MAY 31, 2011
(Unaudited)

NOTE 6 - STOCKHOLDERS' EQUITY

(a)        Share Capital

The Company's capitalization is 600,000,000 common shares with a par value of $0.0001 per share.

The directors of the Company have approved various special resolutions to undertake forward splits of the common stock of the Company as follows: 20 new shares for 1 old share which was effective March 11, 2008; 1.5 new shares for 1 old share which was effective May 29, 2008 and 2 new shares for 1 old share which was effective on July 15, 2009.

All references in these financial statements to number of common shares, price per share and weighted average number of common shares outstanding prior to the 20:1 forward stock split on March 11, 2008, the 1.5:1 forward stock split on May 29, 2008 and the 2:1 forward stock split on July 15, 2009 have been adjusted to reflect these stock splits on a retroactive basis, unless otherwise noted.

On May 26, 2010, the Company corrected an administrative oversight regarding the Company's authorized share capital in relationship to the 1.5 to 1 forward split that was effective May 29, 2008, by filing a Certificate of Change with the Nevada Secretary of State, as of May 26, 2010. As a result, the Company's authorized capital was increased from 400,000,000 to 600,000,000 shares of common stock, par value $0.0001 per share. There was no change to the Company's issued and outstanding share capital.

(b)        Private Placements

On June 15, 2006, the Company issued 12,000,000 unregistered shares of common stock at $0.0000143 per share for proceeds of $172.

On October 6, 2006, the Company issued 25,020,000 unregistered shares of common stock at a price of $0.000715 per share for proceeds of $17,892.

On October 15, 2007, the Company issued 24,000,000 unregistered shares of common stock at a price of $0.00085 per share for proceeds of $20,452.

Between May 1, 2008 and July 22, 2008, the Company completed a private placement of 12,000,000 unregistered units at $0.33 per unit for proceeds of $4,000,000. Of this amount, $50,000 was by way of a settlement of debt and the remaining $3,950,000 was received in cash. Each unit consists of one common share and one-half non-transferable share purchase warrant; one whole non-transferable purchase warrant is exercisable at $0.67 per share for a period of one year from the date of issuance ending on May 1, 2009.

(c)        Other issuances

On July 15, 2006, the Company issued 6,210,000 shares of common stock at a price of $0.00071 per share on settlement of $4,440 for mineral property acquisition.

On March 17, 2009, the Company issued 5,000 shares of common stock at an estimated fair value of $1.78 per share as per the terms of a consulting agreement that became effective March 1, 2009.

On June 15, 2009, the Company issued 5,000 shares of common stock at an estimated fair value of $1.45 per share as per the terms of a consulting agreement that became effective March 1, 2009.

(d)        Share Purchase Warrants

On April 29, 2009, the Company extended the expiration of 6,000,000 warrants from May 1, 2009 to June 1, 2009.

During the year ended February 28, 2010, a total of 1,729,500 warrants were exercised at $0.67 per share with net proceeds of $1,153,000 to the Company and the remaining 4,270,500 warrants expired unexercised.

MAINLAND RESOURCES INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
MAY 31, 2011
(Unaudited)

NOTE 7 - STOCK OPTION PLAN

On April 7, 2008, the Board of Directors of the Company ratified, approved and adopted a Stock Option Plan for the Company allowing for the grant of up to 4,400,000 options to acquire common shares with terms of up to 10 years. Subsequently, the Board of Directors of the Company ratified, approved and amended the Stock Option Plan increasing the allowable grant as follows: to 7,600,000 options effective July 9, 2008, to 12,000,000 options effective September 22, 2009 and to 15,000,000 options effective March 22, 2010. In the event an optionee ceases to be employed by or to provide services to the Company for reasons other than cause, any Stock Option that is vested and held by such optionee may be exercisable within up to ninety calendar days after the effective date that his position ceases. No Stock Option granted under the Stock Option Plan is transferable. Any Stock Option held by an optionee at the time of his death may be exercised by his estate within one year of his death or such longer period as the Board of Directors may determine.

As approved by the Board of Directors, on April 7, 2008, the Company granted 4,200,000 fully vested stock options to certain officers, directors and management of the Company at $0.59 per share for terms of ten years. The total fair value of these options at the date of grant was estimated to be $2,457,000 and was determined using the Black-Scholes option pricing model with an expected life of 5 years, a risk free interest rate of 2.75%, a dividend yield of 0% and expected volatility of 260% and was recorded as a stock based compensation expense in 2009.

As approved by the Board of Directors, between July 9, 2008 and August 19, 2008, the Company granted a total of 2,700,000 fully vested stock options to certain officers and directors of the Company at prices ranging from $2.10 per share to $3.18 per share for terms of ten years. The total fair value of these options at the date of grant was estimated to be $7,157,685 and was determined using the Black-Scholes option pricing model with the following assumptions; expected lives of 5 years, risk free interest rates ranging from 3.07% - 3.12%, dividend yields of 0% and expected volatility of 260% and was recorded as a stock based compensation expense in 2009.

As approved by the Board of Directors, on November 18, 2008, the Company granted a total of 500,000 fully vested stock options to a director of the Company at $2.50 per share for terms of ten years. The total fair value of these options at the date of grant was estimated to be $1,182,500 and was determined using the Black-Scholes option pricing model with the following assumptions; an expected life of 5 years, a risk free interest rate of 2.22%, a dividend yield of 0% and expected volatility of 260% and was recorded as a stock based compensation expense in 2009.

As approved by the Board of Directors, on February 4, 2009, the Company granted a total of 600,000 fully vested stock options to two directors of the Company at $1.50 per share for terms of ten years. The total fair value of these options at the date of grant was estimated at $1,197,000 and determined using the Black-Scholes option pricing model with the following assumptions; an expected life of 5 years, a risk free interest rate of 1.91%, a dividend yield of 0% and expected volatility of 260% and was recorded as a stock based compensation expense in 2009.

Also effective February 4, 2009, the Company cancelled 1,800,000 previously granted and fully vested options to a former director at $0.59 per share and re-priced to $1.50 per share, 3,200,000 previously granted and fully vested options with original exercise prices ranging from $2.10 per share to $3.18 per share with all other terms remaining unchanged from the original issuances. The estimated incremental fair value resulting from the modification of these options of $8,500 was recorded as a stock based compensation expense in 2009.

As approved by the Board of Directors, on August 14, 2009, the Company granted a total of 800,000 fully vested stock options to two directors of the Company at $1.50 per share for terms of ten years. The total fair value of these options at the date of grant was estimated at $1,148,000 and determined using the Black-Scholes option pricing model with the following assumptions; an expected life of 5 years, a risk free interest rate of 2.51%, a dividend yield of 0% and expected volatility of 260% and was recorded as a stock based compensation expense in 2009.

MAINLAND RESOURCES INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
MAY 31, 2011
(Unaudited)

NOTE 7 - STOCK OPTION PLAN (continued)

Effective September 22, 2009, the Board of Directors authorized the execution of a two-year executive service agreement with Mark Witt, the Chief Financial Officer/Treasurer of the Company (the "Executive Service Agreement"). In accordance with the terms and provisions of the Executive Service Agreement: (i) the Company would pay Mr. Witt a monthly salary of $10,000; (ii) the Company would grant an aggregate of 3,000,000 stock options (the "Stock Options") to Mr. Witt under its 2008 Stock Option Plan, as amended (the "Stock Option Plan"), with such terms and provisions of the grant, including exercise price and duration of exercise period, to be determined at the time of grant as follows: (a) 1,500,000 Stock Options would vest when the Company successfully raised equity funding in the amount of $10,000,000 and (b) 500,000 Stock Options would vest when the Company completed its listing and commences trading of its shares of common stock with a designated trading symbol (the "Trading Date") with the NYSE Amex Equities, formerly known as the American Stock Exchange ("NYSE Amex Equities"); (c) 500,000 Stock Options would vest at the one year anniversary date of the Trading Date, and (d) 500,000 Stock Options would vest at the second year anniversary date of the Trading Date. The exercise price at each vesting date would be the lesser of (a) the thirty-day weighted average price of the Company's shares of common stock prior to each of the respective vesting dates and (b) the issue price of the shares of common stock in the equity financings above. On March 23, 2010 Mr. Witt resigned as the Chief Financial Officer/Treasurer of the Company. Under the terms of his separation and release agreement with the company dated March 26, 2010, Mr. Witt was paid a severance of $77,419, and in lieu of the above mentioned stock options previously awarded being cancelled, he was granted 500,000 common stock options, exercisable for two years at an exercise price of $1.25 per share..

Effective September 22, 2009, the Board of Directors authorized the execution of a two-year executive service agreement with Michael J. Newport, the President/Chief Executive Officer and a director of the Company (the "Executive Service Agreement"). In accordance with the terms and provisions of the Executive Service Agreement: (i) the Company shall continue to pay Mr. Newport a monthly salary of $15,000; (ii) the Company would grant an aggregate of 1,500,000 stock options (the "Stock Options") to Mr. Newport under its 2008 Stock Option Plan, as amended (the "Stock Option Plan"), with such terms and provisions of the grant, including exercise price and duration of exercise period, to be determined at the time of grant as follows: (a) 500,000 Stock Options would vest when the Company has completed its listing and commences trading of its shares of common stock with a designated trading symbol (the "Trading Date") with the NYSE Amex Equities, formerly known as the American Stock Exchange ("NYSE Amex Equities"); (b) 500,000 Stock Options would vest at the one year anniversary date of the Trading Date, and (c) 500,000 Stock Options would vest at the second year anniversary date of the Trading Date. The exercise price at each vesting date shall be the lesser of (a) the thirty-day weighted average price of the Company's shares of common stock prior to each of the respective vesting dates and (b) the issue price of the shares of common stock in the equity financings above. As approved by the Board of Directors on April 8, 2010, the 1,500,000 stock options noted above were cancelled and replaced by a grant of 500,000 fully vested stock options with an exercise price of $1.47 per share for a term of 10 years.

MAINLAND RESOURCES INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
MAY 31, 2011
(Unaudited)

NOTE 7 - STOCK OPTION PLAN (continued)

Effective August 23, 2010, the Board of Directors authorized the execution of a two-year executive service agreement with Nicholas W. Atencio, the Chief Executive Officer and a director of the Company (the "Executive Service Agreement"). In accordance with the terms and provisions of the Executive Service Agreement: (i) the Company shall continue to pay Mr. Atencio a monthly salary of $25,000; (ii) the Company would grant an aggregate of 3,500,000 stock options (the "Stock Options") to Mr. Atencio under its 2010 Stock Option Plan, as amended (the "Stock Option Plan"), with such terms and provisions of the grant, including exercise price and duration of exercise period, to be determined at the time of grant as follows: (a) 1,500,000 Stock Options shall vest on the effective date of the executive services agreement at an exercise price of $0.44 per share and (b) a further 750,000 Stock Options would vest upon successful completion by the Company during the term of the executive agreement of an equity or debt financing of at least $5 million and (c) a further 750,000 Stock options would vest upon successful closing by the Company during the term of the executive services agreement of an agreement with any third party investing equity partner which allows for the initiation of drilling on the Cotton Valley/Hosston formations in the East Holly Field located in Louisiana and (d) a further 500,000 Stock Options would vest when the Company has completed its listing and commences trading of its shares of common stock with a designated trading symbol (the "Trading Date") with the NYSE Amex Equities, formerly known as the American Stock Exchange ("NYSE Amex Equities") during the term of the executive services agreement. The exercise price at each vesting date for items (b), (c) and (d) shall be equal to the 15 previous days weighted average closing share price of the Company's common shares from the date of successful completion of the requirements for vesting.

On April 8, 2010, the 1,500,000 stock options noted above were cancelled and replaced by a grant of 500,000 fully vested stock options with an exercise price of $1.47 per share for a term of 10 years to replace the agreement of September 22, 2009. The total fair value of these options at the date of grant was estimated at $581,900 and determined using the Black-Scholes option pricing model with the following assumptions; an expected life of 5 years, a risk free interest rate of 2.64%, a dividend yield of 0% and expected volatility of 109.9% and was recorded as a stock based compensation expense in fiscal 2011.

As approved by the Board of Directors, on March 18, 2010, the Company granted a total of 1,000,000 stock options to a consultant of the Company at $1.15 per share for terms of ten years with such terms and provisions of the grant, including exercise price and duration of exercise period, to be determined at the time of grant as follows: (a) 100,000 Stock Options vesting immediately on effective date (b) 200,000 Stock Options vesting 90 days after effective date, (c) 200,000 Stock Options vesting 180 days after effective date and (d) 500,000 Stock Options vesting when the Company has completed its listing and commences trading of its shares of common stock with a designated trading symbol (the "Trading Date") with the NYSE Amex Equities, formerly known as the American Stock Exchange ("NYSE Amex Equities"). The total fair value of the initial 100,000 options as of March 18, 2010 was estimated at $99,660 and determined using the Black-Scholes option pricing model with the following assumptions; an expected life of 5 years, a risk free interest rate of 2.44%, a dividend yield of 0% and expected volatility of 111.2% and was recorded as a stock based compensation expense in 2011. The total fair value of the second tranche of 200,000 options as of June 16, 2010 was estimated at $183,200 and determined using the Black-Scholes option pricing model with the following assumptions; an expected life of 5 years, a risk free interest rate of 2.06%, a dividend yield of 0% and expected volatility of 98.3% and was recorded as a stock based compensation expense in fiscal 2011. The total fair value of the third tranche of 200,000 options as of September 14, 2010 was estimated at $75,180 and determined using the Black-Scholes option pricing model with the following assumptions; an expected life of 5 years, a risk free interest rate of 1.43%, a dividend yield of 0% and expected volatility of 219.0% and was recorded as a stock based compensation expense in fiscal 2011.

MAINLAND RESOURCES INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
MAY 31, 2011
(Unaudited)

NOTE 7 - STOCK OPTION PLAN (continued)

As approved by the Board of Directors, on March 26, 2010, the Company granted a total of 500,000 fully vested stock options to a consultant of the Company at $1.25 per share for terms of two years. The total fair value of these options at the date of grant was estimated at $385,950 and determined using the Black-Scholes option pricing model with the following assumptions; an expected life of 2 years, a risk free interest rate of 1.04%, a dividend yield of 0% and expected volatility of 103.31% and was recorded as a stock based compensation expense in fiscal 2011.

As approved by the Board of Directors, on April 5, 2010, the Company granted a total of 450,000 fully vested stock options to five consultants of the Company at $1.40 per share for terms of ten years. The total fair value of these options at the date of grant was estimated at $509,040 and determined using the Black-Scholes option pricing model with the following assumptions; an expected life of 5 years, a risk free interest rate of 2.75%, a dividend yield of 0% and expected volatility of 92.1% and was recorded as a stock based compensation expense in fiscal 2011.

As approved by the Board of Directors, on April 5, 2010, the Company granted a total of 1,500,000 fully vested stock options to a former Director of the Company at $0.44 per share for terms of ten years. The total fair value of these options at the date of grant was estimated at $471,450 and determined using the Black-Scholes option pricing model with the following assumptions; an expected life of 5 years, a risk free interest rate of 1.43%, a dividend yield of 0% and expected volatility of 94.3% and was recorded as a stock based compensation expense in fiscal 2011.

As approved by the Board of Directors, on April 8, 2010, the Company granted a total of 1,500,000 fully vested stock options to two officers and directors of the Company at $1.55 per share for terms of ten years. The total fair value of these options at the date of grant was estimated at $1,733,250 and determined using the Black-Scholes option pricing model with the following assumptions; an expected life of 5 years, a risk free interest rate of 2.64%, a dividend yield of 0% and expected volatility of 109.9% and was recorded as a stock based compensation expense in fiscal 2011.

On February 2, 2011, the Company granted a total of 1,350,000 stock options to a consultant of the Company at $0.75 per share for a term of 10 years. The total fair value of these options at the date of grant was estimated at $1,085,265 and determined using the Black-Scholes option pricing model with the following assumptions; an expected life of 5 years, a risk free interest rate of 2.10%, a dividend yield of 0% and expected volatility of 107.4% and was recorded as a stock based compensation expense in fiscal 2011.

MAINLAND RESOURCES INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
MAY 31, 2011
(Unaudited)

NOTE 7 - STOCK OPTION PLAN (continued)

The Company's stock option activity for the period ended May 31, 2011 is summarized as follows:
	Number of Options __________	Weighted average exercise Price per share	Weighted average remaining In contractual life (in years)

Balance, February 28, 2010	7,000,000	$ 1.19	8.49
Granted	6,300,000	1.02	-
Exercised	-	-	-
Expired / cancelled	(200,000)	1.40	-

Balance, February 28, 2011	13,100,000	1.10	8.06
Granted	-	-	-
Exercised	-	-	-
Expired/cancelled	-	-	-

Balance, May 31, 2011	13,100,000	$ 1.10	7.81

NOTE 8 - RELATED PARTY TRANSACTIONS

The Company paid a total of $161,306 in management fees to officers and directors of the Company for the three months ended May 31, 2010 (2010 - $169,959).

The Company has paid $20,160 to an officer and director of the Company to provide office space and office services for the period ended May 31, 2011 (2010 - $Nil).

Effective September 22, 2009, the Board of Directors authorized the execution of a two-year executive service agreement with Michael J. Newport, the President/Chief Executive Officer and a director of the Company (the "Executive Service Agreement"). In accordance with the terms and provisions of the Executive Service Agreement: (i) the Company shall continue to pay Mr. Newport a monthly salary of $15,000; (ii) the Company would grant an aggregate of 1,500,000 stock options (the "Stock Options") to Mr. Newport under its 2008 Stock Option Plan, as amended (the "Stock Option Plan"), with such terms and provisions of the grant, including exercise price and duration of exercise period, to be determined at the time of grant as follows: (a) 500,000 Stock Options would vest when the Company has completed its listing and commences trading of its shares of common stock with a designated trading symbol (the "Trading Date") with the NYSE Amex Equities, formerly known as the American Stock Exchange ("NYSE Amex Equities"); (b) 500,000 Stock Options would vest at the one year anniversary date of the Trading Date, and (c) 500,000 Stock Options would vest at the second year anniversary date of the Trading Date. The exercise price at each vesting date shall be the lesser of (a) the thirty-day weighted average price of the Company's shares of common stock prior to each of the respective vesting dates and (b) the issue price of the shares of common stock in the equity financings above. As approved by the Board of Directors on April 8, 2010, the 1,500,000 stock options noted above were cancelled and replaced by a grant of 500,000 fully vested stock options with an exercise price of $1.47 per share for a term of 10 years.

MAINLAND RESOURCES INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
MAY 31, 2011
(Unaudited)

NOTE 8 - RELATED PARTY TRANSACTIONS (continued)

Effective September 22, 2009, the Board of Directors authorized the execution of a two-year executive service agreement with Mark Witt, the Chief Financial Officer/Treasurer of the Company (the "Executive Service Agreement"). In accordance with the terms and provisions of the Executive Service Agreement: (i) the Company would pay Mr. Witt a monthly salary of $10,000; (ii) the Company would grant an aggregate of 3,000,000 stock options (the "Stock Options") to Mr. Witt under its 2008 Stock Option Plan, as amended (the "Stock Option Plan"), with such terms and provisions of the grant, including exercise price and duration of exercise period, to be determined at the time of grant as follows: (a) 1,500,000 Stock Options would vest when the Company successfully raised equity funding in the amount of $10,000,000 and (b) 500,000 Stock Options would vest when the Company completed its listing and commences trading of its shares of common stock with a designated trading symbol (the "Trading Date") with the NYSE Amex Equities, formerly known as the American Stock Exchange ("NYSE Amex Equities"); (c) 500,000 Stock Options would vest at the one year anniversary date of the Trading Date, and (d) 500,000 Stock Options would vest at the second year anniversary date of the Trading Date. The exercise price at each vesting date would be the lesser of (a) the thirty-day weighted average price of the Company's shares of common stock prior to each of the respective vesting dates and (b) the issue price of the shares of common stock in the equity financings above. On March 23, 2010 Mr. Witt resigned as the Chief Financial Officer/Treasurer of the Company. Under the terms of his separation and release agreement with the company dated March 26, 2010, Mr. Witt was paid a severance of $77,419, and in lieu of the above mentioned stock options previously awarded being cancelled, he was granted 500,000 common stock options, exercisable for two years at an exercise price of $1.25 per share.

Effective August 23, 2010, the Board of Directors authorized the execution of a two-year executive service agreement with Nicholas W. Atencio, the Chief Executive Officer and a director of the Company (the "Executive Service Agreement"). In accordance with the terms and provisions of the Executive Service Agreement: (i) the Company shall continue to pay Mr. Atencio a monthly salary of $25,000; (ii) the Company would grant an aggregate of 3,500,000 stock options (the "Stock Options") to Mr. Atencio under its 2010 Stock Option Plan, as amended (the "Stock Option Plan"), with such terms and provisions of the grant, including exercise price and duration of exercise period, to be determined at the time of grant as follows: (a) 1,500,000 Stock Options shall vest on the effective date of the executive services agreement at an exercise price of $0.44 per share and (b) a further 750,000 Stock Options would vest upon successful completion by the Company during the term of the executive agreement of an equity or debt financing of at least $5 million and (c) a further 750,000 Stock options would vest upon successful closing by the Company during the term of the executive services agreement of an agreement with any third party investing equity partner which allows for the initiation of drilling on the Cotton Valley/Hosston formations in the East Holly Field located in Louisiana and (d) a further 500,000 Stock Options would vest when the Company has completed its listing and commences trading of its shares of common stock with a designated trading symbol (the "Trading Date") with the NYSE Amex Equities, formerly known as the American Stock Exchange

During fiscal 2011, a shareholder advanced $650,000 to the Company pursuant to a Demand secured Promissory Note which bears interest at 10% per annum. During the three months ended May 31, 2011, the shareholder advanced a further $310,000 on the same terms. As at May 31, 2011, accrued interest was $28,959 which has been included in accounts payable and accrued liabilities. The Demand Secured Promissory Note had a due date of June 30, 2011. The due date was subsequently extended to July 31, 2011.

MAINLAND RESOURCES INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
MAY 31, 2011
(Unaudited)

NOTE 9 - DISCONTINUED OPERATIONS

Exco Operating Company, LP - Sale

On April 22, 2010, the Company closed the sale of its Haynesville Shale assets in East Holly Field, DeSoto Parish, Louisiana. The assets have been sold to EXCO Operating Company, LP, a wholly owned subsidiary of EXCO Resources for $28,159,604 effective January 1, 2010. The Company has sold its 40% working interest in all rights deeper than the base of the Cotton Valley formation (which has been defined to be 100 feet below the stratigraphic equivalent of the Cotton Valley formation and includes all of the Company's producing wells) in the East Holly Field. The Company continues to own a 100% interest in all rights above this depth and specifically, in the Cotton Valley, Hosston and Upper Bossier sections.

As at February 28, 2010, certain assets and liabilities disposed of or discharged directly or indirectly in connection with this transaction were classified as Assets or Liabilities Held for Sale. A summary of the items classified as Assets Held for Sale and Liabilities Held for Sale as at February 28, 2010 is as follows:

February 28, 2010

ASSETS HELD FOR SALE
Accounts receivable - production	$ 332,401
Deferred finance fees	1,070,941
Oil and Gas properties	6,769,120

TOTAL ASSETS HELD FOR SALE	$ 8,172,462

LIABILITIES HELD FOR SALE
Accounts payable - development costs	$ 108,566
Accounts payable - finance costs	822,605
Promissory note	10,278,485

TOTAL LIABILITIES HELD FOR SALE	$ 11,209,656

The gain on disposal of the discontinued operations reported during the period was determined as follows:

PROCEEDS FROM DISPOSAL	$ 28,159,604

LESS:
Carrying value of total assets disposed of	(9,404,566)
Cost to buy out Guggenheim interest in properties disposed of	(5,420,922)
Other related costs	(87,138)
Provision for income taxes	(2,600,000)
ADD:
Accounts payable assumed by purchaser	106,748

(17,405,878)

NET GAIN ON DISPOSAL OF DISCONTINUED OPERATIONS	$ 10,753,726

MAINLAND RESOURCES INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
MAY 31, 2011
(Unaudited)

NOTE 9 - DISCONTINUED OPERATIONS (continued)

For all periods presented, the results of the Company represent the results related to the disposed of wells, related properties and financing activities as discontinued operations. A summary of the components of the results of discontinued operations is as follows:

	Three Months Ended May 31,		Inception (May 12, 2006) to May 31,
	2011	2010	2011

REVENUES
Oil and gas revenue	$ -	$ -	$ 2,924,179

GENERAL AND ADMINISTRATIVE EXPENSES
Operating costs and taxes	-	10,417	816,598
Depletion Allowance	-	-	1,147,465
Mineral property costs	-	-	14,510

	-	10,417	2,000,387

NET OPERATING INCOME (LOSS)	-	(10,417)	923,792

OTHER ITEMS
Interest expense	-	(172,458)	(373,617)
Finance costs	-	(10,000)	(448,276)

INCOME (LOSS) FROM DISCONTINUED OPERATIONS	$ -	$ (192,875)	$ 101,899

NOTE 10 -CONTINGENCIES

A complaint was filed in the second judicial district court in Washoe County, Nevada by Avasha Group, Ltd. ("Avasha") on November 18, 2009 (such complaint as amended November 23, 2009) against the Company and certain other unnamed defendants. Avasha alleges that on or about April 21, 2008, Avasha entered into private placement subscription agreement with the Company to purchase 500,000 units from the Company (with each unit consisting of one share of the Company's common stock and one-half of one stock purchase warrant, together, the "Securities") for a total purchase price of $500,000. Avasha alleges that it paid such purchase price to the Company but the Securities were not delivered to Avasha. Avasha alleges that it is entitled to delivery of such Securities, as adjusted to take into account subsequent stock split(s) by the Company. The Company believes that this claim is without merit and intends to vigorously defend this matter.

NOTE 11 -SUBSEQUENT EVENTS

On August 23, 2010, the Company entered into an Executive Services Agreement with Mr. Atencio. Pursuant to the terms of the Executive Services Agreement, Mr. Atencio agreed to serve as Chief Executive Officer of the Company for an initial term of two years, renewable automatically unless terminated in accordance with the terms of the Executive Services Agreement. As of February 14, 2011 Mr. Atencio resigned as Chief Executive Officer and as a director of our Company. Subsequent to his resignation, he continued to serve our Company as a technical consultant on terms consistent with his Executive Services Agreement. On June 3, 2011, the Company determined to terminate the Executive Services Agreement with an effective termination date of July 3, 2011.

MAINLAND RESOURCES INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
MAY 31, 2011
(Unaudited)

NOTE 11 -SUBSEQUENT EVENTS (continued)

On June 2, 2011, R& R Rentals and Hotshot, Inc. ("R&R Rentals") filed a complaint against Mainland in the county court of the second judicial district of Jones County, Mississippi. R&R Rentals, which alleges that it is engaged in the business of furnishing equipment and services for use in oilfield work, alleges that it furnished certain goods, equipment and services to Mainland with a value of $73,500. R&R Rentals is seeking a judgment for $73,500 plus $24,500 as attorney fees. Mainland intends to consult with local counsel in Mississippi and defend this matter.

De Joya Griffith & Company, LLC

CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

Report of Independent Registered Public Accounting Firm

To The Board of Directors and Stockholders
Mainland Resources, Inc.
Las Vegas, Nevada

We have audited the accompanying balance sheets of Mainland Resources, Inc. (An Exploration Stage Company) as of February 28, 2011 and 2010, and the related statements of operations, stockholders' equity, and cash flows for each of the three-year period ended February 28, 2011 and the period from inception (May 12, 2006) to February 28, 2011. Mainland Resources' management is responsible for these financial statements. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mainland Resources, Inc. as of February 28, 2011 and 2010, and the results of its operations and its cash flows for each of the three-year period ended February 28, 2011 and the period from inception (May 12, 2006) to February 28, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC
Henderson, NV
May 26, 2011

2580 Anthem Village Drive, Henderson, NV 89052
Telephone (702) 563-1600  •   Facsimile (702) 920-8049

MAINLAND RESOURCES INC.
(An Exploration Stage Company)
BALANCE SHEETS
(Audited)

	February 28, 2011	February 28, 2010

ASSETS
CURRENT ASSETS
Cash	$ 62,978	$ 610,124
Promissory note receivable (Note 4)	60,000	-
Prepaid expenses	38,216	31,918

TOTAL CURRENT ASSETS	161,194	642,042

OIL AND GAS PROPERTIES, (Note 3)
Unproved	14,685,943	3,534,436

TOTAL OIL AND GAS PROPERTIES	14,685,943	3,534,436

ASSETS HELD FOR SALE (Notes 3 and 9)	-	8,172,462

TOTAL ASSETS	$ 14,847,137	$ 12,348,940

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 3,254,785	$ 711,044
Drilling advances	48,745	-
Promissory note payable -related party (Note 8)	652,500	-

TOTAL CURRENT LIABILITIES	3,956,030	711,044

LIABILITIES HELD FOR SALE (Notes 3, 5 and 9)	-	11,209,656

CONTINGENCIES (Note 12)

STOCKHOLDERS' EQUITY (Note 6)
Common stock, 600,000,000 shares authorized with $0.0001 par value
Issued and outstanding - 80,969,502 common shares
(February 28, 2010 - 80,969,502)	8,097	8,097
Additional paid-in-capital	23,488,984	18,369,089
Deficit accumulated during exploration stage	(12,605,974)	(17,948,946)

TOTAL STOCKHOLDERS' EQUITY	10,891,107	428,240

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$ 14,847,137	$ 12,348,940

The accompanying notes are an integral part of these financial statements.

MAINLAND RESOURCES INC.
(An Exploration Stage Company)
STATEMENTS OF OPERATIONS
(Audited)
	Year Ended February 28,	Year Ended February 28,	Year Ended February 28,	Inception (May 12, 2006) to February 28,
	2011	2010	2009	2011
GENERAL AND ADMINISTRATIVE EXPENSES
Consulting fees	$ 339,558	$ 311,334	$ 595,374	$ 1,246,266
Management fees-related party (Note 8)	632,600	250,164	126,400	1,023,584
Marketing expenses	612,992	560,025	921,107	2,094,124
Office and general	297,170	123,101	82,376	562,318
Professional fees	820,335	490,858	243,710	1,622,504
Stock based compensation (Note 7)	5,119,895	1,148,000	12,002,685	18,270,580

	7,822,551	2,883,482	13,971,652	24,819,376

NET OPERATING LOSS	(7,822,551)	(2,883,482)	(13,971,652)	(24,819,376)

OTHER ITEMS
Interest income	16,069	1,070	7,399	24,538
Gain on settlement of debt	-	-	33,239	33,239
Loss on abandonment on option deposit (Note 3)	-	(1,300,000)	-	(1,300,000)

NET LOSS BEFORE INCOME TAX	(7,806,482)	(4,182,412)	(13,931,014)	(26,061,599)

Federal income tax benefit from continuing operations	2,600,000	-	-	2,600,000

LOSS FROM CONTINUING OPERATIONS	(5,206,482)	(4,182,412)	(13,931,014)	(23,461,599)

DISCONTINUED OPERATIONS (Note 9)
Income (loss) from discontinued operations	(204,272)	(34,575)	355,256	101,899
Gain on disposal of discontinued operations, net of tax expense of $2,600,000	10,753,726	-	-	10,753,726

INCOME (LOSS) FROM DISCONTINUED OPERATIONS	10,549,454	(34,575)	355,256	10,855,625

NET INCOME (LOSS) FOR THE PERIOD	$ 5,342,972	$ (4,216,987)	$(13,575,758)	$(12,605,974)

BASIC AND DILUTED LOSS PER COMMON SHARE:
From continuing operations	$ (0.06)	$ (0.05)	$ (0.18)
From discontinued operations	0.13	0.00	0.00
	$ 0.07	$ (0.05)	$ (0.18)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	80,969,502	80,569,066	77,055,822
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED	81,542,712	-	-

The accompanying notes are an integral part of these financial statements.

MAINLAND RESOURCES INC.
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM MAY 12, 2006 (INCEPTION) TO FEBRUARY 28, 2011
(Audited)
	Common Stock			Deficit accumulated	Other Accumulated
	Number of Shares	Amount	Additional Paid in Capital	during exploration stage	Comprehensive Income	Stockholders' Equity

Balance, May 12, 2006	-	$ -	$ -	$ -	$ -	$ -
Common stock issued for cash at $0.0000143 per share - June 15, 2006	12,000,000	1,200	(1,028)	-	-	172
Common stock issued for mineral properties at $0.000715 per share - July 15, 2006	6,210,000	621	3,819	-	-	4,440
Common stock issued for cash at $0.000715 per share - October 6, 2006	25,020,000	2,502	15,390	-	-	17,892
Donated Services and rent	-	-	5,793	-	-	5,793
Foreign currency translation adjustment	-	-	-	-	195	195
Net loss for the period	-	-	-	(11,256)	-	(11,256)

Balance, February 28, 2007	43,230,000	4,323	23,974	(11,256)	195	17,236
Common stock issued for cash at $0.00085 per share - October 15, 2007	24,000,000	2,400	18,052	-	-	20,452
Donated services and rent	-	-	8,627	-	-	8,627
Foreign currency translation adjustment	-	-	-	-	(617)	(617)
Net loss for the year	-	-	-	(144,523)	-	(144,523)

Balance, February 29, 2008	67,230,000	6,723	50,653	(155,779)	(422)	(98,825)
Common stock issued for cash at $0.33 per share - May 1, 2008 to July 22, 2008	12,000,002	1,200	3,998,800	-	-	4,000,000
Foreign currency translation adjustment	-	-	-	-	422	422
Stock based compensation	-	-	12,002,685	-	-	12,002,685
Net loss for the year	-	-	-	(13,576,180)	-	(13,576,180)

Balance, February 28, 2009	79,230,002	7,923	16,052,138	(13,731,959)	-	2,328,102
Common stock issued for consulting agreement at $1.78 per share - March 17, 2009	5,000	1	8,874	-	-	8,875
Common stock issued exercise of warrants at $0.67 per share - April 30 - June 1, 2009	1,729,500	172	1,152,828	-	-	1,153,000
Common stock issued for consulting agreement at $1.45 per share - June 1, 2009	5,000	1	7,249	-	-	7,250
Stock based compensation	-	-	1,148,000	-	-	1,148,000
Net loss for the year	-	-	-	(4,216,987)	-	(4,216,987)

Balance, February 28, 2010	80,969,502	8,097	18,369,089	(17,948,946)	-	428,240
Stock based compensation	-	-	5,119,895	-	-	5,119,895
Net income for the year	-	-	-	5,342,972	-	5,342,972

Balance, February 28, 2011	80,969,502	$ 8,097	$ 23,488,984	(12,605,974)	$ -	$ 10,891,107

The accompanying notes are an integral part of these financial statements.

MAINLAND RESOURCES INC.
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
(Audited)
	Year Ended February 28,	Year Ended February 28,	Year Ended February 28,	Inception (May 12, 2006) to February 28,
	2011	2010	2009	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) for the period	$ 5,342,972	$ (4,216,987)	$ (13,575,758)	$ (12,605,974)
Less: (income)loss from operations discontinued operations	(10,549,454)	34,575	(355,256)	(10,855,625)
Net loss from continuing operations	$ (5,206,482)	$ (4,182,412)	$ (13,931,014)	$ (23,461,599)
Adjustments to reconcile net loss to net cash used in operating activities:
- Income tax benefit	(2,600,000)	-	-	(2,600,000)
- Non-cash mineral property losses (recoveries)	-	1,300,000	(33,239)	1,271,201
- Stock-based compensation (Note 7)	5,119,895	1,148,000	12,002,685	18,270,580
- Non-cash consulting fees (Note 6)	-	16,125	-	16,125
- Donated services and expenses	-	-	-	14,420
CHANGES IN OPERATING ASSETS AND LIABILITIES
- Prepaid expenses	(6,298)	(31,918)	-	(38,216)
- Drilling advances	48,745			48,745
- Accounts payable - related parties	-	-	(6,138)	-
- Accounts payable and accrued liabilities	(332,171)	640,814	32,111	378,873
NET CASH FROM (USED IN) OPERATING ACTIVITIES	(2,976,311)	(1,109,391)	(1,935,595)	(6,099,871)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in oil and gas property	(8,275,595)	(3,412,436)	(70,300)	(11,759,231)
Promissory note receivable advances	(60,000)	-	-	(60,000)
Deposit on properties	-	(200,000)	(1,100,000)	(1,300,000)

NET CASH FLOWS USED IN INVESTING ACTIVITIES	(8,335,595)	(3,612,436)	(1,170,300)	(13,119,231)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds on sale of common stock	-	-	3,950,000	3,988,516
Proceeds from exercised warrants	-	1,153,000	-	1,153,000
Promissory Note Payable, related party	652,500	-	-	652,500
Advances from related party	-	-	-	83,239

NET CASH PROVIDED BY FINANCING ACTIVITIES	652,500	1,153,000	3,950,000	5,877,255

CASH PROVIDED BY (USED IN) DISCONTINUED OPERATIONS
Net cash provided by operating activities	21,800,972	(1,001,764)	(57,490)	22,731,637
Net cash provided by investing activities	(1,410,227)	(7,251,574)	(655,834	(9,326,812)
Net cash provided by financing activities	(10,278,485)	10,278,485	-	-
NET CASH PROVIDED BY (USED IN) DISCONTINUED OPERATIONS	10,112,260	4,028,675	(713,324)	13,404,825

INCREASE IN CASH	(547,146)	459,848	130,781	62,978
CASH, BEGINNING OF PERIOD	610,124	150,276	19,495	-

CASH, END OF PERIOD	$ 62,978	$ 610,124	$ 150,276	$ 62,978
SUPPLEMENTAL CASH FLOW INFORMATION AND NON-CASH INVESTING AND FINANCING ACTIVITIES:
Cash paid for interest	$ 172,458	$ 201,159	$ -	$ 201,159
Cash paid for income taxes	$ -	$ -	$ -	$ -
Common stock issued for acquisition of mineral property	$ -	$ -	$ -	$ 4,440
Common stock issued for consulting fees	$ -	$ 16,125	$ -	$ 16,125
Common stock issued for satisfaction of liability	$ -	$ -	$ 50,000	$ 50,000
Oil and gas property acquired through increase in A/P	$ 2,875,912	$ -	$ -	$ 2,875,912
Donated services and rent	$ -	$ -	$ -	$ 14,420

The accompanying notes are an integral part of these financial statements.

MAINLAND RESOURCES INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
FEBRUARY 28, 2011, FEBRUARY 28, 2010 and FEBRUARY 28, 2009
(Audited)

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Mainland Resources Inc. (the "Company") is an exploration stage company as defined in FASB ASC 915 "Development Stage Entities". The Company was incorporated May 12, 2006 in the State of Nevada for the purpose of mineral exploration. During 2008, the Company entered into an option agreement on certain oil and gas leaseholds in the state of Louisiana (refer to Note 3). The Company now intends to locate, explore, acquire and develop oil and gas properties in the United States. The Company began drilling its first well in October 2008 which was completed at the end of January 2009 and commenced production from the Haynesville Shale formation. Through April 2010, the Company had five wells at various stages of drilling, completion and production in the Haynesville Shale formation. Subsequent to the period on April 22, 2010 the Company sold all its Haynesville Shale assets in East Holly Field, DeSoto Parish, Louisiana including the five producing wells (refer to Note 9).

On March 22, 2010, the Company and American Exploration Corporation ("AEC") entered into a definitive Merger Agreement and Plan of Merger (the "Merger Agreement") that contemplates a stock-for-stock merger to be effected under the laws of Nevada. Under the terms of the Merger Agreement, the AEC stockholders will receive one share of the Company for every four shares of AEC common stock they own. Currently, there are approximately 60,273,333 shares of AEC common stock outstanding, which would result in the issuance of approximately 15,068,333 shares of the Company's common stock to the former stockholders of AEC which would represent approximately 15.6% of the issued and outstanding common stock of the Company, as the surviving corporation. The merger is be subject to various conditions, including approval of the respective stockholders of each of the Company and AEC and completion of due diligence. The due diligence by both parties was completed on May 5, 2010. The proposed merger is still subject to respective stockholders approval (refer to Note 4).

Going concern

The Company commenced operations on May 12, 2006. Although the Company has realized revenues in prior operations, as of February 28, 2011, the Company has an accumulated deficit during the exploration stage of $12,605,974. The ability of the Company to continue as a going concern is dependent on raising capital to fund ongoing operations and carry out its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern. These financials do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty. To date, the Company has funded its initial operations by way of private placements of common stock, advances from related parties and bridge loan financing. During fiscal 2009, the Company completed a private placement of $4,000,000 at $0.33 per unit with each unit consisting of one common share and one half warrant at $0.67 per share exercisable for a period of one year from issuance (refer to Note 6). In addition, during the year ended February 28, 2010, 1,729,500 warrants were exercised at $0.67 for net proceeds to the company of $1,153,000. In fiscal 2011, the Company raised $650,000 through a related party promissory note (refer to Note 8). Subsequent to the year end, a further $310,000 was raised under the same terms and with the same party. On August 10, 2009, the Company closed a $3,500,000 bridge loan financing which was replaced effective October 16, 2009 with a secured senior line of credit for $40,000,000 of which $10,278,485 had been advanced as of February 28, 2010. During fiscal 2011, the entire outstanding balance owed on the secured line of credit was repaid from the sale of assets (refer to Note 3 and 5).

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company was incorporated on May 12, 2006 in the State of Nevada. The Company's fiscal year end is February 28.

Basis of presentation

These financial statements are presented in United States dollars and have been prepared in accordance with United States generally accepted accounting principles.

MAINLAND RESOURCES INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
FEBRUARY 28, 2011, FEBRUARY 28, 2010 and FEBRUARY 28, 2009
(Audited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (continued)

Oil and gas properties

The Company follows the full cost method of accounting for its oil and gas operations whereby all costs related to the acquisition of methane, petroleum, and natural gas interests are capitalized. Under this method, all productive and non-productive costs incurred in connection with the exploration for and development of oil and gas reserves are capitalized. Such costs include land and lease acquisition costs, annual carrying charges of non-producing properties, geological and geophysical costs, costs of drilling and equipping productive and non-productive wells, and direct exploration salaries and related benefits. Proceeds from the disposal of oil and gas properties are recorded as a reduction of the related capitalized costs without recognition of a gain or loss unless the disposal would result in a change of 20 percent or more in the depletion rate. The Company currently operates solely in the U.S.

Depreciation and depletion of proved oil and gas properties is computed on the units-of-production method based upon estimates of proved reserves, as determined by independent consultants, with oil and gas being converted to a common unit of measure based on their relative energy content.

The costs of acquisition and exploration of unproved oil and gas properties, including any related capitalized interest expense, are not subject to depletion, but are assessed for impairment either individually or on an aggregated basis. The costs of certain unevaluated leasehold acreage are also not subject to depletion. Costs not subject to depletion are periodically assessed for possible impairment or reductions in recoverable value. If a reduction in recoverable value has occurred, costs subject to depletion are increased or a charge is made against earnings for those operations where a reserve base is not yet established.

Estimated future removal and site restoration costs are provided over the life of proven reserves on a units-of-production basis. Costs, which include production equipment removal and environmental remediation, are estimated each period by management based on current regulations, actual expenses incurred, and technology and industry standards. The charge is included in the provision for depletion and depreciation and the actual restoration expenditures are charged to the accumulated provision amounts as incurred.

The Company applies a ceiling test to capitalized costs which limits such costs to the aggregate of the estimated present value, using a ten percent discount rate of the estimated future net revenues from production of proven reserves at year end at market prices less future production, administrative, financing, site restoration, and income tax costs plus the lower of cost or estimated market value of unproved properties. If capitalized costs are determined to exceed estimated future net revenues, a write-down of carrying value is charged to depletion in the period.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates. Significant areas requiring management's estimates and assumptions are the determination of the fair value of transactions involving common stock, stock based compensation, financial instruments as well as deferred tax balances and asset impairment tests. Further, depreciation, depletion and amortization of oil and gas properties and the impairment of oil and gas properties are determined using estimates of oil and gas reserves. There are numerous uncertainties in estimating the quantity of reserves and in projecting the future rates of production and timing of development expenditures, including future costs to dismantle, dispose, plug, and restore the Company's properties. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way. Proved reserves of oil and natural gas are estimated quantities that geological and engineering data demonstrate with reasonable certainty to be recoverable in the future from known reservoirs under existing conditions.

MAINLAND RESOURCES INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
FEBRUARY 28, 2011, FEBRUARY 28, 2010 and FEBRUARY 28, 2009
(Audited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (continued)

Asset retirement obligations

The Company has adopted the provisions of FASB ASC 410-20 "Asset Retirement and Environmental Obligations," which requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the related oil and gas properties. As of February 28, 2011, there has been no asset retirement obligations recorded.

Financial instruments

The fair value of the Company's financial assets and financial liabilities approximate their carrying values due to the immediate or short-term maturity of these financial instruments.

Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalent accounts in financial institutions. As of February 28, 2011, the Company's cash and cash equivalents do not exceed federally insured limits.

Earnings (loss) per common share

Basic earnings (loss) per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings (loss) per share reflect the potential dilution of securities that could share in the earnings of the Company. Where applicable, dilutive loss per share is equal to that of basic loss per share as the effects of stock options and warrants have been excluded as they are anti-dilutive. Using the treasury stock method, common stock equivalents are 573,210 shares issuable under stock options.

Revenue Recognition

Oil and natural gas revenues are recorded using the sales method, whereby the Company recognizes oil and natural gas revenue based on the amount of oil and gas sold to purchasers, when title passes, the amount is determinable and collection is reasonably assured. Actual sales of gas are based on sales, net of the associated volume charges for processing fees and for costs associated with delivery, transportation, marketing, and royalties in accordance with industry standards. Operating costs and taxes are recognized in the same period in which revenue is earned.

Income taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. At February 28, 2011, the Company has a current income tax liability of $Nil. The original balance of $2,600,000 recorded during the period was attributable to the net taxable gain realized from the sale of the Haynesville Shale assets in the East Holly prospect to Exco Operating Company, LP which has been fully offset by deductible exploration costs incurred on the drilling of the Burkley-Phillips #1 well in Mississippi (see Notes 3 and 9).

MAINLAND RESOURCES INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
FEBRUARY 28, 2011, FEBRUARY 28, 2010 and FEBRUARY 28, 2009
(Audited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (continued)

Stock-based compensation

The Company has adopted FASB ASC 718-10, "Compensation- Stock Compensation", which requires the compensation cost related to share-based payments, such as stock options and employee stock purchase plans, be recognized in the financial statements based on the grant-date fair value of the award.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

Recent accounting pronouncements

In January 2010, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2010-6, "Improving Disclosures about Fair Value Measurements." This update requires additional disclosure within the roll forward of activity for assets and liabilities measured at fair value on a recurring basis, including transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy and the separate presentation of purchases, sales, issuances and settlements of assets and liabilities within Level 3 of the fair value hierarchy. In addition, the update requires enhanced disclosures of the valuation techniques and inputs used in the fair value measurements within Levels 2 and 3. The new disclosure requirements are effective for interim and annual periods beginning after December 15, 2009, except for the disclosure of purchases, sales, issuances and settlements of Level 3 measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010. As ASU 2010-6 only requires enhanced disclosures, the Company does not expect that the adoption of this update will have a material effect on its financial position, cash flows and results of operations.

In December 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-28 (ASU 2010-28), Intangibles, Goodwill and Other. The amendments in this Update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. The Company does not expect the provisions of ASU 2010-28 to have a material effect on the Company's financial position, results of operations or cash flows.

MAINLAND RESOURCES INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
FEBRUARY 28, 2011, FEBRUARY 28, 2010 and FEBRUARY 28, 2009
(Audited)

NOTE 3 - OIL AND GAS PROPERTIES

East Holly Prospect

On February 27, 2008, the Company entered into an option agreement (the "Option Agreement") with Kingsley Resources, Inc. ("Kingsley"), pursuant to which the Company acquired all the right, title and interest Kingsley had in and to certain leasehold estates in the state of Louisiana ("the Leases") which were the subject of a purchase agreement dated December 11, 2007, and modified February 1, 2008 (collectively, the "Leasehold Purchase Agreement") between Kingsley and Permian Basin Acquisition Fund ("Permian"), pursuant to which Kingsley had the right to acquire the sub-surface rights provided for in the Leases. In order to complete the acquisition of the Leases the Company was required to pay $100,000 on April 2, 2008 to Kingsley and assume all of Kingsley's obligations under the Leasehold Purchase Agreement. On March 14, 2008, the Company completed the Option agreement and the Leasehold Purchase Agreement at a total cost of $687,596, which includes the $100,000 that was paid on April 2, 2008, for approximately 2,551 net acres.

On December 21, 2009, the Company acquired, under its agreement with Petrohawk, an additional 159.3 net acres for $412,985 and on December 23, 2009 the Company also acquired an additional 51.96 net acres in conjunction with Petrohawk for $94,731 within the Cotton Valley/Haynesville trend in the State of Louisiana.

Cotton Valley/ Haynesville

The Company has leased various other properties totalling approximately 144 net acres, consisting of approximately 84 net acres leased as of February 29, 2008 and added 60 net acres leased during the year ended February 28, 2009 for additional consideration of $22,753. These additional property leases, within the Cotton Valley/Haynesville trend in the state of Louisiana, are for three year terms. The Company has a 100% Working Interest and a 75% N.R.I. in the leases comprising a total of 2,695 net acres.

Petrohawk Venture Agreement

On July 14, 2008, The Company entered into a binding venture agreement with Petrohawk Energy Corporation ("Petrohawk") for the joint development of the Haynesville Shale on the Company's properties ("the Leases") in De Soto Parish, Louisiana. Effective August 4, 2008, the Company entered into a definitive binding agreement with Petrohawk consummating the transaction on July 14, 2008.

Under the terms of the Agreement, Petrohawk agreed to pay 100% of the costs of development associated with the first well drilled below the Cotton Valley Formation, including drilling, completing and fracture stimulating, as well as costs up to and including pipeline connection. Petrohawk also agreed to pay 80% of all costs of the second well drilled on the Leases below the base of the Cotton Valley with the Company paying the remaining 20% of the costs. For the third and all subsequent wells drilled on the Leases below the base of the Cotton Valley Formation, Petrohawk will pay 60% of the drilling and completion costs and the Company will pay 40%.

The Company will transfer 60% of its De Soto Parish leases to Petrohawk at closing, but only as the Leases relate to all depths below the base of the Cotton Valley Formation, and specifically the Haynesville Shale. Petrohawk agrees to gather and market the Company's production from above the base of the Cotton Valley Formation, pursuant to a mutually acceptable agreement.

Griffiths 11- #1

The first well under the Petrohawk Agreement, the Griffiths 11- #1, began drilling in October 2008. The well commenced production at the end of January 2009. The Company owned a 40% working interest in the well.

Stevenson Douglas LLC. 16 - #1

The second well under the Petrohawk Agreement, the Steven Douglas LLC 16 - #1, began drilling in April 2009. The well commenced production in March, 2010. The Company owned a 19.09% working interest in the well.

MAINLAND RESOURCES INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
FEBRUARY 28, 2011, FEBRUARY 28, 2010 and FEBRUARY 28, 2009
(Audited)

NOTE 3 - OIL AND GAS PROPERTIES (continued)

Dehan 15 - #1-H

The third well under the Petrohawk Agreement, the Dehan 15 - #1-H, began drilling in May 2009. The well commenced production in August 2009. The Company owned a 25.73% working interest in the well.

International Paper 12H-1

The fourth well under the Petrohawk Agreement, the International Paper 12-#1H commenced production in April 2010. The Company owned a 20.58% working interest in the well.

Paul Little 7H-#1

The fifth well under the Petrohawk Agreement, the Paul Little 7H-#1. Drilling was completed in May 2010 and commenced production in 2010. The Company owned a 20.54% working interest in the well.

Exco Operating Company, LP - Sale

On April 22, 2010, the Company closed the sale of its Haynesville Shale assets in East Holly Field, DeSoto Parish, Louisiana. The assets have been sold to EXCO Operating Company, LP., a wholly owned subsidiary of EXCO Resources, for $28,159,604 effective January 1, 2010. The Company has sold its 40% working interest in all rights deeper than the base of the Cotton Valley formation (which has been defined to be 100 feet below the stratigraphic equivalent of the Cotton Valley formation and includes all of the Company's producing wells as described above) in the East Holly Field. The Company continues to own a 100% interest in all rights above this depth and specifically, in the Cotton Valley, Hosston and Upper Bossier sections.

The Company has used the proceeds of the sale to fund the drilling of the initial well (designated as the Burkley-Phillips No. 1 Well) on its Buena Vista prospect in Jefferson County, Mississippi, and to retire its debt to Guggenheim Partners LLC. (Refer to Note 9).

Mississippi Prospect

On September 3, 2008, the Company signed an Option Agreement with Westrock Land Corp ("Westrock") to acquire 5,000 net acres in mineral oil and gas leases located in the State of Mississippi. In accordance with the terms and provisions of the Option Agreement; (i) the Company will acquire a 100% working interest and a 75% net revenue interest in the Leases; (ii) the Company has agreed to pay certain acquisition costs per net mineral acres and also paid a $500,000 deposit on September 3, 2008 to secure the Option Agreement; (iii) the balance of the acquisition costs totalling $2,275,000 will be due and payable upon completion of the due diligence, to be completed by the Company no later than October 15, 2008. The Option Agreement was subsequently extended on each of October 15, 2008, November 30, 2008, April 16, 2009 and June 1, 2009 whereby the option period has been extended until January 20, 2010. Additional deposits of $250,000, $100,000, $250,000, $100,000 and $100,000 were paid on October 17, 2008, December 1, 2008, December 29, 2008, April 27, 2009, May 6, 2009 and June 5, 2009 for a total deposit to date of $1,300,000 (February 28, 2009 - $1,100,000). Effective February 12, 2010, based upon completion of its due diligence, the Board of Directors determined that it was not in the best interests of the Company and its shareholders to proceed with the acquisition and development of the Leases in accordance with the terms and provisions of the Option Agreement and the Company authorized the termination of the Option Agreement. The Company and Westrock agreed that the Option Agreement would be terminated and the Company and Westrock would be released from their respective duties and obligations. The Company has forfeited its deposit of the $1,300,000 paid to Westrock which was recorded as a loss during fiscal 2010.

MAINLAND RESOURCES INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
FEBRUARY 28, 2011, FEBRUARY 28, 2010 and FEBRUARY 28, 2009
(Audited)

NOTE 3 - OIL AND GAS PROPERTIES (continued)

Buena Vista -Mississippi Haynesville/Bossier Prospect

On June 23, 2009, the Company signed an Option Agreement with Westrock Land Corp to acquire approximately 8,000 net acres in mineral oil and gas leases located in the State of Mississippi. In accordance with the terms and provisions of the Option Agreement; (i) the Company will acquire a 100% working interest and a minimum 75% net revenue interest in the Leases; (ii) the Company has agreed to pay certain acquisition costs per net mineral acres by August 31, 2009. On August 28, 2009, the Company amended the Option Agreement to expand the acreage to include an additional 225 acres thus aggregating approximately 8,225 net acres subject to the Option Agreement. The Company further agreed to advance a payment of $300,000 towards the total purchase price of the acreage under the Option Agreement on August 31, 2009. On October 13, 2009 the Company paid an additional $900,000 towards the purchase price of the property and paid the final instalment of $2,090,060 on November 3, 2009 for a total purchase price of $3,290,060. During fiscal 2010 the Company acquired approximately an additional 861 net acres for $122,376 and in fiscal 2011 the Company acquired approximately an additional 8,573 net acres at a cost of $556,258. The Company's total acreage as of February 28, 2011 is approximately 17,838 net acres, with net revenue interests ranging from 71.00% to 78.34%. Total cost to date of acquiring leases is $3,967,962.

On July 21, 2010, the Company spud the first well, the Burkley-Phillips No. 1 well, on the Buena Vista Prospect. Drilling to a total depth of 22,000 ft was concluded on December 24, 2010. The well was logged, a core interval was cut and a thorough technical analysis of results was conducted. The well is currently planned for a completion in the second half of 2011. The Company's working interest in the well is 72%. The Company will fund 90% of the well costs to earn its 72% interest in the well. Guggenheim Partners LLC will fund 10% of the well costs in order to earn an 8% working interest in the well.

Effective on September 17, 2009, the Board of Directors of the Company authorized the execution of a letter agreement (the "Letter Agreement") with American Exploration Corporation, a Nevada corporation ("AEC") to jointly develop contiguous acreage known as the Buena Vista Area located in Mississippi (the "Joint Development Project"). In accordance with the terms and provisions of the Letter Agreement: (i) AEC agreed to commit approximately 5,000 net acres and the Company agreed to commit approximately 8,225 net acres to the Joint Development Project; (ii) the Company shall be the operator of the Joint Development Project; (iii) the Company agreed to pay 80% of the initial well drilling and completion costs to earn a 51% working interest in the well and the total Joint Development Project; and (iv)AEC agreed to pay 20% of the initial well drilling and completion costs to earn a 49% working interest in the well and the total Joint Development Project. Also in accordance with the terms and provisions of the Joint Development Project, future costs, including drilling and completions, for oil and gas activities of the net acreage in the Joint Development Project will be split on a 51% / 49% basis between the Company and AEC, respectively. The Company was required to acquire the acreage committed to the Joint Development Project from an unrelated third party on or before October 15, 2009 otherwise the Letter Agreement would terminate and would no longer be in force and effect. The Company completed the transaction as per above paragraph.

On April 26, 2010, AEC failed to fund its 20% share of the estimated total well costs of the Burkley-Phillips No. 1 well on the company's Buena Vista Prospect ("Prospect") in Jefferson County, Mississippi. As a result, AEC forfeited its rights to a 29% working interest in the well and in the Prospect in favour of the Company. AEC will continue to be entitled to receive a 20% working interest in the first well and the Prospect after completion, subject to compliance by AEC with all other terms and conditions of the Letter Agreement and the related Joint Operating Agreement. On March 22, 2010 the Company and AEC entered into a definitive Merger Agreement and Plan of Merger (refer to Note 4).

MAINLAND RESOURCES INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
FEBRUARY 28, 2011, FEBRUARY 28, 2010 and FEBRUARY 28, 2009
(Audited)

NOTE 3 - OIL AND GAS PROPERTIES (continued)

The Company's Oil and Gas properties are made up as follows:
	February 28 2011	February 28, 2010

Oil and Gas Properties:
Proved, subject to depletion	$ -	$ 3,227,866
Unproved, not subject to depletion	14,685,943	8,223,155

		11,451,021
Accumulated depletion	-	(1,147,465)

Preliminary Oil and Gas Properties	14,685,943	10,303,556
Less: reclassified to Assets held for Sale (refer to Note 9)	-	(6,769,120)

Total Oil and Gas Properties	$ 14,685,943	$ 3,534,436

The following is a summary of the transactions involving the Company's unproven properties not subject to depletion:
	Acquisition Costs	Development Costs	Total

Balance, February 28, 2009	$ -	$ -	$ -

Incurred during the year	3,920,152	6,743,858	10,664,010
Reallocated to proven and subject to depletion	-	(2,440,855)	(2,440,855)

Preliminary unproven properties	3,920,152	4,303,003	8,223,155

Less: reclassified to Assets Held for sale (refer to Note 9)	(385,716)	(4,303,003)	(4,688,719)

Balance, February 28, 2010	3,534,436	-	3,534,436
Incurred during the year	11,151,507	-	11,151,507

Balance, February 28, 2011	$ 14,685,943	$ -	$ 14,685,943

Depletion of proved oil and gas properties during fiscal 2010 was computed on the units-of-production method based upon estimated proved reserves of 1,901 MMCF, reserves produced during fiscal 2010 of 675,781 Mcf and net capitalized costs to be amortized totalling $3,227,866 resulting in a depletion cost of $1,135,465 for the period and total accumulated depletion costs as of February 28, 2010 of $1,147,465. Effective January 1, 2010, the Company sold its proven properties at the East Holly Prospect to Exco (refer to Note 9).

MAINLAND RESOURCES INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
FEBRUARY 28, 2011, FEBRUARY 28, 2010 and FEBRUARY 28, 2009
(Audited)

NOTE 4 - PLAN OF MERGER

Merger Agreement and Plan of Merger

On March 22, 2010 the Company and American Exploration Corporation ("AEC") entered into a definitive Merger Agreement and Plan of Merger (the "Merger Agreement") that contemplates a stock-for-stock merger to be effected under the laws of Nevada. If the merger is completed, the Company will be the surviving corporation, and will become vested with all of American Exploration's assets and property.

Under the terms of the Merger Agreement, AEC's stockholders will receive one share of the Company for every four shares of AEC common stock they own. Currently, there are approximately 60,273,333 shares of AEC common stock outstanding, which would result in the issuance of approximately 15,068,333 shares of the Company's common stock to the former stockholders of AEC upon completion of the merger. The former AEC stockholders would then own approximately 15.6% of the issued and outstanding common stock of the Company, as the surviving corporation. The Merger also contemplates that all outstanding common stock options of AEC and all outstanding share purchase warrants of AEC will be replaced with non-transferable stock options non-transferable common stock purchase warrants of the Company under similar terms and conditions as the original AEC options and share purchase warrants. The number of replacement options and warrants issuable will be determined with reference to the above four to one share exchange ratio. The replacement options will be exercisable at a price of $1.50 per share.

The merger is subject to various conditions, including approval of the respective stockholders of each of AEC and the Company, completion of fairness opinions by both parties and completion by each party to its satisfaction, due diligence investigation of the other party's business and affairs to determine the feasibility, economic or otherwise. Both parties have obtained their respective fairness opinions. The due diligence by both parties was completed on May 5, 2010. The proposed merger is still subject to respective stockholders approval. The Merger Agreement is subject to termination by either party if certain conditions specified in the Merger Agreement are not satisfied at or before the "Termination Date," which was previously defined to mean May 31, 2011, or such later date as may be mutually agreed by the parties. Mainland and American Exploration have entered into an amending agreement dated May 17, 2011 which extends the Termination Date to August 31, 2011.

On September 27, 2010, the Company approved an unsecured promissory loan of $60,000 to AEC. The note had an original maturity date of December 31, 2010 and an interest rate of 12% per annum. The maturity date of this loan was extended to August 31, 2011.

MAINLAND RESOURCES INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
FEBRUARY 28, 2011, FEBRUARY 28, 2010 and FEBRUARY 28, 2009
(Audited)

NOTE 5 - PROMISSORY NOTE

Effective July 21, 2009, the Board of Directors of the Company authorized the execution of a $3,500,000 senior secured bridge loan with Guggenheim Corporate Funding LLC ("Guggenheim") (the "Loan Agreement"). The Company closed the Loan Agreement effective August 10, 2009 with a maturity date of December 1, 2009. In connection with the bridge loan, $2,000,000 was advanced to the Company with the remaining $1,500,000 to be advanced after certain conditions were met. The term financing also proposes non-binding conditions for a $10,000,000 senior secured advancing line of credit to be negotiated between the Company and Guggenheim. On October 16, 2009, the Board of Directors of the Company authorized the execution of a senior secured advancing line of credit agreement with a maturity date of October 16, 2011 (the "Line of Credit Agreement"). The Line of Credit Agreement represents a $40,000,000 line of credit facility with Guggenheim and certain other lenders. The advances have been used to retire the $2,000,000 outstanding on the $3,500,000 senior secured bridge loan indicated above and to fund well drilling and completion costs and property acquisition costs.

The original bridge loan and the line of credit bear interest at the lower of 12% or bank prime rate plus 7.00% calculated and paid on a monthly basis, of which $201,159 was paid through February 28, 2010. The line of credit is secured by way of a first-priority security interest in all of the Company's assets including the Company's interest in the an area of mutual interest (" AMI") (including but not limited to all properties and leasehold within the DeSoto Acreage and the Buena Vista prospect). In addition, the Company has agreed to assign permanent overriding royalty interests ("ORRI") to Guggenheim ranging from 2.5% (proportionately reduced from the Company's working interest) on any acreage now owned or hereafter acquired within the AMI. If the Company repays the outstanding principal early, and an agreed rate of return has not been realized by Guggenheim, an additional ORRI of 5.5% will be added to the permanent ORRI until Guggenheim realizes the required rate of return, after which only the permanent ORRI will remain. Additionally, Guggenheim will participate through an associated company as a 10% working interest partner in the drilling and development of the Company's Buena Vista project in Mississippi.

The Company paid financing fees in connection with the original bridge loan of $415,600 which were being amortized over the life of the loan of which $249,277 was amortized through October 16, 2009. The then unamortized balance of $166,323 along with $1,093,617 of additional costs incurred in connection with the new line of credit will be amortized over the life of the line of credit to October 16, 2011. A total of $438,276 of this balance was amortized through February 28, 2010 leaving an unamortized balance of $1,070,941.

On April 22, 2010 the Company closed the sale of its Haynesville Shale assets in East Holly Field, DeSoto Parish, Louisiana. The assets have been sold to EXCO Operating Company, LP, a wholly owned subsidiary of EXCO Resources, for $28,159,604. The Company used part of the proceeds to retire its debt to Guggenheim and to re-acquire the overriding royalty interests granted to Guggenheim in the DeSoto Acreage. The assets and liabilities related to this disposal were reclassified as of February 28, 2010 and include the promissory note payable to Guggenheim totalling $10,278,485 being classified as liabilities held for sale and the unamortized deferred financing costs totalling $1,070,941 being classified as assets held for sale (refer to Note 9 ).

MAINLAND RESOURCES INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
FEBRUARY 28, 2011, FEBRUARY 28, 2010 and FEBRUARY 28, 2009
(Audited)

NOTE 6 - STOCKHOLDERS' EQUITY

(a)        Share Capital

The Company's capitalization is 600,000,000 common shares with a par value of $0.0001 per share.

The directors of the Company have approved various special resolutions to undertake forward splits of the common stock of the Company as follows: 20 new shares for 1 old share which was effective March 11, 2008; 1.5 new shares for 1 old share which was effective May 29, 2008 and 2 new shares for 1 old share which was effective on July 15, 2009.

All references in these financial statements to number of common shares, price per share and weighted average number of common shares outstanding prior to the 20:1 forward stock split on March 11, 2008, the 1.5:1 forward stock split on May 29, 2008 and the 2:1 forward stock split on July 15, 2009 have been adjusted to reflect these stock splits on a retroactive basis, unless otherwise noted.

On May 26, 2010 the Company corrected an administrative oversight regarding the Company's authorized share capital in relationship to the 1.5 for 1 forward split that was effective May 28, 2008, by filing a Certificate of Change with the Nevada Secretary of State. As a result, as of May 26, 2010, the Company's authorized share capital has been increased from 400,000,000 to 600,000,000 shares of common stock, par value $0.0001 per share. There was no change to the Company's issued and outstanding share capital.

On March 22, 2010 the Board of Directors increased the allowable number of options to be granted from 12,000,000 shares to 15,000,000 shares.

(b)        Private Placements

On June 15, 2006, the Company issued 12,000,000 unregistered shares of common stock at $0.0000143 per share for proceeds of $172.

On October 6, 2006, the Company issued 25,020,000 unregistered shares of common stock at a price of $0.000715 per share for proceeds of $17,892.

On October 15, 2007, the Company issued 24,000,000 unregistered shares of common stock at a price of $0.00085 per share for proceeds of $20,452.

Between May 1, 2008 and July 22, 2008, the Company completed a private placement of 12,000,000 unregistered units at $0.33 per unit for proceeds of $4,000,000. Of this amount, $50,000 was by way of a settlement of debt and the remaining $3,950,000 was received in cash. Each unit consists of one common share and one-half non-transferable share purchase warrant; one whole non-transferable purchase warrant is exercisable at $0.67 per share for a period of one year from the date of issuance ending on May 1, 2009.

(c)        Other issuances

On July 15, 2006, the Company issued 6,210,000 shares of common stock at a price of $0.00071 per share on settlement of $4,440 for mineral property acquisition.

On March 17, 2009, the Company issued 5,000 shares of common stock at an estimated fair value of $1.78 per share as per the terms of a consulting agreement that became effective March 1, 2009.

On June 15, 2009, the Company issued 5,000 shares of common stock at an estimated fair value of $1.45 per share as per the terms of a consulting agreement that became effective March 1, 2009.

MAINLAND RESOURCES INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
FEBRUARY 28, 2011, FEBRUARY 28, 2010 and FEBRUARY 28, 2009
(Audited)

NOTE 6 - STOCKHOLDERS' EQUITY (continued)

(d)        Share Purchase Warrants

On April 29, 2009, the Company extended the expiration of 6,000,000 warrants from May 1, 2009 to June 1, 2009.

During the year ended February 28, 2010, a total of 1,729,500 warrants were exercised at $0.67 per share with net proceeds of $1,153,000 to the Company and the remaining 4,270,500 warrants expired unexercised.

The Company's share purchase warrants activity for the year ended February 28, 2011 is summarized as follows:
	Number of Warrants	Weighted average exercise Price per share	Weighted average remaining In contractual life (in years)
Balance, February 28, 2009	6,000,000	$ 0.67	0.17
Issued	-	-	-
Expired	(4,270,500)	0.67	-
Exercised	(1,729,500)	0.67	-

Balance, February 28, 2010	-	-	-
Issued	-	-	-
Expired	-	0.67	-
Exercised	-	0.67	-

Balance, February 28, 2011	-	$ -	-

NOTE 7 - STOCK OPTION PLAN

On April 7, 2008, the Board of Directors of the Company ratified, approved and adopted a Stock Option Plan for the Company allowing for the grant of up to 4,400,000 options to acquire common shares with terms of up to 10 years. Subsequently, the Board of Directors of the Company ratified, approved and amended the Stock Option Plan increasing the allowable grant as follows: to 7,600,000 options effective July 9, 2008, to 12,000,000 options effective September 22, 2009 and to 15,000,000 options effective March 22, 2010. In the event an optionee ceases to be employed by or to provide services to the Company for reasons other than cause, any Stock Option that is vested and held by such optionee may be exercisable within up to ninety calendar days after the effective date that his position ceases. No Stock Option granted under the Stock Option Plan is transferable. Any Stock Option held by an optionee at the time of his death may be exercised by his estate within one year of his death or such longer period as the Board of Directors may determine.

As approved by the Board of Directors, on April 7, 2008, the Company granted 4,200,000 fully vested stock options to certain officers, directors and management of the Company at $0.59 per share for terms of ten years. The total fair value of these options at the date of grant was estimated to be $2,457,000 and was determined using the Black-Scholes option pricing model with an expected life of 5 years, a risk free interest rate of 2.75%, a dividend yield of 0% and expected volatility of 260% and was recorded as a stock based compensation expense in 2009.

As approved by the Board of Directors, between July 9, 2008 and August 19, 2008, the Company granted a total of 2,700,000 fully vested stock options to certain officers and directors of the Company at prices ranging from $2.10 per share to $3.18 per share for terms of ten years. The total fair value of these options at the date of grant was estimated to be $7,157,685 and was determined using the Black-Scholes option pricing model with the following assumptions; expected lives of 5 years, risk free interest rates ranging from 3.07% - 3.12%, dividend yields of 0% and expected volatility of 260% and was recorded as a stock based compensation expense in 2009.

MAINLAND RESOURCES INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
FEBRUARY 28, 2011, FEBRUARY 28, 2010 and FEBRUARY 28, 2009
(Audited)

NOTE 7 - STOCK OPTION PLAN (continued)

As approved by the Board of Directors, on November 18, 2008, the Company granted a total of 500,000 fully vested stock options to a director of the Company at $2.50 per share for terms of ten years. The total fair value of these options at the date of grant was estimated to be $1,182,500 and was determined using the Black-Scholes option pricing model with the following assumptions; an expected life of 5 years, a risk free interest rate of 2.22%, a dividend yield of 0% and expected volatility of 260% and was recorded as a stock based compensation expense in 2009.

As approved by the Board of Directors, on February 4, 2009, the Company granted a total of 600,000 fully vested stock options to two directors of the Company at $1.50 per share for terms of ten years. The total fair value of these options at the date of grant was estimated at $1,197,000 and determined using the Black-Scholes option pricing model with the following assumptions; an expected life of 5 years, a risk free interest rate of 1.91%, a dividend yield of 0% and expected volatility of 260% and was recorded as a stock based compensation expense in 2009.

Also effective February 4, 2009, the Company cancelled 1,800,000 previously granted and fully vested options to a former director at $0.59 per share and re-priced to $1.50 per share, 3,200,000 previously granted and fully vested options with original exercise prices ranging from $2.10 per share to $3.18 per share with all other terms remaining unchanged from the original issuances. The estimated incremental fair value resulting from the modification of these options of $8,500 was recorded as a stock based compensation expense in 2009.

As approved by the Board of Directors, on August 14, 2009, the Company granted a total of 800,000 fully vested stock options to two directors of the Company at $1.50 per share for terms of ten years. The total fair value of these options at the date of grant was estimated at $1,148,000 and determined using the Black-Scholes option pricing model with the following assumptions; an expected life of 5 years, a risk free interest rate of 2.51%, a dividend yield of 0% and expected volatility of 260% and was recorded as a stock based compensation expense in 2009.

Effective September 22, 2009, the Board of Directors authorized the execution of a two-year executive service agreement with Mark Witt, the Chief Financial Officer/Treasurer of the Company (the "Executive Service Agreement"). In accordance with the terms and provisions of the Executive Service Agreement: (i) the Company would pay Mr. Witt a monthly salary of $10,000; (ii) the Company would grant an aggregate of 3,000,000 stock options (the "Stock Options") to Mr. Witt under its 2008 Stock Option Plan, as amended (the "Stock Option Plan"), with such terms and provisions of the grant, including exercise price and duration of exercise period, to be determined at the time of grant as follows: (a) 1,500,000 Stock Options would vest when the Company successfully raised equity funding in the amount of $10,000,000 and (b) 500,000 Stock Options would vest when the Company completed its listing and commences trading of its shares of common stock with a designated trading symbol (the "Trading Date") with the NYSE Amex Equities, formerly known as the American Stock Exchange ("NYSE Amex Equities"); (c) 500,000 Stock Options would vest at the one year anniversary date of the Trading Date, and (d) 500,000 Stock Options would vest at the second year anniversary date of the Trading Date. The exercise price at each vesting date would be the lesser of (a) the thirty-day weighted average price of the Company's shares of common stock prior to each of the respective vesting dates and (b) the issue price of the shares of common stock in the equity financings above. On March 23, 2010 Mr. Witt resigned as the Chief Financial Officer/Treasurer of the Company. Under the terms of his separation and release agreement with the company dated March 26, 2010, Mr. Witt was paid a severance of $77,419, and in lieu of the above mentioned stock options previously awarded being cancelled, he was granted 500,000 common stock options, exercisable for two years at an exercise price of $1.25 per share.

MAINLAND RESOURCES INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
FEBRUARY 28, 2011, FEBRUARY 28, 2010 and FEBRUARY 28, 2009
(Audited)

NOTE 7 - STOCK OPTION PLAN (continued)

Effective September 22, 2009, the Board of Directors authorized the execution of a two-year executive service agreement with Michael J. Newport, the President/Chief Executive Officer and a director of the Company (the "Executive Service Agreement"). In accordance with the terms and provisions of the Executive Service Agreement: (i) the Company shall continue to pay Mr. Newport a monthly salary of $15,000; (ii) the Company would grant an aggregate of 1,500,000 stock options (the "Stock Options") to Mr. Newport under its 2008 Stock Option Plan, as amended (the "Stock Option Plan"), with such terms and provisions of the grant, including exercise price and duration of exercise period, to be determined at the time of grant as follows: (a) 500,000 Stock Options would vest when the Company has completed its listing and commences trading of its shares of common stock with a designated trading symbol (the "Trading Date") with the NYSE Amex Equities, formerly known as the American Stock Exchange ("NYSE Amex Equities"); (b) 500,000 Stock Options would vest at the one year anniversary date of the Trading Date, and (c) 500,000 Stock Options would vest at the second year anniversary date of the Trading Date. The exercise price at each vesting date shall be the lesser of (a) the thirty-day weighted average price of the Company's shares of common stock prior to each of the respective vesting dates and (b) the issue price of the shares of common stock in the equity financings above. As approved by the Board of Directors on April 8, 2010, the 1,500,000 stock options noted above were cancelled and replaced by a grant of 500,000 fully vested stock options with an exercise price of $1.47 per share for a term of 10 years.

Effective August 23, 2010, the Board of Directors authorized the execution of a two-year executive service agreement with Nicholas W. Atencio, the Chief Executive Officer and a director of the Company (the "Executive Service Agreement"). In accordance with the terms and provisions of the Executive Service Agreement: (i) the Company shall continue to pay Mr. Atencio a monthly salary of $25,000; (ii) the Company would grant an aggregate of 3,500,000 stock options (the "Stock Options") to Mr. Atencio under its 2010 Stock Option Plan, as amended (the "Stock Option Plan"), with such terms and provisions of the grant, including exercise price and duration of exercise period, to be determined at the time of grant as follows: (a) 1,500,000 Stock Options shall vest on the effective date of the executive services agreement at an exercise price of $0.44 per share and (b) a further 750,000 Stock Options would vest upon successful completion by the Company during the term of the executive agreement of an equity or debt financing of at least $5 million and (c) a further 750,000 Stock options would vest upon successful closing by the Company during the term of the executive services agreement of an agreement with any third party investing equity partner which allows for the initiation of drilling on the Cotton Valley/Hosston formations in the East Holly Field located in Louisiana and (d) a further 500,000 Stock Options would vest when the Company has completed its listing and commences trading of its shares of common stock with a designated trading symbol (the "Trading Date") with the NYSE Amex Equities, formerly known as the American Stock Exchange ("NYSE Amex Equities") during the term of the executive services agreement. The exercise price at each vesting date for items (b), (c) and (d) shall be equal to the 15 previous days weighted average closing share price of the Company's common shares from the date of successful completion of the requirements for vesting.

On April 8, 2010, the 1,500,000 stock options noted above were cancelled and replaced by a grant of 500,000 fully vested stock options with an exercise price of $1.47 per share for a term of 10 years to replace the agreement of September 22, 2009. The total fair value of these options at the date of grant was estimated at $581,900 and determined using the Black-Scholes option pricing model with the following assumptions; an expected life of 5 years, a risk free interest rate of 2.64%, a dividend yield of 0% and expected volatility of 109.9% and was recorded as a stock based compensation expense in fiscal 2011.

MAINLAND RESOURCES INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
FEBRUARY 28, 2011, FEBRUARY 28, 2010 and FEBRUARY 28, 2009
(Audited)

NOTE 7 - STOCK OPTION PLAN (continued)

As approved by the Board of Directors, on March 18, 2010, the Company granted a total of 1,000,000 stock options to a consultant of the Company at $1.15 per share for terms of ten years with such terms and provisions of the grant, including exercise price and duration of exercise period, to be determined at the time of grant as follows: (a) 100,000 Stock Options vesting immediately on effective date (b) 200,000 Stock Options vesting 90 days after effective date, (c) 200,000 Stock Options vesting 180 days after effective date and (d) 500,000 Stock Options vesting when the Company has completed its listing and commences trading of its shares of common stock with a designated trading symbol (the "Trading Date") with the NYSE Amex Equities, formerly known as the American Stock Exchange ("NYSE Amex Equities"). The total fair value of the initial 100,000 options as of March 18, 2010 was estimated at $99,660 and determined using the Black-Scholes option pricing model with the following assumptions; an expected life of 5 years, a risk free interest rate of 2.44%, a dividend yield of 0% and expected volatility of 111.2% and was recorded as a stock based compensation expense in 2011. The total fair value of the second tranche of 200,000 options as of June 16, 2010 was estimated at $183,200 and determined using the Black-Scholes option pricing model with the following assumptions; an expected life of 5 years, a risk free interest rate of 2.06%, a dividend yield of 0% and expected volatility of 98.3% and was recorded as a stock based compensation expense in fiscal 2011. The total fair value of the third tranche of 200,000 options as of September 14, 2010 was estimated at $70,180 and determined using the Black-Scholes option pricing model with the following assumptions; an expected life of 5 years, a risk free interest rate of 1.43%, a dividend yield of 0% and expected volatility of 219.0% and was recorded as a stock based compensation expense in fiscal 2011.

As approved by the Board of Directors, on March 26, 2010, the Company granted a total of 500,000 fully vested stock options to a consultant of the Company at $1.25 per share for terms of two years. The total fair value of these options at the date of grant was estimated at $385,950 and determined using the Black-Scholes option pricing model with the following assumptions; an expected life of 2 years, a risk free interest rate of 1.04%, a dividend yield of 0% and expected volatility of 103.31% and was recorded as a stock based compensation expense in fiscal 2011.

As approved by the Board of Directors, on April 5, 2010, the Company granted a total of 450,000 fully vested stock options to five consultants of the Company at $1.40 per share for terms of ten years. The total fair value of these options at the date of grant was estimated at $509,040 and determined using the Black-Scholes option pricing model with the following assumptions; an expected life of 5 years, a risk free interest rate of 2.75%, a dividend yield of 0% and expected volatility of 92.1% and was recorded as a stock based compensation expense in fiscal 2011.

As approved by the Board of Directors, on April 8, 2010, the Company granted a total of 1,500,000 fully vested stock options to two officers and directors of the Company at $1.55 per share for terms of ten years. The total fair value of these options at the date of grant was estimated at $1,733,250 and determined using the Black-Scholes option pricing model with the following assumptions; an expected life of 5 years, a risk free interest rate of 2.64%, a dividend yield of 0% and expected volatility of 109.9% and was recorded as a stock based compensation expense in fiscal 2011.

As approved by the Board of Directors, on April 5, 2010, the Company granted a total of 1,500,000 fully vested stock options to a former Director of the Company at $0.44 per share for terms of ten years. The total fair value of these options at the date of grant was estimated at $471,450 and determined using the Black-Scholes option pricing model with the following assumptions; an expected life of 5 years, a risk free interest rate of 1.43%, a dividend yield of 0% and expected volatility of 94.3% and was recorded as a stock based compensation expense in fiscal 2011.

On February 2, 2011, the Company granted a total of 1,350,000 stock options to a consultant of the Company at $0.75 per share for a term of 10 years. The total fair value of these options at the date of grant was estimated at $1,085,265 and determined using the Black-Scholes option pricing model with the following assumptions; an expected life of 5 years, a risk free interest rate of 2.10%, a dividend yield of 0% and expected volatility of 207% and was recorded as a stock based compensation expense in fiscal 2011.

MAINLAND RESOURCES INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
FEBRUARY 28, 2011, FEBRUARY 28, 2010 and FEBRUARY 28, 2009
(Audited)

NOTE 7 - STOCK OPTION PLAN (continued)

The Company's stock option activity for the year ended February 28, 2011 is summarized as follows:
	Number of Options	Weighted average exercise Price per share	Weighted average remaining In contractual life (in years)
Balance, February 28, 2009	6,200,000	$ 1.15	9.36
Granted	800,000	1.50	-
Exercised	-	-	-
Expired / cancelled	-	-	-
Balance, February 28, 2010	7,000,000	1.19	8.49
Granted	6,300,000	1.02	-
Exercised	-	-	-
Expired / cancelled	(200,000)	1.40	-
Balance, February 28, 2011	13,100,000	$ 1.10	8.06

NOTE 8 - RELATED PARTY TRANSACTIONS

The Company paid a total of $632,600 in management fees to officers and directors of the Company for the year ended February 28, 2011 (February 28, 2010 - $234,039; February 28, 2009 - $126,400).

The Company has paid $53,840 to an officer and director of the Company to provide office space and office services for the period ended February 28, 2011 (February 28, 2010 - $Nil; February 28, 2009 - $Nil).

The Company has paid $2,250 to an officer and director of the Company as an advance on expenses for the period ended February 28, 2011.

Effective September 22, 2009, the Board of Directors authorized the execution of a two-year executive service agreement with Michael J. Newport, the President/Chief Executive Officer and a director of the Company (the "Executive Service Agreement"). In accordance with the terms and provisions of the Executive Service Agreement: (i) the Company shall continue to pay Mr. Newport a monthly salary of $15,000; (ii) the Company would grant an aggregate of 1,500,000 stock options (the "Stock Options") to Mr. Newport under its 2008 Stock Option Plan, as amended (the "Stock Option Plan"), with such terms and provisions of the grant, including exercise price and duration of exercise period, to be determined at the time of grant as follows: (a) 500,000 Stock Options would vest when the Company has completed its listing and commences trading of its shares of common stock with a designated trading symbol (the "Trading Date") with the NYSE Amex Equities, formerly known as the American Stock Exchange ("NYSE Amex Equities"); (b) 500,000 Stock Options would vest at the one year anniversary date of the Trading Date, and (c) 500,000 Stock Options would vest at the second year anniversary date of the Trading Date. The exercise price at each vesting date shall be the lesser of (a) the thirty-day weighted average price of the Company's shares of common stock prior to each of the respective vesting dates and (b) the issue price of the shares of common stock in the equity financings above. As approved by the Board of Directors on April 8, 2010, the 1,500,000 stock options noted above were cancelled and replaced by a grant of 500,000 fully vested stock options with an exercise price of $1.47 per share for a term of 10 years.

MAINLAND RESOURCES INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
FEBRUARY 28, 2011, FEBRUARY 28, 2010 and FEBRUARY 28, 2009
(Audited)

NOTE 8 - RELATED PARTY TRANSACTIONS (continued)

Effective September 22, 2009, the Board of Directors authorized the execution of a two-year executive service agreement with Mark Witt, the Chief Financial Officer/Treasurer of the Company (the "Executive Service Agreement"). In accordance with the terms and provisions of the Executive Service Agreement: (i) the Company would pay Mr. Witt a monthly salary of $10,000; (ii) the Company would grant an aggregate of 3,000,000 stock options (the "Stock Options") to Mr. Witt under its 2008 Stock Option Plan, as amended (the "Stock Option Plan"), with such terms and provisions of the grant, including exercise price and duration of exercise period, to be determined at the time of grant as follows: (a) 1,500,000 Stock Options would vest when the Company successfully raised equity funding in the amount of $10,000,000 and (b) 500,000 Stock Options would vest when the Company completed its listing and commences trading of its shares of common stock with a designated trading symbol (the "Trading Date") with the NYSE Amex Equities, formerly known as the American Stock Exchange ("NYSE Amex Equities"); (c) 500,000 Stock Options would vest at the one year anniversary date of the Trading Date, and (d) 500,000 Stock Options would vest at the second year anniversary date of the Trading Date. The exercise price at each vesting date would be the lesser of (a) the thirty-day weighted average price of the Company's shares of common stock prior to each of the respective vesting dates and (b) the issue price of the shares of common stock in the equity financings above. On March 23, 2010 Mr. Witt resigned as the Chief Financial Officer/Treasurer of the Company. Under the terms of his separation and release agreement with the company dated March 26, 2010, Mr. Witt was paid a severance of $77,419, and in lieu of the above mentioned stock options previously awarded being cancelled, he was granted 500,000 common stock options, exercisable for two years at an exercise price of $1.25 per share.

Effective August 23, 2010, the Board of Directors authorized the execution of a two-year executive service agreement with Nicholas W. Atencio, the Chief Executive Officer and a director of the Company (the "Executive Service Agreement"). In accordance with the terms and provisions of the Executive Service Agreement: (i) the Company shall continue to pay Mr. Atencio a monthly salary of $25,000; (ii) the Company would grant an aggregate of 3,500,000 stock options (the "Stock Options") to Mr. Atencio under its 2010 Stock Option Plan, as amended (the "Stock Option Plan"), with such terms and provisions of the grant, including exercise price and duration of exercise period, to be determined at the time of grant as follows: (a) 1,500,000 Stock Options shall vest on the effective date of the executive services agreement at an exercise price of $0.44 per share and (b) a further 750,000 Stock Options would vest upon successful completion by the Company during the term of the executive agreement of an equity or debt financing of at least $5 million and (c) a further 750,000 Stock options would vest upon successful closing by the Company during the term of the executive services agreement of an agreement with any third party investing equity partner which allows for the initiation of drilling on the Cotton Valley/Hosston formations in the East Holly Field located in Louisiana and (d) a further 500,000 Stock Options would vest when the Company has completed its listing and commences trading of its shares of common stock with a designated trading symbol (the "Trading Date") with the NYSE Amex Equities, formerly known as the American Stock Exchange

During fiscal 2011, a shareholder advanced $650,000 to the Company pursuant to a Demand secured Promissory Note which bears interest at 10% per annum. As at February 28, 2011, accrued interest was $6,397 which has been included in accounts payable and accrued liabilities. Subsequent to year end, further advances of $310,000 were made under the same terms. The Demand Secured Promissory Note had a due date of March 31, 2011. The due date was subsequently extended to June 30, 2011. The Demand Secured promissory Note is secured by assets of the Company.

MAINLAND RESOURCES INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
FEBRUARY 28, 2011, FEBRUARY 28, 2010 and FEBRUARY 28, 2009
(Audited)

NOTE 9 - DISCONTINUED OPERATIONS

Exco Operating Company, LP - Sale

On April 22, 2010, the Company closed the sale of its Haynesville Shale assets in East Holly Field, DeSoto Parish, Louisiana. The assets have been sold to EXCO Operating Company, LP, a wholly owned subsidiary of EXCO Resources for $28,159,604 effective January 1, 2010. The Company has sold its 40% working interest in all rights deeper than the base of the Cotton Valley formation (which has been defined to be 100 feet below the stratigraphic equivalent of the Cotton Valley formation and includes all of the Company's producing wells) in the East Holly Field. The Company continues to own a 100% interest in all rights above this depth and specifically, in the Cotton Valley, Hosston and Upper Bossier sections.

As at February 28, 2010, certain assets and liabilities disposed of or discharged directly or indirectly in connection with this transaction have been classified as Assets or Liabilities Held for Sale. A summary of the items classified as Assets Held for Sale and Liabilities Held for Sale as at February 28, 2010 was as follows:

ASSETS HELD FOR SALE

Accounts receivable - production	$ 332,401
Deferred finance fees	1,070,941
Oil and Gas properties	6,769,120

TOTAL ASSETS HELD FOR SALE	$ 8,172,462

LIABILITIES HELD FOR SALE

Accounts payable - development costs	$ 108,566
Accounts payable - finance costs	822,605
Promissory note	10,278,485

TOTAL LIABILITIES HELD FOR SALE	$ 11,209,656

The gain on disposal of the discontinued operations reported during the period was determined as follows:

PROCEEDS FROM DISPOSAL	$ 28,159,604

LESS:
Carrying value of total assets disposed of	(9,404,566)
Cost to buy out Guggenheim interest in properties disposed of	(5,420,922)
Other related costs	(87,138)
Provision for income taxes	(2,600,000)
ADD:
Accounts payable assumed by purchaser	106,748

SUBTOTAL	(17,405,878)

NET GAIN ON DISPOSAL OF DISCONTINUED OPERATIONS	$ 10,753,726

MAINLAND RESOURCES INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
FEBRUARY 28, 2011, FEBRUARY 28, 2010 and FEBRUARY 28, 2009
(Audited)

NOTE 9 - DISCONTINUED OPERATIONS (continued)

For all periods presented, the results of the Company represent the results related to the disposed of wells, related properties and financing activities as discontinued operations. A summary of the components of the results of discontinued operations is as follows:
	Year Ended February 28,	Year Ended February 28,	Year Ended February 28,	Inception (May 12, 2006) to February 28,
	2011	2010	2009	2011

REVENUES
Oil and gas revenue	$	$ 2,407,600	$ 516,579	$ 2,924,179

GENERAL AND ADMINISTRATIVE EXPENSES
Operating costs and taxes	21,814	667,275	149,323	816,598
Depletion Allowance	-	1,135,465	12,000	1,147,465
Mineral property costs	-	-	-	14,510

	21,814	1,802,740	161,323	2,000,387

NET OPERATING INCOME (LOSS)	21,814	604,860	355,256	923,792
OTHER ITEMS
Interest expense	(172,458)	(201,159)	-	(373,617)
Finance costs	(10,000)	(438,276)	-	(448,276)

INCOME (LOSS) FROM DISCONTINUED OPERATIONS	$ (204,272)	$ (34,575)	$ 355,256	$ 101,899

MAINLAND RESOURCES INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
FEBRUARY 28, 2011, FEBRUARY 28, 2010 and FEBRUARY 28, 2009
(Audited)

NOTE 10 - INCOME TAXES

The Company has adopted the FASB ASC 740-10, "Income Taxes". As of February 28, 2011, February 28, 2010, and February 29, 2009, the Company had net operating loss carry forwards of approximately $4,805,750; $4,779,401 and $1,710,414, respectively that may be available to reduce future years' taxable income through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carryforwards.

During the year ended February 28, 2011 the Company realized a gain for tax purposes in connection with the discontinued operations disposal as described in Note 9. After utilizing all of the then available operating loss carryforwards, the Company had an estimated tax liability of approximately $2,600,000. This tax liability was further reduced to $Nil through the utilization of a portion of the operating loss carryforwards that resulted from operations from the date of the disposal through February 28, 2011.

The provision for income taxes consisted of the following components for the years ended February 28, 2011, February 28, 2010 and February 28, 2009:

	2011	2010	2009
Current:
Federal	35.0%	35.0%	35.0%
State	0.0%	0.0%	0.00%
Deferred:	-	-	-
Total income tax provision	35.0%	35.0%	35.0%

Components of net deferred tax assets, including a valuation allowance, are as follows at February 28:

	2011	2010	2009
Deferred tax assets:
Net operating loss carryforward	$ 4,805,750	$ 4,779,401	$ 1,710,414

Total deferred tax assets	1,682,013	1,672,790	598,645
Less: Valuation Allowance	(1,682,013)	(1,672,790)	(598,645)

Net Deferred Tax Assets	$ -	$ -	$ -

The valuation allowance for deferred tax assets as of February 28, 2011, February 28, 2010 and February 29, 2009 was $1,682,013, $1,672,790 and $598,645, respectively. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of February 28, 2011, February 28, 2010 and February 28, 2009.

MAINLAND RESOURCES INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
FEBRUARY 28, 2011, FEBRUARY 28, 2010 and FEBRUARY 28, 2009
(Audited)

NOTE 11 - SUBSEQUENT EVENTS

Demand Secured Promissory Note

During fiscal 2011, a shareholder advanced $650,000 to the Company pursuant to a Demand Secured Promissory Note which bears interest at 10% per annum. As at February 28, 2011, accrued interest was $6,397. Subsequent to year end, further advances of $310,000 were made under the same terms. The Demand Secured Promissory Note had a due date of March 31, 2011. The due date was subsequently extended to June 30, 2011.

NOTE 12 -CONTINGENCIES

During August 2009, the Company was included in a third party lawsuit by a former director of the Company. The former Director made certain allegations against the Company, as specifically described in the body of the Company's August 31, 2009 and November 30, 2009 filings on Form 10-Q and the February 28, 2010 10-K. Although the Company refutes these allegations and believes it should not be included in this action and that the claims contained within the lawsuit are without merit, it is possible that the Company may be exposed to a loss contingency. The amount of such loss, if any, could not previously be reasonably estimated and accordingly, no amount was recorded. During the year, the suit was settled with a result that there was no financial impact or ongoing obligation to the Company.

A complaint was filed in the second judicial district court in Washoe County, Nevada by Avasha Group, Ltd. ("Avasha") on November 18, 2009 (such complaint as amended November 23, 2009) against the Company and certain other unnamed defendants. Avasha alleges that on or about April 21, 2008, Avasha entered into private placement subscription agreement with the Company to purchase 500,000 units from the Company (with each unit consisting of one share of the Company's common stock and one-half of one stock purchase warrant, together, the "Securities") for a total purchase price of $500,000. Avasha alleges that it paid such purchase price to the Company but the Securities were not delivered to Avasha. Avasha alleges that it is entitled to delivery of such Securities, as adjusted to take into account subsequent stock split(s) by the Company. The Company believes that this claim is without merit and intends to vigorously defend this matter.

AMERICAN EXPLORATION CORPORATION
(An Exploration Stage Company)
BALANCE SHEETS
(Unaudited)

	March 31, 2011	December 31, 2010

ASSETS

Current Assets
Cash and cash equivalents	$11,807	$10,733
Total Current Assets	11,807	10,733

Oil and gas properties - unevaluated, not subject to amortization	3,771,001	3,771,001
Website, net of accumulated amortization of $7,818 and $6,976, respectively	2,182	3,024

Total Assets	$3,784,990	$3,784,758

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued liabilities	$8,612	$16,350
Accounts payable - related parties	103,462	44,110
Short-term note payable	80,000	50,000
Short-term notes payable - related parties	147,809	147,809
Convertible notes - related party	95,227	95,227
Total Current Liabilities	435,110	353,676

Commitments and contingencies	-	-

Stockholders' Equity
Common stock, $0.001 par value, 2,100,000,000 shares authorized:
60,273,333 shares issued and outstanding, respectively	60,273	60,273
Additional paid-in capital	6,063,076	5,978,955
Accumulated deficit during exploration stage	(2,773,469)	(2,608,146)
Total Stockholders' Equity	3,349,880	3,431,082

Total Liabilities and Stockholders' Equity	$3,784,990	$3,784,758

The accompanying notes are an integral part of these unaudited financial statements.

AMERICAN EXPLORATION CORPORATION
(An Exploration Stage Company)
STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2011 and 2010
and For the Period from Inception (May 11, 2006) to March 31, 2011

	For the Three Months Ended March 31,
	2011	2010	Inception (May 11, 2006) to March 31, 2011

Revenue	$ -	$ -	$ -

Operating Expenses
General and administrative	158,379	206,476	2,853,393
Depreciation and amortization	842	842	9,095
Total Operating Expenses	159,221	207,318	2,862,488

Loss from operations	(159,221)	(207,318)	(2,862,488)

Other income (expense)
Interest expense	(6,102)	(3,445)	(83,260)
Loss on sale of assets	-	-	(1,161)
Other income	-	75,000	173,800
Total other expense	(6,102)	71,555	89,019

Net loss	$ (165,323)	$ (135,763)	$ (2,773,469)

Net loss per common share - basic and diluted	$ (0.00)	$ (0.00)

Weighted average common shares - basic and diluted	60,273,333	59,900,000

The accompanying notes are an integral part of these unaudited financial statements.

AMERICAN EXPLORATION CORPORATION
(An Exploration Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
For the Period from Inception (May 11, 2006) to March 31, 2011
(Unaudited)

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-in	Exploration	Stockholders'
	Shares	Amount	Capital	Stage	Equity
Balance at inception on May 11, 2006	-	$ -	$ -	$ -	$ -

Initial capitalization, sale of
of common stock to directors on
May 11,2006 at $0.00005/share	94,500,000	94,500	(90,000)	-	4,500

Private placement - September 30,
at $0.0024/share	41,475,000	41,475	57,275	-	98,750

Net loss	-	-	-	(9,055)	(9,055)
Balance, December 31, 2006	135,975,000	135,975	(32,725)	(9,055)	94,195

Net loss	-	-	-	(60,078)	(60,078)
Balance, December 31, 2007	135,975,000	135,975	(32,725)	(69,133)	34,117

Private placement- November 19,
2008 at $0.67/share	1,350,000	1,350	898,650	-	900,000

Private Placement - November 24,
2008 at $0.67/share	150,000	150	99,850	-	100,000

Net loss	-	-	-	(106,170)	(106,170)
Balance December 31, 2008	137,475,000	137,475	965,775	(175,303)	927,947

Private placement - February 2009
at $0.667/share	487,500	488	324,512	-	325,000

Forgiven loan from director	-	-	5,000	-	5,000

Cancellation of shares	(83,100,000)	(83,100)	83,100	-	-

Shares issued for oil and gas lease -
August 2009 at $0.66/share	4,037,500	4,037	2,660,713	-	2,664,750

Private placements - August 2009
at $0.50/share	660,000	660	329,340	-	330,000

Private placements - September 2009
at $0.75 and $1.00/share	158,333	158	124,842	-	125,000

Private placement - October 2009
at $1.00/share	55,000	55	54,945	-	55,000

Amortization of share-based compensation	-	-	968,511	-	968,511

Discount on convertible debt	-	-	60,945	-	60,945

Net loss	-	-	-	(1,896,158)	(1,896,158)
Balance, December 31, 2009	59,773,333	$ 59,773	$ 5,577,683	$ (2,071,461)	$ 3,565,995

AMERICAN EXPLORATION CORPORATION
(An Exploration Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
For the Period from Inception (May 11, 2006) to March 31, 2011
(Unaudited)
(Continued)

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-in	Exploration	Shareholders'
	Shares	Amount	Capital	Stage	Equity

Balance, December 31, 2009	59,773,333	$ 59,773	$ 5,577,683	$ (2,071,461)	$ 3,565,995

Private placement - February 2010
at $0.25 per share	300,000	300	74,700	-	75,000

Private placement - April 2010
at $0.25 per share	200,000	200	49,800	-	50,000

Amortization of share-based compensation	-	-	276,772	-	276,772

Net loss	-	-	-	(536,685)	(536,685)
Balance Decenber 31, 2010	60,273,333	60,273	5,978,955	(2,608,146)	3,431,082

Amortization of share-based compensation	-	-	84,121	-	84,121

Net loss	-	-	-	(165,323)	(165,323)

Balance March 31, 2011	60,273,333	$ 60,273	$ 6,063,076	$ (2,773,469)	$ 3,349,880

The accompanying notes are an integral part of these unaudited financial statements.

AMERICAN EXPLORATION CORPORATION
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
For the Three Months Ended March 31, 2011 and 2010
and For the Period from Inception (May 11, 2006) to March 31, 2011

	For the Three Months Ended March 31,		Inception (May 11, 2006) to
	2011	2010	March 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$ (165,323)	$ (135,763)	$ (2,773,469)
Adjustments to reconcile net loss to cash used by operating activities:
Depreciation and amortization expense	842	842	9,095
Amortization of debt discount	-	-	60,945
Share-based compensation	84,121	69,193	1,329,404
Loss on sale of assets	-	-	1,161
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	(7,918)	(20,423)	8,474
Accounts payable - related parties	59,352	3,474	103,462
Net cash used in operating activities	(28,926)	(82,677)	(1,260,928)

CASH FLOWS FROM INVESTING ACTIVITIES
Website	-	-	(10,000)
Acquisition of unproved oil and gas properties	-	-	(1,108,551)
Net cash used in investing activities	-	-	(1,118,551)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock and warrants	-	75,000	2,063,250
Proceeds from notes payable	30,000	-	80,000
Proceeds from notes payable - related parties	-	-	152,809
Proceeds from issuance of convertible debt - related parties	-	-	95,227
Net cash provided by financing activities	30,000	75,000	2,391,286

(Decrease) increase in cash during the period	1,074	(7,677)	11,807

Cash, beginning of the period	10,733	9,560	-

Cash, end of the period	$ 11,807	$ 1,883	$ 11,807

Supplemental cash flow information:
Taxes paid	$ -	$ -	$ -
Interest paid	$ -	$ -	$ -

NON-CASH TRANSACTIONS
Common stock issued for oil and gas property	$ -	$ -	$ 2,664,750
Cancellation of loan from director	$ -	$ -	$ 5,000
Cancellation of shares	$ -	$ -	$ 83,100

The accompanying notes are an integral part of these unaudited financial statements.

AMERICAN EXPLORATION CORPORATION
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 1. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited interim financial statements of American Exploration Corporation (the "Company") have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q.  They do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for a complete financial presentation. In the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation, have been included in the accompanying unaudited financial statements.  Operating results for the periods presented are not necessarily indicative of the results that may be expected for the full year.

These financial statements should be read in conjunction with the audited financial statements and footnotes that are included as part of the Company's Form 10-K for the year ended December 31, 2010.

The Company was originally incorporated under the laws of the state of Nevada on May 11, 2006. The Company's current focus is oil and gas exploration and development. The Company has limited operations, is considered an exploration stage company, and has had no revenues from operations to date.

Basis of Presentation

In the opinion of management, the accompanying balance sheets and related statements of income and cash flows include all adjustments, consisting of normal recurring items, necessary for their fair presentation in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP").

On August 18, 2008, the Company affected a 14 for 1 forward stock split of its issued and outstanding par value $0.001 common shares. On April 13, 2009, a 1.5 for 1 forward stock split took effect. All share and per share amounts have been retroactively adjusted to reflect the effect of these forward stock splits.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include those regarding the recoverability of the Company's unevaluated oil and gas properties and valuation of option and warrant transactions.

Reclassification

Certain amounts for prior periods have been reclassified to conform to the current year presentation.

Loss per Share

Pursuant to FASB ASC Topic 260, Earnings Per Share, basic net loss per share is computed by dividing the net income (loss) attributable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net income per share is computed by dividing the net income attributable to common shareholders by the weighted-average number of common and common equivalent shares outstanding during the period. Common share equivalents included in the diluted computation represent shares issuable upon assumed exercise of stock options and warrants or the assumed conversion of convertible debt instruments, using the treasury stock and "if converted" method. For periods in which net losses are incurred, weighted average shares outstanding is the same for basic and diluted loss per share calculations, as the inclusion of common share equivalents would have an anti-dilutive effect.

For the three month periods ended March 31, 2011 and 2010, options to purchase 2,800,000 and 2,700,000 shares of common stock, and warrants to purchase 100,000 and 559,166 shares of common stock, respectively, were excluded from the diluted earnings per share calculation because their effect would have been anti-dilutive. For the three months ended March 31, 2011 and 2010, approximately 200,000 shares of common stock associated with the conversion feature in the convertible note entered into in January 2010 were also excluded.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

Concentrations of Risks - Cash Balances

The Company maintains its cash in institutions insured by the Canada Deposit Insurance Corporation (CDIC) and Federal Deposit Insurance Corporation (FDIC). As of March 31, 2011, the FDIC insured all amounts in non-interest bearing accounts and the CDIC had insured limits of up to $100,000 per depositor.

Oil and Gas Properties, Full Cost Method

The Company has elected to use the full cost method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells used to find proved reserves, and to drill and equip development wells, including directly related overhead costs and related asset retirement costs, are capitalized.

Under this method, all costs, including internal costs directly related to acquisition, exploration and development activities, are capitalized as oil and gas property costs on a country by country basis. Properties not subject to amortization consist of exploration and development costs which are evaluated on a property-by-property basis. Amortization of these unproved property costs begins when the properties become proved or their values become impaired. The Company assesses the realizability of unproved properties on at least an annual basis or when there has been an indication that impairment in value may have occurred. Impairment of unproved properties is assessed based on management's intention with regard to future exploration and development of individually significant properties and the ability of the Company to obtain funds to finance such exploration and development. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.

In applying the full cost method, the Company performs an impairment test (ceiling test) at each reporting date, whereby the carrying value of property and equipment is compared to the "estimated present value" of its proved reserves. The estimated present value of proved reserves is based upon future net revenues (after consideration of current economic and operating conditions at the end of the period) discounted at a 10 percent interest rate, plus the cost of properties not being amortized, plus the lower of cost or fair market value of unproved properties included in costs being amortized, less the income tax effects related to book and tax basis differences of the properties. If capitalized costs exceed this limit, the excess is charged as an impairment expense.

As of March 31, 2011, the Company had no proved properties and, based upon the current status of the exploratory well in progress at March 31, 2011 on the Company's properties, no impairment of unevaluated oil and gas properties was indicated.

Foreign exchange and currency translation

For the periods presented, the Company maintained cash accounts in Canadian and U.S. dollars, and incurred certain expenses denominated in Canadian dollars. The Company's functional and reporting currency is the U.S. dollar. Transactions denominated in foreign currencies are translated into U.S. dollars at exchange rates in effect on the date of the transactions. Assets and liabilities are translated using exchange rates at the end of each period. Exchange gains or losses on transactions are included in earnings. Adjustments resulting from the translation process are reported in a separate component of other comprehensive income and are not included in the determination of the results of operations. For all periods presented, any exchange gains or losses or translation adjustments resulting from foreign currency transactions were immaterial.

Stock-Based Compensation

The Company measures the cost of employee services received in exchange for stock and stock options based on the grant date fair value of the awards under FASB ASC Topic 718, Compensation - Stock Compensation ("ASC 718"). The Company determines the fair value of stock option grants using the Black-Scholes option pricing model. The Company determines the fair value of shares of nonvested stock (also commonly referred to as restricted stock) based on the last quoted price of our stock on the date of the share grant. The fair value determined represents the cost for the award and is recognized over the vesting period during which an employee is required to provide service in exchange for the award. As share-based compensation expense is recognized based on awards ultimately expected to vest, the Company reduces the expense for estimated forfeitures based on historical forfeiture rates, if historical forfeiture rates are available. Previously recognized compensation costs may be adjusted to reflect the actual forfeiture rate for the entire award at the end of the vesting period. Excess tax benefits, as defined in ASC 718, if any, are recognized as an addition to paid-in capital.

Recent Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to have a material effect on the Company's operations, financial position or cash flows.

NOTE 2. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company has incurred net losses for the period from inception to March 31, 2011 of $2,773,469, has negative working capital at March 31, 2011 and is currently in default of certain outstanding debt obligations. The Company intends to fund initial operations through equity financing or debt arrangements and current efforts are further described in Note 3 and Note 5.

The ability of the Company to emerge from the exploration stage is dependent upon the Company's successful efforts to raise sufficient capital and then attain profitable operations. In response to these problems, management has planned or completed the following actions:
•	The Company has completed a Registration Statement and obtained a trading symbol for its common shares on the OTCBB.

•	Management intends to raise additional funds through public or private equity or debt offerings.

•	Management has changed the focus of the Company's operations to oil and gas exploration and development from the provision of engineering services.

There can be no assurances, however, that management's expectations of future revenues will be realized.

Mainland Resources, Inc. Merger Agreement

In 2010, our Board of Directors authorized and approved the execution of a definitive merger agreement and plan of merger (the "Merger Agreement") dated March 22, 2010 (the "Execution Date") with Mainland Resources, Inc., a Nevada corporation ("Mainland Resources"). The Merger Agreement provides for a stock-for-stock merger to be effected under the laws of the State of Nevada whereby it is contemplated that our shareholders will receive one share of common stock of Mainland Resources for every four shares of our common stock held of record. The share exchange ratio is subject to adjustment.  The Merger Agreement is subject to various conditions precedent including, but not limited to, approval by our shareholders and the shareholders of Mainland Resources of the Merger Agreement, and the number of Mainland Resources' shareholders exercising dissenter rights available to them under Nevada law cannot exceed 5% of the total issued and outstanding shares of Mainland Resources common stock. The Merger Agreement, as amended, is subject to termination by either us or Mainland Resources if certain conditions specified in the Merger Agreement are not satisfied at or before May 31, 2011, or such later date as may be mutually agreed upon (the "Termination Date").

If the merger is completed, Mainland Resources will be the surviving corporation, and will acquire all of the Company's assets and property.

NOTE 3. STOCKHOLDERS' EQUITY

Common Stock - Issued and Outstanding

On May 11, 2006 (inception), the Company issued 94,500,000 shares of its common stock to its Directors for cash of $4,500. On September 30, 2006, the Company closed a private placement for 41,475,000 common shares for cash of $98,750.

On November 19th and 24th of 2008, the Company closed two private placements for 1,350,000 and 150,000 shares respectively, at a price of $0.67 per share, for cash of $1,000,000. Included with each share in these private placements was one-half non-transferable share purchase warrant, for a total of 750,000 warrants with a fair value on the date of grant of $26,012. Each warrant had a term of 12 months and entitled the subscriber to purchase one additional share of the company at an exercise price of $1.33 per share. These warrants expired without exercise during 2009.

In February 2009, the Company completed two private placements for 487,500 shares for cash of $325,000, or $0.67 per share. Included with each share in these private placements was one-half non-transferable share purchase warrant, for a total of 243,750 warrants with a fair value on the date of grant of $48,716. Each warrant had a term of 12 months and entitled the subscriber to purchase one additional share of the Company's stock at an exercise price of $1.33 per share. These warrants expired without exercise during 2010.

On March 21, 2009 our prior executive officers and founders agreed to return an aggregate 83,100,000 shares of our common stock to the Company. They did not receive any compensation for the return to and cancellation of these shares by the Company.

On August 19, 2009, 4,037,500 shares were issued to Westrock to acquire the balance of an oil and gas lease (see Note 6). These shares were valued at $0.66 per share for a total of $2,664,750, based upon the Company's share price on the date of agreement.

On August 17, 2009, a private placement closed for 400,000 shares at $0.50 per share or $200,000. On August 31, 2009, a private placement closed for 260,000 shares at $0.50 per share or $130,000. On September 21, 2009, a private placement closed for 133,333 shares at $0.75 per share, or $100,000. On September 25, 2009, a private placement closed for 25,000 shares at $1.00 per share, or $25,000. Included with each share in these private placements was one-half non-transferable share purchase warrant for a total of 409,166 warrants with an exercise term of 12 months and a fair value on the grant date of $356,761. The warrants had exercise prices ranging from $0.50 to $1.50 and expired without exercise during 2010.

On October 8, 2009 a private placement closed for 55,000 shares at $1.00 per share, or a total of $55,000, with no warrants attached.

On February 24, 2010 a private placement closed for 300,000 shares at $0.25 per share or $75,000. The investor also received 150,000 warrants with an exercise price of $0.50 per share with a one year term.  These warrants had a grant date fair value of $20,495 and expired without exercise in February 2011.

On April 5, 2010 a private placement closed for 200,000 shares at $0.25 per share or $50,000. The investor also received 100,000 warrants with an exercise price of $0.50 per share with a one year term. These warrants had a grant date fair value of $17,403.

Stock Options

In September 2009, the Company adopted the 2009 Stock Option Plan ("2009 Plan"). The 2009 Plan allows the Company to issue options to officers, directors and employees, as well as consultants, to purchase up to 7,000,000 shares of common stock.

During September 2009, the following options were granted:

  1,000,000 options to the Company's Chief Executive Officer, who is also a director of the Company.

  1,150,000 options to three directors of the Company

  150,000 options to the Company's Chief Financial Officer

  400,000 options to three consultants to the Company

All the options granted have an exercise price of $0.80 per share and a 10 year life. With the exception of 50,000 options granted to a consultant that vested immediately, one third of the options granted vested at the date of grant, with the remainder vesting in equal parts in September 2012 and September 2015.

Fair value of the options granted was $2,559,954, or $0.95 per share, and was calculated in accordance with the Black-Sholes valuation model based on the following assumptions: (a) risk free interest rate 3.47%, (b) expected volatility of 192.35% (c) expected life of 5.75 years, and (d) zero expected future dividends. The options qualify as 'plain vanilla' under the accounting literature and therefore, the expected life has been calculated pursuant to the provisions of Staff Accounting Bulletin No. 107. The Company recognized stock-based compensation expense of $69,193 related to these options during both of the three month periods ended March 31, 2011 and 2010.

On March 14, 2011, 100,000 options were granted to two directors of the Company. The fair value of the options granted was $14,928, or $0.15 per share, and was calculated in accordance with the Black-Sholes valuation model based on the following assumptions: (a) risk free interest rate 3.36%, (b) expected volatility of 173.17% (c) expected life of 5 years, and (d) zero expected future dividends. The options qualify as 'plain vanilla' under the accounting literature and therefore, the expected life has been calculated pursuant to the provisions of Staff Accounting Bulletin No. 107. These options vest immediately and $14,928 of share-based compensation was recognized during the three months ended March 31, 2011 related to this option grant.

A summary of stock option activity and related information for quarter ended March 31, 2011is presented below:
	Options	Weighted-Average Exercise Price	Aggregate Intrinsic Value

Outstanding at January 1, 2011	2,700,000	$0.80	$-
Granted	100,000	0.13	-
Exercised	-	-	-
Forfeited	-	-	-
Outstanding at March 31, 2011	2,800,000	$0.78	$1,000
Exercisable at March 31, 2011	966,667	$0.78	$333

The Company recognized total stock-based compensation expense of $84,121 related to these options during the quarter ended March 31, 2011.  As of March 31, 2011, total unrecognized stock-based compensation expense related to non-vested stock options was $1,522,251.  The unrecognized stock-based compensation is expected to be ratably amortized to expense over a weighted average period of 4.5 years. The weighted average remaining contractual term of the outstanding options and exercisable options at March 31, 2011 is 8.5 years.

Warrants

A summary of warrant activity and related information for the quarter ended March 31, 2011 is presented below:
	Warrants	Weighted-Average Exercise Price	Aggregate Intrinsic Value

Outstanding at January 1, 2011	250,000	$0.50	$-
Granted	-	-	-
Exercised	-	-	-
Expired	(150,000)	$0.50	$-
Outstanding and exercisable at March 31, 2011	100,000	$0.50	$-
			-

As of March 31, 2011, the Company had 100,000 warrants outstanding with no intrinsic value that expired on April 5, 2011. The Company has no other warrants outstanding.

Other Capital Transactions

On January 1, 2009, a $5,000 advance payable to a director of the Company and outstanding as of December 31, 2008, was forgiven and recorded as a contribution to capital.

NOTE 4. RELATED PARTY TRANSACTIONS

As of March 31, 2011, directors of the Company had outstanding loans to the Company of $87,809 that were used to cover operating expenses of the Company. Average interest of 10% per annum has been accrued to the lenders and the loans are due upon demand. All of these loans are unsecured and no interest has been paid to date.

A 5% unsecured convertible debenture, due January 13, 2010, was also issued by the Company to a related party on October 13, 2009 for CDN$100,000 (USD $95,227). The unpaid principal amount can be converted into common stock at the price of $0.50 per share. The convertible note was not redeemed or converted at the maturity date, is currently in default and is still accruing interest.

As of March 31, 2011, the Company owed $103,462 to related parties, which consisted of $76,000 of professional fees owed to entities owned by the Company's CEO and CFO, and $25,129 of accrued interest on related party notes from above.

Mainland Resources Note Payable

In September 2010, the Company borrowed $60,000 from Mainland Resources to cover operating costs during the merger period. The note bears interest at 12% and was due on December 31, 2010. On December 23, 2010, we entered into an amendment to the Note (the "Amended Note") with Mainland Resources to extend the due date to March 31, 2011. On March 30, 2011, we entered into a further amendment with Mainland Resources to extend the due date to May 31st, 2011. On May 17, 2011, we entered into a further amendment with Mainland Resources to extend the due date to August 31st, 2011.

As of March 31, 2011 through the date of this filing, the Company had not received a demand notice from any of the related party lenders noted above for payment on these notes payable.

NOTE 5. NOTES PAYABLE

In June 2010, the Company borrowed $50,000 pursuant to a note payable agreement with an unrelated third party. The note bears interest at 5% per annum, is unsecured and matures on June 2, 2011. Interest together with principal is due at the maturity date.

On February 4, 2011, the Company borrowed an additional $30,000 from the same party noted above pursuant to a note payable agreement. The note bears interest at 5% per annum, is unsecured and is due on demand. As of March 31, 2011 and through the date of this filing, the Company has not received a demand notice from this lender for payment of principal or interest on this note payable.

NOTE 6. UNEVALUATED OIL AND GAS PROPERTIES

In November 2008, the Company executed an option agreement (the "Option Agreement") to purchase a 75% net revenue interest (100% working interest) in approximately 5,000 net acres of oil and gas leases located in Mississippi in the onshore region of the Gulf Coast of the United States. The purchase price was $625 per net acre, or a total of $3,125,000. The Option Agreement required that a well be spud no later than May 31, 2009 and provided the Company until November 17, 2008 to complete its due diligence (the "Option Period"). The Company made a payment of $781,250 upon execution of the Option Agreement.

The Option Agreement was amended a number of times to extend the Option Period and through August 2009, the Company made additional cash payments totaling $325,001 to the counterparty.

On August 19, 2009, the Company entered into a final amendment to the Option Agreement whereby the Company (i) agreed to issue 4,037,500 shares of its restricted common stock as satisfaction for the remaining balance due under the Option Agreement, and (ii) agreed to drill and complete a minimum of at least one well on the properties in the Haynesville geological zone no later than December 31, 2010. On November 2, 2010 an agreement was signed between Westrock and the Company which extends the deadline for drilling and completing a well in the Haynesville Formation one year, to December 31, 2011.

The 4,037,500 shares issued to satisfy the remaining purchase price were valued at $2,664,750, based upon the Company's share price on the date of agreement, bringing the total acquisition price to $3,771,001. The properties acquired have no proved reserves and therefore, have been classified as unevaluated in the accompanying financial statements.

Mainland Resources, Inc. Joint Development Project

On September 17, 2009, we executed a letter agreement (the "Letter Agreement") with Mainland Resources to jointly develop contiguous acreage known as the Buena Vista Area located in Mississippi (the "Joint Development Project"). In accordance with the terms and provisions of the Letter Agreement: (i) we agreed to commit approximately 5,000 net acres and Mainland Resources agreed to commit approximately 8,225 net acres to the Joint Development Project; (ii) Mainland Resources would be the operator pursuant to the Joint Operating Agreement; (iii) Mainland Resources agreed to pay 80% of the initial well drilling and completion costs to earn a 51% working interest in the well and the total Joint Operating Area; and (iv) we agreed to pay 20% of the initial well drilling and completion costs to earn a 49% working interest in the well and the total Joint Operating Area.  Future costs, including drilling and completion, for oil and gas activities of the net acreage in the Joint Operating Area would have been split on a 51%/49% basis between Mainland Resources and us, respectively.

On March 25, 2010, Mainland Resources issued an authorization for expenditure ("AFE") for the Burkley-Phillips No. 1 Well which contemplated drilling to a depth of 22,000 feet, or a depth sufficient to evaluate the Haynesville Shale formation. The total completed well cost was estimated at $13,550,000. In accordance with the terms and provisions of the Letter Agreement, we had thirty days to contribute our 20% share of the total completed well cost, or $2,710,000.

On April 27, 2010, we failed to fund our 20% of the estimated total well costs of the Burkley-Phillips No. 1 well on the Buena Vista prospect. As a result, we forfeited our right to a 29% working interest in the well and in the Buena Vista prospect in favor of Mainland Resources. We will continue to be entitled to receive a 20% working interest in the well and the prospect after completion (subject to compliance by us with all other terms and conditions of the Letter Agreement and the related Joint Operating Agreement).

In July 2010, the Burkley-Phillips No. 1 well commenced drilling on the Buena Vista prospect in Mississippi. The Burkley-Phillips No. 1 well reached the projected total depth of 22,000 feet on December 27, 2010. The Company is currently working with Mainland Resources to best design a completion program for the Burkley-Phillips No. 1 well, such that the well can be properly tested and evaluated within 2011. The well was drilled on the Westrock leases and completion during 2011 will satisfy all requirements related to the Option Agreement.

Avere Energy Inc. Farm-In Agreement

Effective on January 15, 2010, we executed a letter of intent with Avere Energy Inc., a Canadian corporation ("Avere Energy"), regarding our Mississippi project. On March 1, 2010, the letter of intent with Avere Energy was amended (the "Amended Letter of Intent").

Pursuant to the Amended Letter of Intent, Avere Energy was to enter into a definitive farm-in agreement with us whereby Avere Energy would farm-in on our interest in the Mississippi Project by paying 20% of the total well costs (which was 100% of our capital commitment under the Mainland Letter Agreement) to earn a 20% net interest in the Mississippi Project, which was 40.81% of our working interest (the "Earned Interest'). On January 27, 2010, pursuant to the Amended Letter of Intent, Avere Energy paid to us a $75,000 non-refundable deposit.

Effective on April 20, 2010, we received notice from Avere Energy they were terminating the Amended Letter of Intent. Avere Energy was unable to raise the required funds and obtain the approval of the TSX Venture Exchange to the definitive farm-in agreement. Therefore, in accordance with the notice of termination from Avere Energy to us, we did not enter into a definitive farm-in agreement with Avere Energy. An additional negotiated break fee of $75,000 was paid to us by Avere Energy on June 9, 2010. The fees paid by Avere Energy have been recognized as other income in the accompanying income statement.

NOTE 7. INCOME TAXES

Deferred income taxes are provided on a liability method whereby deferred tax assets and liabilities are established for the difference between the financial reporting and income tax basis of assets and liabilities as well as operating loss and tax credit carry forwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income.

At March 31, 2011 the Company's deferred tax assets consist primarily of net operating loss carry forwards. For March 31, 2011, the material reconciling items between the tax benefit computed at the statutory rate and the actual benefit recognized in the financial statement consisted of expenses related to share-based compensation and the change in the valuation allowance during the applicable year. At March 31, 2011 the Company has recorded a 100% valuation allowance as management believes it is likely that any deferred tax assets will not be realized.

As of March 31, 2011, the Company has a net operating loss carry forward of approximately $1.38 million, which will expire between years 2026 and 2031. Due to the change in ownership provisions of the Tax Reform Act of 1986, our net operating loss carry forwards could be subject to annual limitations should a change in ownership occur.

NOTE 8. SUBSEQUENT EVENTS

On April 5, 2011, the Company's remaining outstanding warrants of 100,000 expired. The Company has no other warrants outstanding.

On April 20, 2011, we granted 800,000 stock options to two of our directors for services rendered in their capacity as members of our Board of Directors and an additional 300,000 stock options to our CFO and legal counsel. These stock options vested immediately and are exercisable for a ten year period at $0.09 per share. The 1,100,000 options had an estimated fair value of $87,816 using the Black Scholes Valuation model.

On May 4, 2011 the Company entered into a note payable agreement with an unrelated party to borrow $35,000 at 5% per annum. This note is due upon demand.

In accordance with ASC 855-10, the Company's management reviewed all material events from March 31, 2011 through the issuance date of this report and there are no other material subsequent events to report.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors
American Exploration Corporation (f.k.a. Minhas Energy Consultants, Inc.)
(An Exploration Stage Company)
Calgary, Canada

We have audited the accompanying balance sheets of American Exploration Corporation (f.k.a. Minhas Energy Consultants, Inc.) (An Exploration Stage Company) as of December 31, 2010 and 2009, and the related statements of operations, changes in stockholders' equity, and cash flows for the years ended December 31, 2010 and 2009, and for the period from inception (May 11, 2006) to December 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements for the period from May 11, 2006 (inception) to December 31, 2007, were audited by other auditors and our opinion, insofar as it relates to cumulative amounts included for such periods, is based solely on the reports of other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Exploration Corporation as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years ended December 31, 2010 and 2009, and for the period from inception (May 11, 2006) to December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, has a working capital deficit and is in default of certain debt agreements. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
April 5, 2011

AMERICAN EXPLORATION CORPORATION
(f.k.a. Minhas Energy Consultants, Inc.)
(An Exploration Stage Company)
BALANCE SHEETS

	December 31, 2010	December 31, 2009

ASSETS

Current Assets
Cash and cash equivalents	$10,733	$9,560
Total Current Assets	10,733	9,560

Oil and gas properties - unevaluated, not subject to amortization	3,771,001	3,771,001
Website, net of amortization	3,024	6,392

Total Assets	$3,784,758	$3,786,953

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued liabilities	$16,530	$32,500
Accounts payable - related parties	44,110	5,422
Short-term note payable	50,000	-
Short-term notes payable - related parties	147,809	87,809
Convertible notes - related party	95,227	95,227
Total Current Liabilities	353,676	220,958

Commitments and contingencies	-	-

Stockholders' Equity
Common stock, $0.001 par value, 2,100,000,000 shares authorized:
60,273,333 and 59,773,333 shares issued and outstanding, respectively	60,273	59,773
Additional paid-in capital	5,978,955	5,577,683
Accumulated deficit during exploration stage	(2,608,146)	(2,071,461)
Total Stockholders' Equity	3,431,082	3,565,995

Total Liabilities and Stockholders' Equity	$3,784,758	$3,786,953

The accompanying notes are an integral part of these financial statements.

AMERICAN EXPLORATION CORPORATION
(f.k.a. Minhas Energy Consultants, Inc.)
(An Exploration Stage Company)
STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2010 and 2009
and For the Period from Inception (May 11, 2006) to December 31, 2010

	For the Year Ended December 31,
	2010	2009	Inception (May 11, 2006) to December 31, 2010

Revenue	$ -	$ -	$ -

Operating Expenses
General and administrative	691,251	1,831,173	2,695,014
Depreciation and amortization	3,368	3,333	8,253
Total Operating Expenses	694,619	1,834,506	2,703,267

Loss from operations	(694, 619)	(1,834,506)	(2,703,267)

Other income (expense)
Interest expense	(15,866)	(61,652)	(77,518)
Loss on sale of assets	-	-	(1,161)
Other income	173,800	-	173,800
Total other income (expense)	157,934	(61,652)	95,121

Net loss	$ (536,685)	$ (1,896,158)	$ (2,608,146)

Net loss per common share - basic and diluted	$ (0.01)	$ (0.02)

Weighted average common shares - basic and diluted	60,177,991	76,873,982

The accompanying notes are an integral part of these financial statements.

AMERICAN EXPLORATION CORPORATION
(f.k.a. Minhas Energy Consultants, Inc.)
(An Exploration Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
For the Period from Inception (May 11, 2006) to December 31, 2010

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-in	Exploration	Stockholders'
	Shares	Amount	Capital	Stage	Equity

Balance at inception on May 11, 2006	-	$ -	$ -	$ -	$ -

Initial capitalization, sale of
of common stock to directors on
May 2006 $0.00005/share	94,500,000	94,500	(90,000)	-	4,500

Private Placement - September 2006
at 0.0024/share	41,475,000	41,475	57,275	-	98,750

Net loss	-	-	-	(9,055)	(9,055)

Balance, December 31, 2006	135,975,000	135,975	(32,725)	(9,055)	94,195

Net loss	-	-	-	(60,078)	(60,078)

Balance, December 31, 2007	135,975,000	135,975	(32,725)	(69,133)	34,117

Private Placement- November
2008 at $0.67/share	1,350,000	1,350	898,650	-	900,000

Private Placement - November
2008 at $0.67/share	150,000	150	99,850	-	100,000

Net loss	-	-	-	(106,170)	(106,170)

Balance, December 31, 2008	137,475,000	137,475	965,775	(175,303)	927,947

Private Placement - February 2009
at $0.667/share	487,500	488	324,512	-	325,000

Forgiven loan from director	-	-	5,000	-	5,000

Cancellation of shares	(83,100,000)	(83,100)	83,100	-	-

Shares issued for oil and gas lease
August 2009 at $0.66/share	4,037,500	4,037	2,660,713	-	2,664,750

Private Placements - August 2009
at $0.50/share	660,000	660	329,340	-	330,000

Private Placements - September 2009
at $0.75 and $1.00/share	158,333	158	124,842	-	125,000

Private Placement - October 2009
at $1.00/share	55,000	55	54,945	-	55,000

AMERICAN EXPLORATION CORPORATION
(f.k.a. Minhas Energy Consultants, Inc.)
(An Exploration Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
For the Period from Inception (May 11, 2006) to December 31, 2010
(Continued)

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-in	Exploration	Shareholders'
	Shares	Amount	Capital	Stage	Equity

Amortization of share-based compensation	-	$ -	$ 968,511	$ -	$ 968,511

Discount on convertible debt	-	-	60,945	-	60,945

Net loss	-	-	-	(1,896,158)	(1,896,158)

Balance, December 31, 2009	59,773,333	59,773	5,577,683	(2,071,461)	3,565,995

Private Placement - February 2010
at $0.25 per share	300,000	300	74,700	-	75,000

Private Placement - April 2010
at $0.25 per share	200,000	200	49,800	-	50,000

Amortization of share-based compensation	-	-	276,772	-	276,772

Net loss	-	-	-	(536,685)	(536,685)

Balance, December 31, 2010	60,273,333	$ 60,273	$ 5,978,955	$ (2,608,146)	$ 3,431,082

The accompanying notes are an integral part of these financial statements.

AMERICAN EXPLORATION CORPORATION
(f.k.a. Minhas Energy Consultants, Inc.)
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2010 and 2009
and For the Period from Inception (May 11, 2006) to December 31, 2010

	For the Year Ended December 31,		Inception (May 11, 2006) to
	2010	2009	December 31, 2010

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$ (536,685)	$ (1,896,158)	$ (2,608,146)
Adjustments to reconcile net loss to cash used by operating activities:
Depreciation and amortization expense	3,368	3,333	8,253
Amortization of debt discount	-	60,945	60,945
Share-based compensation	276,772	968,511	1,245,283
Loss on sale of assets	-	-	1,161
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	(15,970)	14,948	16,392
Accounts payable - related parties	38,688	5,421	44,110
Net cash used in operating activities	(233,827)	(843,000)	(1,232,002)

CASH FLOWS FROM INVESTING ACTIVITIES
Payments for website development	-	-	(10,000)
Acquisition of unproved oil and gas properties	-	(325,001)	(1,108,551)
Net cash used in investing activities		(325,001)	(1,118,551)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock and warrants	125,000	835,000	2,063,250
Proceeds from notes payable	50,000	-	50,000
Proceeds from notes payable - related parties	60,000	87,809	152,809
Proceeds from issuance of convertible debt - related parties	-	95,227	95,227
Net cash provided by financing activities	235,000	1,018,036	2,361,286

Increase (decrease) in cash during the period	1,173	(149,965)	10,733

Cash, beginning of the period	9,560	159,525	-

Cash, end of the period	$ 10,733	$ 9,560	$ 10,733

Supplemental cash flow information:
Interest paid	$ -	$ -	$ -
Taxes paid	$ -	$ -	$ -

NON-CASH TRANSACTIONS
Common stock issued for oil and gas property	$ -	$ 2,664,750	$ 2,664,750
Cancellation of loan from director	$ -	$ 5,000	$ 5,000
Cancellation of shares	$ -	$ 83,100	$ 83,100

The accompanying notes are an integral part of these financial statements.

AMERICAN EXPLORATION CORPORATION
(f.k.a. Minhas Energy Consultants, Inc.)
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

The Company was originally incorporated under the laws of the state of Nevada on May 11, 2006. The Company has limited operations, is considered an exploration stage company, and has had no revenues from operations to date.

Initial operations have included capital formation, organization, target market identification and marketing plans. On August 6, 2008, the Company merged with its wholly-owned subsidiary and changed its name to American Exploration Corporation. Concurrent with the name change, management changed the focus of operations from the provision of consulting engineering services to oil and gas exploration and development.

Basis of Presentation

In the opinion of management, the accompanying balance sheets and related statements of income and cash flows include all adjustments, consisting of normal recurring items, necessary for their fair presentation in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP").

On August 18, 2008, the Company affected a 14 for 1 forward stock split of its issued and outstanding par value $0.001 common shares. On April 13, 2009, a 1.5 for 1 forward stock split took effect. All share and per share amounts have been retroactively adjusted to reflect the effect of these forward stock splits.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include those regarding the recoverability of the Company's unevaluated oil and gas properties and valuation of option and warrant transactions

Reclassification

Certain amounts for prior periods have been reclassified to conform to the current year presentation.

Loss per Share

Pursuant to FASB ASC Topic 260, Earnings Per Share, basic net loss per share is computed by dividing the net income (loss) attributable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net income per share is computed by dividing the net income attributable to common shareholders by the weighted-average number of common and common equivalent shares outstanding during the period. Common share equivalents included in the diluted computation represent shares issuable upon assumed exercise of stock options and warrants or the assumed conversion of convertible debt instruments, using the treasury stock and "if converted" method. For periods in which net losses are incurred, weighted average shares outstanding is the same for basic and diluted loss per share calculations, as the inclusion of common share equivalents would have an anti-dilutive effect.

For the years ended December 31, 2010 and 2009, options to purchase 2,700,000 shares of common stock and warrants to purchase 250,000 and 652,916 shares of common stock, respectively, were excluded from the diluted earnings per share calculation because their effect would have been anti-dilutive. For the year ended December 31, 2010, approximately 200,000 shares of common stock associated with the conversion feature in the convertible note entered into in January 2010 (as more fully described in Note 4) were also excluded.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

Concentrations of Risks - Cash Balances

The Company maintains its cash in institutions insured by the Canada Deposit Insurance Corporation (CDIC) and Federal Deposit Insurance Corporation (FDIC). As of December 31, 2010, the FDIC insured all amounts in non-interest bearing accounts and the CDIC had insured limits of up to $100,000 per depositor as of December 31, 2010.

Oil and Gas Properties, Full Cost Method

The Company has elected to use the full cost method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells used to find proved reserves, and to drill and equip development wells, including directly related overhead costs and related asset retirement costs, are capitalized.

Under this method, all costs, including internal costs directly related to acquisition, exploration and development activities are capitalized as oil and gas property costs on a county by county basis. Properties not subject to amortization consist of exploration and development costs which are evaluated on a property-by-property basis. Amortization of these unproved property costs begins when the properties become proved or their values become impaired. The Company assesses the realizability of unproved properties, if any, on at least an annual basis or when there has been an indication that impairment in value may have occurred. Impairment of unproved properties is assessed based on management's intention with regard to future exploration and development of individually significant properties and the ability of the Company to obtain funds to finance such exploration and development. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.

In applying the full cost method, the Company performs an impairment test (ceiling test) at each reporting date, whereby the carrying value of property and equipment is compared to the "estimated present value" of its proved reserves. The estimated present value of proved reserves is based upon future net revenues (after consideration of current economic and operating conditions at the end of the period) discounted at a 10 percent interest rate, plus the cost of properties not being amortized, plus the lower of cost or fair market value of unproved properties included in costs being amortized, less the income tax effects related to book and tax basis differences of the properties. If capitalized costs exceed this limit, the excess is charged as an impairment expense.

As of December 31, 2010, the Company had no proved properties and, based upon the current status of the exploratory well in progress at December 31, 2010 on the Company's properties, no impairment of unevaluated oil and gas properties was indicated.

Foreign exchange and currency translation

For the periods presented, the Company maintained cash accounts in Canadian and U.S. dollars, and incurred certain expenses denominated in Canadian dollars. The Company's functional and reporting currency is the U.S. dollar. Transactions denominated in foreign currencies are translated into U.S. dollars at exchange rates in effect on the date of the transactions. Assets and liabilities are translated using exchange rates at the end of each period. Exchange gains or losses on transactions are included in earnings. Adjustments resulting from the translation process are reported in a separate component of other comprehensive income and are not included in the determination of the results of operations. For all periods presented, any exchange gains or losses or translation adjustments resulting from foreign currency transactions were immaterial.

Stock-Based Compensation

The Company measures the cost of employee services received in exchange for stock and stock options based on the grant date fair value of the awards under FASB ASC Topic 718, Compensation - Stock Compensation ("ASC 718"). The Company determines the fair value of stock option grants using the Black-Scholes option pricing model. The Company determines the fair value of shares of nonvested stock (also commonly referred to as restricted stock) based on the last quoted price of our stock on the date of the share grant. The fair value determined represents the cost for the award and is recognized over the vesting period during which an employee is required to provide service in exchange for the award. As share-based compensation expense is recognized based on awards ultimately expected to vest, the Company reduces the expense for estimated forfeitures based on historical forfeiture rates. Previously recognized compensation costs may be adjusted to reflect the actual forfeiture rate for the entire award at the end of the vesting period. Excess tax benefits, as defined in ASC 718, if any, are recognized as an addition to paid-in capital.

Recent Accounting Pronouncements

In January 2010, the FASB issued revised authoritative guidance that requires more robust disclosures about the different classes of assets and liabilities measured at fair value, the valuation techniques and inputs used, the activity in Level 3 fair value measurements, and the transfers between Levels 1, 2 and 3. This guidance is effective for interim and annual reporting periods beginning after December 15, 2009 (which is January 1, 2010 for the Company) except for the disclosures about purchases, sales, issuances, and settlements in the roll forward activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years (which is January 1, 2011 for the Company). Early application is encouraged. The revised guidance was adopted as of January 1, 2010. The adoption of this guidance did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.

There were various accounting standards and interpretations issued recently, none of which are expected to have a material effect on the Company's operations, financial position or cash flows.

NOTE 2. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company has incurred net losses for the period from inception to December 31, 2010 of $2,608,146, has negative working capital at December 31, 2010 and is currently in default of certain outstanding debt obligations. The Company intends to fund initial operations through equity financing arrangements and current efforts are further described in Note 3.

The ability of the Company to emerge from the exploration stage is dependent upon the Company's successful efforts to raise sufficient capital and then attain profitable operations. In response to these problems, management has planned or completed the following actions:
•	The Company has completed a Registration Statement and obtained a trading symbol for its common shares on the OTCBB.

•	Management intends to raise additional funds through public or private equity or debt offerings.

•	Management has changed the focus of the Company's operations to oil and gas exploration and development from the provision of engineering services.

There can be no assurances, however, that management's expectations of future revenues will be realized.

Mainland Resources, Inc. Merger Agreement

Earlier this year our Board of Directors authorized and approved the execution of a definitive merger agreement and plan of merger (the "Merger Agreement") dated March 22, 2010 (the "Execution Date") with Mainland Resources, Inc., a Nevada corporation ("Mainland Resources"). The Merger Agreement provides for a stock-for-stock merger to be effected under the laws of the State of Nevada whereby it is contemplated that our shareholders will receive one share of common stock of Mainland Resources for every four shares of our common stock held of record. The share exchange ratio is subject to adjustment.  The Merger Agreement is subject to various conditions precedent including, but not limited to, approval by our shareholders and the shareholders of Mainland Resources of the Merger Agreement, and the number of Mainland Resources' shareholders exercising dissenter rights available to them under Nevada law cannot exceed 5% of the total issued and outstanding shares of Mainland Resources common stock. The Merger Agreement, as amended, is subject to termination by either us or Mainland Resources if certain conditions specified in the Merger Agreement are not satisfied at or before May 31, 2011, or such later date as may be mutually agreed upon (the "Termination Date").

If the merger is completed, Mainland Resources will be the surviving corporation, and will acquire all of the Company's assets and property.

NOTE 3. STOCKHOLDERS' EQUITY

Common Stock - Issued and Outstanding

On May 11, 2006 (inception), the Company issued 94,500,000 shares of its common stock to its Directors for cash of $4,500. On September 30, 2006, the Company closed a private placement for 41,475,000 common shares for an aggregate of $98,750.

On November 19th and 24th of 2008, the Company closed two private placements for 1,350,000 and 150,000 shares respectively, at a price of $0.67 per share, for a total of $1,000,000. Included with each share in these private placements was one-half non-transferable share purchase warrant, for a total of 750,000 warrants with a fair value on the date of grant of $26,012. Each warrant had a term of 12 months and entitled the subscriber to purchase one additional share of the company at an exercise price of $1.33 per share. These warrants expired without exercise during 2009.

In February 2009, the Company completed two private placements for 487,500 shares for a total of $325,000, or $0.67 per share. Included with each share in these private placements was one-half non-transferable share purchase warrant, for a total of 243,750 warrants with a fair value on the date of grant of $48,716. Each warrant had a term of 12 months and entitled the subscriber to purchase one additional share of the Company's stock at an exercise price of $1.33 per share. These warrants expired without exercise during 2010.

On March 21, 2009 our prior executive officers and founders agreed to return an aggregate 83,100,000 shares of our common stock to the Company. They did not receive any compensation for the return to and cancellation of these shares by the Company.

On August 19, 2009, 4,037,500 shares were issued to Westrock to acquire the balance of an oil and gas lease (see Note 6). These shares were valued at $0.66 per share for a total of $2,664,750, based upon the Company's share price on the date of agreement.

On August 17, 2009, a private placement closed for 400,000 shares at $0.50 per share or $200,000. On August 31, 2009, a private placement closed, for 260,000 shares at $0.50 per share or $130,000. On September 21, 2009, a private placement closed for 133,333 shares at $0.75 per share, or $100,000. On September 25, 2009, a private placement closed for 25,000 shares at $1.00 per share, or $25,000. Included with each share in these private placements was one-half non-transferable share purchase warrant for a total of 409,166 warrants with an exercise term of 12 months and a fair value on the grant date of $356,761. The warrants had exercise prices ranging from $0.50 to $1.50 and expired without exercise during 2010.

On October 8, 2009 a private placement closed for 55,000 shares at $1.00 per share, or a total of $55,000, with no warrants attached.

On February 24, 2010 a private placement closed for 300,000 shares at $0.25 per share or $75,000. The investor also received 150,000 warrants with an exercise price of $0.50 per share with a one year term.  These warrants had a grant date fair value of $20,495 and expired without exercise in February 2011.

On April 5, 2010 a private placement closed for 200,000 shares at $0.25 per share or $50,000. The investor also received 100,000 warrants with an exercise price of $0.50 per share with a one year term. These warrants had a grant date fair value of $17,403.

Stock Options

In September 2009, the Company adopted the 2009 Stock Option Plan ("2009 Plan"). The 2009 Plan allows the Company to issue options to officers, directors and employees, as well as consultants, to purchase up to 7,000,000 shares of common stock.

During September 2009, the following options were granted:

  1,000,000 options to the Company's Chief Executive Officer, who is also a director of the Company.

  1,150,000 options to three directors of the Company

  150,000 options to the Company's Chief Financial Officer

  400,000 options to three consultants to the Company

All the options granted have an exercise price of $0.80 per share and a 10 year life. With the exception of 50,000 options granted to a consultant that vested immediately, one third of the options granted vested at the date of grant, with the remainder vesting in equal parts in September 2012 and September 2015.

Fair value of the options granted was $2,559,954, or $0.95 per share, and was calculated in accordance with the Black-Sholes valuation model based on the following assumptions: (a) risk free interest rate 3.47%, (b) expected volatility of 192.35% (c) expected life of 5.75 years, and (d) zero expected future dividends. The options qualify as 'plain vanilla' under the accounting literature and therefore, the expected life has been calculated pursuant to the provisions of Staff Accounting Bulletin No. 107. The Company recognized stock based compensation expense of $968,511 related to these option issuances during the year ended December 31, 2009, and $276,772 during the year ended December 31, 2010.

No options were issued during the year ended December 31, 2010.

A summary of stock option activity and related information for the years ended December 31, 2010 and 2009 is presented below:
	Options	Weighted-Average Exercise Price	Aggregate Intrinsic Value

Outstanding at January 1, 2009	-	$-	$-
Granted	2,700,000	0.80	-
Exercised	-	-	-
Forfeited	-	-	-
Outstanding at December 31, 2009	2,700,000	0.80	-
Granted	-	-	-
Exercised	-	-	-
Forfeited	-	-	-
Outstanding at December 31, 2010	2,700,000	$0.80	$-
Exercisable at December 31, 2010	933,333	$0.80	$-

The Company recognized stock based compensation expense of $276,772 related to these options during the year ended December 31, 2010.  As of December 31, 2010, total unrecognized stock-based compensation expense related to non-vested stock options was $1,314,671.  The unrecognized stock-based compensation is expected to be ratably amortized to expense over a period of 4.7 years. The weighted average remaining contractual term of the outstanding options and exercisable options at December 31, 2010 is 8.75 years. Options outstanding and exercisable as of December 31, 2010 had no intrinsic value.

Warrants

A summary of warrant activity and related information for the years ended December 31, 2010 and 2009 is presented below:
	Warrants	Weighted-Average Exercise Price	Aggregate Intrinsic Value

Outstanding at January 1, 2009	750,000	$1.33	$-
Granted	652,916	1.01	-
Exercised	-	-	-
Forfeited or expired	(750,000)	1.33	-
Outstanding at December 31, 2009	652,916	1.01	-
Granted	250,000	0.50	-
Exercised	-	-	-
Forfeited or expired	(652,916)	$1.01	$-
Outstanding and exercisable at December 31, 2010	250,000	$0.50	$-

As of December 31, 2010, the Company had 250,000 warrants outstanding with a remaining weighted average contractual life of 2.1 months.  The weighted average exercise price for all remaining outstanding warrants was $0.50 per share.  Outstanding warrants had an aggregate fair market value of $37,898 at the date of grant, which was calculated in accordance with the Black-Sholes valuation model based on the following assumptions: (a) risk free interest rate 3.5%, (b) expected volatility of 192.35% (c) expected life of 1 year, and (d) zero expected future dividends.

Other Capital Transactions

On January 1, 2009, a $5,000 advance payable to a director of the Company and outstanding as of December 31, 2008, was forgiven and recorded as a contribution to capital.

On July 16, 2010 our Board of Directors, pursuant to unanimous written consent, authorized the filing of a Statement of Change with the Nevada Secretary of State increasing our authorized shares to 2,100,000,000 shares of common stock.

NOTE 4. RELATED PARTY TRANSACTIONS

During the second quarter of 2009, directors of the Company loaned approximately $88,000 to cover operating expenses of the Company. Interest of 10% per annum will be paid to the lenders beginning July 1, 2009 and the loans are due upon demand. All of these loans are unsecured and, as of December 31, 2010, the Company had not received a demand from any of the lenders for payment on this short term notes payable. No interest has been paid to date.

A 5% unsecured convertible debenture, due January 13, 2010, was also issued by the Company to a related party on October 13, 2009 for CDN$100,000 (USD $95,227). The unpaid principal amount can be converted into common stock at the price of $0.50 per share. Management assessed the convertible note pursuant to ASC 470 - Debt and determined that the convertible note had a beneficial conversion feature that resulted in a debt discount of $60,945. The terms of convertible note allow for the holder to convert principal and interest at any time into common shares. Therefore, pursuant to ASC 470, the Company immediately expensed as interest expense the debt discount of $60,945 related to the convertible note. The convertible note was not redeemed or converted at the maturity date, is currently in default and is still accruing interest.

As of December 31, 2010, the Company owed $44,110 to related parties which consisted of $20,750 of professional fees owed to entities owned by the Company's CEO and CFO, and $16,610 of accrued interest on related party notes from above.

Mainland Resources Note Payable

In September 2010, the Company borrowed $60,000 from Mainland Resources to cover operating costs during the merger. The note bears interest at 12% and was due on December 31, 2010. Effective on December 23, 2010, we entered into amendment no. 1 to the Note (the "Amended Note") with Mainland Resources to extend the due date to March 31, 2011. We are currently in discussions to further extend the maturity date of this Note.

NOTE 5. NOTES PAYABLE

In June 2010, the Company borrowed $50,000 pursuant to a note payable agreement with an unrelated third party. The note bears interest at 5% per annum, is unsecured and matures on June 2, 2011. Interest together with principal is due at the maturity date.

NOTE 6. UNEVALUATED OIL AND GAS PROPERTIES

In November 2008, the Company executed an option agreement (the "Option Agreement") to purchase a 75% net revenue interest (100% working interest) in approximately 5,000 net acres in oil and gas leases located in Mississippi in the onshore region of the Gulf Coast of the United States. The purchase price was $625 per net acre, or a total of $3,125,000. The Option Agreement required that a well be spud no later than May 31, 2009 and provided the Company until November 17, 2008 to complete its due diligence (the "Option Period"). The Company made a payment of $781,250 upon execution of the Option Agreement.

The Option Agreement was amended a number of times to extend the Option Period and through August 2009, the Company made additional cash payments totaling $325,001 to the counterparty.

On August 19, 2009, the Company entered into a final amendment to the Option Agreement whereby the Company (i) agreed to issue 4,037,500 shares of its restricted common stock as satisfaction for the remaining balance due under the Option Agreement, and (ii) agreed to drill and complete a minimum of at least one well on the properties in the Haynesville geological zone no later than December 31, 2010. On November 2, 2010 an agreement was signed between Westrock and the Company which extends the deadline for drilling and completing a well in the Haynesville Formation one year, to December 31, 2011.

The 4,037,500 shares issued to satisfy the remaining purchase price were valued at $2,664,750, based upon the Company's share price on the date of agreement, bringing the total acquisition price to $3,771,001. The properties acquired have no proved reserves and therefore, have been classified as unevaluated in the accompanying financial statements.

Mainland Resources, Inc. Joint Development Project

On September 17, 2009, we executed a letter agreement (the "Letter Agreement") with Mainland Resources to jointly develop contiguous acreage known as the Buena Vista Area located in Mississippi (the "Joint Development Project"). In accordance with the terms and provisions of the Letter Agreement: (i) we agreed to commit approximately 5,000 net acres and Mainland Resources agreed to commit approximately 8,225 net acres to the Joint Development Project; (ii) Mainland Resources would be the operator pursuant to the Joint Operating Agreement; (iii) Mainland Resources agreed to pay 80% of the initial well drilling and completion costs to earn a 51% working interest in the well and the total Joint Operating Area; and (iv) we agreed to pay 20% of the initial well drilling and completion costs to earn a 49% working interest in the well and the total Joint Operating Area.  Future costs, including drilling and completions, for oil and gas activities of the net acreage in the Joint Operating Area would have been split on a 51%/49% basis between Mainland Resources and us, respectively.

On March 25, 2010, Mainland Resources issued an authorization for expenditure ("AFE") for the Burkley-Phillips No. 1 Well which contemplated drilling to a depth of 22,000 feet, or a depth sufficient to evaluate the Haynesville Shale formation. The total completed well cost was estimated at $13,550,000. In accordance with the terms and provisions of the Letter Agreement, we had thirty days to contribute our 20% share of the total completed well cost, or $2,710,000.

On April 27, 2010, we failed to fund our 20% of the estimated total well costs of the Burkley-Phillips No. 1 well on the Buena Vista prospect. As a result, we forfeited our right to a 29% working interest in the well and in the Buena Vista prospect in favor of Mainland Resources. We will continue to be entitled to receive a 20% working interest in the well and the prospect after completion (subject to compliance by us with all other terms and conditions of the Letter Agreement and the related Joint Operating Agreement).

In July 2010, the Burkley-Phillips No. 1 well commenced drilling on the Buena Vista prospect in Mississippi. The Burkley-Phillips No. 1 well reached the projected total depth of 22,000 feet on December 27, 2010. The Company is currently working with Mainland Resources to best design a completion program for the Burkley-Phillips No. 1 well, such that the well can be properly tested and evaluated within 2011.

Avere Energy  Inc. Farm-In Agreement

Effective on January 15, 2010, we executed a letter of intent with Avere Energy Inc., a Canadian corporation ("Avere Energy"), regarding our Mississippi project. On March 1, 2010, the letter of intent with Avere Energy was amended (the "Amended Letter of Intent").

Pursuant to the Amended Letter of Intent, Avere Energy was to enter into a definitive farm-in agreement with us whereby Avere would farm-in on our interest in the Mississippi Project by paying 20% of the total well costs (which is 100% of our capital commitment under the Mainland Letter Agreement) to earn a 20% net interest in the Mississippi Project, which is 40.81% of our working interest (the "Earned Interest'). On January 27, 2010, pursuant to the Amended Letter of Intent, Avere Energy paid to us a $75,000 non-refundable deposit.

Effective on April 20, 2010, we received notice from Avere Energy they were terminating the Amended Letter of Intent. Avere Energy was unable to raise the required funds and obtain the approval of the TSX Venture Exchange to the definitive farm-in agreement. Therefore, in accordance with the notice of termination from Avere Energy to us, we did not enter into a definitive farm-in agreement with Avere Energy. An additional negotiated break fee of $75,000 was paid to us by Avere Energy on June 9, 2010, which has been recorded as other income in the accompanying statement of operations.

NOTE 7. INCOME TAXES

Deferred income taxes are provided on a liability method whereby deferred tax assets and liabilities are established for the difference between the financial reporting and income tax basis of assets and liabilities as well as operating loss and tax credit carry forwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income.

At December 31, 2010 and 2009, the Company's deferred tax assets consist primarily of net operating loss carry forwards. For December 31, 2010 and 2009, the material reconciling items between the tax benefit computed at the statutory rate and the actual benefit recognized the financial statement consisted of expenses related to share-based compensation and the change in the valuation allowance during the applicable year. At December 31, 2010 the Company has recorded a 100% valuation allowance as management believes it is likely that any deferred tax assets will not be realized.

As of December 31, 2010, the Company has a net operating loss carry forward of approximately $1.3 million, which will expire between years 2026 and 2030. Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards could be subject to annual limitations should a change in ownership occur.

NOTE 8. SUBSEQUENT EVENTS

On February 4, 2011 the Company issued an unsecured promissory note from an unrelated third party for $30,000 to continue its business activities prior to proposed merger with Mainland Resources. The promissory note has an interest rate of 5% and principal and accrued interest are due upon demand. If the principal and accrued interest are not paid on the demand date, the promissory note is convertible, at the option of the lender, into shares of the Company's common stock at a conversion rate of $0.03 per share.

In February 2011, warrants to purchase 150,000 share of our common stock expired unexercised.

On March 14, 2011, we granted 50,000 stock options each to two of our directors for services rendered in their capacity as members of our Board of Directors. These Stock Options are exercisable for a ten year period at $0.13 per share. Fair value of the options granted was $14,927, or $0.15 per share, and was calculated in accordance with the Black-Sholes valuation model based on the following assumptions: (a) risk free interest rate 3.36%, (b) expected volatility of 173.17% (c) expected life of 10 years, and (d) zero expected future dividends.

In accordance with ASC 855-10, the Company's management reviewed all material events from December 31, 2010 through the issuance date of this report and there are no other material subsequent events to report.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements (pro forma financial statements) have been derived from the historical consolidated financial statements of Mainland Resources and American Exploration Corp incorporated by reference in this joint proxy statement/prospectus.

The Unaudited Pro Forma Condensed Combined Consolidated Statements of Income (pro forma statements of income) for the period ended May 31, 2011 and the year ended February 28, 2010 give effect to the merger as if it were completed on March 1, 2011. The Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet (pro forma balance sheet) as of May 31, 2011 gives effect to the merger as if it were completed on May 31, 2011.

The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are: (1) directly attributable to the merger; (2) factually supportable; and (3) with respect to the statements of income, expected to have a continuing impact on the combined results of Mainland Resources and American Exploration Corp.

The pro forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies, synergies or other restructuring that could result from the merger. Further, the pro forma financial statements do not reflect the effect of any regulatory actions that may impact the pro forma financial statements when the merger is completed.

The acquisition of American Exploration Corp common stock by Mainland Resources in the merger will be accounted for in accordance with the acquisition method of accounting and the regulations of the SEC. The purchase price will be determined on the basis of the fair value on the acquisition date of the shares of Mainland Resources common stock issued in the merger. The purchase price for the pro forma financial statements is based on the closing price of Mainland Resources common stock on the OTCBB on July 15, 2011, of $0.34 and the exchange of American Exploration Corp's outstanding common stock for the right to receive 0.25 of a share of Mainland Resources common stock.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the pro forma financial statements. Since the pro forma financial statements have been prepared based on preliminary estimates, the final amounts recorded at the date of the merger may differ materially from the information presented. These estimates are subject to change pending further review of the assets acquired and liabilities assumed.

The pro forma financial statements have been presented for illustrative purposes only and are not necessarily indicative of results of operations and financial position that would have been achieved had the pro forma events taken place on the dates indicated, or the future consolidated results of operations or financial position of the combined company.

The following pro forma financial statements should be read in conjunction with:

•	the accompanying notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements;

•

the consolidated financial statements of mainland Resources as of and for the year ended February 28, 2011 included in Mainland Resources' Form 10-K, and incorporated by reference in this joint proxy statement/prospectus;

•

the unaudited consolidated interim financial statements of Mainland Resources as of and for the three months ended May 31, 2011 included in Mainland Resources' Form 10-Q, and incorporated by reference in this joint proxy statement/prospectus;

•	the unaudited consolidated financial statements of American Exploration as of and for the year ended February 28, 2011 incorporated by reference in this joint proxy statement/prospectus;
•

the unaudited consolidated interim financial statements of American Exploration Corp as of and for the three months ended May 31, 2011 and incorporated by reference in this joint proxy statement/prospectus; and

•	the other information contained in or incorporated by reference in this joint proxy statement/prospectus.

Mainland Unaudited Pro Forma Financial Statements for the year ended February 28, 2011 and the period ended May 31, 2011
Unaudited Pro forma balance sheet for the period ended May 31, 2011	F-83
Unaudited Pro forma balance sheet for the year ended February 28, 2011	F-84
Unaudited Pro forma statement of operations for the period ended May 31, 2011	F-86
Unaudited Pro forma statement of operations for the year ended February 28, 2011	F-86
Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements	F-87

PRO-FORMA BALANCE SHEET MAINLAND-AMERICAN EXPLORATION FOR THE PERIOD ENDED MAY 31, 2011
	Mainland Resources	American Exploration	Adjustments	Consolidated

Assets

Current Assets:
Cash	$ 7,204	$ 17,967	$ -	$ 25,171
Prepaids	19,817	-	-	19,817
Promissory Note Receivable	62,979	-	(62,979)	-
Total Current Assets	90,000	17,967	(62,979)	44,988

Oil And Gas Properties
Unproved	14,773,801	3,771,001	5,433,483	23,978,285

Other Assets
Website Amortization	-	1,621	-	1,621

Total Assets	$ 14,863,801	$ 3,790,589	$ 5,370,504	$ 24,024,894

Liabilities And Stockholders Equity

Current Liabilities
Accounts Payable and accrued liabilities	$ 3,411,355	$ 155,454	$ 100,000	$ 3,666,809
Notes payable-related parties	960,000	368,108	(62,979)	1,265,129
Drilling advances	124,773	-	-	124,773
Total Current Liabilities	4,496,128	523,562	37,021	5,056,711

Stockholders Equity
Common Stock-Issued and Outstanding	8,097	60,274	(60,274)	8,097
Additional Paid-in-capital	23,488,984	6,105,252	5,493,757	35,087,993
Accumulated Deficit	(13,129,408)	(2,898,499)	(100,000)	(16,127,907)
Total Stockholders Equity	10,367,673	3,267,027	5,333,483	18,968,183

Total Liabilities And Stockholders Equity	14,863,801	3,790,589	5,370,504	24,024,894

PRO-FORMA BALANCE SHEET
MAINLAND-AMERICAN EXPLORATION	MAINLAND	AMERICAN	ADJUSTMENTS	CONSOLIDATED
FOR THE YEAR ENDED FEBRUARY 28, 2011	RESOURCES	EXPLORATION

ASSETS

CURRENT ASSETS:
Cash	$ 62,978	$ 6,902	-	$ 69,880
Prepaids	38,216	-		38,216
Promissory Note Receivable	60,000	-	(60,000)	-
Total Current Assets	161,194	6,902	(60,000)	108,096

OIL AND GAS PROPERTIES
Unproved	14,685,943	3,771,001	4,794,250	23,251,194

OTHER ASSETS
Website Amortization	-	2,463	-	2,463

TOTAL ASSETS	14,847,137	3,780,366	4,734,250	23,361,753

LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES
Accounts Payable and accrued liabilities	3,254,785	35,812	100,000	3,390,597
Notes payable-related parties	652,500	378,259	(60,000)	970,759
Drilling advances	-	-		-
Income Taxes Payable	-	-		-
Total Current Liabilities	3,956,030	414,071	40,000	4,410,101

STOCKHOLDERS EQUITY

Common Stock-Issued and Outstanding	8,097	60,274	(60,274)	8,097
Additional Paid-in-capital	23,488,984	6,025,083	4,854,524	34,368,591
Accumulated Deficit	(12,605,974)	(2,719,062)	(100,000)	(15,425,036)
Total Stockholders Equity	10,891,107	3,366,295	4,694,250	18,951,652

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY	14,847,137	3,780,366	4,734,250	23,361,753

PRO-FORMA STATEMENT OF OPERATIONS MAINLAND-AMERICAN EXPLORATION FOR THE PERIOD ENDED MAY 31, 2011
	Mainland Resources	American Exploration	Adjustments	Consolidated

General And Administrative Expenses
Consulting Fees	$ 126,380	$ -	$ -	$ 126,380
Management and rent fees-related parties	161,306	53,344	-	214,650
Marketing Expenses	-	-	-	-
Office and General	62,678	8,264	-	70,942
Professional Fees	147,090	29,540	100,000	276,630
Salary Expense	-	80,169	-	80,169
Total General and Administrative Expenses	497,454	171,317	100,000	768,771

Net Operating Loss	497,454	171,317	100,000	768,771

Other Items
Interest income/(expense)	(25,980)	(8,120)	-	(34,100)
Income from break up fee	-	-	-	-
Loss Before Income Taxes	523,434	179,437	100,000	802,871

Federal income tax benefit from continuing operations	-	-	-	-

Loss From Continuing Operations	523,424	179,437	100,000	802,871

Discontinued Operations
Income/(loss) from discontinued operations	-	-	-	-
Gain on disposal of discontinued operations, net of tax expense	-	-	-	-

Income/(Loss) From Discontinued Operations	-	-	-	-
Net Income/(Loss) For The Period	$ (523,434)	$ (179,437)	(100,000)	$ (802,871)

Basic Earnings/(Loss) Per Share Of Common Stock	$(0.01)	$0.00	-	$(0.01)

Weighted Average Number Of Basic Shares Outstanding	80,969,502	60,273,333		96,037,835

PRO-FORMA STATEMENT OF OPERATIONS
MAINLAND-AMERICAN EXPLORATION	MAINLAND	AMERICAN	ADJUSTMENTS	CONSOLIDATED
FOR THE YEAR ENDED FEBRUARY 28, 2011	RESOURCES	EXPLORATION

STATEMENT OF OPERATIONS

GENERAL AND ADMINISTRATIVE EXPENSES

Consulting Fees	339,559	189,198		528,757
Management and rent fees-related parties	632,600	-		632,600
Marketing Expenses	612,992	-		612,992
Office and General	297,170	88,778		385,948
Professional Fees	820,335	78,137		898,472
Salary Expense	5,119,895	322,901		5,442,796
	7,882,551	679,014		8,501,565

NET OPERATING LOSS	7,882,551	679,014		8,501,565

OTHER ITEMS
Interest Income/(Expense)	16,069	(19,888)		(3,819)
Income from break up fee	-	75,000		75,000

LOSS BEFORE INCOME TAXES	7,806,482	623,902		8,430,384

Federal income tax benefit from continuing operations	2,600,000	-		2,600,000

LOSS FROM CONTINUING OPERATIONS	5,206,482	-		5,830,384

DISCONTINUED OPERATIONS

Income/(Loss) from Discontinued Operations	(204,272)	-		(204,272)
Gain on disposal of Discontinued Operations, net of tax expense	10,753,726	-		10,753,726
				-
INCOME/(LOSS) FROM DISCONTINUED OPERATIONS	10,549,454	-		4,923,342
				-
NET INCOME/(LOSS) FOR THE PERIOD	$ 5,342,972	$ (623,902)		$ 4,719,070

BASIC EARNINGS PER SHARE OF COMMON STOCK	$(0.07)	$(0.01)		$(0.05)

WEIGHTED AVERAGE NUMBER OF BASIC SHARES OUTSTANDING	80,969,502	6,083,278		95,990,321

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Note 1.	Basis of Pro Forma Presentation

The pro forma consolidated statements of income for the three months ended May 31, 2011 and the year ended February 28, 2011 give effect to the merger as if it were completed on March 1, 2011. The pro forma consolidated balance sheet as of May 31, 2011 gives effect to the merger as if it were completed on May 31, 2011.

The pro forma financial statements have been derived from the historical consolidated financial statements of Mainland Resources and American Exploration Corp that are incorporated by reference in this joint proxy statement/prospectus. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma financial statements. Since the pro forma financial statements have been prepared based upon preliminary estimates, the final amounts recorded at the date of the merger may differ materially from the information presented. These estimates are subject to change pending further review of the assets acquired and liabilities assumed.

The merger is reflected in the pro forma financial statements as being accounted for based on the guidance provided by accounting standards for business combinations. Under the acquisition method, the total estimated purchase price is calculated as described in Note 2 to the unaudited pro forma financial statements. In accordance with accounting guidance for business combinations, the assets acquired and the liabilities assumed have been measured at fair value. The fair value measurements utilize estimates based on key assumptions of the merger, including prior acquisition experience, benchmarking of similar acquisitions and historical and current market data. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analyses are performed. The final purchase price allocation will be determined after the merger is completed and the final amounts recorded for the merger may differ materially from the information presented.

Estimated transaction costs have been excluded from the pro forma consolidated income statement as they reflect non-recurring charges directly related to the merger. However, the anticipated transaction costs are reflected in the pro forma consolidated balance sheet, as an accrual to accounts payable and a reduction to retained earnings.

The pro forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies, synergies or other restructuring that could result from the merger. Further, the pro forma financial statements do not reflect the effect of any regulatory actions that may impact the pro forma financial statements when the merger is completed.

Note 2.	Preliminary Purchase Price

Mainland Resources will acquire all of the outstanding shares of American Exploration Corp's common stock for shares of Mainland Resources common stock at the fixed exchange ratio of 0.25 of a share of Mainland Resources common stock per share of American Exploration common stock. The purchase price for the merger is estimated as follows:

American Exploration Corp shares outstanding at May 31, 2011	60,273,333
Estimated additional shares outstanding under American Exploration Corp's equity compensation plans granted prior to execution of the merger agreement that vest upon stockholder approval of merger	3,650,000
Share exchange ratio	0.25
Number of shares of Mainland Resources to be issued	15,980,833
Closing price of Mainland Resources common stock on July 15, 2011	$0.34
Total purchase price	$5,433,483

The preliminary purchase price was computed using American Exploration's outstanding shares at May 31, 2011, and reflects the market value of Mainland Resources' common stock to be issued in connection with the merger based on the closing price of Mainland Resources' common stock on July 15, 2011. The preliminary purchase price will fluctuate with the market price of Mainland Resources' common stock until it is reflected on an actual basis when the merger is completed. An increase or decrease of 25% in Mainland Resources' common stock price would increase or decrease the consideration transferred by approximately $1.7 million which would be reflected as an increase or decrease to the purchase price of American Exploration. The increase or decrease in Mainland Resources' common stock price by as much as 25% is reasonably possible based upon the recent history of Mainland Resources' common stock price.

Note 3.	Pro Forma Adjustments

The pro forma adjustments included in the pro forma financial statements are as follows:

Adjustments to Pro Forma Financial Statements

(a) Mainland Resources and American Exploration Corp historical presentation -- Based on the amounts reported in the consolidated statements of income and balance sheets of Mainland Resources and American Exploration Corp, certain financial line items included in American Exploration Corp's historical presentation have been reclassified to corresponding line items included in Mainland Resources' historical presentation. These reclassifications have no material impact on the historical operating income, net income, earnings available to parent, total assets, liabilities or stockholders' equity reported by Mainland Resources or American Exploration Corp.

Additionally, based on Mainland Resources' review of American Exploration Corp's summary of significant accounting policies disclosed in American Exploration Corp's financial statements and preliminary discussions with American Exploration Corp management, the nature and amount of any adjustments to the historical financial statements of American Exploration Corp to conform its accounting policies to those of Mainland Resources are not expected to be material. Upon completion of the merger, further review of American Exploration Corp's accounting policies and financial statements may result in revisions to American Exploration Corp's policies and classifications to conform to Mainland Resources.

The preliminary purchase price of $5,433,483 has been fully allocated to Oil and Gas Properties.

Adjustments to Pro Forma Condensed Combined Consolidated Statement of Income

(b) Income taxes -- Adjustment reflects the income tax effect of the pro forma adjustments, which was calculated using a 35% rate, approximating statutory income tax rates.

(c) Shares outstanding -- Reflects the elimination of American Exploration Corp's common stock offset by issuance of 15,980,833 shares of Mainland Resources common stock. This share issuance does not consider that fractional shares will be paid in cash. The pro forma weighted average number of basic shares outstanding is calculated by adding Mainland Resources' weighted average number of basic shares of common stock outstanding for the three months ended May 31, 2011 and the year ended February 28, 2011, to the number of Mainland Resources shares expected to be issued as a result of the merger. The pro forma weighted average number of diluted shares outstanding is calculated by adding Mainland Resources' weighted average number of diluted shares of common stock outstanding for the three months ended May 31, 2011 and the year ended February 28, 2011, to the number of Mainland Resources shares expected to be issued as a result of the merger. Options outstanding under American Exploration Corp's equity compensation plans that are anti-dilutive have been excluded from the pro forma diluted weighted average shares outstanding.

	Three Months Ended	Year Ended
	May, 31	February 28,
	2011	2011

B Basic( millions)
Mainland Resources weighted average number of basic shares outstanding	80.96	80.96
Equivalent American Exploration Corp common shares after exchange	15.98	15.98

	96.94	96.94

D Diluted (millions):
Mainland Resources weighted average number of diluted shares outstanding	81.54	81.54
Equivalent American Exploration Corp common shares after exchange	15.98	15.98

	97.52	97.52

Adjustments to Pro Forma Condensed Combined Consolidated Balance Sheet

(d) Property, Plant and Equipment -- Reflects an increase to record American Exploration Corp's property, plant and equipment to the estimated fair value. The estimate is preliminary, subject to change and could vary materially from the actual adjustment at the time the merger is completed.

(e) Accounts payable -- Reflects the accrual for estimated non-recurring transaction costs of $100,000 to be incurred after May 31, 2011.

(f) Equity -- The pro forma balance sheet reflects the elimination of American Exploration Corp's historical equity balances, recognition of the new Mainland Resources common shares issued of 15,980,833 and adjustment to retained earnings totalling $100,000 (net of tax) for remaining estimated non-recurring transaction costs. These transaction costs are shown as an adjustment to retained earnings to reflect the impact of accounting guidance applicable to business combinations, which requires that these costs be expensed. Estimated transaction costs have been excluded from the pro forma income statement as they reflect non-recurring charges directly related to the merger.

(g) Debt -- In connection with the merger agreement, Mainland Resources will assume all of American Exploration Corp's outstanding debt.

ANNEX A
ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Certificate of Amendment (PURSUANT TO NRS 78.385 and 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
1.	Name of corporation: MAINLAND RESOURCES INC.
2.

The articles have been amended as follows (provide article numbers, if available):

The Articles of Amendment are hereby amended by deleting Article 5 in its entirety and replacing it with the following:

   The purpose of this Corporation shall be:
   All lawful purposes

3.

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: ◆ %

4.	Effective date of filing (optional): (must not be later than 90 days after the certificate is filed)
5.	Officer Signature (required):
___________________________________ Michael J. Newport, President

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After Revised: 3-6-09

ANNEX B

Fairness Opinion by Evans & Evans, Inc.

Fairness Opinion by Working Capital Corp.

Evans & Evans, inc.

400 BURRARD STREET
SUITE 1610
VANCOUVER, BRITISH COLUMBIA
CANADA, V6C 3A6

Tel:   (604) 408-2222
Fax:  (604) 408-2303
www.evansevans.com

April 30, 2010

MAINLAND RESOURCES INC.
21 Waterway Avenue, Suite 300
The Woodlands, Texas 77380

Attention: Board of Directors

Dear Sirs:

Subject: Fairness Opinion

1.0       Introduction

1.01     Evans & Evans, Inc. ("Evans & Evans" or the "authors of the Opinion") understands that Mainland Resources Inc. ("Mainland", "MRI" or the "Company') of Houston, Texas has entered into a merger agreement (the "Proposed Transaction") with American Exploration Corporation ("American Exploration" or "AEC") of Calgary, Alberta. Throughout the Fairness Opinion (the "Opinion") Mainland and AEC are collectively referred to as the "Companies".

Mainland is a reporting company under the United States Securities Exchange Act of 1934 as amended, whose shares are quoted on the Financial Industry Regulatory Authority, Inc. ("FINRA") Over-the-Counter Bulletin Board ("OTC BB") under the symbol "MNLU". AEC is a reporting company under the United States Securities Exchange Act of 1934, as amended, whose shares are quoted on the OTC BB under the symbol "AEXP". Each of Mainland and AEC is also an "OTC reporting issuer" as defined in B.C. Instrument 51-509, Issuers Quoted in the U.S. Over-the-Counter Markets.

1.02     The Proposed Transaction was announced on March 23, 2010 (the "Announcement Date"). On the Announcement Date, the Companies announced they had have signed a definitive Merger Agreement and Plan of Merger (the "Merger Agreement"). Key highlights of the Proposed Transaction are provided below.

(1)   Mainland will be the surviving corporation, and will become vested with all of American Exploration's assets and property;

(2)   American Exploration's stockholders will receive one share of Mainland common stock for every four shares of American Exploration common stock they own;

(3)   all outstanding common stock options of American Exploration (the "American Exploration Options") will be disposed of by the holders thereof in consideration for the issue by Mainland of non-transferable stock options (the "Mainland Exchange Options");

(4)   all of the outstanding common stock purchase warrants of American Exploration (the "American Exploration Warrants") will be disposed of by the holders thereof in consideration for the issue by Mainland of non-transferable common stock purchase warrants (the "Mainland Exchange Warrants");

(5)   the exchange ratio is anticipated to be one Mainland Exchange Option or one Mainland Exchange Warrant for every four American Exploration Options or every four American Exploration Warrants, as the case may be;

(6)   the Mainland Exchange Options will be exercisable at a price of $1.50 per share; the exercise price of each Mainland Exchange Warrant is anticipated to be determined by multiplying the per share exercise price of the corresponding American Exploration Options or American Exploration Warrants by four, subject to adjustment if the exchange ratio is adjusted; and,

(7)   it is anticipated that Mainland will register the Mainland securities to be issued in exchange for the AEC securities on Form S-4 (the "Form S-4") under the under the United States Securities Exchange Act of 1934, as amended.

1.03     Mainland was incorporated under the laws of the State of Nevada on May 12, 2006 and had been engaged in the business of acquisition, exploration and development of mineral properties in the United States since its inception. MRI is a natural resource exploration and production company currently engaged in the exploration, acquisition and development of oil and gas properties in the United States and within North America.

East Holly Prospect

On February 27, 2008, the Company entered into an option agreement (the "Option Agreement") with Kingsley Resources, Inc. ("Kingsley"), pursuant to which the Company acquired all the right, title and interest Kingsley has in and to certain leasehold estates in the state of Louisiana (the "Leases") which were the subject of a purchase agreement dated December 11, 2007, and modified February 1, 2008 (collectively, the "Leasehold Purchase Agreement") between Kingsley and Permian Basin Acquisition Fund ("Permian"), pursuant to which Kingsley had the right to acquire the sub-surface rights provided for in the Leases. In order to complete the acquisition of the Leases the Company was required to pay $100,000 on April 2, 2008 to Kingsley and assume all of Kingsley's obligations under the Leasehold Purchase Agreement. On March 14, 2008, the Company completed the Option agreement and the Leasehold Purchase Agreement at a total cost of $687,596, which includes the $100,000 that was paid on April 2, 2008, for approximately 2,551 net acres.

On December 21, 2009, the Company acquired, under its agreement with Petrohawk Energy Corporation ("Petrohawk"), an additional 159.3 net acres for $412,985 and on December 23, 2009 the Company also acquired an additional 51.96 net acres in conjunction with Petrohawk for $94,731 within the Cotton Valley/Haynesville trend in the State of Louisiana.

Hosston / Cotton Valley- Haynesville Shale

The Company has leased various other properties totalling approximately 144 net acres, consisting of approximately 84 net acres leased as of February 29, 2008 and added 60 net acres leased during the year ended February 28, 2009 for additional consideration of $22,753. These additional property leases, within the Cotton Valley/Haynesville trend in the state of Louisiana, are for three year terms. The Company owns a 40% working interest in 2,903 gross acres (1,161.23 net acres) at an average approximate 70.5% net revenue interest ("NRI") in all rights below base of the Cotton valley formation. The Company owns a 100% Working Interest and a 72% NRI in all rights above the base of the Cotton Valley formation comprising a total of 2,651.37 net acres and a 40% working Interest in 139.41 gross acres at a 70% NRI and a 40% Working Interest in 11.61 gross acres at a 75% NRI.

Mainland plans to spud the first well in late May or early June of 2010.

Petrohawk Venture Agreement

On July 14, 2008, the Company entered into a binding venture agreement with Petrohawk for the joint development of the Haynesville Shale on the Company's properties (i.e., the Leases) in De Soto Parish, Louisiana. Effective August 4, 2008, the Company entered into a definitive binding agreement with Petrohawk consummating the transaction on July 14, 2008.

Under the terms of the above-noted agreement, Petrohawk has agreed to pay 100% of the costs of development associated with the first well drilled below the Cotton Valley Formation, including drilling, completing and fracture stimulating, as well as costs up to and including pipeline connection. Petrohawk has also agreed to pay 80% of all costs of the second well drilled on the Leases below the base of the Cotton Valley with the Company paying the remaining 20% of the costs. For the third and all subsequent wells drilled on the Leases below the base of the Cotton Valley Formation, Petrohawk will pay 60% and the Company will pay 40%.

The Company will transfer 60% of its De Soto Parish leases to Petrohawk at closing, but only as the Leases relate to all depths below the base of the Cotton Valley Formation, and specifically the Haynesville Shale. Petrohawk agrees to gather and market the Company's production from above the base of the Cotton Valley Formation, pursuant to a mutually acceptable agreement.

Joint Venture Agreement with American Exploration

On September 17, 2009, the Companies entered in to a Letter Agreement to jointly develop their contiguous acreage in Mississippi (as described below). Mainland committed approximately 8,500 net acres and American Exploration committed approximately 5,000 net acres to the project for a total of 13,500 net acres.

Under the Letter Agreement, Mainland was to be the operator of the project area and committed to pay 80% of the initial well (drilling and completion costs) to earn a 51% working interest in the well and total project area. American Exploration agreed to pay 20% of the initial well (drilling and completion costs) to earn a 49% working interest in the well and total project area.

Mainland will present an authority for expenditure ("AFE") summarizing the total costs to drill and complete the proposed first well to a depth of 22,000 feet or a depth sufficient to test the Haynesville Shale Formation. AEC will have 30 days from receipt of the AFE to pay all the funds to Company. In the event American Exploration does not submit the funds within the 30 day period they will be carried to the pipeline for 20% and will only own a 20% working interest in the project area. Mainland will own a 72% working interest in the project area. In the event they pay the 20% future costs (i.e. drilling, completions etc.) for oil and gas activities of the 13,500 net acre project area were to be split on a 51%/49% basis between Mainland and American Exploration respectively.

On April 26, 2010, Mainland reported that American Exploration had failed to fund its 20% share of the estimated total well costs of the Burkley-Phillips No. 1 Well. As a result, American Exploration has forfeited its right to a 29% working interest in the well and in the prospect in favor of Mainland. Due to the fact American Exploration did not make its contribution in response to the cash call, Mainland will now pay 90% of the total cost of the well and Guggenheim Energy Opportunities, LLC ("Guggenheim") will pay 10%. Accordingly, the respective working interests of the parties after completion are anticipated to be as follows: Mainland - 72%, American Exploration -20%, and Guggenheim - 8%. This working interest breakdown will apply to the remainder of the leasehold and project area.

The Joint Venture with American Exploration was entered into prior to the Companies making the decision to enter into the Merger Agreement.

Mississippi Haynesville/Bossier Prospect

On June 23, 2009, the Company signed an Option Agreement with Westrock Land Corp to acquire approximately 8,000 net acres in mineral oil and gas leases located in the State of Mississippi. In accordance with the terms and provisions of the Option Agreement; (i) the Company will acquire a 100% working interest and a minimum 75% net revenue interest in the Leases; (ii) the Company has agreed to pay certain acquisition costs per net mineral acres by August 31, 2009. On August 28, 2009, the Company amended the Option Agreement to expand the acreage to include an additional 225 acres thus aggregating approximately 8,225 net acreage subject to the Option Agreement. The Company further agreed to advance a payment of $300,000 towards the total purchase price of the acreage under the Option Agreement on August 31, 2009. On October 13, 2009 the Company paid an addition $900,000 towards the purchase price of the property and paid the final installment of $2,090,060 on November 3, 2009 for a total purchase price of $3,290,060.

Sale of Assets

On March 15, 2010 Mainland announced that the Company had executed a Purchase and Sale Agreement for Mainland's Haynesville Shale interest on the Company's DeSoto Parish, Louisiana leases. Under the terms of the agreement, Mainland and the buyer have signed a Purchase and Sales Agreement dated March 12, 2010, covering Mainland's 40% working interest, which includes all of the rights 100 feet below the stratigraphic equivalent of the base of the Cotton Valley formation in the East Holly field, DeSoto Parish, Louisiana. Mainland sold all rights below the base of the Cotton Valley, which represented a 40% working interest in 2,903.07 gross acres or 1,162.3 net acres. Mainland retained all rights in 2,745.65 net acres as to all formations above the base of the Cotton Valley formation.

The effective date of the sale was January 1, 2010. On April 22, 2010 Mainland reported the completion of the sale of its Haynesville Shale assets in East Holly Field, DeSoto Parish, Louisiana. The assets were sold to EXCO Operating Company, LP, a wholly owned subsidiary of EXCO Resources (NYSE - XCO), for $28,159,000.

1.04     American Exploration was originally incorporated under the laws of the state of Nevada on May 11, 2006. AEC has limited operations and is considered an exploration stage company, and has had no revenues from operations to date.

In November 2008, American Exploration executed an option agreement (the "Option Agreement") to purchase a 75% net revenue interest (100% working interest) in approximately 5,000 net acres in oil and gas leases located in Mississippi in the onshore region of the Gulf Coast of the United States. The purchase price was $625.00 per net acre or a total of approximately $3,125,000. The Option Agreement required that a well be spud no later than May 31, 2009 and provided American Exploration until November 17, 2008 to complete its due diligence (the "Option Period"). American Exploration made a cash payment of $781,250 upon execution of the Option Agreement.

The Option Agreement was amended a number of times to extend the Option Period and through August 2009, American Exploration made additional cash payments totalling $325,001 to the counterparty.

On August 19, 2009, American Exploration entered into a final amendment to the Option Agreement whereby American Exploration (i) agreed to issue 4,037,500 shares of its restricted common stock as satisfaction for the remaining balance due under the Option Agreement, and (ii) agreed to drill and complete a minimum of at least one well on the properties in the Haynesville geological zone no later than December 31, 2010.

The 4,037,500 shares issued to satisfy the remaining purchase price were valued at $2,664,750, based upon American Exploration's share price on the date of agreement, bringing the total acquisition price to $3,771,001. The properties acquired have no proved reserves.

On January 15, 2010, the Board of Directors of American Exploration authorized the execution of a letter of intent (the "Avere LOI") with Avere Energy Inc., a Canadian corporation ("Avere Energy"), regarding the Mississippi project area as described above. Effective on March 1, 2010, the Avere LOI was amended pertaining to the overall compensation arrangements). Avere Energy agreed to a farm-in on American Exploration's interest in the Mississippi prospect by paying 20% of the total well costs (which is 100% of American Exploration's capital commitment) to permit Avere Energy to earn a 20% net interest in the Mississippi Project, which is 40.81% of American Exploration's working interest (the "Avere Energy Earned Interest'). Simultaneously with execution of the Amended Letter of Intent, Avere Energy paid to American Exploration a $75,000 non-refundable deposit. At closing, Avere Energy shall make a final payment to American Exploration in the amount of $1,925,000, subject to TSX Venture Exchange approval.

On April 19, 2010 Avere Energy announced it had been unsuccessful in securing the funds necessary to meet the terms of the agreement with American Exploration and announced the termination of the agreement.

1.05     The Board of Directors (the "Board") of Mainland retained Evans & Evans to act as an independent advisor to Mainland and to prepare and deliver the Fairness Opinion to the Board to provide an independent opinion as to the fairness of the Proposed Transaction, from a financial point of view, to the Mainland shareholders.

2.0       Engagement of Evans & Evans, Inc.

2.01      Evans & Evans was formally engaged by Mainland pursuant to an engagement agreement with Mainland dated March 15, 2010 (the "Engagement Agreement"). An Opinion was delivered to the Board dated April 8, 2010 (the "First Opinion"). Due to events that occurred post-issuance of the First Opinion, Evans & Evans was requested to provide an updated Opinion.

The Engagement Agreement provides the terms upon which Evans & Evans has agreed to provide the Opinion to the Board. The terms of the Engagement Agreement provide that Evans & Evans is to be paid a flat professional fee for its services. In addition, Evans & Evans is to be reimbursed for its reasonable out-of-pocket expenses and to be indemnified by Mainland in certain circumstances. The fee established for the Opinion has not been contingent upon the opinions presented.

3.0       Scope of Review

3.01     In connection with preparing the Opinion, Evans & Evans has reviewed and relied upon, or carried out, among other things, the following:

  Interviewed Mr. Michael Newport, the Chief Executive Officer of Mainland. The interview was undertaken to gain an understanding of the plans for Mainland going forward and to gain an overview of the Mainland oil and gas projects and development plans associated thereto.

  Interviewed Mr. Steve Harding, the Chief Executive Officer of AEC. The interview was undertaken to gain an overview of the AEC oil and gas projects and development plans associated thereto.

  Reviewed the Merger Agreement between the Companies.

  Reviewed the Purchase Agreement by and between Mainland Resources and Exco Operating Company, LP dated March 10, 2010. Also reviewed the management-prepared break-down of the net proceeds from the sale of the assets. Also reviewed financial statements for Exco Operating Company, LP's parent company Exco Resources, Inc. in order to determine the ability to pay the purchase price. As at February 22, 2010, Exco Resources, Inc. reported cash on its balance sheet of approximately $100 million.

  Reviewed Mainland's 10K for the year ended February 28, 2009 and the 10Q for the period ended November 30, 2009.

  Reviewed Mainland's financial statements for the years ended February 28, 2008 - 2009 as audited by De Joya Griffith & Company, LLC of Las Vegas, Nevada.

  Reviewed Mainland's management-prepared financial statements for the nine months ended November 30, 2009.

  Reviewed trading data for Mainland's shares on the OTC BB for the period February 21, 2008 to April 29, 2010.

  Reviewed Mainland's press releases for the 18 months preceding the date of the Opinion.

  Reviewed the Griffith 11 #1 Hosston / Cotton Valley Log Analysis as of December 9, 2008 prepared for Ms. Simeon King Horton and prepared by T. W. McGuire & Associates, Inc., Petroleum Consultants of Shreveport, Louisiana.

  Reviewed the Evaluation of Oil and Gas Reserves for the Petrohawk Griffith 11 #1 Haynesville Shale as of January 1, 2009 prepared for Ms. Simeon King Horton and prepared by T. W. McGuire & Associates, Inc., Petroleum Consultants of Shreveport, Louisiana.

  Reviewed a Research Report on Mainland as prepared by Grassroots Research and Distribution, Inc. and dated January 22, 2010.

  Reviewed American Exploration's 10Q for the quarter ended September 30, 2009 and the 10K for the year ended December 31, 2008.

  Reviewed American Exploration's financial statements for the years ended December 31, 2007 - 2008 as audited by Moore & Associates of Las Vegas, Nevada.

  Reviewed trading data for AEC's shares on the OTC BB for the period November 19, 2008 to April 29, 2010.

  Reviewed AEC's press releases for the 18 months preceding the date of the Opinion.

  Reviewed a management-prepared PowerPoint Presentation on American Exploration.

  Reviewed information on Avere Energy.

  Reviewed information on current, historical and projected oil and natural gas prices.

  Limitation and Qualification: Evans & Evans did not visit any of the Companies' actual properties. Evans & Evans has, therefore, relied on management's disclosure with respect to the properties of the Companies and the technical reports referenced above. The reader is advised that Evans & Evans can provide no independent technical and due diligence comfort or assurances as to the specific operating characteristics and functional capabilities of any of the actual oil and gas properties.

4.0       Prior Valuations

4.01     The Companies have represented to Evans & Evans that there have been no formal valuations or appraisals relating to the Companies or any affiliate or any of their respective material assets or liabilities made in the preceding three years which are in the possession or control of the Companies.

5.0       Conditions and Restrictions

5.01     The Opinion may not be furnished to anyone, nor relied upon by any party beyond the Mainland and the Mainland shareholders. The Opinion may be referenced and/or included in Mainland's S-4 Form and may be submitted to the Mainland shareholders.

5.02     The Opinion may not be furnished to any U.S. stock exchange and/or regulatory authority beyond FINRA and the U.S. Securities and Exchange Commission.

5.03     The Opinion may not be furnished and/or used to support and type of value with any other third parties, legal authorities, nor stock exchanges, or other regulatory authorities, nor the Canada Revenue Agency nor the Internal Revenue Service. Such use is done so without the consent of Evans & Evans and readers are advised of such restricted use as set out above. Nor can it be used or relied upon by any of these parties or relied upon in any legal proceeding and/or court matter (other than relating to the approval of the Proposed Transaction).

5.04     Any use beyond that defined above in 5.01 and 5.02 is done so without the consent of Evans & Evans and readers are advised of such restricted use as set out above.

5.05     The Opinion should not be construed as a formal valuation or appraisal of Mainland, AEC or any of their securities or assets and our Opinion should not be construed as such. Evans & Evans, has, however, conducted such analyses as we considered necessary in the circumstances.

5.06      In preparing the Opinion, Evans & Evans has relied upon and assumed, without independent verification, the truthfulness, accuracy and completeness of the information and the financial data provided by the Companies. Evans & Evans has therefore relied upon all specific information as received and declines any responsibility should the results presented be affected by the lack of completeness or truthfulness of such information. Publicly available information deemed relevant for the purpose of the analyses contained in the Opinion has also been used.

The Opinion is based on: (i) our interpretation of the information which the Companies, as well as their representatives and advisers, have supplied to to-date; (ii) our understanding of the terms of the Proposed Transaction; and (iii) the assumption that the Proposed Transaction will be consummated in accordance with the expected terms.

5.07      The Opinion is necessarily based on economic, market and other conditions as of the date hereof, and the written and oral information made available to us until the date of the Opinion. It is understood that subsequent developments may affect the conclusions of the Opinion, and that, in addition, Evans & Evans has no obligation to update, revise or reaffirm the Opinion.

5.08     Evans & Evans denies any responsibility, financial, legal or other, for any use and/or improper use of the Opinion however occasioned.

5.09     Evans & Evans is expressing no opinion as to the price at which any securities of Mainland, AEC or Mainland post-Proposed Transaction will trade on any stock exchange at any time.

5.10   No opinion is expressed by Evans & Evans whether any alternative transaction might have been more beneficial to the shareholders of Mainland.

5.11   Evans & Evans reserves the right to review all information and calculations included or referred to in the Opinion and, if it considers it necessary, to revise part and/or its entire Opinion and conclusion in light of any information which becomes known to Evans & Evans during or after the date of this Opinion.

5.12   In preparing the Opinion, Evans & Evans has relied upon a letter from management of Mainland confirming to Evans & Evans in writing that the information and management's representations made to Evans & Evans in preparing the Opinion are accurate, correct and complete, and that there are no material omissions of information that would affect the conclusions contained in the Opinion.

5.13   Evans & Evans has based its Opinion upon a variety of factors. Accordingly, Evans & Evans believes that its analyses must be considered as a whole. Selecting portions of its analyses or the factors considered by Evans & Evans, without considering all factors and analyses together, could create a misleading view of the process underlying the Opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Any attempt to do so could lead to undue emphasis on any particular factor or analysis. Evans & Evans' conclusions as to the fairness, from a financial point of view, to the Mainland shareholders of the Proposed Transaction were based on its review of the Proposed Transaction taken as a whole, in the context of all of the matters described under "Scope of Review", rather than on any particular element of the Proposed Transaction or the Proposed Transaction outside the context of the matters described under "Scope of Review". The Opinion should be read in its entirety.

5.14   Evans & Evans and all of its principals, partner, staff or associates' total liability for any errors, omissions or negligent acts, whether they are in contract or in tort or in breach of fiduciary duty or otherwise, arising from any professional services performed or not performed by Evans & Evans, its principals, partner, any of its directors, officers, shareholders or employees, shall be limited to the fees charged and paid for the Opinion. No claim shall be brought against any of the above parties, in contract or in tort, more than two years after the date of the Opinion.

6.0        Assumptions

6.01      In preparing the Opinion, Evans & Evans has made certain assumptions as outlined below.

6.02     With the approval of Mainland and as provided for in the Engagement Agreement, Evans & Evans has relied upon, and has assumed the completeness, accuracy and fair presentation of, all financial information, business plans, forecasts and other information, data, advice, opinions and representations obtained by it from public sources or provided by the Companies or their affiliates or any of their respective officers, directors, consultants, advisors or representatives (collectively, the "Information"). The Opinion is conditional upon such completeness, accuracy and fair presentation of the Information. In accordance with the terms of the Engagement Agreement, but subject to the exercise of its professional judgment, and except as expressly described herein, Evans & Evans has not attempted to verify independently the completeness, accuracy or fair presentation of any of the Information.

6.03     Senior officers of the Companies have represented to Evans & Evans that, among other things: (i) the Information (other than financial forecasts, projections, estimates or budgets) provided orally by, an officer or employee of the Companies or in writing by the Companies (including, in each case, affiliates and their respective directors, officers, consultants, advisors and representatives) to Evans & Evans relating to the Companies, their affiliates or the Proposed Transaction, for the purposes of the Engagement Agreement, including in particular preparing the Opinion was, at the date the Information was provided to Evans & Evans, fairly and reasonably presented and complete, true and correct in all material respects, and did not, and does not, contain any untrue statement of a material fact in respect of the Companies, their affiliates or the Proposed Transaction and did not and does not omit to state a material fact in respect of the Companies, their affiliates or the Proposed Transaction that is necessary to make the Information not misleading in light of the circumstances under which the Information was made or provided; (ii) with respect to portions of the Information that constitute financial forecasts, projections, estimates or budgets, they have been fairly and reasonably presented and reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Companies or their associates and affiliates as to the matters covered thereby and such financial forecasts, projections, estimates and budgets reasonably represent the views of management of the financial prospects and forecasted performance of the Companies; and (iii) since the dates on which the Information was provided to Evans & Evans, except as disclosed in writing to Evans & Evans, there has been no material change, financial or otherwise, in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of the Companies or any of its affiliates and no material change has occurred in the Information or any part thereof which would have, or which would reasonably be expected to have, a material effect on the Opinion.

6.04     With respect to financial forecasts, projections, estimates or budgets provided to Evans & Evans and used in our analyses, the authors of the Opinion have noted that projecting future results of any entity is inherently subject to uncertainty. Evans & Evans has assumed, however, that such financial forecasts, projections, estimates and budgets were prepared using the assumptions identified therein, which in the reasonable belief of the Companies are (or were at the time and continue to be) reasonable in the circumstances and were reasonably prepared on bases reflecting the best currently available estimates and judgment of the Companies and are (or were at the time and continue to be) reasonable in the circumstances. Evans & Evans expresses no independent view as to the reasonableness of such financial forecasts, projections, estimates or budgets or the assumptions on which they are based.

6.05     In preparing the Opinion, we have made several assumptions, including that all final or executed versions of documents will conform in all material respects to the drafts provided to us, all of the conditions required to implement the Proposed Transaction will be met, all consents, permissions, exemptions or orders of relevant third parties or regulating authorities will be obtained without adverse condition or qualification, the procedures being followed to implement the Proposed Transaction are valid and effective and that the disclosure provided or (if applicable) incorporated by reference in any materials provided to shareholders with respect to Mainland and its subsidiaries and the Proposed Transaction will be accurate in all material respects and will comply with the requirements of applicable law. Evans & Evans also made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of Evans & Evans and any party involved in the Proposed Transaction. Although Evans & Evans believes that the assumptions used in preparing the Opinion are appropriate in the circumstances, some or all of these assumptions may nevertheless prove to be incorrect.

6.06     The Companies and all of their related parties and their principals had no contingent liabilities, unusual contractual arrangements, or substantial commitments, other than in the ordinary course of business, nor litigation pending or threatened, nor judgments rendered against, other than those disclosed by management and included in the Opinion that would affect the evaluation or comment.

6.07     As at November 30, 2009 (Mainland) and September 30, 2009 (American Exploration) all assets and liabilities of the Companies have been recorded in their accounts and financial statements and follow U.S. GAAP.

6.08     There were no material changes in the financial position of the Companies between the date of their financial statements and April 29, 2010 (the "Date of Review") unless noted to Evans & Evans in their discussion with management of the Companies.

6.09     All warrants and options "in-the-money" based on the trading price of the Companies as at April 29, 2010 are assumed to be exercised at the close of the Proposed Transaction. Such an assumption was deemed appropriate by the authors of the Opinion in order to provide Mainland shareholders with a clear understanding of their potential shareholding on a fully-diluted basis.

6.10   Representations made by the Companies as to the number of shares outstanding are accurate.

7.0        Conclusions as to Fairness

7.01     Based upon and subject to the foregoing and such other matters as we consider relevant, it is our opinion, as of the date hereof, that the terms of the Proposed Transaction are fair, from a financial point of view, to the shareholders of Mainland.

7.02     In considering fairness, from a financial point of view, Evans & Evans considered the Proposed Transaction from the perspective of the Mainland shareholders and did not consider the specific circumstances of any particular shareholder, including with regard to income tax considerations.

7.03     In arriving at the above-noted conclusions as to the fairness of the Proposed Transaction, Evans & Evans considered the following:

a.   A review of the adjusted book value of Mainland giving consideration to the funds received from the sale of the Company's partial interest in the Louisiana gas prospects and the fair market value of the properties covered by the joint venture agreement with American Exploration.

b.   A review of the adjusted book value of the AEC giving consideration to American Exploration's interest in the properties covered by the joint venture agreement with Mainland.

c.   A review of the financial position of the Companies as at the date of the Opinion.

d.   A review of the values implied by any recent financings (i.e., last 12 months) undertaken by the Companies.

e.   A review of the Companies trading prices over the 10, 30, 90 and 180 trading days preceding the date of the Opinion. In undertaking this analysis, the authors of the Opinion deemed it necessary to examine the trading history of the Companies to determine the actual ability of shareholders to realize the implied value of their shares (i.e., sell).

In reviewing the trading volumes of Mainland's shares at both the Date of Review (i.e., April 29, 2010) and Announcement Date (i.e., March 23, 2010) it is apparent that trading volumes (and hence shareholder liquidity) have increased since the Announcement Date.

In reviewing trading data on AEC shares, it was apparent that as at the Date of Review, the market for AEC shares had increased in comparison to the same periods preceding the Announcement Date.

f.   A review of the volume-weighted opening trading price ("VWOP") of Mainland as at the Date of Review and the Announcement Date. As can be seen from the table below, Mainland's share price has increased since the Announcement Date.

g.   A review of the overall market for publicly-traded oil and gas companies as at the Date of Review.

7.04     In assessing the fairness of the Proposed Transaction from a financial point of view to the Mainland shareholders, Evans & Evans also considered other potential benefits that may be realized subsequent to the completion of the Proposed Transaction include possible synergies between AEC and Mainland. Evans & Evans have not attempted to quantify these additional qualitative potential benefits.

Certain additional potential benefits of the Proposed Transaction are as follows:

a.   Mainland's sale of certain gas assets in Louisiana provided the Company with sufficient funds to implement its drilling plans over the next 12 months without an immediate need for a further financing or to incur more debt.

b.   Post-Proposed Transaction, Mainland's interest in the acreage in Mississippi will be in the range of 90%. Initial indications and historical well data support the Mississippi prospect has the potential to be very large. Accordingly, Mainland shareholders will have the opportunity to participate in a larger portion (given they own approximately 85% of Mainland post-Proposed Transaction) of the future revenues then they would have had under the current joint venture agreement.

c.   Related to the point above, post-Proposed Transaction Mainland's asset base increases, which may have a positive effect on the ability to secure financing in the future and / or graduate to a more senior stock exchange.

d.   Shared operations and administrative personnel thereby reducing certain staff and systems costs.

e.   Removal of duplication of public company costs.

8.0        Qualifications & Certification

8.01      The Opinion preparation was carried out by Jennifer Lucas and thereafter reviewed by Michael Evans.

Mr. Michael A. Evans, Principal, founded Evans & Evans, Inc. in 1989. For the past 23 years, he has been extensively involved in the financial services and management consulting fields in Vancouver, where he was a Vice-President of two firms, The Genesis Group (1986-1989) and Western Venture Development Corporation (1989-1990). Over this period he has been involved in the preparation of over 300 technical and assessment reports, business plans, business valuations, and feasibility studies for submission to various Canadian stock exchanges and securities commissions as well as for private purposes. Formerly, he spent three years in the computer industry in Western Canada with Wang Canada Limited (1983-1986) where he worked in the areas of marketing and sales.

Mr. Michael A. Evans holds: a Bachelor of Business Administration degree from Simon Fraser University, British Columbia (1981); a Master's degree in Business Administration from the University of Portland, Oregon (1983) where he graduated with honors; the professional designation of Chartered Financial Analyst (CFA); the professional designation of Chartered Business Valuator (CBV); and the professional designation of Accredited Senior Appraiser.

Mr. Evans is a member of the Association for Investment Management and Research (AIMR), the Institute of Chartered Financial Analysts (ICFA), the Vancouver Society of Financial Analysts (VSFA), the Canadian Institute of Chartered Business Valuators and the American Society of Appraisers.

Ms. Jennifer Lucas, MBA, CBV, ASA joined Evans & Evans in 1997. Ms. Lucas possesses several years of relevant experience as an analyst in the public and private sector in British Columbia and Saskatchewan. Her background includes working for the Office of the Superintendent of Financial Institutions of British Columbia as a Financial Analyst. Ms. Lucas has also gained experience in the Personal Security and Telecommunications industries. For the past eleven years at Evans & Evans Ms. Lucas has been involved in writing and reviewing over 350 valuation and due diligence reports for public and private transactions.

Ms. Lucas holds: a Bachelor of Commerce degree from the University of Saskatchewan (1993), a Masters in Business Administration degree from the University of British Columbia (1995). Ms. Lucas holds the professional designation of Chartered Business Valuator and Accredited Senior Appraiser. She is a member of the Canadian Institute of Chartered Business Valuators and the American Society of Appraisers.

8.02     The analyses, opinions, calculations and conclusions were developed, and this Opinion has been prepared in accordance with the standards set forth by the Canadian Institute of Chartered Business Valuators.

8.03     The authors of the Opinion have no present or prospective interest in the Companies, or any entity that is the subject of this Opinion, and we have no personal interest with respect to the parties involved.

Yours very truly,

EVANS & EVANS, INC.

working capital corporation PO Box 1164, Stn. M Calgary, Alberta T0K 0M0 Tel: 403-262-2803 Fax: 866-256-9719 admin@workingcapitalcorp.com www.workingcapitalcorp.com

April 22, 2010

The Board of Directors
AMERICAN EXPLORATION CORP.
407 Second Street SW, Suite 700
Calgary, Alberta T2P 2Y3

To the Board of Directors:

RE: Fairness Opinion

Introduction

Working Capital Corporation ("WCC") understands that American Exploration Corp. ("AEC" or "American Exploration"), a Nevada corporation, and Mainland Resources Inc. ("Mainland" or "MRI"), a Nevada corporation, have entered into Merger Agreement and Plan of Merger (the "Agreement"), dated on or about March 23, 2010, pursuant to which AEC will merge with and into Mainland with Mainland remaining as the surviving entity (the "Merger"). Pursuant to the Agreement, subject to the exceptions and limitations set forth in Section 2.4 thereof, at the Effective Time (as defined in the Agreement), the outstanding shares of common stock of AEC ("AEC Common Stock") shall, by virtue of the Merger, be converted into the right to receive, at the election of the holders thereof, shares of the common stock of Mainland ("Mainland Common Stock") on the basis of one (1) share of Mainland Common Stock for each four (4) shares of AEC Common Stock (the "Exchange Ratio").

In connection with the Merger and the Agreement, AEC has requested WCC's opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of AEC Common Stock.

Engagement of Working Capital Corporation

The Board of Directors of AEC (the "Board") has retained WCC pursuant to an engagement agreement (the "Engagement Agreement") dated March 18, 2010, to provide an opinion (the "Opinion") as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of AEC Common Stock.

The Opinion is being provided to the Board under the terms of the Engagement Agreement.

WCC was not engaged to make (and has not made) an independent formal valuation or appraisal of AEC or of its assets or liabilities, and it has not been furnished with any such valuation or appraisal. The Opinion should not be construed as a formal valuation or appraisal. WCC was similarly not engaged to review any legal or accounting aspects of the Agreement. In addition, WCC has not assumed any obligation to conduct, nor has WCC conducted, any physical inspection of the properties or facilities of AEC.

In preparing the Opinion, WCC considered the fairness of the Exchange Ratio from the perspective of holders of AEC Common Stock generally, and did not consider the specific circumstances, particularly with respect to the income tax consequences of the Agreement, of any particular holder.

The Engagement Agreement provides for WCC to receive a fee upon completion of the Opinion, as well as reimbursement of all reasonable out-of-pocket expenses. WCC's compensation is not contingent upon the consummation of the Merger.

Additionally, AEC has agreed to indemnify WCC from and against certain liabilities arising out of the performance of professional services rendered by WCC and its personnel under the Engagement Agreement.

The Opinion is intended solely for the use of and reliance by, the Board, and may not be published, reproduced, disseminated, quoted from or referred to without WCC's prior written permission.

Qualifications of Working Capital Corporation

WCC is an independent Canadian corporate finance firm, providing a wide range of financial and advisory services including valuations, fairness opinions, investment research, corporate finance, and mergers and acquisitions. WCC and its associates have participated in a significant number of transactions involving public and private companies and have extensive experience in preparing valuations and fairness opinions.

WCC, as part of its corporate finance business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bidding, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate, tax, and other purposes.

Independence of Working Capital Corporation

Neither WCC, nor any of its affiliates, is an insider, associate or affiliate (as those terms are defined in the Securities Act (Alberta)) of AEC, MRI, or any of their respective associates or affiliates (collectively, the "Interested Parties"). WCC, nor any of its associates or affiliates, is an advisor to any of the Interested Parties with respect to the Agreement.

WCC has not, in the 24 month period preceding the date on which WCC was first contacted in respect of the Opinion, been engaged to provide financial advisory services of AEC, MRI, or any other Interested Party.

The fee payable to WCC for preparing the Opinion is not dependent on any arrangement or understanding which gives WCC a financial incentive in respect of the conclusions reached in the Opinion.

Other than the Engagement Agreement, there are no understandings, agreements or commitments between WCC and AEC, MRI, or any other Interested Party with respect to any future business dealings. WCC may, in the future, in the ordinary course of its business, perform financial advisory or corporate finance services for, AEC, MRI, or any other Interested Party.

Scope of Review

In preparing this Opinion, WCC has, among other things, reviewed and where appropriate, relied upon (without attempting to verify independently the completeness or accuracy of) certain financial and operation information relating certain reports and information prepared by independent consultants and other publicly available information.

The following, among other things, sets forth the principal documents and key information WCC reviewed, considered, and where considered appropriate, relied upon. During the course of this engagement and for the purposes of the Opinion set forth herein, WCC has:

a)   reviewed the Agreement and all attachments thereto;

b)   reviewed certain historical publicly available business and financial information concerning AEC and Mainland;

c)   reviewed certain internal financial statements and other financial and operating data concerning AEC and Mainland;

d)   held discussions with members of the senior management of AEC and Mainland for the purpose of reviewing the future prospects of AEC and Mainland, including exploration plans related to the respective businesses, earnings, assets, liabilities and the amount and timing of cost savings (the "Synergies") expected to be achieved as a result of the Merger;

e)   reviewed historical market prices and trading volumes of AEC and Mainland Common Stock;

f)   reviewed the terms of recent merger and acquisition transactions, to the extent publicly available, involving oil & gas companies that WCC considered relevant;

g)   reviewed corporate presentations on AEC and Mainland;

h)   reviewed technical reports and well log data on gas projects held by AEC and Mainland;

i)   reviewed publicly available information on financial partners of AEC and Mainland;

j)   reviewed press releases of AEC and Mainland; and,

k)   performed such other analyses and considered such other factors as WCC has deemed appropriate.

WCC also took into account the assessment of general economic, market and financial conditions and WCC's experience in other transactions as well as WCC's knowledge of the oil & companies, and WCC's general experience in securities valuations.

WCC has not, to the best of its knowledge, been denied access by AEC to any information requested by WCC.

Assumptions and Limitations

With the Board's acknowledgement and agreement as provided for in the Engagement Agreement, WCC has relied upon the accuracy and completeness of all data and other information obtained by it from public sources or provided to it by AEC, and its personnel, advisors, or otherwise, including the certificate identified below and above (collectively, the "Information"). The Opinion is conditional upon such accuracy and completeness. Subject to the exercise of professional judgment and except as expressly described herein, WCC has not attempted to verify independently the accuracy or completeness of any of the Information.

In rendering this opinion, WCC has assumed, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the materials provided to us by AEC and Mainland and in the discussions with the managements of AEC and Mainland. In that regard, WCC has assumed that the financial forecasts, including, without limitation, the Synergies have been reasonably prepared on a basis reflecting the best currently available information and judgments and estimates of AEC and Mainland and that such forecasts will be realized in the amounts and at the times contemplated thereby. WCC was not retained to and did not conduct a physical inspection of any of the properties or facilities of AEC, Mainland or their respective subsidiaries.

With respect to the forecasts, projections or estimates provided to WCC and used in its analyses, WCC notes that projecting future results is inherently subject to uncertainty. WCC has assumed, however, that such forecasts, projections and estimates were prepared using the assumptions identified therein, which, in the opinion of AEC, are (or were at the time of preparation and continue to be) reasonable in the circumstances.

The President and Chief Executive Officer of AEC have represented to WCC in a certificate dated as of April 22, 2010 among other things, that:

(i)     AEC has no information or knowledge of any facts public or otherwise not specifically provided to WCC relating to AEC which would reasonably be expected to affect materially the Opinion;

(ii)    the information and data provided to WCC by or on behalf of AEC in respect of AEC and its subsidiaries and affiliates in connection with the Opinion is or, in the case of historical information and data, was, at the date as of which it was prepared, true and accurate in all material respects and no additional material, data or information is required to make the information and data provided to WCC not misleading in the light of circumstances in which it was prepared;

(iii)   there have been no changes in any material facts or new material facts since the respective dates thereof which have not been disclosed to WCC;

(iv)    any portions of the information and data provided to WCC which constitute forecasts, projections or estimates were prepared using the assumptions identified therein, which, in the opinion of AEC are (or were at the time of preparation and continue to be reasonable in the circumstances;

(v)     there have been no valuations or appraisals of AEC or any of its subsidiaries or material affiliates made in the preceding 24 months; and,

(vi)    there have been no offers for or transactions involving any material property of AEC or any of its subsidiaries or affiliates during the preceding 24 months which have not been disclosed to WCC.

In preparing the Opinion, WCC has made several assumptions, including that all conditions precedent to the completion of the Merger can be satisfied in due course, all consents, permissions, exemptions or orders of relevant regulatory authorities will be obtained, without adverse conditions or qualification, the procedures being followed to implement the Agreement and Merger are valid and effective. In its analysis in connection with the preparation of the Opinion, WCC made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of WCC, AEC, and Mainland.

WCC has assumed that the Merger will be consummated substantially in accordance with the terms set forth in the Agreement. WCC has further assumed that the Merger will be accounted for as a purchase under generally accepted accounting principles. WCC has assumed that the Merger is, and will be, in compliance with all laws and regulations that are applicable to AEC, Mainland and their subsidiaries. In rendering this opinion, WCC has assumed that there are no factors that would impede any necessary regulatory or governmental approval of the Merger and WCC has further assumed that, in the course of obtaining the necessary regulatory and governmental approvals, no restriction will be imposed on Mainland or the surviving corporations that would have a material adverse effect on the surviving corporations or the contemplated benefits of the Merger. WCC has also assumed that no change in applicable law or regulation would occur that would cause a material adverse change in the prospects or operations of Mainland or any of the surviving corporations after the Merger.

WCC's opinion is based solely upon the information available to us and the economic, market and other circumstances, as they exist as of the date hereof. Events occurring and information that becomes available after the date hereof could materially affect the assumptions and analyses used in preparing this opinion. WCC has not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring or information that becomes available after the date hereof, except as otherwise agreed in the engagement letter.

The Opinion has been provided for the use of, and reliance by, the Board and is not intended to be, and does not constitute, a recommendation that any holder of AEC Common Shares. WCC is not expressing any opinion herein as to the prices at which Mainland Common Stock issued in the Merger may trade, nor does WCC's opinion constitute a recommendation to any holder of AEC Common Stock as to how such holder should vote with respect to the Agreement at any meeting of holders of the AEC Common Stock.

The preparation of a fairness opinion is a complex process and is not necessarily amenable to partial analysis or summary description. WCC believes that its analyses must be considered as a whole and that selecting portions of the analyses or the factors considered by it, without considering all factors and analyses together, could create an incomplete view of the process underlying the Opinion. The Board should read this Opinion in its entirety.

The Opinion is rendered as of the date hereof, on the basis of securities markets, economic and general business and financial conditions prevailing on that date and the condition and prospects, financial and otherwise, of AEC and its affiliates as they were reflected in the Information provided to WCC. Any changes therein may affect the Opinion and, although WCC reserves the right to change or withdraw the Opinion in such event, it disclaims any undertaking or obligation to advise any person of any such change that may come to its attention, or to update the Opinion after the date hereof.

This letter is solely for the information of the Board of Directors of AEC and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in each case in accordance with WCC's prior written consent which shall not be unreasonably withheld; provided, however, that WCC hereby consent to the inclusion and reference to this letter in any registration statement, proxy statement, information statement or tender offer document to be delivered to the holders of AEC Common Stock in connection with the Merger if and only if this letter is quoted in full or attached as an exhibit to such document and this letter has not been withdrawn prior to the date of such document.

Fairness Opinion

The Opinion may only be used or relied upon by the Board in connection with their review and consideration of the Agreement and their recommendation to the shareholders of AEC and may not be used or relied upon by any other person without the express prior written consent of WCC. The Opinion does not address the merits of the underlying decision of the Interested Parties to enter into the Merger Agreement and does not constitute a recommendation to any holder of AEC Common Stock as to how such holder should vote with respect to the Agreement at any meeting of holders of the AEC Common Stock. The Opinion is given as of the date hereof and WCC disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting out Opinion that may come or be brought to WCC's attention after the date hereof. In the event that there is any change in fact or matter impacting the Opinion after the date hereof, WCC reserves the right to change, modify or withdraw the Opinion.

Subject to the foregoing and based on WCC's experience, activities, and assumptions as described above, and other factors WCC has deemed relevant, WCC is of the opinion as of the date hereof that the Merger Consideration to be paid to the holders of the AEC Common Stock pursuant to the Agreement is fair, from a financial point of view.

In assessing fairness, from a financial point of view, WCC considered, among other things:

(i)       the financial position of AEC and Mainland as at the date of the most recently released financial statements;

(ii)      recent financings completed by American Exploration

(iii)     the impact of the announcement of the Merger on the trading price and liquidity of the AEC Common Stock. The volume weighted opening price ("VWOP") of the AEC Common Stock for the 10-days preceding March 31, 2010 increased 12.7% over the VWOP for the 10-days preceding the date of the announcement of the Merger;

(iv)      based on the recent trading price of the Mainland Common Stock, the Exchange Ratio represents a premium of 13% over the 10-day VWOP preceding March 31, 2010 and a 21% premium over the 30-day VWOP;

(v)       based on the recent trading price of the Mainland Common Stock, the Exchange Ratio represents a premium of 18% over the 10-day VWOP and the 30-day VWOP preceding the announcement of the Merger;

(vi)      average trading volumes of AEC Common Stock increased post-Merger announcement;

(vii)     American Exploration will now have access to the technical team from Mainland including advisor and consultant Jack Cox who was responsible for putting the Mississippi project together and presented it to Mike Newport president of Mainland;

(viii)    Mainland's sale of certain gas assets in Louisiana provides the post-Merger company with sufficient funds to implement its drilling plans over the next 12 months without an immediate need for a further financing or to incur more debt;

(ix)      the difficulties experienced by American Exploration in raising significant funds for corporate development;

(x)       holders of AEC Common Stock will be able to participate in the properties held by Mainland which may offer shorter-term cash flow given their stage of development and existing reserve reports;

(xi)       post-Merger Mainland's asset base increases, which may have a positive effect on the ability to secure financing in the future and / or graduate to a more senior stock exchange.

Sincerely,

WORKING CAPITAL CORPORATION

ANNEX C

Sections 92A.300 and following of Chapter 92A of the Nevada Revised Statutes governing Dissent Rights

Rights of Dissenting Owners

NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

(Added to NRS by 1995, 2086)

NRS 92A.305 "Beneficial stockholder" defined. "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

(Added to NRS by 1995, 2087)

NRS 92A.310 "Corporate action" defined. "Corporate action" means the action of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.315 "Dissenter" defined. "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

(Added to NRS by 1995, 2087; A 1999, 1631)

NRS 92A.320 "Fair value" defined. "Fair value," with respect to a dissenter's shares, means the value of the shares determined:

1. Immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

2. Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

3. Without discounting for lack of marketability or minority status.

(Added to NRS by 1995, 2087; A 2009, 1720)

NRS 92A.325 "Stockholder" defined. "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.330 "Stockholder of record" defined. "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.335 "Subject corporation" defined. "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

(Added to NRS by 1995, 2087)

NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the rate of interest most recently established pursuant to NRS 99.040.

(Added to NRS by 1995, 2087; A 2009, 1721)

NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

(Added to NRS by 1995, 2088)

NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

(Added to NRS by 1995, 2088)

NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

          1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before the member's resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

          2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

(Added to NRS by 1995, 2088)

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

          1. Except as otherwise provided in NRS 92A.370 and 92A.390, any stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder's shares in the event of any of the following corporate actions:

           (a) Consummation of a plan of merger to which the domestic corporation is a constituent entity:

           (1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger; or

           (2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

           (b) Consummation of a plan of conversion to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be converted.

           (c) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be acquired, if the stockholder's shares are to be acquired in the plan of exchange.

           (d) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

           (e) Accordance of full voting rights to control shares, as defined in NRS 78.3784, only to the extent provided for pursuant to NRS 78.3793.

           (f) Any corporate action not described in this subsection that will result in the stockholder receiving money or scrip instead of fractional shares except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207.

          2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to the stockholder or the domestic corporation.

          3. From and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised the right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his or her shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented.

(Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189; 2005, 2204; 2007, 2438; 2009, 1721)

NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

          1. There is no right of dissent with respect to a plan of merger, conversion or exchange in favor of stockholders of any class or series which is:

           (a) A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, 15 U.S.C. Section 77r(b)(1)(A) or (B), as amended;

           (b) Traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation's subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares; or

           (c) Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and which may be redeemed at the option of the holder at net asset value, unless the articles of incorporation of the corporation issuing the class or series provide otherwise.

          2. The applicability of subsection 1 must be determined as of:

           (a) The record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the corporate action requiring dissenter's rights; or

           (b) The day before the effective date of such corporate action if there is no meeting of stockholders.

          3. Subsection 1 is not applicable and dissenter's rights are available pursuant to NRS 92A.380 for the holders of any class or series of shares who are required by the terms of the corporate action requiring dissenter's rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective.

          4. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

          5. There is no right of dissent for any holders of stock of the parent domestic corporation if the plan of merger does not require action of the stockholders of the parent domestic corporation under NRS 92A.180.

(Added to NRS by 1995, 2088; A 2009, 1722)

NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

          1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his or her name only if the stockholder of record dissents with respect to all shares of the class or series beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf the stockholder of record asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and his or her other shares were registered in the names of different stockholders.

          2. A beneficial stockholder may assert dissenter's rights as to shares held on his or her behalf only if the beneficial stockholder:

           (a) Submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

           (b) Does so with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote.

(Added to NRS by 1995, 2089; A 2009, 1723)

NRS 92A.410 Notification of stockholders regarding right of dissent.

          1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are, are not or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive. If the domestic corporation concludes that dissenter's rights are or may be available, a copy of NRS 92A.300 to 92A.500, inclusive, must accompany the meeting notice sent to those record stockholders entitled to exercise dissenter's rights.

          2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

(Added to NRS by 1995, 2089; A 1997, 730; 2009, 1723)

NRS 92A.420 Prerequisites to demand for payment for shares.

          1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights with respect to any class or series of shares:

           (a) Must deliver to the subject corporation, before the vote is taken, written notice of the stockholder's intent to demand payment for his or her shares if the proposed action is effectuated; and

           (b) Must not vote, or cause or permit to be voted, any of his or her shares of such class or series in favor of the proposed action.

          2. If a proposed corporate action creating dissenters' rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenters' rights with respect to any class or series of shares must not consent to or approve the proposed corporate action with respect to such class or series.

          3. A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his or her shares under this chapter.

(Added to NRS by 1995, 2089; A 1999, 1631; 2005, 2204; 2009, 1723)

NRS 92A.430 Dissenter's notice: Delivery to stockholders entitled to assert rights; contents.

          1. The subject corporation shall deliver a written dissenter's notice to all stockholders entitled to assert dissenters' rights.

          2. The dissenter's notice must be sent no later than 10 days after the effective date of the corporate action specified in NRS 92A.380, and must:

           (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

           (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

           (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not the person acquired beneficial ownership of the shares before that date;

           (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the subject corporation by such specified date; and

           (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

(Added to NRS by 1995, 2089; A 2005, 2205; 2009, 1724)

NRS 92A.440 Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process.

          1. A stockholder who receives a dissenter's notice pursuant to NRS 92A.430 and who wishes to exercise dissenter's rights must:

           (a) Demand payment;

           (b) Certify whether the stockholder or the beneficial owner on whose behalf he or she is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

           (c) Deposit the stockholder's certificates, if any, in accordance with the terms of the notice.

          2. If a stockholder fails to make the certification required by paragraph (b) of subsection 1, the subject corporation may elect to treat the stockholder's shares as after-acquired shares under NRS 92A.470.

          3. Once a stockholder deposits that stockholder's certificates or, in the case of uncertified shares makes demand for payment, that stockholder loses all rights as a stockholder, unless the stockholder withdraws pursuant to subsection 4.

          4. A stockholder who has complied with subsection 1 may nevertheless decline to exercise dissenter's rights and withdraw from the appraisal process by so notifying the subject corporation in writing by the date set forth in the dissenter's notice pursuant to NRS 92A.430. A stockholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the subject corporation's written consent.

          5. The stockholder who does not demand payment or deposit his or her certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his or her shares under this chapter.

(Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189; 2009, 1724)

NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

(Added to NRS by 1995, 2090; A 2009, 1725)

NRS 92A.460 Payment for shares: General requirements.

          1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay in cash to each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of the dissenter's shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

           (a) Of the county where the subject corporation's principal office is located;

           (b) If the subject corporation's principal office is not located in this State, in the county in which the corporation's registered office is located; or

           (c) At the election of any dissenter residing or having its principal or registered office in this State, of the county where the dissenter resides or has its principal or registered office.

The court shall dispose of the complaint promptly.

          2. The payment must be accompanied by:

           (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;

           (b) A statement of the subject corporation's estimate of the fair value of the shares; and

           (c) A statement of the dissenter's rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the corporation's obligations under this chapter.

(Added to NRS by 1995, 2090; A 2007, 2704; 2009, 1725)

NRS 92A.470 Withholding payment for shares acquired on or after date of dissenter's notice: General requirements.

          1. A subject corporation may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenter's notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed action.

          2. To the extent the subject corporation elects to withhold payment, within 30 days after receipt of a demand for payment, the subject corporation shall notify the dissenters described in subsection 1:

           (a) Of the information required by paragraph (a) of subsection 2 of NRS 92A.460;

           (b) Of the subject corporation's estimate of fair value pursuant to paragraph (b) of subsection 2 of NRS 92A.460;

           (c) That they may accept the subject corporation's estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under NRS 92A.480;

           (d) That those stockholders who wish to accept such an offer must so notify the subject corporation of their acceptance of the offer within 30 days after receipt of such offer; and

           (e) That those stockholders who do not satisfy the requirements for demanding appraisal under NRS 92A.480 shall be deemed to have accepted the subject corporation's offer.

          3. Within 10 days after receiving the stockholder's acceptance pursuant to subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder who agreed to accept the subject corporation's offer in full satisfaction of the stockholder's demand.

          4. Within 40 days after sending the notice described in subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder described in paragraph (e) of subsection 2.

(Added to NRS by 1995, 2091; A 2009, 1725)

NRS 92A.480 Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate.

          1. A dissenter paid pursuant to NRS 92A.460 who is dissatisfied with the amount of the payment may notify the subject corporation in writing of the dissenter's own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of such estimate, less any payment pursuant to NRS 92A.460. A dissenter offered payment pursuant to NRS 92A.470 who is dissatisfied with the offer may reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his or her shares and interest due.

          2. A dissenter waives the right to demand payment pursuant to this section unless the dissenter notifies the subject corporation of his or her demand to be paid the dissenter's stated estimate of fair value plus interest under subsection 1 in writing within 30 days after receiving the subject corporation's payment or offer of payment under NRS 92A.460 or 92A.470 and is entitled only to the payment made or offered.

(Added to NRS by 1995, 2091; A 2009, 1726)

NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

          1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded by each dissenter pursuant to NRS 92A.480 plus interest.

          2. A subject corporation shall commence the proceeding in the district court of the county where its principal office is located in this State. If the principal office of the subject corporation is not located in the State, it shall commence the proceeding in the county where the principal office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located. If the principal office of the subject corporation and the domestic corporation merged with or whose shares were acquired is not located in this State, the subject corporation shall commence the proceeding in the district court in the county in which the corporation's registered office is located.

          3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

          4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

          5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

           (a) For the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the subject corporation; or

           (b) For the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

(Added to NRS by 1995, 2091; A 2007, 2705; 2009, 1727)

NRS 92A.500 Assessment of costs and fees in certain legal proceedings.

          1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

          2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

           (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

           (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

          3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

          4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

          5. To the extent the subject corporation fails to make a required payment pursuant to NRS 92A.460, 92A.470 or 92A.480, the dissenter may bring a cause of action directly for the amount owed and, to the extent the dissenter prevails, is entitled to recover all expenses of the suit.

          6. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

(Added to NRS by 1995, 2092; A 2009, 1727)

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.            Indemnification of Directors and Officers

Mainland's officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS"), its articles of incorporation and its bylaws.

Nevada Revised Statutes

Section 78.7502 of the NRS provides as follows:

1.        A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.        A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

3.         To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the NRS provides as follows:

1.        Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)        By the stockholders;

(b)        By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)        If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d)        If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2.        The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

3.        The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a)        Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b)        Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Mainland's Articles of Incorporation

Mainland's articles of incorporation do not limit the automatic director immunity from liability under the NRS.

Mainland's Bylaws

Article VII of our bylaws provide the following indemnification provisions:

Section 1. Indemnification of Officers and Directors, Employees and Other Persons. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a Director or Officer of the Corporation or is or was serving at the request of the Corporation or for its benefit as a Director or Officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent permissible under the general corporation law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right to indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law or otherwise, as well as their rights under this Article.

Section 2. Insurance. The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

Section 3. Further Bylaws. The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

Item 21.            Exhibits and Financial Statement Schedules
Exhibit No.	Document
2.1	Merger Agreement and Plan of Merger between Mainland Resources, Inc. and American Exploration Corporation dated March 22, 2010 (1)
2.2	Letter Agreement between Mainland Resources, Inc. and American Exploration Corp., dated July 28, 2010, amending the Merger Agreement (15)
2.3	Amending Agreement between Mainland Resources, Inc. and American Exploration Corp., dated September 7, 2010, amending the Merger Agreement (15)
2.4	Amending Agreement between Mainland Resources, Inc. and American Exploration Corp., dated December 23, 2010, amending the Merger Agreement (16)
2.5	Amending Agreement between Mainland Resources, Inc. and American Exploration Corp., dated March 14, 2011, amending the Merger Agreement (18)
2.6	Amending Agreement between Mainland Resources, Inc. and American Exploration Corp., dated May 17, 2011, amending the Merger Agreement (19)
3.1	Articles of Incorporation (2)
3.2	Certificate of Amendment, filed with Nevada Secretary of State March 11, 2008 (13)
3.3	Certificate of Amendment, filed with Nevada Secretary of State July 7, 2009 (3)
3.4	Certificate of Change filed with Nevada Secretary of State May 26, 2010 (4)
3.4	Bylaws (2)
5.1	Opinion of McMillan LLP*
8.1	Opinion of McMillan LLP regarding Canadian tax matters *
8.2	Opinion of Prejean Company regarding U.S. tax matters *

Exhibit No.	Document
10.1	Property Agreement between Mainland Resources Inc. and Vijesh Harakh dated July 1, 2006 (2)
10.2	Trust Agreement between Mainland Resources Inc. and Vijesh Harakh dated July 1, 2006 (2)
10.3	Option Agreement between Kingsley Resources Inc. And Mainland Resources Inc. dated February 27, 2008 (5)
10.4	Letter Agreement dated July 14, 2008 between Mainland Resources Inc. and Petrohawk Energy Corporation (6)
10.5	Assignment, Conveyance and Bill of Sale between Mainland Resources Inc. and Petrohawk Energy Corporation dated August 4, 2008 (7)
10.6	Agreement dated August 4, 2008 between Mainland Resources Inc. and Petrohawk Energy Corporation (3)
10.7	Option Agreement between Mainland Resources Inc. and Westrock Land Corp. dated September 4, 2008 (3)
10.8	Agreement between Mainland Resources Inc. and VCS Group Inc. dated February 11, 2009(3)
10.9	Senior Secured Bridge Loan by and among Mainland Resources Inc., Guggenheim Corporate Funding LLC, and the Lenders Signatory thereto, dated August 10, 2009 (8)
10.10	Executive Services Agreement between Mainland Resource, Inc. and Michael J. Newport, dated September 22, 2009 (9)
10.11	Executive Services Agreement between Mainland Resource, Inc. and Mark N. Witt, dated September 22, 2009 (10)
10.12

Senior Secured Advancing Line of Credit Agreement dated October 16, 2009 by and among Mainland Resources Inc., Guggenheim Corporate Funding LLC, and the financial institutions from time to time party thereto (11)

10.13	Promissory Note dated October 16, 2009 between Mainland Resources Inc. and Guggenheim Corporate Funding LLC (11)
10.14	Deed of Trust, Security Agreement, Financing Statement and Assignment of Production between Mainland Resources Inc. and Guggenheim Corporate Funding LLC dated October 13, 2009 (11)
10.15	Purchase Agreement by and between Mainland Resources, Inc. and EXCO Operating Company, LP, dated March 12, 2010 (12)
10.16	Option Agreement between Mainland Resources, Inc. and Westrock Land Corp., dated June 22, 2009, as amended September 28, 2009 (13)
10.17	Letter Agreement between Mainland Resources, Inc. and American Exploration Corp., dated October 1, 2009 (13)
10.18	Operating Agreement between Mainland Resources, Inc. and American Exploration Corp., dated October 1, 2009 (13)
10.19	Executive Services Agreement with Nicholas Atencio dated August 23, 2010 (17)
10.20	Promissory Note between Mainland Resources, Inc. (as Lender) and American Exploration Corporation (as Borrower), dated September 27, 2010 (15)

Exhibit No.	Document
10.21	Amendment No. 1 to Promissory Note (16)
10.22	Amendment No. 2 to Promissory Note (21)
10.23	Amendment No. 3 to Promissory Note (21)
14.1	Code of Conduct.(13)
23.1	Consent of Ryder Scott Company, L.P., independent petroleum consultants.*
23.2	Consent of Evans & Evans, Inc.*
23.3	Consent of Working Capital Corporation*
23.4	Consent of De Joya Griffith & Company, LLC*
23.5	Consent of GBH CPAs, PC*
23.6	Consent of McMillan LLP (included in Exhibit 5.1 and Exhibit 8.1)*
23.7	Consent of Prejean Company*
99.1	Report from Ryder Scott Company, L.P. , dated May 11, 2010 (reissued September 7, 2010) (20)
99.2	Fairness Opinion of Evans & Evans, Inc.(14)
99.3	Fairness Opinion of Working Capital Corporation (14)
99.4	Report from Ryder Scott Company, L.P. , dated December 29, 2010 (21)

Notes:

* Filed herewith

1. Incorporated by reference from Form 8-K filed with the SEC on March 23, 2010.

2. Incorporated by reference from Form SB-2 filed with the SEC on April 11, 2007.

3. Incorporated by reference from Form 10-K/A filed with the SEC on March 16, 2010.

4. Incorporated by reference from Form 8-K filed with the SEC on May 26, 2010.

5. Incorporated by reference from Form 8-K filed with the SEC on March 4, 2008.

6. Incorporated by reference from Form 8-K filed with the SEC on July 18, 2008.

7. Incorporated by reference from Form 8-K filed with the SEC on August 8, 2008.

8. Incorporated by reference from Form 8-K filed with the SEC on August 12, 2009.

9. Incorporated by reference from Form 8-K filed with the SEC on October 2, 2009.

10. Incorporated by reference from Form 8-K filed with the SEC on October 5, 2009.

11. Incorporated by reference from Form 8-K filed with the SEC on October 23, 2009.

12. Incorporated by reference from Form 8-K filed with the SEC on March 19, 2010.

13. Incorporated by reference from Form 10-K filed with the SEC on June 1, 2010.

14. Incorporated by reference from Form S-4 filed with the SEC on December 1, 2010.

15. Incorporated by reference from Form 10-Q filed with the SEC on October 12, 2010.

16. Incorporated by reference from Form 10-Q filed with the SEC on January 10, 2011.

17. Incorporated by reference from Form 8-K filed with the SEC on August 26, 2010.

18. Incorporated by reference from Form S-4/A filed with the SEC on March 18, 2011.

19. Incorporated by reference from Form 8-K filed with the SEC on May 20, 2011.

20. Incorporated by reference from Form 10-K/A filed with the SEC on November 10, 2010.

21. Incorporated by reference from Form 10-K filed with the SEC on June 1, 2011.

Item 22.            Undertakings

(A)        The undersigned registrant hereby undertakes as follows:

(1)        to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)       to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)      to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)        that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)        to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4)        to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed or throughout a continuous offering.

(B)       That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (Section 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(C)       That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

(ii)      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(D)

(1)        The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the undersigned registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2)        The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Exchange Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(E)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, Texas, on July 26, 2011.

(Registrant)        Mainland Resources, Inc.

By (Signature): /s/ Michael J. Newport
(Name and Title) Michael J. Newport, President, Chief Executive Officer and a director

By (Signature): /s/ William Thomas
(Name and Title) William Thomas, Treasurer, Chief Financial Officer and a director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature)        /s/ Michael J. Newport
(Title)               Michael J. Newport, President, Chief Executive Officer and a director
(Date)               July 26, 2011

(Signature)        /s/ William Thomas
(Title)               William Thomas, Treasurer, Chief Financial Officer and a director
(Date)               July 26, 2011

(Signature)        /s/ Peter Wilson
(Title)               Peter Wilson, VP Corporate Development and a director
(Date)               July 26, 2011

(Signature)        /s/ Gerry Jardine
(Title)               Gerry Jardine, a director
(Date)               July 26, 2011

__________